UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GULF ISLAND FABRICATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☐	No fee required
☒	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GULF ISLAND FABRICATION, INC.
2170 BUCKTHORNE PLACE, SUITE 420
THE WOODLANDS, TEXAS 77380

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
December 3, 2025
To the shareholders of Gulf Island Fabrication, Inc.:
We cordially invite you to attend a special meeting of the shareholders (the “Special Meeting”) of Gulf Island Fabrication, Inc. (the “Company,” “we” or “our”) to be held at 9:00 a.m., Central Time, on Tuesday, January 13, 2026, conducted exclusively via live webcast by logging into www.virtualshareholdermeeting.com/GIFI2026SM. To attend the Special Meeting via live webcast, you must have your 16-digit control number that is shown on the proxy card accompanying the enclosed proxy statement or found on your voting instructions form(s). You will not be able to attend the Special Meeting in person. Formal notice of the Special Meeting, a proxy statement and a proxy card accompany this letter.
On November 7, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IES Holdings, Inc. (“IES”), a Delaware corporation, and IES Merger Sub, LLC, a Louisiana limited liability company and indirect wholly owned subsidiary of IES (“Merger Sub”), providing, on the terms and subject to the conditions of the Merger Agreement, for the merger of Merger Sub with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of IES (the “Merger”). If the Merger is completed, each share of the Company’s common stock, no par value per share (“GIFI Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than certain excluded shares, will be converted into the right to receive $12.00 in cash, without interest, and subject to deduction for any required tax withholding (the “Merger Consideration”). Additionally, under the terms of the Merger Agreement, (a) each outstanding award of time-based restricted stock units (“RSUs”) granted under the Company’s equity incentive plans covering shares of GIFI Common Stock held by our directors, executive officers and employees (the “Company RSU Award(s)”) shall, at the effective time of the Merger (the “Effective Time”), be converted into a right to receive from the surviving corporation of the Merger a cash payment in an amount equal to the product of (i) the number of shares of GIFI Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) $12.00, the Merger Consideration (each, a “Substitute Award”), and (b) each outstanding performance-based Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable) as of the Effective Time shall be treated as if performance had been achieved at the target level (i.e., 100%), and shall be converted to a Substitute Award. Further, each Substitute Award shall remain subject to the original vesting terms and conditions as the underlying Company RSU Award, as such may be modified pursuant to the terms and conditions of the Merger Agreement and any employment agreement by and between the holder of a Substitute Award and the surviving corporation of the Merger.
The Company’s board of directors (the “Board”), after considering the factors more fully described in the enclosed proxy statement, has (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Merger Agreement, other transaction documents and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated by the Merger Agreement be submitted to the Company’s shareholders for consideration at a special meeting in accordance with the Merger Agreement, and (iv) resolved to recommend that the Company’s shareholders approve the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated thereby.

At the Special Meeting, you will be asked to consider and vote on the following matters:
1.	To approve the Merger Agreement and the transactions contemplated thereby (the “Merger Proposal”);
2.
To approve, on a non-binding advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger, including completion of the Merger (the “Merger Compensation Proposal”); and

3.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Board recommends that the Company’s shareholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
The proxy statement accompanying this letter provides detailed information about the Special Meeting, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and is incorporated herein by reference. The accompanying proxy statement also describes the actions taken and determinations made by the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read carefully the accompanying proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information about, among other things, the Merger and how it affects you as a shareholder.
Your vote is very important. We cannot complete the Merger unless the Merger Proposal is approved by a majority of the votes entitled to be cast on the Merger Proposal (i.e., a majority of the outstanding shares of GIFI Common Stock).
All of the Company’s shareholders of record and beneficial owners of GIFI Common Stock at the close of business on November 24, 2025, the record date for the Special Meeting, and persons with a valid proxy for the Special Meeting, are welcome to attend the Special Meeting via the live webcast by logging into www.virtualshareholdermeeting.com/GIFI2026SM. Whether or not you plan to attend the Special Meeting, we want to make sure your shares of GIFI Common Stock are represented at the Special Meeting. After reading the accompanying proxy statement and accompanying materials, please date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope or submit your proxy and voting instructions online at www.proxyvote.com or by telephone at +1 (800) 690-6903. Returning the enclosed proxy card or submitting your proxy and voting instructions online or by telephone will not prevent you from voting at the Special Meeting if you login to the meeting website as a shareholder should you wish to do so. If your shares are held in “street name” by your bank, broker, trustee or other nominee, please follow the instructions on the voting instruction form furnished by your bank, broker, trustee or other nominee. Your bank, broker, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you attend the Special Meeting and vote your shares of GIFI Common Stock at such time, your vote will revoke any proxy that you have previously submitted. You also can revoke your proxy before the Special Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 15 of the enclosed proxy statement.
Your failure to submit a signed proxy card, submit a proxy by the Internet or telephone or vote during the Special Meeting, or your submission of an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal. If you are a beneficial owner of shares held in street name, under applicable stock exchange rules, the bank, broker, trustee or other nominee that holds your shares cannot vote those shares without your instructions as all of the proposals to be voted on at the Special Meeting are considered non-routine proposals. We do not expect any broker non-votes at the Special Meeting. If you do not provide instructions to your broker on at least one proposal, your shares will not be voted and will not be counted as present for purposes of determining a quorum at the Special Meeting. Therefore, we urge you to give voting instructions to your bank, broker, trustee or other nominee or attend and vote at the Special Meeting.

If you have any questions or need help voting your shares of GIFI Common Stock, please contact Sodali & Co., our proxy solicitor for the Special Meeting:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: +1 (800) 662-5200
Banks, Brokers, Trustees or Other Nominees may call collect: +1 (203) 658-9400
Email: GIFI@investor.sodali.com
Thank you in advance for your cooperation and continued support of the Company.

Sincerely,

/s/ Richard W. Heo
Chief Executive Officer, President and Chairman of the Board of Directors

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED THEREBY, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT AND THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated December 3, 2025. The notice of meeting, the proxy statement and the form of proxy card are first being mailed to the Company’s shareholders on or about December 3, 2025.

GULF ISLAND FABRICATION, INC.
2170 BUCKTHORNE PLACE, SUITE 420
THE WOODLANDS, TEXAS 77380
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 13, 2026
TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:
A special meeting of the shareholders (the “Special Meeting”) of Gulf Island Fabrication, Inc. (the “Company,” “we” or “our”) will be held at 9:00 a.m., Central Time, on Tuesday, January 13, 2026, exclusively via live webcast by logging into www.virtualshareholdermeeting.com/GIFI2026SM, for the following purposes, as more fully described in the enclosed proxy statement:
1.
To approve the Agreement and Plan of Merger (the “Merger Agreement”) dated November 7, 2025 by and among IES Holdings, Inc. (“IES”), a Delaware corporation, IES Merger Sub, LLC, a Louisiana limited liability company and an indirect wholly owned subsidiary of IES (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of IES (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”);

2.
To approve, on a non-binding advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger, including completion of the Merger (the “Merger Compensation Proposal”); and

3.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Company’s board of directors (the “Board”) recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
The Board has fixed the close of business on November 24, 2025, as the record date (the “Record Date”) for the determination of the Company’s shareholders entitled to notice of the Special Meeting and all adjournments and postponements thereof. Only shareholders of record and beneficial owners as of the close of business on the Record Date, and persons with a valid proxy for the Special Meeting, are entitled to vote at the Special Meeting or vote at any adjournment or postponement thereof.
The Company’s shareholders are not entitled to appraisal rights with respect to the Merger or any of the transactions contemplated thereby under the Louisiana Business Corporation Act.
Your vote is very important. We cannot complete the Merger unless the Merger Proposal is approved by a majority of the votes entitled to be cast on the Merger Proposal (i.e., a majority of the outstanding shares of the Company’s common stock, no par value per share (“GIFI Common Stock”)). The approval of each of the Merger Compensation Proposal and Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast.
After reading the accompanying proxy statement and accompanying materials, please date and sign the enclosed proxy card and return it promptly in the enclosed stamp envelope or submit your proxy and voting instructions online at www.proxyvote.com or by telephone at +1 (800) 690-6903. Returning the enclosed proxy card or submitting your proxy and voting instructions online or by telephone will not prevent you from voting at the Special Meeting if you login to the Special Meeting website as a shareholder should you wish to do so. Your failure to submit a signed proxy card, submit a proxy by the Internet or telephone or vote during the Special Meeting, or your submission of an abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal.

If you are a beneficial owner of shares held in street name, under applicable stock exchange rules, the bank, broker, trustee or other nominee that holds your shares cannot vote those shares without your instruction as all of the proposals to be voted on at the Special Meeting are considered non-routine proposals. We do not expect any broker non-votes at the Special Meeting. If you do not provide instructions to your broker on at least one proposal, your shares will not be voted and will not be counted as present for purposes of determining a quorum at the Special Meeting. Therefore, we urge you to give voting instructions to your bank, broker, trustee or other nominee or attend and vote at the Special Meeting.
You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the enclosed proxy statement. If you wish to attend the Special Meeting and vote at the Special Meeting, you may revoke your proxy and vote at the Special Meeting. If your shares are held in “street name” by your bank, broker, trustee or other nominee, please follow the instructions on the voting instruction form furnished by your bank, broker, trustee or other nominee. Your bank, broker, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
Even if you plan to attend the Special Meeting, the Company requests that you sign, date and return the enclosed proxy and thus ensure that your shares of GIFI Common Stock will be represented at the Special Meeting if you are unable to attend. You also may submit your proxy and voting instructions by using a toll-free telephone number or the Internet. We have provided instructions in the enclosed proxy statement and on the proxy card for these voting methods.
We will be hosting the Special Meeting via live webcast on the Internet at www.virtualshareholdermeeting.com/GIFI2026SM. The company’s shareholders and beneficial owners, and persons with a valid proxy for the Special Meeting, may attend, vote and submit questions at the Special Meeting via live webcast on the Internet. You will need the 16-digit control number included on your proxy card to join the Special Meeting. If you are a beneficial owner of GIFI Common Stock and your shares are held in “street name,” your 16-digit control number(s) can be found on your voting instructions form(s). Beneficial owners who cannot locate their 16-digit control number(s) should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf to obtain their 16-digit control number(s) (preferably at least five days before the Special Meeting) in order to be able to vote at the Special Meeting.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, the Merger and the transactions contemplated thereby. A copy of the Merger Agreement is attached as Annex A to the enclosed proxy statement. The enclosed proxy statement also describes the actions taken and determinations made by the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the enclosed proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety.
If you have any questions or need help voting your shares of GIFI Common Stock, please contact Sodali & Co., our proxy solicitor for the Special Meeting:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: +1 (800) 662-5200
Banks, Brokers, Trustees or Other Nominees may call collect: +1 (203) 658-9400
Email: GIFI@investor.sodali.com
The accompanying proxy statement is dated December 3, 2025. The notice of meeting, the proxy statement and the form of proxy card are first being mailed to the Company’s shareholders on or about December 3, 2025.

By Order of the Board of Directors,

/s/ Richard W. Heo
Chief Executive Officer, President and Chairman of the Board of Directors

The Woodlands, Texas
December 3, 2025

i

ii

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by the Company’s board of directors for use at the Special Meeting described herein. This proxy statement and the enclosed proxy card are first being mailed on or about December 3, 2025 to our shareholders who owned shares of GIFI Common Stock as of the close of business on November 24, 2025, the record date for the Special Meeting.
SUMMARY
This summary, together with the section entitled “Questions and Answers About the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that may be important to you. You should read the entire proxy statement and the additional documents referred to in this proxy statement carefully for a more complete understanding of the matters being considered at the Special Meeting. This summary includes references to other parts of this proxy statement to direct you to a more complete description of the topics presented in this summary.
In this proxy statement, all references to “Gulf Island,” the “Company,” “we,” “us,” or “our” refer to Gulf Island Fabrication, Inc. and, where appropriate, its subsidiaries. We refer to IES Holdings, Inc. as “IES” and IES Merger Sub, LLC as “Merger Sub.” The shares of Gulf Island’s common stock, no par value per share, are referred to as “GIFI Common Stock.” All references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 7, 2025, by and among Gulf Island, IES and Merger Sub, which is attached as Annex A to this proxy statement. All references to the “Merger” refer to the merger of Merger Sub with and into Gulf Island pursuant to the Merger Agreement, with Gulf Island continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of IES. Gulf Island, following the completion of the Merger, is sometimes referred to as the “Surviving Corporation.” All references to the “Special Meeting” refer to the special meeting of the shareholders of Gulf Island to be held virtually via the Internet on January 13, 2026 beginning at 9:00 a.m., Central Time, including any adjournment or postponement thereof.
Parties Involved in the Merger (Page 27)
The parties to the Merger Agreement and the Merger are the following:
•
Gulf Island Fabrication, Inc., a Louisiana corporation headquartered in The Woodlands, Texas. Gulf Island is a leading fabricator of complex steel structures, modules and automation systems, and a provider of specialty services, including engineering, project management, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, cleaning and environmental, and technical field services to the industrial, energy and government sectors. GIFI Common Stock is publicly traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “GIFI.” The Company’s principal executive offices are located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, and its telephone number is +1 (713) 714-6100.

•
IES Holdings, Inc., a Delaware corporation headquartered in Sugar Land, Texas. IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing and commercial and industrial facilities. IES’s common stock is publicly traded on Nasdaq under the symbol “IESC.” IES’s principal executive offices are located at 13131 Dairy Ashford Rd., Suite 500 Sugar Land, Texas 77478 and its telephone number is +1 (713) 860-1500.

•
IES Merger Sub, LLC, a Louisiana limited liability company that was formed solely for the purpose of entering into the Merger Agreement and related agreements and completing the Merger and the other transactions contemplated thereby. Merger Sub is an indirect wholly owned subsidiary of IES and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will cease to exist and the Company will continue as the Surviving Corporation of the Merger. Merger Sub’s principal executive offices are located at 13131 Dairy Ashford Rd., Suite 500 Sugar Land, Texas 77478 and its telephone number is +1 (713) 860-1500.

The Merger and Merger Consideration (Page 46)
At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement. Pursuant to the Merger Agreement, upon completion of the Merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation and become an indirect wholly owned subsidiary of IES.

If the Merger is completed, each share of GIFI Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain shares as described below) will be canceled and converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”), less applicable withholding taxes. The following shares of GIFI Common Stock will be cancelled at the Effective Time and will not be converted into the right to receive the Merger Consideration in connection with the Merger:
•	shares owned by the Company (including as treasury stock) or any subsidiary of the Company, and
•
shares owned by IES or Merger Sub, held by any affiliate of IES or Merger Sub, or held by any direct or indirect wholly owned subsidiary of IES or Merger Sub, in each case except for any such shares held on behalf of third parties who are not controlled affiliates of the foregoing.

We refer to the shares described in the foregoing sentence, collectively, as the “Company Excluded Stock.”
Additionally, for a summary of the treatment of the Company’s outstanding equity-based awards, see “Summary—Treatment of GIFI Equity Awards” and “The Merger Agreement—Treatment of GIFI Equity Awards.”
If the Merger Agreement is not approved by the Company’s shareholders, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of GIFI Common Stock in connection with the Merger. Except in certain circumstances where the Company enters into an alternative transaction to the Merger, the Company will remain a public company, and shares of GIFI Common Stock will continue to be registered under the Securities Exchange Act of 1934 (as amended, “Exchange Act”), as well as listed and publicly traded on Nasdaq. If the Merger Agreement is terminated, in certain specified circumstances, a termination fee of approximately $7.6 million will be due and payable by the Company to IES. See the sections of this proxy statement entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Effect of Termination.”
The Special Meeting (Page 21)
The Special Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/GIFI2026SM on January 13, 2026 beginning at 9:00 a.m., Central Time, or at any adjournment or postponement thereof.
Record Date and Quorum (Page 21)
Only the Company’s shareholders of record and beneficial owners as of the close of business on November 24, 2025 (the “Record Date”), and persons with a valid proxy for the Special Meeting, are entitled to vote at the Special Meeting or at any adjournment or postponement thereof.
The presence in person (including by means of remote communication such as virtually) or by proxy of a majority of outstanding shares of GIFI Common Stock entitled to vote at the meeting is necessary to constitute a quorum at the Special Meeting. As of the Record Date, 7,999,306 shares constitute a majority of the outstanding shares of GIFI Common Stock entitled to vote at the Special Meeting.
Abstentions will be counted as present for the purpose of determining whether a quorum is present at the Special Meeting. If you are a beneficial owner of shares held in street name, under applicable stock exchange rules, the bank, broker, trustee or other nominee that holds your shares cannot vote those shares without your instruction as all of the proposals to be voted on at the Special Meeting are considered non-routine proposals. We do not expect any broker non-votes at the Special Meeting. If you do not provide instructions to your broker on at least one proposal, your shares will not be voted and will not be counted as present for purposes of determining a quorum at the Special Meeting. Therefore, we urge you to give voting instructions to your bank, broker, trustee or other nominee or attend and vote at the Special Meeting.
Required Vote (Page 21)
Holders of GIFI Common Stock are entitled to one vote for each share of GIFI Common Stock they owned at the close of business on the Record Date on each proposal submitted to a vote at the Special Meeting.
For the Company to complete the Merger, the Merger Agreement and the transactions contemplated thereby (the “Merger Proposal”) must be approved by a majority of the votes entitled to be cast on the Merger Proposal

(i.e., a majority of the outstanding shares of GIFI Common Stock). A failure to vote your shares of GIFI Common Stock or an abstention from voting for the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
The affirmative vote of the holders of a majority of the votes cast is required to approve, on a non-binding advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers in connection with the Merger, including completion of the Merger (the “Merger Compensation Proposal”) and to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). Abstentions will have no effect on the Merger Compensation Proposal or the Adjournment Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
How to Vote Your Shares (Page 13)
If you are a shareholder of record, you may submit your proxy and voting instructions by using any of the methods below:
•	via the Internet at www.proxyvote.com;
•	by mail by completing, signing and dating the proxy card and returning it before the Special Meeting in the enclosed pre-paid envelope provided;
•	by telephone at +1 (800) 690-6903, using the instructions found on the proxy card; or
•
by virtually attending and participating in the Special Meeting online via the Special Meeting website at www.virtualshareholdermeeting.com/GIFI2026SM. You will need the 16-digit control number included on your proxy card.

Submitting your proxy, whether through the Internet, by telephone or by mail, will not affect your right to vote should you decide to attend and participate in the Special Meeting virtually.
If you are a beneficial owner of shares of GIFI Common Stock (i.e., your shares are held in “street name”), you will receive instructions from your bank, broker, trustee or other nominee as to how to vote your shares. You must follow the instructions of your bank, broker, trustee or other nominee in order for your shares to be voted. If you hold your shares through a bank, broker, trustee or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. If you are a beneficial owner of GIFI Common Stock, you are also entitled to vote at the Special Meeting by logging into www.virtualshareholdermeeting.com/GIFI2026SM with the 16-digit control number(s) found on your voting instructions form(s). Otherwise, beneficial owners who cannot locate their 16-digit control number(s) should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf to obtain their 16-digit control number(s) (preferably at least five days before the Special Meeting) in order to be able to vote at the Special Meeting.
Closing of the Merger (Page 28)
Unless the parties otherwise mutually agree, the closing of the Merger (the “Closing”) will occur on a date that is no later than the third business day after all the conditions to the closing of the Merger are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions); provided, however, that if such satisfaction or waiver of the conditions occurs within 10 calendar days prior to the end of a fiscal quarter, the date of closing shall occur on the first business day of the following fiscal quarter. Subject to the satisfaction or waiver of the conditions to the completion of the Merger described in the section entitled “—Conditions to the Closing of the Merger,” including the approval of the Merger Proposal by the Company’s shareholders at the Special Meeting (the “Company Shareholder Approval”), it is currently anticipated that the Merger will close in the first quarter of 2026. It is possible that factors outside the control of both companies could result in the Merger being completed at a different time, or not at all. The date on which the closing of the Merger actually occurs is referred to as the “Closing Date.”
The Merger will be effective at the Effective Time, which will be the time the Articles of Merger are filed with the Secretary of State of the State of Louisiana or such other, later date and time as is agreed between the parties and specified in the Articles of Merger. At the Effective Time, the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Time will be amended and restated to be in the form of Exhibits B and C to the Merger Agreement, respectively.

Conditions to the Closing of the Merger (Page 28)
The respective obligations of each party to effect the Merger will be subject to the fulfillment of the following conditions at or prior to the Effective Time:
•	receipt of Company Shareholder Approval;
•	the absence of injunctions or legal restraints that have the effect of preventing the completion of the Merger; and
•
the expiration or termination of all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) applicable to the transactions contemplated by the Merger Agreement.

Additional Conditions to the Obligations of the Company. Unless waived by the Company, the obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:
•
representations and warranties of IES and Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date, except where the failure of such representations to be so true and correct has not had or would not reasonably be expected to have, in the aggregate, a material adverse effect;

•	IES and Merger Sub’s performance or observance in all material respects with all of their respective covenants that are required to be performed or observed under the Merger Agreement; and
•
receipt by the Company of a certificate signed by the Chief Executive Officer or another senior officer of IES and Merger Sub, certifying to the effect that the conditions specified in the preceding two bullets have been satisfied.

Additional Conditions to the Obligations of IES and Merger Sub. Unless waived by IES, the obligations of IES and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:
•
representations and warranties of the Company contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date, except where the failure of such representations to be so true and correct would not, in the aggregate, reasonably be expected to have a material adverse effect;

•	the Company’s performance or observance in all material respects with all of its covenants required to be performed or observed under the Merger Agreement;
•	no material adverse effect on the Company shall have occurred from the date of the Merger Agreement through the Closing Date; and
•
receipt by IES of a certificate signed by the Chief Executive Officer or another senior officer of the Company, certifying to the effect that the conditions specified in the preceding three bullets have been satisfied.

No Financing Condition (Page 29)
The obligation of IES and Merger Sub to complete the Merger is not subject to the ability of IES to obtain financing. IES and Merger Sub have represented to the Company that IES has and will have, as and when needed, including as of the Closing Date, access to sufficient, immediately available funds to pay the aggregate Merger Consideration payable in the Merger and to perform, and to cause Merger Sub to perform, its obligations with respect to the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions contemplated by the Merger Agreement.
Financing Cooperation. During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing Date, and subject to certain limited exceptions, the Company has agreed to use commercially reasonable efforts to cooperate (and to cause its subsidiaries and its and their respective representatives to use their respective commercially reasonable efforts to cooperate) with IES (as reasonably requested by IES in writing) in connection with any financing arrangement by IES (or any direct or indirect affiliate thereof) in connection with the transactions contemplated by the Merger Agreement upon the terms and subject to conditions acceptable to IES in its sole discretion.

IES expects to finance the transaction with cash on hand and funds from its revolving credit facility under its Fourth Amended and Restated Credit Agreement, by and among IES and each of the other borrowers and guarantors named therein with Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, Wells Fargo Securities LLC and Fifth Third Bank, National Association as joint lead arrangers and joint bookrunners and BOKF, d/b/a Bank of Texas, as a lender, Zions Bancorporation, d/b/a Amegy Bank, as a lender, Comerica Bank, as a lender, and Texas Capital Bank, as a lender (the “IES Credit Facility”).
Voting Agreement (Page 42)
As described in the section entitled “The Merger Agreement—Voting Agreement,” concurrently with the execution and delivery of the Merger Agreement and as an inducement to IES’s willingness to enter into the Merger Agreement, certain of the Company’s directors and its executive officers and Piton Capital Partners, LLC, an affiliate of Robert M. Averick, the Lead Independent Director of the Company’s board of directors (the “Board”) (and for whom Mr. Averick serves as a portfolio manager, which is a role held through his employment with Kokino LLC) (“Piton”) (collectively, the “Supporting Shareholders”), entered into a voting agreement (the “Voting Agreement”), pursuant to which, and subject to the terms and limitations thereof, among other things, the Supporting Shareholders agreed to vote the shares of GIFI Common Stock beneficially owned by each of them in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting. The shares held by the Supporting Shareholders that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 19.9% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date. The Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.
IES Ownership of GIFI Common Stock and Voting (Page 43)
Based on information provided by IES, as of the date of this proxy statement, IES owned 565,886 shares of GIFI Common Stock (or 3.5% of the total number of outstanding shares of GIFI Common Stock as of the Record Date). Pursuant to the Merger Agreement, IES has agreed to, and will cause its affiliates to, at the Special Meeting, and at every adjournment or postponement of the shareholder meeting (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and in any action by written consent of shareholders of the Company (i) appear (in person or by proxy) at each such meeting or otherwise cause all of the shares of GIFI Common Stock that IES and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (ii) cause all of the shares of GIFI Common Stock with respect to which IES and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of shareholders of the Company with respect to such GIFI Common Stock, “FOR” (A) the Merger Proposal; (B) the Adjournment Proposal; and (C) each of the other actions contemplated by the Merger Agreement.
As of the close of business on the Record Date, the shares held by the Supporting Shareholders and IES, represented approximately 23.4% of the outstanding shares of GIFI Common Stock, all of which have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby.
Interests of GIFI Directors and Executive Officers in the Merger (Page 52)
The directors and executive officers of the Company have interests in the Merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. Additionally, voting and dispositive power with respect to the shares of GIFI Common Stock held by Piton is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of GIFI Common Stock held by Piton are directed by Robert M. Averick, the Board’s Lead Independent Director, who is an employee of Kokino, LLC and the portfolio manager of Piton’s investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported in this proxy statement.
These interests are described in more detail in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger” and include, among other matters, the treatment of the outstanding equity-based awards held by the Company’s directors and executive officers and arrangements related to the post-closing employment of certain executive officers of the Company. The equity-based awards held by the Company’s directors and executive officers immediately prior to the Effective Time consist of both time-based and performance-based restricted stock units (“RSUs”) that represent the right to receive an equivalent number of shares of GIFI Common Stock (which are also referred to as “Company RSU Award(s)” in this proxy statement).

Under the terms of the Merger Agreement, each outstanding award of time-based restricted stock units granted under the Company’s equity incentive plans shall, at the Effective Time, be converted into the right to receive upon vesting a cash payment in an amount equal to the product of (i) the number of shares of Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) $12.00, the Merger Consideration (the “Substitute Award(s)”). Additionally, under the terms of the Merger Agreement, each outstanding performance-based Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable) as of the Effective Time shall be treated as if performance had been achieved at the target level (i.e., 100%), and shall be converted to a Substitute Award. As of the Effective Time, all Company RSU Awards shall no longer be outstanding and shall automatically cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to the applicable Substitute Award. Further, each Substitute Award shall remain subject to the original vesting terms and conditions as the underlying Company RSU Award, except as otherwise provided under the terms and conditions of the Merger Agreement or any employment agreement by and between the holder of a Substitute Award and the Surviving Corporation, and will pay out as follows:
•
Non-Employee Directors’ Substitute Awards. The Company RSU Awards held by non-employee directors provide for the automatic acceleration of vesting upon a change of control if the director ceases to serve as a member of the Board as a result of the change of control. As such, the Substitute Awards held by non-employee directors will vest upon the Effective Time of the Merger and will be settled in accordance with the terms of the Merger Agreement; and

•
Executive Officers’ and Other Employees’ Substitute Awards. The Company RSU Awards held by the Company’s executive officers and employees provide for acceleration of vesting in connection with certain terminations of employment following a change of control. Specifically, following the Effective Time, the Substitute Awards held by the Company’s executive officers (except for Richard W. Heo, the Company’s Chief Executive Officer, and Westley S. Stockton, the Company’s Chief Financial Officer) and other employees will continue to vest according to the original vesting schedule under the underlying Company RSU Award, except that RSUs will fully vest if the recipient’s employment is terminated (i) by the Surviving Corporation without cause prior to the vesting date, or (ii) by such recipient with good reason within one year following the Merger. The treatment of the Company RSU Awards held by Messrs. Heo and Stockton immediately prior to the Effective Time will be governed by the terms of the employment agreement that each has entered into with the Company (as described in more detail below under “Compensation and Benefits-Related Arrangements with the Surviving Corporation”), which agreements provide that the Substitute Awards will continue to vest according to the original vesting schedule under the underlying Company RSU Award and any unvested Substitute Awards will vest at the end of the term of such employment agreement or earlier if the executive dies or his employment is terminated by the Surviving Corporation.

As noted above, Messrs. Heo and Stockton have entered into employment agreements with the Company that will become effective upon the Effective Time of the Merger, which provide for the employment of Messrs. Heo and Stockton following the Closing Date. These arrangements are described in greater detail in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger—Compensation and Benefits-Related Arrangements with the Surviving Corporation.”
The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and in determining to recommend that the Company’s shareholders approve the Merger Agreement.
Recommendation of the GIFI Board of Directors and Reasons for Recommendation (Page 57)
The Board recommends that the Company’s shareholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal. For a description of the reasons considered by the Board in deciding to recommend the approval of the Merger Agreement, see the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Recommendation of the GIFI Board of Directors and Reasons for Recommendation.”

Opinion of Financial Advisor (Page 61)
The Company retained Johnson Rice & Company, L.L.C. (“Johnson Rice”) to act as its financial advisor in connection with the Merger. As part of this engagement, the Company requested that Johnson Rice evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of GIFI Common Stock (other than the holders of Company Excluded Stock). On November 6, 2025, Johnson Rice presented and delivered to the Board a written opinion (the “Johnson Rice Opinion”) to the effect that, based on and subject to various assumptions and limitations described in its opinion, as of November 6, 2025, $12.00 in cash per share of GIFI Common Stock, the consideration to be received by the shareholders of the Company as set forth in the Merger Agreement (other than the holders of Company Excluded Stock), is fair, from a financial point of view, to such holders.
The full text of the Johnson Rice Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Johnson Rice, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. Johnson Rice delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the consideration to be received by the shareholders of the Company in the Merger from a financial point of view. The Johnson Rice Opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote or act in connection with the Merger.
The Company encourages shareholders to read the Johnson Rice Opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Johnson Rice. The summary of the Johnson Rice Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Johnson Rice Opinion.
For a description of the Johnson Rice Opinion, see the section entitled “The Merger Proposal (Proposal No. 1)—Opinion of Financial Advisor.”
Treatment of GIFI Equity Awards (Page 30)
See the description of the treatment of the Company RSU Awards in the Merger above under “Summary—Interests of GIFI Directors and Executive Officers in the Merger,” which treatment is described in more detail in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger.”
GIFI Equity-Based Compensation Plans (Page 30)
Pursuant to the Merger Agreement, the Company will take all actions necessary with respect to its Second Amended and Restated 2015 Stock Incentive Plan, to provide for, subject to the completion of the Merger, the treatment of the Company RSU Awards as set forth in the Merger Agreement (and described in the sections of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger”) and to terminate such incentive plan as of the Effective Time of the Merger.
Material U.S. Federal Income Tax Consequences of the Merger (Page 78)
The receipt of cash in exchange for GIFI Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a “U.S. holder” (as defined below in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges GIFI Common Stock for cash in the Merger will recognize gain or loss equal to the difference, if any, between (i) the amount of cash that such U.S. holder receives in the Merger and (ii) such U.S. holder’s adjusted tax basis in the shares of GIFI Common Stock surrendered in exchange therefor. Except in certain specific circumstances described under “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders,” a “non-U.S. holder” (as defined below in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges GIFI Common Stock for cash in the Merger generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections with the United States.
You should read the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and/or non-U.S. taxes in light of your particular circumstances.

HSR and Other Regulatory Clearances; Consents (Page 40)
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated following the filing of premerger notification and report forms with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”).
The Company and IES made the necessary filings with the Premerger Notification Office of the FTC (“PNO”) on December 1, 2025. If the PNO deems the submissions complete as of the date of the filing, the applicable waiting period under the HSR Act will expire on December 31, 2025, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended in accordance with the regulations governing premerger notifications. See the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—HSR and Other Regulatory Clearances; Consents” for additional details.
The Company, IES and Merger Sub have agreed to use their best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable under applicable laws to complete and make effective the Merger and the other transactions contemplated thereby, including using reasonable best efforts to obtain all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from governmental entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration or termination of applicable waiting periods, consent or approval from, or to avoid an action or proceeding by, any governmental entity, in each case as promptly as practicable, and obtain all necessary nonactions, consents, approvals or waivers from third parties other than any governmental entity, in each case as promptly as practicable.
No Appraisal Rights (Page 86)
Under the Louisiana Business Corporation Act (“LBCA”), holders of GIFI Common Stock are not entitled to appraisal rights in connection with the Merger or any of the transactions contemplated thereby. For more information, see “No Appraisal Rights.”
Delisting and Deregistration of GIFI Common Stock (Page 81)
If the Merger is completed, GIFI Common Stock will no longer be publicly traded and will be delisted from Nasdaq. Additionally, the GIFI Common Stock will be deregistered under the Exchange Act. As such, following completion of the Merger and such deregistration, the Company will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).
No Solicitation of Other Offers by GIFI (Page 37)
The Merger Agreement generally restricts the Company’s ability to directly or indirectly solicit, initiate, seek or knowingly encourage or facilitate any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the Company’s shareholders, that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal (as such term is defined below under the section entitled “The Merger Agreement—GIFI Special Meeting and GIFI Board Recommendation”) from third parties, participate in discussions or negotiations with third parties regarding any Company Acquisition Proposal or to enter into agreements providing for any Company Acquisition Proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the Merger Agreement, the Company is permitted to engage in negotiations with, and provide nonpublic information to, third parties that have made unsolicited Company Acquisition Proposals on the Board’s determination in good faith, after consultation with its outside legal counsel, that (1) such Company Acquisition Proposal constitutes, or could reasonably be expected result in, a Company Superior Offer (as such term is defined below under the section entitled “The Merger Agreement—Company Change of Recommendation”), and (2) that failure to take such action would reasonably be likely to be inconsistent or deemed inconsistent with the Board’s fiduciary duties under applicable law.

Termination of the Merger Agreement (Page 43)
The Merger Agreement may be terminated in accordance with its terms at any time prior to the Effective Time, whether before or after obtaining Company Shareholder Approval:
•	by mutual written consent of the Company and IES;
•	by either party if, subject to certain exceptions and conditions:
○	the Merger has not been completed on or prior to the End Date (as such term is defined below under the section entitled “The Merger Agreement—Termination of the Merger Agreement”);
○
a final and nonappealable injunction or law is issued, entered, enacted, promulgated or becomes effective permanently restraining, enjoining or otherwise prohibiting or making illegal the completion of the Merger; or

○	the Company’s shareholders do not approve the Merger Proposal at the Special Meeting or any adjournment or postponement of the Special Meeting;
•	by the Company, subject to certain exceptions and conditions:
○
if IES or Merger Sub is in breach of its representations or warranties or fails to perform its covenants or other obligations under the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (1) by its nature, is not curable prior to the End Date, (2) is not cured within 30 days following written notice thereof to IES, or (3) by its nature or timing cannot be cured during such period; or

○	to enter into an agreement providing for a Company Superior Offer; and
•	by IES if, subject to certain exceptions and conditions:
○
the Company is in breach of its representations or warranties or fails to perform its covenants or other obligations under the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (1) by its nature, is not curable prior to the End Date, (2) is not cured within 30 days following written notice thereof to the Company, or (3) by its nature or timing cannot be cured during such period; or

○
at any time prior to receipt of Company Shareholder Approval, there is a Company Change of Recommendation (as such term is defined below under the section entitled “The Merger Agreement—GIFI Special Meeting and GIFI Board Recommendation”) or a willful breach of certain of the Company’s covenants or agreements contained in the Merger Agreement.

Termination Fee (Page 44)
The Company will be required to pay IES a termination fee of approximately $7.6 million (the “Termination Fee”) if all of the following circumstances exist:
•	prior to the Special Meeting, a Company Acquisition Proposal is publicly disclosed after the date of the Merger Agreement;
•
the Merger Agreement is terminated by the Company or IES, as appliable, because (1) subject to the satisfaction of certain provisions of the Merger Agreement prior to such termination, the Merger has not been completed on or prior to August 7, 2026 (the “End Date”), (2) the Company Shareholder Approval has not been obtained, or (3) the Company has breached its representations or warranties or failed to perform its covenants or other agreements contained in the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (i) by its nature, is not curable prior to the End Date, (ii) is not cured within 30 days following written notice thereof to the Company or (iii) by its nature or timing cannot be cured during such period;

•	such Company Acquisition Proposal has not been withdrawn prior to the termination of the Merger Agreement; and
•
within 15 months after such termination of the Merger Agreement, the Company completes or enters into a definitive agreement to complete any Company Acquisition Transaction (as defined in the Merger Agreement, except that all references to 15% in such definition shall be changed to 50%).

The Company will also be obligated to pay IES the Termination Fee if (i) the Merger Agreement is terminated by IES in connection with a Company Change of Recommendation or a willful breach of certain of the Company’s covenants or agreements contained in the Merger Agreement, or (ii) the Merger Agreement is terminated by the Company in order to enter into an agreement based on a Company Acquisition Proposal providing for a Company Superior Offer prior to the receipt of Company Shareholder Approval.
Expenses (Page 45)
Subject to certain exceptions set forth in the Merger Agreement, whether or not the Merger is completed, all costs and expenses incurred in connection with the transactions contemplated by the Merger, the Merger Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.
Amendments, Waivers, Specific Performance and Governing Law (Page 45)
Amendment; Waiver. At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, IES and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver will by applicable law require further approval of the Company’s shareholders or IES stockholders, as applicable, the effectiveness of such amendment or waiver will be subject to the approval of the Company’s shareholder or IES stockholders, as applicable.
Specific Performance. The parties are entitled to an injunction or equitable relief to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions; provided, however, that neither IES nor Merger Sub are entitled to specific performance to cause the Company to complete the transactions contemplated by the Merger Agreement and payment of the Termination Fee.
Governing Law. The Merger Agreement, and all claims or causes of action that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance thereof, is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to (i) the exercise of fiduciary duties by the members of the Board or officers of the Company and its subsidiaries and (ii) whether appraisal rights or dissenters’ rights are available to the Company’s shareholders in connection with the Merger, in each case shall be subject to the laws of the State of Louisiana).
Market Price of GIFI Common Stock (Page 84)
GIFI Common Stock is listed on Nasdaq under the symbol “GIFI.” The closing price of GIFI Common Stock on November 6, 2025, the last trading day prior to the execution of the Merger Agreement, was $7.87 per share. On November 28, 2025, the most recent practicable date before the filing and mailing of this proxy statement, the closing price of GIFI Common Stock was $11.88 per share. You are encouraged to obtain current market quotations for GIFI Common Stock in connection with voting your shares of GIFI Common Stock.
After the Merger is completed, there will be no further market for GIFI Common Stock, and GIFI Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the completion of the Merger and such deregistration, we will no longer file periodic reports with the SEC.
For a more complete description, please see the section of this proxy statement entitled “Market Price of GIFI Common Stock.”
* * * * * *
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED THEREBY, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT, THE MERGER OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT AND THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated by the Merger Agreement. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully.
Why am I receiving these materials? What is the proposed transaction?
You are receiving this proxy statement in connection with the solicitation of proxies by the Board for approval of the Merger Proposal and the other matters to be voted on at the Special Meeting described below under “—What proposals will be considered at the Special Meeting?”.
The proposed transaction is the acquisition of the Company by IES through the merger of Merger Sub with and into the Company pursuant to, and subject to the terms and conditions, of the Merger Agreement. Following the Effective Time, the Company will be a privately held, indirect wholly owned subsidiary of IES, and you will no longer own shares of GIFI Common Stock and instead will have only the right to receive the Merger Consideration. Following the completion of the Merger, GIFI Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act. Accordingly, the Company will no longer be a public company.
What will I receive if the Merger is completed?
If the Merger is completed, you will be entitled to receive $12.00 in cash for each share of GIFI Common Stock you own, without interest and less applicable withholding taxes. For example, if you own 1,000 shares of GIFI Common Stock, you will be entitled to receive $12,000 in cash, without interest and less applicable withholding taxes. After the Effective Time, you will no longer have any rights as a shareholder of the Company, other than the right to receive the Merger Consideration. You will not receive any shares of the capital stock in IES or the surviving corporation in the Merger.
What is included in these materials?
These materials include:
•	this proxy statement for the Special Meeting;
•	a proxy card (enclosed with this proxy statement);
•	a copy of the Merger Agreement (attached as Annex A to this proxy statement);
•	a copy of the Voting Agreement dated November 7, 2025, by and among IES, the Company and the Supporting Shareholders (attached as Annex B to this proxy statement); and
•	a copy of the Johnson Rice Opinion (attached as Annex C to this proxy statement).
Where and when is the Special Meeting?
The Special Meeting will be a virtual meeting of shareholders conducted exclusively via a live webcast, accessible at www.virtualshareholdermeeting.com/GIFI2026SM. Although no physical in-person meeting will be held, we have organized the format of the Special Meeting to ensure that our shareholders who join the meeting in such capacity will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
The Special Meeting will begin promptly at 9:00 a.m., Central Time, on Tuesday, January 13, 2026. You are encouraged to access the Special Meeting prior to the start time to allow ample time to login and test your computer systems.
In certain circumstances, the Special Meeting could be adjourned to another time or place. All references in our proxy materials to the Special Meeting include any adjournment or postponement of the Special Meeting.
Who is entitled to vote at the Special Meeting?
All shares of GIFI Common Stock owned or beneficially held by you as of the Record Date, which is the close of business on November 24, 2025, may be voted by you. Each outstanding share of GIFI Common Stock as of the close of business on the Record Date will be entitled to one vote on each matter submitted to a vote at the Special Meeting. You may cast one vote per share of GIFI Common Stock that you held on the Record Date. As of the close of business on the Record Date, there were 15,998,611 outstanding shares of GIFI Common Stock entitled to vote at the Special Meeting.

How can I attend and participate in the Special Meeting?
You are entitled to attend the virtual Special Meeting only if you were a shareholder of record or beneficial owner of GIFI Common Stock as of the Record Date, or you have a valid proxy for the Special Meeting. You may participate in the Special Meeting, including to vote and submit a question during the Special Meeting, by logging into the Special Meeting website with your 16-digit control number found on your proxy card accompanying your proxy materials or the voting instructions form(s).
Shareholders of Record
If you were a shareholder of record (i.e., you hold your shares registered in your name through our transfer agent, Equiniti) at the close of business on the Record Date, you can participate (including casting your vote, submitting a question and viewing the list of shareholders of record) in the Special Meeting, by logging into www.virtualshareholdermeeting.com/GIFI2026SM. If you plan to attend the Special Meeting via the Special Meeting website, you will need the 16-digit control number included on your proxy card accompanying your proxy materials.
Beneficial Owners
If on the Record Date, your shares of GIFI Common Stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (i.e., you are a beneficial owner), you are entitled to participate in the Special Meeting by logging into www.virtualshareholdermeeting.com/GIFI2026SM with the 16-digit control number(s) found on your voting instructions form(s). Beneficial owners who cannot locate their 16-digit control number(s) should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf to obtain their 16-digit control number(s) (preferably at least five days before the Special Meeting) in order to be able to participate in the Special Meeting (including casting their vote, submitting a question and viewing the list of shareholders of record).
What proposals will be considered at the Special Meeting?
At the Special Meeting, the Company’s shareholders will be asked to consider and vote on the:
•	Merger Proposal;
•	Merger Compensation Proposal; and
•	Adjournment Proposal.
How does the Board recommend that I cast my vote?
The Board recommends that the Company’s shareholders vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
For a discussion of the factors that the Board considered in determining to approve the execution and delivery of the Merger Agreement by the Company and to recommend to the Company’s shareholders the approval of the Merger Agreement, please see the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Recommendation of the GIFI Board of Directors and Reasons for Recommendation.”
In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s shareholders generally. For a discussion of these interests, please see the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger.”
Where and when will the list of shareholders of record for the Special Meeting be available?
Consistent with past practice and as required by state law, we will make a list of shareholders of record as of the record date available for inspection by shareholders of record for any purpose germane to the Special Meeting from December 8, 2025 through January 12, 2026 during normal business hours at our headquarters located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas. We request that you contact us in advance by phone at +1 (713) 714-6100 or by email at rheo@gulfisland.com to confirm someone will be present to assist you. The list will also be available to you during the live webcast of the Special Meeting.

How do I vote? What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholders of Record
If your shares of GIFI Common Stock are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.
•	Submit Your Proxy and Voting Instructions Online at www.proxyvote.com:
○	Submit your proxy and voting instructions online 24 hours a day, seven days a week through the close of voting at the Special Meeting on Tuesday, January 13, 2026.
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Please have your proxy card available and follow the instructions on the proxy card to submit your proxy and voting instructions online. You will need to have the 16-digit control number that appears on your proxy card available.

•	Submit Your Proxy and Voting Instructions by Mail:
○	Sign and date your proxy card and return it in the prepaid envelope provided, which must be received by the Company no later than January 12, 2026.
•	Submit Your Proxy and Voting Instructions by Telephone:
○	Call +1 (800) 690-6903 and follow the instructions provided on your proxy card.
•	Vote at the Special Meeting:
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Vote by joining the Special Meeting during the live webcast by logging into www.virtualshareholdermeeting.com/GIFI2026SM. You will need to have the 16-digit control number that appears on your proxy card available.

If you sign, date and return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, the Company’s President, Chief Executive Officer and Chairman of the Board, and Westley S. Stockton, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, to act as your proxies at the Special Meeting and at any adjournment or postponement of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of GIFI Common Stock as you directed, if applicable. The proxies will vote your shares of GIFI Common Stock at the Special Meeting as instructed by the latest dated proxy received from you, whether submitted online, by telephone, or by mail. If you sign, date, and return your proxy card and do not indicate how you want your shares of GIFI Common Stock to be voted, then your shares of GIFI Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
Beneficial Owners of the Shares Held in Street Name
If your shares of GIFI Common Stock are held by a bank, broker, trustee or other nominee, you are the “beneficial owner” of shares held in “street name.” The proxy materials should have been forwarded to you by the bank, broker, trustee or other nominee that holds your shares of GIFI Common Stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.
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Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions (whether online or by telephone or mail) will depend on the voting procedures of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by marking, signing, dating and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.

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Vote at the Special Meeting: If you are a beneficial owner of GIFI Common Stock, you are also entitled to vote at the Special Meeting by logging into www.virtualshareholdermeeting.com/GIFI2026SM with the 16-digit control number(s) found on your voting instructions form(s). Beneficial owners who cannot locate their 16-digit control number should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf to obtain their 16-digit control number(s) (preferably at least five days before the Special Meeting) in order to be able to vote at the Special Meeting.

Subject to the procedures of your broker, if you submit your voting instruction card and do not indicate how you want your shares of GIFI Common Stock to be voted on one or more proposals, then your shares of GIFI Common Stock likely will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal, as applicable, by the Board-designated proxies.
For assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Sodali & Co., which is acting as the Company’s proxy solicitation agent in connection with the Merger, toll free at +1 (800) 662-5200 (banks, brokers, trustees and other nominees may call collect at +1 (203) 658-9400) or by email: GIFI@investor.sodali.com.
What happens if I do not provide voting instructions for a proposal?
Shareholders of Record
If you are a shareholder of record and you sign, date and return a proxy card but make no specifications on your proxy card, your shares of GIFI Common Stock will be voted in accordance with the recommendations of our Board, as provided above.
Beneficial Owners
If you are a beneficial owner of shares held in street name, under applicable stock exchange rules, the bank, broker, trustee or other nominee that holds your shares cannot vote those shares without your instruction as all of the proposals to be voted on at the Special Meeting are considered non-routine proposals. We do not expect any broker non-votes at the Special Meeting. Subject to the procedures of your broker, if you submit your voting instruction card and do not indicate how you want your shares of GIFI Common Stock to be voted on one or more proposals, then your shares of GIFI Common Stock likely will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal, as applicable, by the Board-designated proxies.
How many shares of GIFI Common Stock must be present to hold the Special Meeting?
The presence in person (including by means of remote communication such as virtually) or by proxy of a majority of outstanding shares of GIFI Common Stock entitled to vote at the meeting is necessary to constitute a quorum at the Special Meeting. As of the Record Date, 7,999,306 shares constitute a majority of the outstanding shares of GIFI Common Stock entitled to vote at the Special Meeting.
If you submit a signed proxy card (regardless of whether you indicate how you wish to vote) or grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting, your shares of GIFI Common Stock will be counted for purposes of determining the presence of a quorum. However, because banks, brokers, trustees or other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if you hold your GIFI Common Stock in “street name,” failing to instruct your bank, broker, trustee or other nominee on how to vote your shares of GIFI Common Stock on at least one of the proposals or failing to vote at the Special Meeting will result in your shares not being counted for purposes of determining the presence of a quorum. If you give voting instructions to your bank, broker, trustee or other nominee with respect to at least one of the proposals, then your shares of GIFI Common Stock will be deemed present at the Special Meeting for purposes of establishing a quorum, since your shares would be voted as instructed with respect to any proposal as to which instructions were given, and likely would be voted in accordance with the Board’s recommendation with respect to any other proposal, subject to the procedures of your broker. Further, abstentions will be counted for purposes of determining the presence of a quorum.

What vote is required to approve each proposal? What is the effect of an abstention and broker non-vote on each proposal?
The votes required for the approval of each proposal and the effect of abstentions and broker non-votes on each proposal at the Special Meeting are listed below.

Proposal	Voting Options	Vote Required to Approve the Proposal	Effect of Abstentions	Effect of Broker Non- Votes(1)
No. 1 The Merger Proposal	For, against or abstain	Majority of the votes entitled to be cast on the Merger Proposal (i.e., a majority of the outstanding shares of GIFI Common Stock)	Same as vote “Against”	N/A
No. 2 The Merger Compensation Proposal	For, against or abstain	Majority of votes cast	No effect	N/A
No. 3 The Adjournment Proposal	For, against or abstain	Majority of votes cast	No effect	N/A

(1)	We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
Can I revoke or change my voting instructions after I deliver my proxy?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke and change such proxy at any time before it is voted at the Special Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by:
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signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of GIFI Common Stock or a written notice of revocation and returning it to us by mail received by our secretary prior to 5:00 p.m. Central Time on January 12, 2026, the day preceding the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on January 12, 2026, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on January 12, 2026, the day preceding the Special Meeting; or
•	voting at the Special Meeting.
Please note, however, that only your latest-dated proxy will count. Joining the Special Meeting without taking one of the actions described above will not in itself revoke your proxy.
If you hold your shares of GIFI Common Stock in “street name,” you should contact your bank, broker, trustee or other nominee for instructions regarding how to change your vote or submit new voting instructions. Beneficial owners should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting procedures of your bank, broker, trustee or other nominee. You may also vote at the Special Meeting with the 16-digit control number(s) found on your voting instructions form(s), or, if you did not obtain a 16-digit control number from each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on your behalf, by contacting such banks, brokers, trustees or other nominees to obtain your 16-digit control number(s).
Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
How do the Company’s directors and executive officers and IES intend to vote?
Concurrently with the execution and delivery of the Merger Agreement and as an inducement to IES’s willingness to enter into the Merger Agreement, certain of the Company’s directors and its executive officers and Piton (the “Supporting Shareholders”) entered into the Voting Agreement, pursuant to which, and subject to the terms and limitations thereof, among other things, the Supporting Shareholders agreed to vote the shares of GIFI Common Stock beneficially owned by each of them in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting. The shares held by the Supporting Shareholders that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 19.9% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date.

The Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. These interests are described in more detail in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger.”
Additionally, based on information provided by IES, as of the date of this proxy statement, IES owned 565,886 shares of GIFI Common Stock (or 3.5% of the total number of outstanding shares of GIFI Common Stock as of the Record Date). Pursuant to the Merger Agreement, IES has agreed to, and will cause its affiliates to, at the Special Meeting, and at every adjournment or postponement of the shareholder meeting (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and in any action by written consent of shareholders of the Company (i) appear (in person or by proxy) at each such meeting or otherwise cause all of the shares of GIFI Common Stock that IES and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (ii) cause all of the shares of GIFI Common Stock with respect to which IES and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of shareholders of the Company with respect to such GIFI Common Stock, “FOR” (A) the proposal to approve the Merger Agreement and the Merger; (B) any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for approval (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement); and (C) each of the other actions contemplated by the Merger Agreement.
The shares held by the Supporting Shareholders and IES that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 23.4% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date.
What effects will the Merger have on the Company and GIFI Common Stock?
GIFI Common Stock is currently registered under the Exchange Act and is listed on Nasdaq under the symbol “GIFI.” At the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of IES. As a result of the Merger, the Company will cease to be a publicly traded company. Following the completion of the Merger, GIFI Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act.
What effects will the Merger have on the Company’s equity awards?
Each of the Company’s directors and executive officers hold outstanding restricted stock units (“RSUs”) that represent the right to receive an equivalent number of shares of GIFI Common Stock, which are referred to as “Company RSU Award(s)” in this proxy statement.
Under the terms of the Merger Agreement, each outstanding award of time-based restricted stock units granted under the Company’s equity incentive plans shall, at the Effective Time, be converted into the right to receive upon vesting a cash payment in an amount equal to the product of (i) the number of shares of Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) $12.00, the Merger Consideration (the “Substitute Award(s)”). Additionally, under the terms of the Merger Agreement, each outstanding performance-based Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable) as of the Effective Time shall be treated as if performance had been achieved at the target level (i.e., 100%), and shall be converted to a Substitute Award. As of the Effective Time, all Company RSU Awards shall no longer be outstanding and shall automatically cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to the applicable Substitute Award. Further, each Substitute Award shall remain subject to the original vesting terms and conditions as the underlying Company RSU Award, except as otherwise provided under the terms and conditions of the Merger Agreement or any employment agreement by and between the holder of a Substitute Award and the Surviving Corporation, and will pay out as follows:
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Non-Employee Directors’ Substitute Awards. The Company RSU Awards held by non-employee directors provide for the automatic acceleration of vesting upon a change of control if the director ceases to serve as a member of the Board as a result of the change of control. As such, the Substitute Awards held by non-employee directors will vest upon the Effective Time of the Merger and will be settled in accordance with the terms of the Merger Agreement; and

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Executive Officers’ and Other Employees’ Substitute Awards. The Company RSU Awards held by the Company’s executive officers and employees provide for acceleration of vesting in connection with certain terminations of employment following a change of control. Specifically, following the Effective Time, the Substitute Awards held by the Company’s executive officers (except for Richard W. Heo, the Company’s Chief Executive Officer, and Westley S. Stockton, the Company’s Chief Financial Officer) and other employees will continue to vest according to the original vesting schedule under the underlying Company RSU Award, except that the RSUs will fully vest if the recipient’s employment is terminated (i) by the Surviving Corporation without cause prior to the vesting date, or (ii) by such recipient with good reason within one year following the Merger. The treatment of the Company RSU Awards held by Messrs. Heo and Stockton immediately prior to the Effective Time will be governed by the terms of the employment agreement that each has entered into with the Company (as described in more detail below under “Compensation and Benefits-Related Arrangements with the Surviving Corporation”), which agreements provide that the Substitute Awards will continue to vest according to the original vesting schedule under the underlying Company RSU Award and any unvested Substitute Awards will vest at the end of the term of such employment agreement or earlier if the executive dies or his employment is terminated by the Surviving Corporation.

What will happen to the Company’s equity-based compensation plans?
Pursuant to the Merger Agreement, the Company will take all actions necessary with respect to its Second Amended and Restated 2015 Stock Incentive Plan, to provide for, subject to the completion of the Merger, the treatment of the Company RSU Awards as set forth in the Merger Agreement (and described in the sections of this proxy statement entitled “The Merger Agreement—Treatment of GIFI Equity Awards” and “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger”) and to terminate such incentive plan as of the Effective Time of the Merger.
When is the Merger expected to be completed?
Together with IES, we are working toward completing the Merger as promptly as practicable after the date of the Special Meeting and currently expect to complete the Merger in the first quarter of 2026. We cannot be certain when or if the conditions to the Merger will be satisfied (or, to the extent permitted, waived). The Merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the approval of the Merger Agreement by the Company’s shareholders.
What happens if the Merger is not completed?
If the Merger Agreement is not approved by the Company’s shareholders, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of GIFI Common Stock in connection with the Merger. Except in certain circumstances where the Company enters into an alternative transaction to the Merger, the Company would remain a public company, and shares of GIFI Common Stock would continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. If the Merger Agreement is terminated, in certain specified circumstances, a termination fee will be due and payable by the Company to IES. See the sections of this proxy statement entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Effect of Termination.”
If the Merger is completed, how will I receive the cash for my shares of GIFI Common Stock?
At or prior to the Effective Time, IES will deposit with a paying agent of its choosing, in trust for the benefit of holders of shares of GIFI Common Stock, cash sufficient to pay the Merger Consideration. Promptly after the Effective Time, IES will instruct the paying agent to mail to each record holder of shares of the GIFI Common Stock as of the Effective Time a letter of transmittal and instructions for use in effecting the surrender of the certificates, or transfer of the book-entry shares, representing the shares of GIFI Common Stock in exchange for the Merger Consideration. Any portion of the Merger Consideration that remains unclaimed by the former holders of GIFI Common Stock for 12 months after the Effective Time will be delivered by the paying agent to IES upon demand, and any remaining former holders of shares of GIFI Common Stock will thereafter look only to IES for payment of their claim for the per share Merger Consideration. Any amounts remaining unclaimed by former holders of shares of GIFI Common Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of IES.

If any certificate representing shares of GIFI Common Stock is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by IES, the posting by such person of a bond, in such reasonable amount as IES may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate the per share Merger Consideration to be paid in respect of the shares of GIFI Common Stock represented by such certificate.
What happens if the market price of shares of GIFI Common Stock changes before the Closing?
IES is not obligated to change the Merger Consideration of $12.00 per share of GIFI Common Stock if there is a change in the market price of GIFI Common Stock prior to the Closing.
What happens if I sell my shares of GIFI Common Stock before completion of the Merger?
To receive the Merger Consideration, you must hold your shares of GIFI Common Stock through completion of the Merger. Consequently, if you transfer or sell your shares of GIFI Common Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration to the transferee.
The Record Date for shareholders entitled to notice of and to vote at the Special Meeting is November 24, 2025. If you transfer your shares of GIFI Common Stock after the Record Date, but before the Closing, then unless you have granted a “legal proxy” to the purchaser as part of the transfer, you will have the right to vote at the Special Meeting, although you will have transferred your right to receive the Merger Consideration to the transferee.
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of GIFI Common Stock?
No. Under the LBCA, holders of GIFI Common Stock are not entitled to appraisal rights in connection with the Merger or any of the transactions contemplated thereby. For more information, see the section of this proxy statement entitled “No Appraisal Rights.”
Will I be subject to U.S. federal income tax upon the exchange of GIFI Common Stock for the Merger Consideration?
Generally, yes, if you are a “U.S. holder” (as defined below in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger”). The exchange of shares of GIFI Common Stock for the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder in the Merger; and (2) such U.S. holder’s adjusted tax basis in the shares of GIFI Common Stock exchanged therefor. With respect to a “non-U.S. holder,” the exchange of shares of GIFI Common Stock for the Merger Consideration generally will not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections with the United States. U.S. federal backup withholding may apply to the cash payment made pursuant to the Merger unless the shareholder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8 or applicable successor form).
Each shareholder is urged to read the discussion in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Material U.S. Federal Income Tax Consequences of the Merger.”
Because individual circumstances may differ, we recommend that holders of GIFI Common Stock consult their own tax advisors to determine the U.S. federal income tax consequences relating to the Merger in light of their own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.
Who pays for soliciting proxies?
The Company pays all expenses incurred in connection with the solicitation of proxies for the Special Meeting. We have retained Sodali & Co., a proxy solicitor firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $27,500 plus reasonable out-of-pocket expenses. We will also indemnify the proxy solicitor against losses arising out of its provision of these services on our behalf. In addition, we will request banks, brokers, trustees or other nominees that hold shares of GIFI Common Stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such banks, brokers, trustees or other nominees for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
SEC rules permit companies and intermediaries, such as banks, brokers, trustees or other nominees, to deliver a single set of proxy materials to two or more shareholders sharing the same address, a process known as “householding.” Currently, we do not engage in householding for shareholders of record. However, certain brokerage firms with account holders who are beneficial owners of GIFI Common Stock may have adopted householding procedures. Once a beneficial owner has received notice from his or her bank, broker, trustee or other nominee that it will be householding communications to the beneficial owner’s address, householding will continue until the beneficial owner is notified otherwise or until one or more of the beneficial owners revokes his or her consent.
If you would like to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may either contact your bank, broker, trustee or other nominee or the Company’s proxy solicitor in connection with the Special Meeting using the contact information below.
You may also request prompt delivery of additional copies of our proxy materials by contacting Sodali & Co., which is acting as the Company’s proxy solicitation agent in connection with the Merger, toll free at +1 (800) 662-5200 (banks, brokers, trustees and other nominees may call collect at +1 (203) 658-9400) or by email: GIFI@investor.sodali.com.
Are there any other risks to me from the Merger that I should consider?
Yes. There are risks associated with all business combinations, including the Merger. See the section of this proxy statement entitled “Cautionary Statement on Forward-Looking Statements.”
Where can I find the voting results of the Special Meeting?
The Company will announce preliminary voting results at the Special Meeting via the Special Meeting website and publish preliminary results, or final results if available, in a current report on Form 8-K filed with the SEC within four business days after the Special Meeting.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, contain forward-looking statements in which we discuss our potential future performance, operations and projects and the proposed Merger and transactions. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to financial performance and operating results, including the Company Projections (defined below); diversification and entry into new end markets; our integration of the automation business (“Englobal Automation Business”), engineering business (“Englobal Engineering Business”) and government businesses (the “Englobal Government Business” and, together with the Englobal Automation Business and Englobal Engineering Business, the “Englobal Business”) of ENGlobal Corporation acquired by the Company in the second quarter of 2025 (the “Englobal Acquisition”) into the Company’s existing operations and the realization of the anticipated benefits of the Englobal Acquisition; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; tax rates; implementation of our share repurchase program and any other return of capital to shareholders; liquidity; execution of strategic initiatives; completion of the proposed Merger; and the realization of the anticipated benefits of the proposed Merger. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “forecast,” “will,” “should,” “to be,” “proposed,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.
The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or Company Change of Recommendation (as defined in the Merger Agreement and below in this proxy statement); the inability to complete the proposed Merger due to the failure to obtain the shareholder approval necessary for the proposed Merger; the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for completion of the Merger or the failure to satisfy other conditions to completion of the proposed Merger; the failure of the proposed Merger to close for any other reason, including due to a Company Material Adverse Effect (as defined in the Merger Agreement); risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement, proposed Merger or otherwise; the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its contractual counterparties, including customers, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; and other factors described under the heading “Risk Factors” in (i) Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, (ii) Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, (iii) Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, (iv) Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, and (v) as may be further updated by subsequent filings with the SEC or in this proxy statement.
Additional factors or risks that the Company currently deems immaterial, that are not presently known to it or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made, which the Company cannot control. Further, the Company may make changes to its plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in the Company’s assumptions, changes in plans, actual experience or other changes.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
The Special Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/GIFI2026SM on Tuesday, January 13, 2026, beginning at 9:00 a.m., Central Time, or at any adjournment or postponement thereof.
Purposes of the Special Meeting
At the Special Meeting, we will ask our shareholders as of the Record Date to vote on (1) the Merger Proposal, (2) the Merger Compensation Proposal and (3) the Adjournment Proposal. If holders of shares of GIFI Common Stock fail to approve the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and incorporated herein by reference, and the material provisions of the Merger Agreement are described in the section of this proxy statement entitled “The Merger Agreement.”
Record Date and Quorum
The holders of record and beneficial owners of GIFI Common Stock as of the close of business on November 24, 2025, the Record Date for the Special Meeting, and persons with a valid proxy for the Special Meeting, are entitled to vote at the Special Meeting. As of the close of business on the Record Date, there were 15,998,611 outstanding shares of GIFI Common Stock.
The presence in person (including by means of remote communication such as virtually) or by proxy of a majority of outstanding shares of GIFI Common Stock entitled to vote at the meeting is necessary to constitute a quorum at the Special Meeting. As of the Record Date, 7,999,306 shares constitute a majority of the outstanding shares of GIFI Common Stock entitled to vote at the Special Meeting.
If you submit a signed proxy card (regardless of whether you indicate how you wish to vote) or grant a proxy electronically over the Internet or by telephone, or vote at the Special Meeting, your shares of GIFI Common Stock will be counted for purposes of determining the presence of a quorum. However, because banks, brokers, trustees or other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if you hold your GIFI Common Stock in “street name,” failing to instruct your bank, broker, trustee or other nominee on how to vote your shares of GIFI Common Stock on at least one of the proposals or failing to vote at the Special Meeting will result in your shares not being counted for purposes of determining the presence of a quorum. If you give voting instructions to your bank, broker, trustee or other nominee with respect to at least one of the proposals, then your shares of GIFI Common Stock will be deemed present at the Special Meeting for purposes of establishing a quorum, since your shares would be voted as instructed with respect to any proposal as to which instructions were given, and likely would be voted in accordance with the Board’s recommendation with respect to any other proposal, subject to the procedures of your broker. Further, abstentions will be counted for purposes of determining the presence of a quorum.
Required Vote
Each share of GIFI Common Stock outstanding as of the Record Date is entitled to one vote on each proposal submitted to a vote at the Special Meeting.
The Merger Proposal (Proposal No. 1)
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Required Vote: The Merger Proposal must be approved by a majority of the votes entitled to be cast on the Merger Proposal (i.e., a majority of the outstanding shares of GIFI Common Stock). Approval of the Merger Proposal is a condition to the completion of the Merger.

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Effect of Abstentions and Broker Non-Votes: Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.

The Merger Compensation Proposal (Proposal No. 2)
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Required Vote: The Merger Compensation Proposal must be approved by the affirmative vote of the holders of a majority of the votes cast. Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger.

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Effect of Abstentions and Broker Non-Votes: Abstentions will have no effect on the Merger Compensation Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.

The Adjournment Proposal (Proposal No. 3)
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Required Vote: The Adjournment Proposal must be approved by the affirmative vote of the holders of a majority of the votes cast. Approval of the Adjournment Proposal is not a condition to the completion of the Merger.

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Effect of Abstentions and Broker Non-Votes: Abstentions will have no effect on the Adjournment Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.

Voting by GIFI Directors and Executive Officers and IES
At the close of business on the Record Date, the Supporting Shareholders (which includes certain directors and executive officers of the Company) were entitled to vote 3,176,460 shares of GIFI Common Stock, or approximately 19.9% of the outstanding shares of GIFI Common Stock on the Record Date. Concurrently with the execution and delivery of the Merger Agreement and as an inducement to IES’s willingness to enter into the Merger Agreement, the Supporting Shareholders entered into the Voting Agreement, pursuant to which, and subject to the terms and limitations thereof, among other things, the Supporting Shareholders agreed to vote the shares of GIFI Common Stock beneficially owned by each of them in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting. The shares held by the Supporting Shareholders that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 19.9% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date.
The directors and executive officers of the Company have interests in the Merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. These interests are described in more detail in the section if this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger.”
Additionally, based on information provided by IES, as of the date of this proxy statement, IES owned 565,886 shares of GIFI Common Stock (or 3.5% of the total number of outstanding shares of GIFI Common Stock as of the record date). Pursuant to the Merger Agreement, IES has agreed to, and will cause its affiliates to, at the Special Meeting, and at every adjournment or postponement of the shareholder meeting (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and in any action by written consent of shareholders of the Company (1) appear (in person or by proxy) at each such meeting or otherwise cause all of the shares of GIFI Common Stock that IES and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (2) cause all of the shares of GIFI Common Stock with respect to which IES and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of shareholders of the Company with respect to such GIFI Common Stock, “FOR” (i) the proposal to approve the Merger Agreement and the Merger; (ii) any proposal to adjourn or postpone the Special Meeting to a later date if there are not sufficient votes for approval (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement); and (iii) each of the other actions contemplated by the Merger Agreement.
The shares held by the Supporting Shareholders and IES that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 23.4% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date.

Attendance; Voting; Proxies; Revocation
Attendance
You are entitled to attend the virtual Special Meeting only if you were a shareholder of record or beneficial owner of GIFI Common Stock as of the Record Date, or you have a valid proxy for the Special Meeting. You may participate in the Special Meeting, including to vote and submit a question during the Special Meeting, by logging into the Special Meeting website with your 16-digit control number found on your proxy card accompanying your proxy materials or the voting instructions form(s).
Shareholders of Record. If you were a shareholder of record (i.e., you hold your shares registered in your name through our transfer agent, Equiniti) at the close of business on the Record Date, you can participate (including casting your vote, submitting a question and viewing the list of shareholders of record) in the Special Meeting, by logging into www.virtualshareholdermeeting.com/GIFI2026SM. If you plan to attend the Special Meeting via the Special Meeting website, you will need the 16-digit control number included on your proxy card accompanying your proxy materials.
Beneficial Owners. If on the Record Date, your shares of GIFI Common Stock are held in “street name,” meaning a bank, broker, trustee or other nominee is the shareholder of record of your shares (i.e., you are a beneficial owner), you are entitled to participate in the Special Meeting by logging into www.virtualshareholdermeeting.com/GIFI2026SM with the 16-digit control number(s) found on your voting instructions form(s). Beneficial owners who cannot locate their 16-digit control number(s) should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf (preferably at least five days before the Special Meeting) to obtain their 16-digit control number in order to be able to participate in the Special Meeting (including casting their vote, submitting a question and viewing the list of shareholders of record).
Voting at the Special Meeting
Shareholders of Record. If your shares of GIFI Common Stock are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the “shareholder of record.” The proxy materials have been mailed to such shareholders of record by us. You may submit your proxy and voting instructions by using any of the methods below.
•	Submit Your Proxy and Voting Instructions Online at www.proxyvote.com:
○	Submit your proxy and voting instructions online 24 hours a day, seven days a week through the close of voting at the Special Meeting on Tuesday, January 13, 2026.
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Please have your proxy card available and follow the instructions on the proxy card to submit your proxy and voting instructions online. You will need to have the 16-digit control number that appears on your proxy card available.

•	Submit Your Proxy and Voting Instructions by Mail:
○	Sign and date your proxy card and return it in the prepaid envelope provided, which must be received by the Company no later than January 12, 2026.
•	Submit Your Proxy and Voting Instructions by Telephone:
○	Call +1 (800) 690-6903 and follow the instructions provided on your proxy card.
•	Vote at the Special Meeting:
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Vote by attending the Special Meeting during the live webcast by logging into www.virtualshareholdermeeting.com/GIFI2026SM. You will need to have the 16-digit control number that appears on your proxy card available.

If you sign, date and return the enclosed proxy card, your proxy authorizes each of Richard W. Heo, the Company’s President, Chief Executive Officer and Chairman of the Board, and Westley S. Stockton, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, to act as your proxies at the Special Meeting and at any adjournment or postponement of such meeting, each with the power to appoint his substitute, and to represent and vote your shares of GIFI Common Stock as you directed, if applicable. The proxies will vote your shares of GIFI Common Stock at the Special Meeting as instructed by the latest dated proxy received from you, whether submitted online, by telephone, or by mail. If you sign, date, and return your proxy card and do not indicate how you want your shares of GIFI Common Stock to be voted, then your shares of GIFI Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
Beneficial Owners. If your shares of GIFI Common Stock are held by a bank, broker, trustee or other nominee, you are the “beneficial owner” of shares held in “street name.” The proxy materials should have been forwarded to you by the bank, broker, trustee or other nominee that holds your shares of GIFI Common Stock. The bank, broker, trustee or other nominee is considered, with respect to those shares, the shareholder of record.
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Voting Instruction Card: You should receive a voting instruction card from your bank, broker, trustee or other nominee. The availability of submitting voting instructions (whether online or by telephone or mail) will depend on the voting procedures of your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee how to vote your shares by marking, signing, dating and returning the voting instruction card included in their mailing or by following the instructions you received from your bank, broker, trustee or other nominee.

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Vote at the Special Meeting: If you are a beneficial owner of GIFI Common Stock, you are also entitled to vote at the Special Meeting by logging into www.virtualshareholdermeeting.com/GIFI2026SM with the 16-digit control number(s) found on your voting instructions form(s). Otherwise, beneficial owners who cannot locate their 16-digit control number(s) should contact each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on their behalf (preferably at least five days before the Special Meeting) to obtain their 16-digit control number(s) in order to be able to vote at the Special Meeting.

Subject to the procedures of your broker, if you submit your voting instruction card and do not indicate how you want your shares of GIFI Common Stock to be voted on one or more proposals, then your shares of GIFI Common Stock likely will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal, as applicable, by the Board-designated proxies.
For assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Sodali & Co., which is acting as the Company’s proxy solicitation agent in connection with the Merger, toll free at +1 (800) 662-5200 (banks, brokers, trustees and other nominees may call collect at +1 (203) 658-9400) or by email: GIFI@investor.sodali.com.
Revocation of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change such proxy any time before it is voted at the Special Meeting. If you are a shareholder of record, you may change your vote or revoke your proxy by:
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signing a new proxy card with a date later than the date of the previously submitted proxy card relating to the same shares of GIFI Common Stock or a written notice of revocation and returning it to us by mail received by our secretary prior to 5:00 p.m. Central Time on January 12, 2026, the day preceding the Special Meeting;

•	submitting a new proxy by telephone prior to 11:59 p.m. Eastern Time on January 12, 2026, the day preceding the Special Meeting;
•	submitting a new proxy by Internet prior to 11:59 p.m. Eastern Time on January 12, 2026, the day preceding the Special Meeting; or
•	voting at the Special Meeting.
Please note, however, that only your latest-dated proxy will count. Joining the Special Meeting without taking one of the actions described above will not in itself revoke your proxy.

If you hold your shares of GIFI Common Stock in “street name,” you should contact your bank, broker, trustee or other nominee for instructions regarding how to change your vote or submit new voting instructions. Beneficial owners should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting procedures of your bank, broker, trustee or other nominee. You may also vote at the Special Meeting with the 16-digit control number(s) found on your voting instructions form(s), or, if you did not obtain a 16-digit control number from each bank, broker, trustee or other nominee who holds shares of GIFI Common Stock on your behalf, by contacting such banks, brokers, trustees or other nominees to obtain your 16-digit control number(s).
Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.
Abstentions
An abstention occurs when a shareholder attends a meeting, either virtually or by proxy, but votes “ABSTAIN”. Abstentions will be included in the calculation of the number of shares of GIFI Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Merger Compensation Proposal or the Adjournment Proposal.
Adjournments or Postponements
The Special Meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. If, at Special Meeting, the number of shares of GIFI Common Stock present or represented by proxy and voting “FOR” the Merger Proposal is insufficient to approve the Merger Proposal, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of the Merger Proposal. In that event, the Company will ask holders of GIFI Common Stock to vote upon the Adjournment Proposal, but not the other proposals discussed in this proxy statement. Pursuant to the Company’s bylaws, the Special Meeting may be adjourned without new notice being given if the new date, time, or place (or means of remote communication, if any) is announced at the Special Meeting before adjournment unless a new record date is fixed for the adjourned meeting.
The GIFI Board of Directors’ Recommendation
The Board, after considering the various factors more fully described in the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Recommendation of the GIFI Board of Directors and Reasons for Recommendation,” (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Merger Agreement, other transaction documents and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated by the Merger Agreement be submitted to the Company’s shareholders for consideration at a special meeting in accordance with the Merger Agreement, and (iv) resolved to recommend that the Company’s shareholders approve the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated thereby.
The Board recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board is soliciting your proxy, and the Company will bear the cost of the solicitation of proxies. We have retained Sodali & Co., a proxy solicitor firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $27,500 plus reasonable out-of-pocket expenses. We will also indemnify the proxy solicitor against losses arising out of its provision of these services on our behalf. In addition, we will request banks, brokers, trustees or other nominees that hold shares of GIFI Common Stock beneficially owned by others to send these proxy materials to, and obtain voting instructions from, the beneficial owners and will reimburse such banks, brokers, trustees or other nominees for related reasonable expenses. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers and employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

Other Information
You should not return any evidence of your shares of GIFI Common Stock or send documents representing GIFI Common Stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send to you a letter of transmittal, if applicable, and related materials and instructions for receiving the Merger Consideration for your shares of GIFI Common Stock.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of GIFI Common Stock, please contact our proxy solicitor:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: +1 (800) 662-5200
Banks, Brokers, Trustees or Other Nominees may call collect: +1 (203) 658-9400
Email: GIFI@investor.sodali.com

PARTIES INVOLVED IN THE MERGER
Gulf Island Fabrication, Inc. (“Company”)
Gulf Island Fabrication, Inc. is a Louisiana corporation, and GIFI Common Stock trades on Nasdaq under the symbol “GIFI.” Gulf Island is a leading fabricator of complex steel structures, modules and automation systems, and a provider of specialty services, including engineering, project management, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, cleaning and environmental, and technical field services to the industrial, energy and government sectors. Gulf Island’s principal executive offices are located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, and its telephone number is +1 (713) 714-6100.
Additional information about the Company can be found in our public filings with the SEC, which are incorporated herein by reference. See the section of this proxy statement entitled “Where You Can Find Additional Information.”
IES Holdings, Inc. (“IES”)
IES is a Delaware corporation, and its common stock, par value $0.01 per share, is traded on Nasdaq under the symbol “IESC.” IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing and commercial and industrial facilities. IES’s principal executive offices are located at 13131 Dairy Ashford Rd., Suite 500, Sugar Land, Texas 77478, and its telephone number is +1 (713) 860-1500.
IES Merger Sub, LLC (“Merger Sub”)
IES Merger Sub, LLC is a Louisiana limited liability company formed by IES for the sole purpose of completing the Merger with the Company and is an indirect wholly owned subsidiary of IES. Merger Sub has engaged in no other business to date except for activities pursuant to or in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will merge with and into the Company and will cease to exist. Merger Sub’s principal executive offices are located at 13131 Dairy Ashford Rd., Suite 500, Sugar Land, Texas 77478, and its telephone number is +1 (713) 860-1500.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Overview of the Merger
Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company in accordance with the requirements of the LBCA, at which time the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation in the Merger as an indirect wholly owned subsidiary of IES. Following the Merger, the GIFI Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded. Upon effectiveness of the Merger, each of holder of the GIFI Common Stock, other than the Company Excluded Stock, will have the right to receive the consideration described below under “—Effect of the Merger on GIFI Common Stock.”
Closing of the Merger
Unless the parties otherwise mutually agree, the closing of the Merger (the “Closing”) will occur on a date that is no later than the third business day after all the conditions to the Closing are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions); provided, however, that if such satisfaction or waiver of the conditions occurs within 10 calendar days prior to the end of a fiscal quarter, the date of Closing shall occur on the first business day of the following fiscal quarter. Subject to the satisfaction or waiver of the conditions to the completion of the Merger described in the section entitled “—Conditions to the Closing of the Merger,” including obtaining the Company Shareholder Approval, it is currently anticipated that the Merger will close in the first quarter of 2026. It is possible that factors outside the control of both companies could result in the Merger being completed at a different time, or not at all.
The Merger will be effective at the Effective Time, which will be the time the Articles of Merger are filed with the Secretary of State of the State of Louisiana or such other, later date and time as is agreed between the parties and specified in the Articles of Merger. At the Effective Time, the articles of incorporation and bylaws of the Company in effect immediately prior to the Effective Time will be amended and restated to be in the form of Exhibits B and C to the Merger Agreement, respectively.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger will be subject to the fulfillment of the following conditions at or prior to the Effective Time:
•	receipt of Company Shareholder Approval;
•	the absence of injunctions or legal restraints that have the effect of preventing the completion of the Merger; and
•	the expiration or termination of all waiting periods (and any extensions thereof) under the HSR Act applicable to the transactions contemplated by the Merger Agreement.
Additional Conditions to the Obligations of the Company. Unless waived by the Company, the obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following additional conditions:
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representations and warranties of IES and Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date, except where the failure of such representations to be so true and correct has not had or would not reasonably be expected to have, in the aggregate, a material adverse effect;

•	IES and Merger Sub’s performance or observance in all material respects with all of their respective covenants that are required to be performed or observed under the Merger Agreement; and
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receipt by the Company of a certificate signed by the Chief Executive Officer or another senior officer of IES and Merger Sub, certifying to the effect that the conditions specified in the preceding two bullets have been satisfied.

Additional Conditions to the Obligations of IES and Merger Sub. Unless waived by IES, the obligations of IES and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:
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representations and warranties of the Company contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date, except where the failure of such representations to be so true and correct would not, in the aggregate, reasonably be expected to have a material adverse effect;

•	the Company’s performance or observance in all material respects with all of its covenants required to be performed or observed under the Merger Agreement;
•	no material adverse effect with respect to the Company shall have occurred from the date of the Merger Agreement through the Closing Date; and
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receipt by IES of a certificate signed by the Chief Executive Officer or another senior officer of the Company, certifying to the effect that the conditions specified in the preceding three bullets have been satisfied.

No Financing Condition
The obligation of IES and Merger Sub to complete the Merger is not subject to the ability of IES to obtain financing. IES and Merger Sub have represented to the Company that IES has and will have, as and when needed, including as of the Closing Date, access to sufficient, immediately available funds to pay the aggregate Merger Consideration and to perform, and to cause Merger Sub to perform, its obligations with respect to the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions contemplated by the Merger Agreement.
Financing Cooperation. During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing Date, and subject to certain limited exceptions, the Company has agreed to use commercially reasonable efforts to cooperate (and to cause its subsidiaries and its and their respective representatives to use their respective commercially reasonable efforts to cooperate) with IES (as reasonably requested by IES in writing) in connection with any financing arrangement by IES (or any direct or indirect affiliate thereof) in connection with the transactions contemplated by the Merger Agreement upon the terms and subject to conditions acceptable to IES in its sole discretion.
IES expects to finance the transaction with cash on hand and funds from the IES Credit Facility.
Effect of the Merger on GIFI Common Stock
The Merger Agreement provides that at the Effective Time, each share of GIFI Common Stock issued and outstanding immediately prior to the Effective Time, other than the Company Excluded Stock, will automatically convert into the right to receive an amount of cash equal to $12.00, without interest, per each such share (the “Per Share Merger Consideration”). Also at the Effective Time, all shares of GIFI Common Stock (other than Company Excluded Stock) will cease to be outstanding and will automatically be canceled and will cease to exist, and each holder of GIFI Common Stock will cease to be a shareholder of the Company and have any rights with respect thereto, except the right to receive the Per Share Merger Consideration or any rights related to being a holder of the Company RSU Awards.
At the Effective Time, each share of Company Excluded Stock (which does not include any such shares held on behalf of third parties who are not controlled affiliates of the Company, IES or Merger Sub or their respective subsidiaries) will automatically cease to be outstanding and will be canceled and retired without payment of any consideration therefor.
Payment Procedures
At or prior to the Effective Time, IES will deposit with the paying agent, in trust for the benefit of holders of shares of GIFI Common Stock, cash sufficient to pay the Merger Consideration. Promptly after the Effective Time, IES will instruct the exchange agent to mail to each record holder of shares of the GIFI Common Stock as of the Effective Time a letter of transmittal and instructions for use in effecting the surrender of the certificates, or transfer of the book-entry shares, representing the shares of GIFI Common Stock in exchange for the Merger Consideration. Any portion of the Merger Consideration that remains unclaimed by the former holders of GIFI Common Stock for

12 months after the Effective Time will be delivered by the paying agent to IES upon demand, and any remaining former holders of shares of GIFI Common Stock will thereafter look only to IES for payment of their claim for the Per Share Merger Consideration. Any amounts remaining unclaimed by former holders of shares of GIFI Common Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity will, to the extent permitted by applicable law, become the property of IES.
If any certificate representing shares of GIFI Common Stock is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by IES, the posting by such person of a bond, in such reasonable amount as IES may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate the Per Share Merger Consideration to be paid in respect of the shares of GIFI Common Stock represented by such certificate.
Treatment of GIFI Equity Awards
For information regarding the treatment of the Company’s equity awards, please see the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger—Treatment of GIFI Equity Awards.”
GIFI Equity-Based Compensation Plans
Pursuant to the Merger Agreement, the Company will take all actions necessary with respect to its Second Amended and Restated 2015 Stock Incentive Plan, to provide for, subject to the completion of the Merger, the treatment of the Company RSU Awards as set forth in the Merger Agreement (and described in the sections of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger”) and to terminate such incentive plan as of the Effective Time of the Merger.
No Appraisal Rights
Appraisal rights are statutory rights that, if applicable under law, enable a shareholder of a Louisiana corporation to avoid the effects of a proposed corporate action, such as the Merger, by selling the shareholder’s shares to the corporation at their fair value, paid in cash. Under the LBCA, however, a shareholder of a Louisiana corporation does not have appraisal rights in connection with a merger or other extraordinary transaction if the corporation’s outstanding shares are a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended (the “Securities Act”). A “covered security” includes, among other things, a security listed on Nasdaq. GIFI Common Stock is currently listed on Nasdaq. Accordingly, shareholders of the Company are not entitled to appraisal rights in connection with the Merger or any of the transactions contemplated thereby.
Representations and Warranties
The Merger Agreement contains certain representations and warranties by the Company to IES and Merger Sub, on the one hand, and IES and Merger Sub, in each case, to the Company, on the other hand, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties are in many respects subject to materiality, knowledge, previous public disclosure in SEC filings, and other similar qualifications contained in the Merger Agreement, and expire at the Effective Time. The representations and warranties of each of the Company, on the one hand, and IES and Merger Sub, on the other hand, were made solely for the benefit of the other party or parties, as applicable. In addition, those representations and warranties were intended not as statements of actual fact, but rather as a way of allocating risk between the parties, were modified by the confidential disclosure schedules accompanying the Merger Agreement, were subject to the materiality standards and prior public disclosure as described in the Merger Agreement (which may differ from what may be viewed as material by you) and were made only as of the date of the Merger Agreement and the Closing Date or another date as is specified in the Merger Agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the Merger Agreement. The Company will provide additional disclosure in its SEC reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

The Company made a number of representations and warranties to IES and Merger Sub, including representations and warranties related to the following matters:
•	the organization, standing and power and other corporate matters of the Company and its subsidiaries;
•	the Company’s ownership of its subsidiaries;
•	the capital structure of the Company and its subsidiaries, including the authorized and outstanding shares of GIFI Common Stock and Company RSU Awards;
•	all issued and outstanding shares of GIFI Common Stock being duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights;
•	the absence of conflicts or violations under the Company or its subsidiaries’ organizational documents, contracts or law, and required consents and approvals;
•	the Company’s and its subsidiaries’ reports, schedules, forms, statements and other documents filed with the SEC and the timely filing of and accuracy of the information in those documents;
•	the Company’s disclosure controls and procedures and internal control over financial reporting;
•	the absence of undisclosed liabilities for the Company and its subsidiaries;
•	the compliance by the Company and its subsidiaries with applicable laws and the possession of all permits and licenses necessary to conduct its business;
•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;
•	certain environmental matters, including compliance with environmental laws by the Company and its subsidiaries;
•	the Company’s and its subsidiaries’ employee benefit plans and other employee benefits matters;
•	certain labor matters related to the Company and its subsidiaries;
•	the conduct of the Company’s and its subsidiaries’ business and the absence of certain adverse changes or events since December 31, 2024;
•	the absence of material governmental investigations and litigation involving the Company and its subsidiaries;
•	the accuracy of the information provided by the Company and its subsidiaries for this proxy statement;
•	the Company’s and its subsidiaries’ taxes, tax returns and other tax-related matters;
•	the Company’s and its subsidiaries’ intellectual property;
•	the Company’s and its subsidiaries’ owned and leased real property, servitudes and rights-of-way;
•	insurance maintained by the Company and its subsidiaries;
•	the receipt by the Board of an opinion from Johnson Rice, the Company’s financial advisor;
•	certain categories of specified material contracts and the absence of a material breach of such contracts;
•	the absence of material and adverse changes of certain significant customers and suppliers of the Company and its subsidiaries;
•	the compliance by the Company and its subsidiaries with data privacy and protection laws and the absence of material failures of information technology systems;
•	the Company’s and its subsidiaries’ related party transactions;
•	investment bankers, brokers or finders fees in connection with the completion of the Merger;
•	the absence of anti-takeover provisions, statutes, or regulations applicable to the Merger Agreement or any of the transactions contemplated thereby;

•
that the approval by the holders of GIFI Common Stock required by the LBCA is the only vote of any class of stock of the Company required by the LBCA or the organizational documents of the Company to approve the Merger Agreement and approve the transactions thereby;

•	the eligibility of the Company to apply for, the Board authorization of, and absence of conflicts or defaults caused by the incurrence of certain specified liabilities and forgiveness thereof;
•	adequacy of certain tangible property of the Company and its subsidiaries for the conduct of the business of the Company and its subsidiaries and the condition of such tangible property; and
•	product warranty, guaranties, and liability matters.
Each of IES and Merger Sub also made a number of representations and warranties to the Company, including representations and warranties related to the following matters:
•	the organization, standing and power and other corporate matters of IES and Merger Sub;
•	the authorization, execution, delivery and enforceability of the Merger Agreement by IES and Merger Sub;
•	the absence of conflicts or violations under IES and Merger Sub’s organizational documents, contracts or law, and required consents and approvals;
•	the absence of any requirement that IES or any of its subsidiaries file any registration statement, prospectus, report, schedule, form, statement or other document with the SEC;
•	the absence of material litigation, investigations, claims or judgments against IES and its subsidiaries;
•	the availability of funds by IES and Merger Sub to pay the Merger Consideration;
•	the absence of any operations or assets, liabilities or obligations of Merger Sub and IES’s ownership of Merger Sub;
•	the accuracy of the information provided by IES or its subsidiaries for this proxy statement;
•	investment bankers, brokers or finders fees in connection with the completion of the Merger;
•
IES and Merger Sub’s access to information in connection with the Company, its business, books and records and investigation of IES and Merger Sub of the Company and the transactions contemplated by the Merger Agreement; and

•	IES’s ownership of GIFI Common Stock.
Material Adverse Effect
Company Material Adverse Effect. Certain representations and warranties of the Company and its subsidiaries are qualified as to materiality or as to “material adverse effect,” which when used with respect to the Company and its subsidiaries means any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, property, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or any event that creates a prohibition, material impediment or material delay in the completion of the transactions contemplated by the Merger Agreement, other than any event, change, effect, development, circumstance, condition or occurrence resulting from, relating to or arising out of:
•	the announcement or the existence of, compliance with or performance under, the Merger Agreement or the transactions contemplated thereby;
•
changes or proposed changes in laws, rules or regulations of general applicability to companies in the industries in which the Company and any of its subsidiaries operate, the LBCA, the rules and regulations of the SEC or interpretations thereof by courts or governmental entities;*

•	any changes in generally accepted accounting principles as applied in the U.S. (or “GAAP”) or accounting standards or interpretations thereof;*

•
any failure by the Company to meet any internal or external financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided, that this exception will not prevent or otherwise affect a determination that any event, change, effect, circumstance, condition, development or occurrence underlying such failure has resulted in, or contributed to, a material adverse effect of the Company);

•
any changes in the share price or trading volume of the GIFI Common Stock or in the credit rating of the Company or any of its subsidiaries (provided that this exception will not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a material adverse effect of the Company);

•	any shutdown of a governmental entity, including any shutdown of the U.S. federal government;
•	changes generally affecting the United States or global economy, financial or securities markets, or political conditions, including any tariffs or trade wars;*
•	geopolitical conditions, acts of war, sabotage, or terrorism, or military actions, or the escalation thereof;*
•	any hurricane, tornado, flood, earthquake or other natural disasters;*
•
weather conditions, epidemics, pandemics, disease outbreaks or other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or other force majeure events;* or

•
conditions generally affecting any of the industries in which the Company and its subsidiaries operate, provided that, in the case of the bullets marked with an asterisk (*) above, solely to the extent disproportionately affecting the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its subsidiaries operate.*

IES Material Adverse Effect. Certain representations and warranties of IES and Merger Sub are also qualified as to materiality or as to “material adverse effect,” which when used with respect to IES and Merger Sub means, as the case may be, any event, change, effect, development or occurrence that, either individually or in the aggregate, is or would be reasonably likely to prevent or materially impair, interfere with, hinder or delay the completion of, or IES or Merger Sub’s ability to complete, the Merger or the other transactions contemplated by the Merger Agreement.
Conduct of Business Before Completion of the Merger
The Company has agreed that, until the earlier of the termination of the Merger Agreement or the Effective Time, except as may be required by applicable law, as may be consented to in writing by IES, as otherwise contemplated by the Merger Agreement or as set forth in the Company’s disclosure schedule to the Merger Agreement, the Company will conduct its business, and cause its subsidiaries to conduct their business, in each case, in the ordinary course of business, and use its commercially reasonable efforts to (i) preserve, and cause its subsidiaries to preserve, their relationships with clients, customers, suppliers, distributors and creditors and other persons with which such entity has significant business relations, and (ii) keep available the services of its present executive officers, directors and key employees.
The Company has further agreed that, until the earlier of the termination of the Merger Agreement or the Effective Time, except as may be required by applicable law, as may be consented to in writing by IES (which consent may not be unreasonably withheld, conditioned or delayed), as otherwise contemplated by the Merger Agreement or as set forth on the Company’s disclosure schedule to the Merger Agreement, the Company will not, and will cause its subsidiaries not to:
•
(A) adopt any amendments to the Company’s organizational documents or (B) adopt any amendments to the articles of incorporation, bylaws or similar organizational documents of any subsidiary of the Company, in the case of this clause (B), that would reasonably be expected to be adverse to IES or any of its affiliates;

•
issue, sell, pledge, dispose of, encumber with any lien, split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of, any equity interest in the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such equity interests, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities;

•
authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, capital stock or other securities of the Company or its subsidiaries);

•
with respect to the Company or any of its significant subsidiaries, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the transaction contemplated by the Merger Agreement;

•
acquire by merging or consolidation, by purchasing an equity interest in or by purchasing of the assets of, or by any other manner, any person or other business organization, division or business of such person;

•
(A) except as necessary to respond appropriately to an emergency, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than, and during the same time period set forth in, the Company’s capital budget, or (B) expend any cash other than (x) such cash expenditures in the ordinary course of business, or (y) transaction expenses pursuant to agreements, arrangements or understandings of the Company in effect on the date of the Merger Agreement;

•
sell, lease, license, transfer, exchange or swap or otherwise dispose of any properties (including real property) or non-cash assets that are material to the Company and its subsidiaries, taken as a whole, excluding (A) sales, transfers and dispositions of obsolete or worthless equipment, (B) intercompany transactions, or (C) pursuant to contracts of the Company in effect on the date of the Merger;

•
mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien (other than certain permitted liens), any of the assets that are material to the Company and its subsidiaries, taken as a whole, other than (A) sales or leases of inventory in the ordinary course of business or otherwise or sales of or disposals of obsolete or worthless assets, or (B) pursuant to contracts of the Company in effect on the date of the Merger Agreement;

•
disclose any material trade secrets to any person, except in the ordinary course of business to persons who are under a contractual, legal or legally enforceable obligation to maintain the confidentiality thereof;

•	except as required by the existing terms of a Company benefit plan:
○
increase the compensation, bonus, commission, or other benefits payable or provided to any directors, officers, employees or other individual service providers other than in the ordinary course of business with respect to employees who are not officers;

○	pay or award any bonuses or incentive compensation, except as disclosed to IES, or grant any severance or termination pay to any directors, officers, employees or other individual service providers;
○
establish, adopt, enter into, terminate or materially amend any Company benefit plan (or any other benefit or compensation plan, policy, program, contractor, agreement, or arrangement that would be a Company benefit plan if it were in effect), except as required under law or the terms of the Company benefit plan for annual renewals in the ordinary course of business that would not result in material additional or increased costs and further excluding any offer letters that provide for no retention, severance or change in control benefits;

○
enter into, terminate, extend or amend a collective bargaining agreement or other agreement with a labor union or other labor organization, or recognize or certify any labor union, labor organization, works council, or group of employees of the Company or any of its subsidiaries as the bargaining representative for any employees of the Company or any of its subsidiaries;

○
hire or terminate (except for cause or due to death or disability) any director, officer, employee or other individual service provider whose annual compensation opportunity would exceed (or exceeds) $100,000, except in the ordinary course of business to fill any vacancies that are in existence on the date of the Merger Agreement or that arise following the date of the Merger Agreement due to a separation with the applicable director, officer, employee or service provider (other than a vacancy of an executive officer-level position or a vacancy created by the separation of a key employee), in each case, in the ordinary course of business, and provided that such hired director, officer, employee, or service provider will not be entitled to receive, without the consent of IES, any Company RSU Award, payment or benefits in connection with the Merger;

○	grant any Company RSU Awards or any other equity award;
○
take action to accelerate any payment or benefit, or the funding thereof, payable to or to become payable to any directors, officers, employees or other individual service providers (including by amending or waiving any performance or vesting criteria); or

○
enter into or make any loans or advances to any directors, officers, employees or other individual service providers, except in the ordinary course of business or for travel or reasonable business expenses;

•
implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would reasonably be expected to trigger the notice requirements of the U.S. federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign Laws related to plant closings, relocations and mass layoffs;

•	agree to waive or release any material noncompetition, non-solicitation, nondisclosure or other restrictive covenant obligation of any current or former employees or independent contractors;
•	change financial accounting policies or procedures, except as required by changes in GAAP;
•
directly or indirectly, purchase, redeem or otherwise acquire any of the Company’s or its subsidiaries’ capital stock, or any rights, warrants or options to acquire any such shares or equity interests, except for intercompany transactions;

•
incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness other than indebtedness incurred in the ordinary course of business that does not result in the aggregate principal amount outstanding thereunder at any time to exceed $50,000;

•	prepay, redeem, repurchase, defease, or cancel any indebtedness for borrowed money or guarantees except at stated maturity;
•
other than in the ordinary course of business, (A) enter into any material contracts, (B) modify, amend, terminate or waive any rights under any material contracts or under any permit of the Company in a manner or with a materially adverse effect, or (C) incur any lien (other than a permitted lien);

•
waive, release, assign, settle or compromise any claim, action or proceeding, except for such waivers, releases, assignments, settlements or compromises that do not exceed $50,000 individually, or $100,000 in the aggregate;

•
(A) change its fiscal year or any method of tax accounting, (B) make, change or revoke any material tax election, (C) enter into any closing agreement with respect to, or otherwise settle or compromise, any contested liability for taxes, (D) file any amended tax return or claim for a refund of taxes, (E) surrender a claim for a refund of taxes, (F) fail to pay any tax (including estimated tax payments or installments) on or before it becomes due and payable or fail to timely file a tax return, (G) make, seek or submit any application for a voluntary disclosure or voluntary disclosure agreement with respect to any taxes or tax return, (H) enter into any tax related agreement with any governmental entity, or (I) extend or waive any statutory period for the assessment or collection of any tax (excluding extensions solely as a result of automatic extensions of time to file tax returns);

•	enter into a new line of business or abandon or discontinue any existing line of business; and
•	agree or commit to do any of the foregoing.

Additionally, the Company also agreed to (i) use its commercially reasonable efforts to maintain insurance with financially responsible insurance companies in such amounts and against such risks and losses as are now carried by the Company, and (ii) (a) keep in full force and effect any material permit of the Company required by any governmental entity for the continuing operation of the business, and (b) file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any governmental entity, as well as all applications and other documents necessary to maintain, renew, extend any material permit of the Company required by any governmental entity for the continuing operation of its business.
GIFI Special Meeting and GIFI Board Recommendation
Special Meeting. The Company has agreed to take all necessary action to duly call, give notice of and convene the Special Meeting promptly after the date the SEC has informed the Company that it has no further comments to or has declined to review this proxy statement. Unless the Board has made a Company Change of Recommendation (as defined below), the Company agreed to, through the Board, recommend to the shareholders of the Company that they vote their shares of GIFI Common Stock in favor of adopting the Merger Agreement (the “Company Recommendation”) and include the Company Recommendation in this proxy statement. The Company further agreed to, unless there is a Company Change of Recommendation, use its reasonable best efforts to solicit sufficient proxies from the shareholders of the Company in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby and to take all other actions necessary or advisable to secure the Company Shareholder Approval. The Company may, after consultation with IES, adjourn or postpone the Special Meeting only (a) to ensure that any supplement or amendment to this proxy statement that is required by applicable law is timely provided to the shareholders of the Company; (b) if as of the time for which the Special Meeting is originally scheduled there are insufficient shares of the GIFI Common Stock present at the Special Meeting to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (c) if additional time is required to solicit proxies in order to obtain the Company Shareholder Approval; provided, however, that (i) no single adjournment shall be for more than 30 days unless otherwise required by applicable law, and (ii) all such adjournments together shall not cause the date of the Special Meeting to be held less than five business days prior to the End Date. The Company may also postpone or adjourn the Special Meeting if (1) the Company is required to postpone or adjourn the Special Meeting by applicable law, (2) the Board reasonably determines in good faith (after consultation with outside legal counsel) that it is necessary under applicable law to postpone or adjourn the Special Meeting in order to give the shareholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise, or (3) the Board has made a Company Change of Recommendation. The Company may not postpone or adjourn the Special Meeting pursuant to the foregoing clause (2) on more than three occasions, and such adjournment or postponement must not delay the Special Meeting by more than 10 business days from the prior-scheduled date on any single occasion or to a date on or after the fifth business day preceding the End Date. Except as required by applicable law and unless there has been a Company Change of Recommendation, in no event shall the record date of the Special Meeting be changed without IES’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
Board Recommendation. In connection with the Company’s entry into the Merger Agreement, the Board resolved to adopt the Company Recommendation. Subject to certain limited exceptions, neither the Board nor any committee thereof may:
•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to IES;
•
approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow the Company or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract or any tender or exchange offer providing for, with respect to, or in connection with, any Company Acquisition Proposal (as defined below);

•
fail to reaffirm the Company Recommendation within 10 business days of a written request therefor by IES following the date on which any Company Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to shareholders of the Company (or, if the Special Meeting is scheduled to be held within 10 business days of such request, within five business days after such request and, in any event, prior to the date of the Special Meeting); or

•
fail to publicly announce within 10 business days after a tender offer or exchange offer relating to the securities of the Company has been commenced, a statement disclosing that the Board recommends rejection of such tender offer or exchange offer and affirms the Company Recommendation (such actions, collectively, a “Company Change of Recommendation”).

The term “Company Acquisition Proposal” means any bona fide offer or proposal, whether or not in writing, or any bona fide written indication of interest, received from or made public by a third party (other than an offer, proposal or indication of interest by IES, Merger Sub or their respective subsidiaries) relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) pursuant to which any person, other than IES, Merger Sub or their respective affiliates, proposes to (A) directly or indirectly acquire beneficial ownership, or the right to acquire beneficial ownership, of any business or assets of the Company or any of its subsidiaries whose business constitutes 15% or more of the Company’s consolidated net revenues, net income, earnings before interest, tax, depreciation and amortization (“EBITDA”) or assets, (B) directly or indirectly acquire or purchase 15% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the Company’s consolidated net revenues, net income, EBITDA or assets, (C) commence a tender offer or exchange offer that, if completed, would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the Company’s consolidated net revenues, net income, EBITDA or assets, or (D) directly or indirectly commence any merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose business constitutes 15% or more of the Company’s consolidated net revenues, net income, EBITDA or assets.
No Solicitation of Other Offers by GIFI
Subject to certain limited exceptions, from the date of the Merger Agreement until the earlier of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms, the Company has agreed not to, and to cause its subsidiaries and its and their respective directors, officers, and employees not to, and shall direct its and their other representatives acting on its and their behalf not to, directly or indirectly:
•
solicit, initiate, seek or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the Company’s shareholders, that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;

•
furnish any non-public information regarding the Company or any of its subsidiaries or afford access to the business, properties, books or records of the Company or any of its subsidiaries, to any person (other than IES, Merger Sub or their respective directors, officers, employees, affiliates or representatives) in furtherance of or in response to a Company Acquisition Proposal or any inquiries regarding a Company Acquisition Proposal;

•
engage or participate in or otherwise knowingly facilitate any discussions or negotiations with any person (other than IES, Merger Sub or their respective directors, officers, employees, affiliates or representatives) regarding a Company Acquisition Proposal;

•
approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;

•
enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, or exchange agreement, or duly execute any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that (A) constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal (except for an acceptable confidentiality agreement, it being agreed that such an acceptable confidentiality agreement shall permit the person to make a Company Acquisition Proposal and need not contain any “standstill” or similar provisions) or (B) requires the Company to abandon, terminate or fail to complete the Merger;

•
unless the Board, or any committee thereof, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would constitute a breach of its fiduciary duties under applicable law or the Company’s articles of incorporation or bylaws, amend or grant any waiver, release or modification under, or fail to enforce, any takeover law or any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or

•	resolve or agree to do any of the foregoing.
Notwithstanding these restrictions, the Merger Agreement provides that the Board, directly or indirectly through any officer, employee or representative, may (i) furnish non-public information regarding the Company or any of its subsidiaries to, and afford access to the business, properties, books or records of the Company and any of its subsidiaries to, any person, and (ii) engage and participate in discussions and negotiations with any person, in each case in response to an unsolicited, written and bona fide Company Acquisition Proposal if the Board, or any committee thereof, prior to taking any such particular action, concludes in good faith, after consultation with its financial advisors and outside legal counsel, that (1) such unsolicited, written and bona fide Company Acquisition Proposal constitutes, or is reasonably likely to result in, a Company Superior Offer (as defined below), and (2) the failure to participate in such negotiations or discussions with the person making the Company Acquisition Proposal, or to furnish such information or data to the person making the Company Acquisition Proposal, would reasonably be likely to be inconsistent or deemed inconsistent with its fiduciary duties under applicable law.
The Company has agreed to promptly, and in no event later than 24 hours after its or any of its representatives’ receipt of any Company Acquisition Proposal or any inquiry or request for discussions or negotiations regarding a Company Acquisition Proposal or non-public information relating to the Company or any of its subsidiaries regarding a Company Acquisition Proposal, advise IES orally and in writing of such Company Acquisition Proposal, inquiry or request. The Company must also keep IES informed in all material respects on a reasonably prompt basis with respect to any change to the material terms of any such Company Acquisition Proposal.
Company Change of Recommendation
At any time prior to receipt of Company Shareholder Approval, the Board may make a Company Change of Recommendation, if (and only if):
•
(A) a written Company Acquisition Proposal that did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement is made by a third party after entry into the Merger Agreement, and such Company Acquisition Proposal is not withdrawn, (B) the Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Acquisition Proposal constitutes a Company Superior Offer, and (C) following consultation with outside legal counsel, the Board determines that the failure to make a Company Change of Recommendation would constitute a breach of its fiduciary duties under applicable law or the Company’s articles of incorporation or bylaws; and

•
(A) the Company provides IES five business days’ prior written notice of its intention to take such action, (B) after providing such notice and prior to making such Company Change of Recommendation in connection with a Company Superior Offer, the Company has negotiated in good faith with IES during such five business day period to make such revisions to the terms of the Merger Agreement, such that the Company Acquisition Proposal ceases to constitute a Company Superior Offer, and (C) the Board has considered in good faith any changes to the terms of the Merger Agreement committed to in writing by IES, and following such five business day period, has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Company Acquisition Proposal would continue to constitute a Company Superior Offer if such changes to the Merger Agreement proposed in writing by IES were to be given effect.

Additionally, other than with respect to a Company Superior Offer, nothing in the Merger Agreement will prohibit or restrict the Board from making a Company Change of Recommendation in response to an Intervening Event (as defined below) to the extent that:
•
the Board, or any committee thereof, determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board to effect a Company Change of Recommendation in response to such Intervening Event would constitute, or is reasonably likely to result in, a breach of its fiduciary duties under applicable law or the Company’s articles of incorporation or bylaws; and

•
(A) the Company provides IES five business days’ prior written notice of its intention to take such action, which notice will specify the reasons therefor, (B) after providing such notice and prior to making such Company Change of Recommendation, the Company has negotiated in good faith with IES during such five business day period to make such revisions to the terms of the Merger Agreement as to obviate the need for the Board to make a Company Change of Recommendation, and (C) the Board, or any committee thereof, has considered in good faith any changes to the terms of the Merger Agreement committed to in writing by IES, and following such five business day period, has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effect a Company Change of Recommendation in response to such Intervening Event would constitute, or is reasonably likely to result in, a breach of its fiduciary duties under applicable law or the Company’s articles of incorporation or bylaws.

The term “Company Superior Offer” means a bona fide written Company Acquisition Proposal for a Company Acquisition Transaction (each as defined in the Merger Agreement, except with references in the definition of Company Acquisition Transaction to “15%” being deemed to be replaced with references to “50%”) on terms that the Board, or any committee thereof, determines, in good faith, after consultation with its outside legal counsel and its financial advisor, is (A) if accepted, reasonably likely to be completed, and (B) more favorable to the shareholders of the Company than the transactions contemplated by the Merger Agreement taking into account at the time of determination any proposal by IES to amend or modify the terms of the Merger Agreement committed to in writing and after taking into account all aspects of the Company Acquisition Proposal, including the form of consideration, the adequacy and conditionality of any financing and the timing and likelihood of completion.
The term “Intervening Event” means any event, change, effect, circumstance, development or occurrence regarding the Company and its subsidiaries that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), to or by the Board, as the case may be, as of the date of the Merger Agreement, except that such event, change, effect, circumstance, development or occurrence will not constitute an Intervening Event if such event, change, effect, circumstance, development or occurrence results from or arises out of (A) the announcement or the existence of, compliance with or performance under the Merger Agreement or the transactions contemplated thereby (including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to such transactions), (B) any Company Acquisition Proposal, (C) certain alternate transactions as described in the Merger Agreement, or (D) any Company Superior Offer.
Access to Information
For purposes of integration planning and the completion of the transactions contemplated by the Merger Agreement, the Company has agreed to afford IES and its specified representatives reasonable access during normal business hours and upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms, to the Company and its subsidiaries’ properties, contracts, commitments, books and records as IES may reasonably request. The Company further agreed to permit officers and agents of IES to conduct physical and environmental inspections, independent appraisals, and such other tests and examinations and studies (including a Phase I environmental site assessment) of the real property owned by the Company or its subsidiaries as IES desires at all reasonable times. The Company further agreed to provide IES with copies of all documents and records (in the Company’s possession or reasonable control) reasonably requested by IES in connection with such real property. IES agreed to (i) repair and restore such real property to the substantially same condition that existed prior to any inspections conducted by IES or its authorized agents or representatives, and (ii) indemnify, defend, and hold harmless the Company for any damage to such real property occurring in connection with IES or its authorized agents’ inspections expect for claims or liabilities arising out of the mere discovery of any property condition not caused or exacerbated by IES’s inspection activities.
Directors’ and Officers’ Indemnification Insurance
For a period of six years from the Effective Time, the Surviving Corporation will, and IES will cause the Surviving Corporation to, maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its subsidiaries’ organizational documents or any exculpation and indemnification obligations and any obligations for the advancement of expenses contained in any agreements of the Company or its subsidiaries with any of their respective current or former directors, officers or employees, in each case as in effect as of the date of the Merger Agreement, and no such provision may be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its subsidiaries. In addition, subject to certain limited exceptions, from and after the Effective Time, IES, the Surviving Corporation and its subsidiaries will jointly and severally, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director and officer of the Company and its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another entity or enterprise at the request or for the benefit of the Company or any of its subsidiaries against any costs or expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by applicable law.
For a period of six years from the Effective Time, the Surviving Corporation will, and IES will cause the Surviving Corporation to, maintain in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date of the Merger Agreement by the Company and its subsidiaries with respect to matters existing or arising on or before the Effective Time, except that the Surviving Corporation and IES will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of the coverage. In lieu of the foregoing, the Company may (but is not obligated to) obtain, at or prior to the Effective Time, a six-year “tail” policy under the Company’s existing directors’ and officers’ insurance policy if and to the extent the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement in respect of such coverage.
HSR and Other Regulatory Clearances; Consents
Each of the parties to the Merger Agreement agreed to use (and to cause each of its controlled affiliates to use) its reasonable best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable under applicable laws to complete the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to obtain all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from governmental entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration or termination of applicable waiting periods, consent or approval from, or to avoid an action or proceeding by, any governmental entity, in each case as promptly as practicable, and obtain all necessary nonactions, consents, approvals or waivers from third parties other than any governmental entity, in each case as promptly as practicable. IES agreed to pay all filings fees pursuant to the HSR Act in connection with the transactions contemplated by the Merger Agreement.
Subject to the terms and conditions set forth in the Merger Agreement, each of IES and the Company further agreed to (i) make their respective filings under the HSR Act no later than 15 business days after the date of the Merger Agreement (unless a later date is mutually agreed by the parties in writing), and (ii) as promptly as practicable, prepare and file all filings, requests, registrations and notices necessary under each specified regulatory law with respect to the Merger and the transactions contemplated by the Merger Agreement.
Subject to certain limited exceptions, each of the Company, on the one hand, and IES, on the other hand, have agreed to (i) make available to the other party such information as the other party may reasonably request in order to make its HSR Act filing, (ii) respond to information or document requests by any relevant governmental entity in connection with the transactions contemplated by the Merger Agreement, including by providing any information requested by any such governmental entity, (iii) keep each other party apprised of the status of matters relating to the completion of such transactions, (iv) cooperate in all respects and consult with the other party in connection with obtaining all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from governmental entities, (v) prior to transmitting any communications, advocacy, white papers, information responses or other submissions to any governmental entity in connection with the Merger or such transactions, permit counsel for the other party a reasonable opportunity to review and provide comments thereon, and consider in good faith the views of the other party in connection therewith, and (vi) not, and cause its affiliates not to, participate in any substantive meeting or discussion with any governmental entity in connection with the Merger or such transactions unless it consults with the other party in advance and gives the other party the opportunity to attend and participate.

Pursuant to the Merger Agreement, IES and its affiliates have agreed to use their reasonable best efforts, subject to certain limitations, to resolve any objections and avoid or eliminate each impediment that a governmental entity may assert under applicable regulatory laws with respect to the transactions contemplated by the Merger Agreement to enable the completion of the Merger to occur as promptly as practicable following the date of the Merger Agreement (and in any event no later than the End Date). However, IES and its affiliates will not be obligated to take remedial actions for purposes of resolving any such objection or avoiding or eliminating any such impediment.
IES will, upon reasonable consultation with the Company, control, lead and direct all actions, decision and strategy for, and make all final determinations as to the timing and appropriate course of action with respect to, (i) obtaining clearances, expirations or terminations of waiting periods, consents and approvals from governmental entities, and all other matters related to regulatory laws and related inquiries, negotiations and actions, in connection with the transactions contemplated by the Merger Agreement, and (ii) responding to and defending any action by or with any governmental entity in connection with the such transactions. Additionally, IES will retain sole discretion in deciding whether to litigate, defend against, or otherwise contest any action by any governmental entity relating to such transactions pursuant to or under the antitrust laws of the United States. The Company has agreed to, and to cause its affiliates to, use its reasonable best efforts to provide full and effective support of IES in all material respects in all such inquiries, negotiations and actions to the extent requested by IES. Further, IES, the Company and their respective affiliates have agreed to not, without the prior written consent of the other party, (i) “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act, or (ii) enter into any timing agreement or similar agreement with any governmental entity, or extend any waiting period under any regulatory law.
IES, Merger Sub and the Company agreed not to, and to cause their respective affiliates not to, acquire or agree to acquire equity or assets of, or other interests in, or merge or consolidate with (or agree to merge or consolidate with), any person, or any business unit, division, subsidiary or other portion of any person, if such action would reasonably be expected to (i) materially increase the risk of a governmental entity or law prohibiting, preventing, restricting, or otherwise making unlawful the completion of the transactions contemplated by the Merger Agreement, (ii) materially delay the satisfaction of the conditions to the closing, or (iii) otherwise prevent or materially delay the completion of such transactions.
Employee Matters
Following the Effective Time and until the first anniversary of the Closing Date (or, if earlier, until the date of termination of employment of the relevant employee), IES has agreed to provide (or cause its subsidiaries to provide) the individuals who are employed by the Company or any of its subsidiaries immediately before the Effective Time and who immediately following the Closing Date continue such employment (each, a “Current Employee”) with (i) annual base salary or wages (as applicable) that are no less favorable than the annual base salary or wages (as applicable) provided to such Current Employee immediately prior to the Effective Time, (ii) short-term target cash bonus or other short-term target cash incentive opportunities (other than any retention or transaction bonuses or incentives) that are no less favorable than the short-term target cash bonus or other short-term target cash incentive opportunities (as applicable) provided to such Current Employee immediately prior to the Effective Time, (iii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Current Employee immediately prior to the Effective Time, (iv) severance benefits that are no less favorable than those the severance benefits mutually specified between the parties, and (v) employee benefits (other than any defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and post-termination or retiree health or welfare benefits), that are no less favorable in the aggregate than the employee benefits (subject to the same exclusions) provided to such Current Employee immediately prior to the Effective Time.
For purposes of vesting of defined contribution plan retirement benefits, eligibility to participate and, solely for vacation and paid time off policies, severance plans and policies, and disability plans and policies, determining levels of benefits (but not, for the avoidance of doubt, for any purposes, including benefit accrual, under any defined benefit pension plan) under the employee benefit plans of IES and its subsidiaries providing benefits to any Current Employees after the Effective Time, each Current Employee will be credited with such Current Employee’s years of service with the Company and its subsidiaries and their respective predecessors before the Effective Time, to the same extent and for the same purpose as such Current Employee was entitled, before the Effective Time, to credit for such service under any analogous Company benefit plan in which such Current Employee participated immediately prior to the Effective Time, provided that the foregoing will not apply to the extent that it would result in a duplication of benefits or coverage with respect to the same period of service. In addition, effective as of the Effective Time and thereafter, for the plan year in which the closing occurs, IES and its subsidiaries have agreed to (or to cause the Surviving Corporation to) (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any corresponding group health plan of the Surviving Corporation, IES or any of their respective subsidiaries to be waived with respect to Current Employees and their eligible dependents, and (ii) fully credit each Current Employee with all deductible payments, co-insurance and other out-of-pocket expenses incurred by such Current Employee and such employee’s covered dependents under the corresponding group health benefit plans of the Company or its subsidiaries prior to the closing for the purpose of determining the extent to which such Current Employee has satisfied the deductible, co-insurance, or maximum out-of-pocket requirements applicable to such Current Employee and such employee’s covered dependents for such plan year under any corresponding benefit plan of the Surviving Corporation, IES or any of their respective subsidiaries, as if such amounts had been paid in accordance with such plan.
If timely requested by IES in writing, the Company and each of its subsidiaries have agreed to take all corporate action as is necessary to terminate the Company’s qualified retirement plan effective no later than as of the day immediately prior to the Closing Date.
Voting Agreement
Concurrently with the execution and delivery of the Merger Agreement and as an inducement to IES’s willingness to enter into the Merger Agreement, the Supporting Shareholders entered into the Voting Agreement, pursuant to which, and subject to the terms and limitations thereof, among other things, the Supporting Shareholders agreed to vote the shares of GIFI Common Stock beneficially owned by each of them in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting. The shares held by the Supporting Shareholders that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 19.9% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date. The Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.
Other Covenants and Agreements
Preparation of this Proxy Statement and Delisting. IES and the Company agreed to furnish to the other party such data and information relating to it, its respective subsidiaries and the holders of its capital stock, as IES or the Company, as applicable, may reasonably request for the purpose of including such data and information in this proxy statement, and, in each case, any amendments or supplements thereto.
The Company agreed to prepare and file with the SEC this proxy statement in preliminary form no later than 30 days after the date of the Merger Agreement. Pursuant to the terms in the Merger Agreement, the Company further agreed to (i) comply in all material respects with the notice requirements applicable to the Company in respect of the Company Shareholder Meeting, and (ii) use its reasonable best efforts to (a) cause this proxy statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff, and (b) mail the definitive form of this proxy statement to the shareholders of the Company as promptly as possible following the completion of the SEC review.
IES and the Company agreed to make all necessary filings, if any, with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.
Prior to the Effective Time, the Company agreed to cooperate with IES and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq to enable the delisting of GIFI Common Stock from Nasdaq and the deregistration of the same under the Exchange Act as promptly as practicable after the Effective Time.
Public Announcements. Except with respect to a Company Change of Recommendation, from the date of the Merger Agreement until the earlier of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms, IES and the Company have agreed to use reasonable best efforts to develop a joint communications plan and to ensure that all press releases and other public statements with respect to the transaction contemplated by the Merger Agreement, to the extent they have not been previously issued or disclosed, are consistent with such joint communications plan. Further, except with respect to a Company Change of

Recommendation, unless otherwise required by applicable law or as specified in the Merger Agreement, neither the Company, on the one hand, nor any of IES and Merger Sub, on the other hand, may issue any press release or public statement with respect to the Merger without the other’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed).
Transaction Litigation. IES and Merger Sub, on one hand, and the Company, on the other hand, have agreed to promptly notify the other in writing of any shareholder litigation or other litigation or proceedings brought or threatened in writing against it or its directors or executive officers or other representatives relating to the Merger Agreement or the transactions contemplated thereby. Additionally, the Company has agreed to not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to any such litigation or proceeding without the prior written consent of IES (which consent may not be unreasonably withheld, delayed or conditioned).
Notice of Changes. Each of IES and the Company have agreed to promptly notify the other party of its actual knowledge of any occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on such party.
IES Ownership of GIFI Common Stock and Voting. As of the date of this proxy statement, IES owned 565,886 shares of GIFI Common Stock (or 3.5% of the total number of outstanding shares of GIFI Common Stock as of the Record Date). Pursuant to the Merger Agreement, IES has agreed to, and will cause its affiliates to, at the Special Meeting, and at every adjournment or postponement of the shareholder meeting (subject to the limits on the number of postponements and adjournments set forth in the Merger Agreement), and in any action by written consent of shareholders of the Company (i) appear (in person or by proxy) at each such meeting or otherwise cause all of the shares of the GIFI Common Stock that IES and its affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum, and (ii) cause all of the shares of the GIFI Common Stock with respect to which IES and its affiliates have voting rights to be voted, and duly execute and deliver any written consent of shareholders of the Company with respect to such GIFI Common Stock, “FOR” (1) the Merger Proposal, (2) the Adjournment Proposal, and (3) each of the other actions contemplated by the Merger Agreement. The shares held by the Supporting Shareholders and IES that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 23.4% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date.
Termination of the Merger Agreement
The Merger Agreement may be terminated in accordance with its terms at any time prior to the Effective Time, whether before or after obtaining Company Shareholder Approval:
•	by mutual written agreement of IES and the Company;
•	by either IES or the Company if:
○
the Merger has not been completed on or prior to the End Date; however, neither party may terminate the Merger Agreement under this provision if the failure to close by the End Date is due to that party’s material breach of any representation, warranty, covenant or other agreement of the Merger Agreement;

○
a final and nonappealable injunction or law is issued, entered, enacted, promulgated or becomes effective permanently restraining, enjoining or otherwise prohibiting or making illegal the completion of the transactions contemplated by the Merger Agreement; however, the right to terminate the Merger Agreement under this provision is not available to a party if such injunction was due to the failure of such party to perform any of its obligations under the Merger Agreement; or

○	the Company shareholders do not approve the Merger Proposal at the Special Meeting or any adjournment or postponement of the Special Meeting;
•	by the Company:
○
if IES or Merger Sub is in breach of its representations or warranties or failed to perform its covenants or other agreements contained in the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (A) by its nature, is not curable prior to the End Date, (B) is not cured within 30 days following written notice thereof to IES, or (C) by its nature or timing cannot be cured during such period; or

○
in order to enter into an agreement based on a Company Acquisition Proposal providing for a Company Superior Offer prior to the receipt of Company Shareholder Approval, provided, that no such termination will be effective unless (A) the Company has complied in all respects with its covenants or other agreements set forth in certain covenants and agreements in the Merger Agreement related to Company Superior Offers, and (B) the Company concurrently pays the Termination Fee to IES pursuant to the terms of the Merger Agreement; and

•	by IES:
○
if the Company is in breach of its representations or warranties or failed to perform its covenants or other agreements contained in the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (A) by its nature, is not curable prior to the End Date, (B) is not cured within 30 days following written notice thereof to the Company or (C) by its nature or timing cannot be cured during such period; or

○
at any time prior to receipt of Company Shareholder Approval in the event of (A) a Company Change of Recommendation or (B) a willful breach of certain of the Company’s covenants or agreements contained in the Merger Agreement.

Effect of Termination
In the event of termination of the Merger Agreement pursuant to its terms and conditions, the Merger Agreement shall terminate and there will be no other liability on the part of the Company or IES to the other except (i) as related to the Termination Fee, (ii) for liability arising out of or the result of, any fraud or willful breach of any covenant, agreement, representation or warranty in the Merger Agreement occurring prior to termination, and (iii) as provided in the NDA entered into by the Company and IES, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.
Termination Fee
The Merger Agreement also provides for the payment of a termination fee by the Company to IES if the agreement is terminated in specified circumstances. The Company will be obligated to pay IES a Termination Fee of approximately $7.6 million if all of the following circumstances exist:
•	prior to the Special Meeting, a Company Acquisition Proposal is publicly disclosed after the date of the Merger Agreement;
•
the Merger Agreement is terminated by the Company or IES, as applicable, because (A) subject to the satisfaction of certain provisions of the Merger Agreement prior to such termination, the Merger has not been completed on or prior to the End Date, (B) the Company Shareholder Approval has not been obtained, or (C) the Company has breached its representations or warranties or failed to perform its covenants or other agreements contained in the Merger Agreement such that the conditions to the Merger Agreement would not be satisfied and such breach (1) by its nature, is not curable prior to the End Date, (2) is not cured within 30 days following written notice thereof to the Company, or (3) by its nature or timing cannot be cured during such period;

•	such Company Acquisition Proposal has not been withdrawn prior to the termination of the Merger Agreement; and
•
within 15 months after such termination of the Merger Agreement, the Company completes or enters into a definitive agreement to complete any Company Acquisition Transaction (except that all references to 15% in such definition shall be changed to 50%).

The Company will also be obligated to pay IES the Termination Fee if (i) the Merger Agreement is terminated by IES in connection with a Company Change of Recommendation by the Board or a willful breach of certain of the Company’s covenants or agreements contained in the Merger Agreement, or (ii) the Merger Agreement is terminated by the Company in order to enter into an agreement based on a Company Acquisition Proposal providing for a Company Superior Offer prior to the receipt of Company Shareholder Approval.

Expenses
Subject to certain exceptions set forth in the Merger Agreement, whether or not the Merger is completed, all costs and expenses incurred in connection with the transactions contemplated by the Merger, the Merger Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.
Amendments, Waivers, Specific Performance and Governing Law
Amendment; Waiver. At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, IES and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver will by applicable law require further approval of the Company shareholders or IES stockholders, as applicable, the effectiveness of such amendment or waiver will be subject to the approval of the Company shareholder or IES stockholders, as applicable.
Specific Performance. The parties have agreed that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties is entitled to an injunction or equitable relief to prevent breaches of the Merger Agreement and to enforce specifically its terms and provisions; provided, however, that neither IES nor Merger Sub is entitled to specific performance to cause the Company to complete the transactions contemplated by the Merger Agreement and payment of the Termination Fee to IES.
Governing Law. The Merger Agreement, and all claims or causes of action that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance thereof, is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to (i) the exercise of fiduciary duties by the members of the Board or officers of the Company and its subsidiaries, and (ii) whether appraisal rights or dissenters’ rights are available to the Company’s shareholders in connection with the Merger, in each case shall be subject to the laws of the State of Louisiana).

THE MERGER PROPOSAL (PROPOSAL NO. 1)
The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.
Overview
The Company is seeking the approval by its shareholders of the Merger Agreement that the Company entered into on November 7, 2025 with IES and Merger Sub. Under the terms of the Merger Agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as an indirect wholly owned subsidiary of IES. The Board has (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Merger Agreement, other transaction documents and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated by the Merger Agreement be submitted to the Company’s shareholders for consideration at a special meeting in accordance with the Merger Agreement, and (iv) resolved to recommend that the Company’s shareholders approve the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated thereby.
Background of the Merger
The Board and management periodically review and evaluate the Company’s business and long-term strategy, competitive position, historical operational and financial performance, and prospects and opportunities, with the goals of bolstering the Company’s competitive position within its markets and enhancing shareholder value. These reviews have led to frequent discussions between the Board and the management team regarding strategic opportunities available to the Company, including continuing to execute on its long-term strategy as a standalone company and pursuing business opportunities through mergers, acquisitions, joint ventures and other strategic transactions.
In 2024 and early 2025, prior to any indication from IES that it might have an interest in acquiring the Company, IES and the Company had several cursory discussions about potential strategic collaborations, including a potential acquisition by IES of a minority interest investment in the Company. These discussions were initiated by Jeffrey L. Gendell, Executive Chairman and controlling stockholder of IES, who initially contacted Robert M. Averick, the Board’s Lead Independent Director. Mr. Averick then introduced Mr. Gendell to Richard W. Heo, the Company’s President, Chief Executive Officer and Chairman of the Board. These discussions led to several visits by IES to the Company’s sites, but did not result in any contractual, legal or business relationship between the parties.
The following summarizes the principal meetings and negotiations and actions among the parties leading up to the execution and announcement of the Merger Agreement. This summary does not purport to describe every interaction among the Company, IES or other parties or their respective representatives.
On May 8, 2025, Mr. Gendell reached out to Mr. Averick regarding reinitiating discussions with the Company about potential strategic collaborations.
On June 5, 2025, Mr. Gendell contacted Mr. Heo via email requesting a meeting in Houston to catch up on the status of the Company’s business and the Englobal integration.
On June 19, 2025, Mr. Heo met with Mr. Gendell and Ms. Tracy McLauchlin, Chief Financial Officer of IES. The parties discussed among other things, the Company’s business and the status of the Englobal integration. Mr. Gendell stated that IES was evaluating strategic opportunities and wanted to reinitiate and discuss the interest of IES in potential strategic collaborations with the Company.
On July 2, 2025, Mr. Heo was contacted by Mr. Gendell to request a site visit for Mr. Gendell and Mr. Michael Rice, President of IES Infrastructure, at the Company’s Houma facility.

On July 15, 2025, Messrs. Heo, Gendell and Rice met at the Company’s Houma facility. The parties further discussed, among other things, the possibility of strategic collaborations between IES and the Company, including the possibility of the Company acting as a subcontractor for IES. Later that evening, Messrs. Heo, Gendell and Rice met for an informal dinner where they discussed, among other things, the status of the respective businesses, opportunities where the Company could potentially provide capacity support to IES and potential synergies if IES were to acquire the Company.
On July 25, 2025, Mr. Averick was contacted, on an unsolicited basis, by Mr. Gendell to discuss, generally, potential strategic collaborations between IES and the Company, including, for the first time, the interest of IES in a potential acquisition of the Company without discussion of any specific terms, including price.
On July 31, 2025, Mr. Heo convened a regularly scheduled quarterly Board meeting via videoconference during which management provided an update regarding the Company’s current strategic opportunities, as well as business prospects, recent project awards, and the Company’s performance to date as well as other agenda items. As part of the strategic update, Mr. Heo informed the Board of management’s prior discussions with Mr. Gendell and other members of the IES executive team regarding ways the companies could work together, including a potential acquisition of the Company by IES. Mr. Heo noted that there would be an upcoming meeting with IES at the Englobal Automation business facility in Houston, Texas. The Board discussed the strategic updates, including in executive session.
On August 4, 2025, the Company received a written, non-binding indication of interest (the “Initial Indication of Interest”) from IES to acquire all of the outstanding shares of GIFI Common Stock for a purchase price of $10.00 per share in cash. Mr. Heo promptly shared the Initial Indication of Interest with the Board. The Board held a special meeting later that same day to discuss. At the meeting, Mr. Heo reviewed the history of prior interactions between IES and the Company that initially focused on potential strategic collaborations. Mr. Averick informed the Board that he had a prior limited history with Mr. Gendell, based primarily on mutual business contacts. Mr. Averick informed the Board that Mr. Gendell had reached out to him earlier that morning on August 4, 2025, to explain why IES was interested in acquiring the Company, including the synergies presented by the Company’s Englobal business and the Company’s Fabrication business. Mr. Heo informed the Board that Mr. Gendell indicated that there could be potential employment opportunities for the current management of the Company with the surviving company if the transaction proposed by IES was completed, but he indicated that no details of such employment or formal offer of employment had been made. Representatives of Jones Walker LLP, the Company’s outside legal counsel (“Jones Walker”), outlined the next steps that the Company should consider taking, including, among other things, executing a confidentiality and standstill agreement with IES and engaging an investment banker in connection with the potential transaction. Following a review of the Initial Indication of Interest by the Board and further deliberations at the meeting, the Board authorized (i) Mr. Heo to continue discussions with IES subject to first entering into a confidentiality and standstill agreement, and (ii) management to engage an investment banker to, among other things, analyze the fairness of the cash purchase price offered in the Initial Indication of Interest. On August 4, 2025, the closing price of GIFI Common Stock was $6.85.
Following the Board meeting on August 4, 2025, Mr. Heo sent a draft confidentiality and standstill agreement (the “NDA”) with customary provisions prepared by Jones Walker to Mary K. Newman, General Counsel of IES, and Mr. Gendell. During the period from August 4th through August 8th, the Company and IES negotiated the terms of the NDA with representatives from Jones Walker participating in such negotiations. On August 8, 2025, the Company and IES executed the NDA, which contained customary mutual confidentiality protections, a non-solicitation and non-hire provision that prohibited each party from soliciting for employment or hire any member of the executive team of the other party for one year, and a customary standstill provision.
On August 8, 2025, at the request of Mr. Heo, Mr. Averick contacted Mr. Gendell to acknowledge receipt of the Initial Indication of Interest. During that conversation, Mr. Averick responded to Mr. Gendell’s inquiry as to the relative competency of the Company’s management and the Company’s upcoming response to the Initial Indication of Interest, which included preliminary discussions of the price included in the Initial Indication of Interest.
On August 11, 2025, Mr. Heo, on behalf of the Company, sent to Mr. Gendell and Matthew J. Simmes, Chief Executive Officer of IES, the Company’s response to the Initial Indication of Interest and informed IES that the Board had, subject to entering into the NDA, authorized management to provide IES access to certain information in connection with IES’s due diligence of the Company and its operations to facilitate further discussions regarding a potential transaction between the parties. The response further indicated that the Board found the cash price offered in the Initial Indication of Interest to be the minimum price to warrant proceeding further with discussions under the protection of the NDA and noted the Board’s hope that as IES made progress in its due diligence, it would signal to the Company a revised proposal with a higher price.
On August 12, 2025, Mr. Heo and Westley S. Stockton, the Company’s Chief Financial Officer, and Mr. Gendell and Ms. Newman, met at the Company’s Englobal Automation business facility in Houston, Texas. The parties discussed, among other things, the Company’s Englobal Automation business and opportunities to work together. No discussions regarding the potential transaction took place at this meeting. Later that evening, at dinner, Messrs. Heo, Stockton and Gendell and Ms. Newman discussed, among other things, the status of the respective businesses and high-level business rationale for the potential transaction between the parties.
On August 13, 2025, a special meeting of the Board was convened, during which the Company’s management updated the Board on the status of discussions between the Company and IES’s, as well as the status of IES due diligence efforts. Mr. Heo informed the Board that management had started negotiations with Johnson Rice to act as the Company’s financial advisor in connection with the potential transaction, with the Board then authorizing management to engage Johnson Rice as the Company’s financial advisor in connection with the potential transaction. Mr. Heo further noted that management was preparing financial forecasts to provide to IES, Johnson Rice and the Board. Ms. Newman submitted an initial information request list to Messrs. Heo and Stockton on this date.
On August 14, 2025, the Company and Johnson Rice executed an engagement letter pursuant to which the Company retained Johnson Rice as its financial advisor, including, if requested by the Board, the provision of a fairness opinion by Johnson Rice in advance of any Board approval of the potential transaction with IES.
On August 19, 2025, the Company granted to William Albright, Vice President of Finance and Corporate Development of IES, and select representatives of IES access to a virtual data room containing information regarding the Company for purposes of performing a due diligence review.
During August 2025, there were multiple due diligence meetings and calls between representatives of IES, primarily between Messrs. Albright and Stockton regarding the Company’s business. These calls included discussion of management’s financial forecasts.
On August 27, 2025, a special meeting of the Board was convened during which management provided an update on the continuing discussions with IES. Mr. Heo informed the Board that the Company had provided certain diligence materials to IES, including management’s financial forecasts which were also shared with the Board and Johnson Rice. Mr. Heo discussed his view as to the likely key value proposition of the transaction for IES, including skilled and tenured workforce, and facilities strategically located and with capacity. Mr. Heo noted that he and Mr. Simmes had tentatively agreed to discuss the potential transaction, including what the combined company would look like, the week of September 1, 2025. At the August 27 meeting, Mr. Stockton presented management’s financial forecasts. Representatives of Johnson Rice presented its valuation analysis for the potential transaction with IES based on management’s financial forecasts, including an analysis of certain comparable public companies selected by Johnson Rice, strategic transactions of similar companies and a discounted free cash flow analysis. After further deliberations, the Board confirmed its support of management’s continuation of discussions with IES regarding the potential transaction.
On September 3, 2025, Messrs. Heo and Simmes had dinner together with their spouses, which included limited discussions between Messrs. Heo and Simmes regarding the potential transaction.
On September 5, 2025, a special meeting of the Board was convened during which a further update of the Company’s discussions with IES was provided by management. Mr. Heo indicated to the Board that he had sent Mr. Simmes a follow-up email after their dinner to which Mr. Simmes responded that he expected the IES team to meet the afternoon of September 4th to discuss next steps. At the September 5th meeting, the Board further discussed management’s financial forecasts and Johnson Rice’s preliminary valuation analysis that were previously presented to the Board at the August 27, 2025 meeting. Mr. Heo provided the Board with an update on the Company’s current business prospects and the Board discussed with Messrs. Heo and Stockton the Company’s financial performance and outlook if it continued as a stand-alone company. In response to a question on next steps, the Board authorized Mr. Averick to hold discussions with Mr. Gendell regarding the potential transaction and to relay any discussions back to the Board. The Board also discussed the potential for an ongoing relationship with IES if the parties did not ultimately complete the potential transaction.

On September 9, 2025, Mr. Averick, at the request of Mr. Heo, contacted Mr. Gendell to discuss the potential transaction. The parties discussed IES’s initial offer price of $10.00 per share and Mr. Averick discussed the Board’s position that the Company would not be interested in pursuing a transaction at that price. On the call, Mr. Averick and Mr. Gendell discussed, among other things, management’s financial forecasts that were provided to IES and the potential synergies provided by the potential transaction. Later that day, Mr. Gendell emailed Mr. Heo to schedule a call for September 11, 2025 to discuss the potential transaction.
On September 10, 2025, a special meeting of the Board was convened during which Mr. Averick provided the Board with an update regarding his call the previous day with Mr. Gendell. The Board discussed its views on IES’s current offer price of $10.00 per share and confirmed its position that such price was inadequate.
On September 11, 2025, Messrs. Heo, Averick and Gendell had a call to discuss the potential transaction. On the call, the parties discussed, among other things, IES’s initial offer price, and, in Mr. Averick’s opinion, that an offer in the $12.00 per share price range was more appropriate and was more likely to be well-received by both the Board and the Company’s shareholders, clarifying that he did not speak for the entire Board.
On September 12, 2025, Mr. Gendell contacted Mr. Heo to indicate that IES would raise its price to $12.00 per share and that a revised written indication of interest would be forthcoming. On September 12, 2025, the closing price of GIFI Common Stock was $7.63.
On September 16, 2025, the Board held a regularly scheduled strategy session. At the meeting, Mr. Heo provided management’s presentation, which included, among other things, a discussion regarding the Company’s current strategic opportunities, business prospects, recent project awards, and the Company’s performance to date. During the meeting, the Board also received an update on the potential transaction with IES and the parties’ discussions to date, including that the Company had received a verbal revised indication of interest from IES to acquire the Company for $12.00 per share. Representatives of Johnson Rice presented a revised preliminary valuation analysis based on IES’s verbal revised indication of interest. The presentation was substantially similar to Johnson Rice’s presentation at the August 27, 2025 Board meeting, but took into account the verbal revised offer the Company received from IES. Johnson Rice discussed the relative premium implied in IES’s initial $10.00 per share price and the verbal revised $12.00 per share price. Johnson Rice informed the Board that, based on its preliminary valuation analysis, the verbal revised offer of $12.00 per share represented a premium to almost all financial metrics based on Johnson Rice’s preliminary public peer comparable company analysis, as well as premiums to its strategic peer comparable transaction analysis, comparable transaction premium analysis, historical price analysis and discounted cash flow analysis. After further deliberations, the Board confirmed that it was comfortable continuing discussions with IES based on its verbal revised offer of $12.00 per share and, that if the Company was presented with a formal written offer from IES for $12.00 per share, then the Board’s next step would be to review the key terms of the merger agreement for the transaction. The Board also discussed the potential for employment opportunities for Messrs. Heo and Stockton at the combined company following any transaction between the Company and IES. Mr. Heo noted that a call with IES was scheduled for September 17, 2025 to discuss the potential transaction. An executive session of the Board’s independent directors was held immediately following the conclusion of the Board meeting.
On September 17, 2025, Messrs. Heo and Stockton participated in a call with Messrs. Gendell and Albright to discuss, among other things, current business prospects of the Company, the financial forecast and the process for a potential transaction between the parties. Further, Messrs. Stockton and Albright had another call on September 18, 2025 to discuss the process for a closing and timeline should the transaction definitive documentation be executed.
On September 22, 2025, IES delivered a non-binding letter of intent (the “LOI”) to Messrs. Heo and Averick, which was promptly provided to the Board. In the LOI, IES proposed to acquire the Company for a price of $12.00 per share in cash. The LOI indicated that while there would be no financing condition, the proposed transaction agreement would include customary closing conditions. Additionally, the LOI (i) indicated IES’s expectation that certain GIFI shareholders would enter into customary voting agreements concurrently with the transaction agreement to vote in favor of the potential transaction, and (ii) included a requirement for the Company to work exclusively with IES regarding a potential transaction with the Company for a period of 57 business days, expiring December 15, 2025. The closing price of GIFI Common Stock on September 22, 2025 was $7.08.
On September 25, 2025, Mr. Stockton participated in a call with Mr. Albright and Michael Keasey, Director of Corporate Development of IES, where they discussed, among other things, the status of due diligence, the potential transaction process and the agenda for a call to be held on September 26, 2025.

On September 26, 2025, representatives of each of IES, Norton Rose Fulbright LLP, outside legal counsel to IES (“NRF”), the Company, Johnson Rice and Jones Walker participated in a call to discuss the LOI. During the call, Jones Walker raised certain concerns it had with the version of the LOI sent to Messrs. Heo and Averick on September 22, 2025, and IES agreed to send a revised LOI clarifying, among other things, a shorter exclusivity period that would end on November 15, 2025.
On September 30, 2025, Mr. Stockton participated in a call with Messrs. Albright and Keasey, during which they informed Mr. Stockton that a revised LOI was forthcoming that would continue to include a material adverse effect clause, a shortened exclusivity period, and an expectation that equity awards held by members of the Board would vest at closing (consistent with the terms of their underlying award agreement), but equity awards held by all others would vest according to the vesting terms of the existing equity awards. Messrs. Albright and Keasey indicated that IES would request a “no shop” provision in the merger agreement and a 5% termination fee.
On September 30, 2025, IES delivered a revised LOI to Messrs. Heo and Stockton addressing the concerns discussed on the call between the parties held on September 26, 2025, including the shorter exclusivity period. Shortly after receipt, Jones Walker suggested additional changes to the revised LOI, including clarifying the treatment of outstanding equity awards.
On October 1, 2025, the Board met to discuss, among other things, the revised LOI received September 30, 2025 and the open issues. Mr. Heo provided the Board with an update on the negotiation process that had taken place with respect to certain terms and conditions in the LOI, including, among other things, the exclusivity period and treatment of Company equity awards. Johnson Rice indicated its opinion that the likelihood of receiving an offer superior to IES’s was relatively low given the premium offered and the current state of the market. Following these discussions, the Board confirmed its support for the Company to execute the LOI and to continue discussions with IES regarding the potential transaction. Jones Walker and NRF ultimately agreed to revise the LOI to provide that the parties would address the treatment of equity awards, other than those held by directors, in the definitive merger agreement. Mr. Heo executed the revised LOI on behalf of the Company on October 2, 2025.
During the period from October 2, 2025 through November 5, 2025, representatives from the Company, Jones Walker, IES and NRF held regular calls to discuss the status of the diligence process and outstanding and follow-up due diligence requests.
On October 8, 2025, representatives of NRF provided representatives from Jones Walker an initial draft of the Merger Agreement (the “10/8 Draft Merger Agreement”). The 10/8 Draft Merger Agreement was also provided to management of the Company and subsequently delivered to the Board for its review. The 10/8 Draft Merger Agreement provided, among other things, (i) that at the Effective Time of the Merger, all outstanding Company equity awards would be converted into the right to receive cash equal to the number of shares of GIFI Common Stock subject to such award multiplied by the $12.00 per share merger consideration, subject to the same vesting and settlement terms of the underlying equity award; (ii) a termination fee of 5% of the equity value to be paid by the Company if the Merger Agreement was terminated in the event that the Board changed its recommendation or in certain cases where the Company completed an alternative transaction; and (iii) a non-solicitation covenant that contained a fiduciary out, ability for the Company to respond to unsolicited third party offers under certain circumstances and a covenant to submit the potential transaction with IES to a vote of shareholders regardless of whether the Board changed its recommendation to the shareholders to vote in favor of the Merger.
On October 10, 2025, the Board held a special meeting, during which representatives from Jones Walker provided a brief overview of certain key provisions and terms contained in the 10/8 Draft Merger Agreement. Mr. Heo informed the Board that he was scheduled to have lunch with Mr. Simmes later that day at which he would raise the issue of potential employment agreements with the combined company. The Board and representatives from Jones Walker discussed next steps and the process for negotiating the key business and legal provisions of the Merger Agreement.
On October 11, 2025, representatives of NRF provided a draft Voting Agreement to Jones Walker. Between October 11, 2025 and the signing of the Merger Agreement, the parties and their advisors, NRF and Jones Walker negotiated the terms of the Voting Agreement.
On October 13, 2025, Messrs. Heo, Stockton, Gendell and Simmes had dinner together to discuss, among other things, Messrs. Heo and Stockton’s potential future employment. It was discussed that there were employment and growth opportunities for both Messrs. Heo and Stockton.

On October 14, 2025, Messrs. Heo and Stockton engaged their own independent counsel, Porter Hedges, to represent them in their individual capacities to negotiate employment agreements with IES on behalf of Messrs. Heo and Stockton.
On October 17, 2025, representatives from Jones Walker provided representatives from NRF with a revised draft of the Merger Agreement.
On October 22, 2025, representatives from NRF provided representatives from Jones Walker with a revised draft of the Merger Agreement (the “10/22 Draft Merger Agreement”), which was subsequently provided to management and the Board for their review. The 10/22 Draft Merger Agreement did not contain any changes relative to the treatment of Company RSUs but provided for, among other things, a termination fee of 4.5% of the equity value, calculated based on the total consideration paid.
On October 24, 2025, the Board held a special meeting to discuss the 10/22 Draft Merger Agreement, during which representatives from Jones Walker provided a brief overview of the business and legal issues contained in the 10/22 Draft Merger Agreement and changes to certain key provisions and terms relative to the 10/8 Draft Merger Agreement. The Board and representatives from Jones Walker discussed next steps and process for negotiating the key business and legal provisions of the Merger Agreement.
On October 28, 2025, representatives from NRF provided representatives from Jones Walker with an initial draft of the form of employment agreement for Messrs. Heo and Stockton with the Surviving Corporation, which was forwarded by Messrs. Heo and Stockton to Porter Hedges for its review. Between October 28, 2025 and November 6, 2025, the date before the signing of the Merger Agreement, Messrs. Heo and Stockton and representatives from IES and their advisors and legal counsel negotiated the terms of the employment agreements for Messrs. Heo and Stockton with the Surviving Corporation.
On October 30, 2025, representatives from NRF provided representatives from Jones Walker with a revised draft of the Merger Agreement (the “10/30 Draft Merger Agreement”), which was subsequently provided to management and the Board for their review. The 10/30 Draft Merger Agreement did not contain any changes relative to the treatment of Company RSUs, but resolved the other key issues in the Merger Agreement being negotiated between the parties, including IES’s agreement to a termination fee of 4.0% of the equity value, calculated based on the total consideration paid. Messrs. Averick and Gendell spoke by telephone to discuss progress on the transaction.
On October 31, 2025, Messrs. Heo and Stockton met with Mr. Simmes and Ms. Newman to discuss, among other things, the potential transition roles of Messrs. Heo and Stockton in the Surviving Corporation, the terms of their draft employment agreements for short-term transition period and the treatment of Company RSUs in the Merger. A follow-up call was held on November 4, 2025, between Messrs. Heo, Stockton, Simmes and Ms. Newman to further discuss the draft employment agreements, including IES’s expectations regarding the terms of non-compete arrangements that would be included in the employment agreements for Messrs. Heo and Stockton.
On November 3, 2025, Jones Walker provided representatives from NRF with a revised draft of the Merger Agreement.
On November 4, 2025, representatives from NRF provided representatives from Jones Walker with a revised draft of the Merger Agreement (the “11/4 Draft Merger Agreement”), which was subsequently provided to management and the Board for their review. The 11/4 Draft Merger Agreement resolved the remaining key issues being negotiated between the parties.
From November 5, 2025 through November 6, 2025, the date before the signing of the Merger Agreement, the parties finalized execution versions of the Merger Agreement and Voting Agreement and employment agreements of Messrs. Heo and Stockton.
On November 6, 2025, the Board met with representatives of Johnson Rice and Jones Walker. Jones Walker first provided an update on the status of the Merger Agreement, noting that all legal issues in the Merger Agreement had been resolved. At the request of the Board, representatives of Johnson Rice rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Johnson Rice’s written opinion dated November 6, 2025), to the effect that, as of November 6, 2025, and based upon and subject to the qualifications, limitations, assumptions and other matters considered by Johnson Rice in connection with the preparation of the opinion, the Merger Consideration to be received by the holders of the GIFI Common Stock (other than holders of Company Excluded Stock) in the Merger pursuant to the Merger Agreement, was fair to such holders from a financial point of view. Based upon the foregoing, as well as potential factors weighing positively in favor of the Merger, the Merger Agreement and the transactions contemplated thereby listed below, and the potential risks and other countervailing factors listed below, the Board (i) determined and approved that the Merger Agreement, including the Merger, the Merger Consideration, treatment of Company RSU Awards in the Merger, the other transactions contemplated by the Merger Agreement, including the Voting Agreement, and all exhibits and schedules attached thereto are in the best interests of the Company and its shareholders (excluding the holders of the Company Excluded Stock); (ii) adopted, approved and confirmed in all respects the terms of the Merger Agreement, including the Merger, the Merger Consideration, treatment of Company RSU Awards and the other transactions contemplated by the Merger Agreement, including the Voting Agreement; (iii) determined that it was advisable for the Company to execute and deliver the Merger Agreement and Voting Agreement, to perform its covenants and other obligations under the Merger Agreement and the other transactions contemplated by the Merger Agreement and to complete the Merger upon the terms and conditions set forth in the Merger Agreement; and (iv) determined that it was advisable to submit the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to a vote of the Company’s shareholders, and to recommend that the shareholders of the Company approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Merger) (the “Board Determination”). The Board Determination was unanimously approved by all directors in attendance at the meeting. Ms. Cheryl D. Richard was unable to attend the November 6, 2025 meeting due to illness.
Following the Board Determination, effective November 7, 2025, the Company executed the Merger Agreement, the Supporting Shareholders, IES and the Company executed the Voting Agreement and the Company and Messrs. Heo and Stockton executed employment agreements. On November 7, 2025, the Company and IES jointly issued a press release announcing the execution of the Merger Agreement. On November 10, 2025, the Company filed a Current Report on Form 8-K disclosing the execution of the Merger Agreement and Voting Agreement and the entry into the employment agreements with Messrs. Heo and Stockton (to be effective as of the Effective Time) and the transactions contemplated thereby, including the Merger.
Interests of GIFI Directors and Executive Officers in the Merger
Members of the Board and the Company’s executive officers may have various interests in the Merger that may be in addition to, or different from, the interests of the Company’s shareholders generally. The members of the Board were aware of these potential interests and considered them at the time they approved the Merger Agreement and in making their recommendation that the Company’s shareholders approve the Merger Agreement. These potential interests are described below.
Treatment of GIFI Equity Awards
The Company’s directors and executive officers hold outstanding equity-based awards consisting of both time-based and performance-based restricted stock units that represent the right to receive an equivalent number of shares of Common Stock (the “Company RSU Award(s)”). Under the terms of the Merger Agreement, each outstanding award of time-based restricted stock units granted under the Company’s equity incentive plans shall, at the Effective Time, be converted into the right to receive upon vesting a cash payment in an amount equal to the product of (i) the number of shares of Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) $12.00, the Merger Consideration (the “Substitute Award(s)”). Additionally, under the terms of the Merger Agreement, each outstanding performance-based Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable) as of the Effective Time shall be treated as if performance had been achieved at the target level (i.e., 100%), and shall be converted to a Substitute Award. As of the Effective Time, all Company RSU Awards shall no longer be outstanding and shall automatically cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to the applicable Substitute Award. Further, each Substitute Award shall remain subject to the original vesting terms and conditions as the underlying Company RSU Award, except as otherwise provided under the terms and conditions of the Merger Agreement or any employment agreement by and between the holder of a Substitute Award and the Surviving Corporation, and will pay out as follows:
•
Non-Employee Directors’ Substitute Awards. The Company RSU Awards held by non-employee directors provide for the automatic acceleration of vesting upon a change of control if the director ceases to serve as a member of the Board as a result of the change of control. As such, the Substitute Awards held by non-employee directors will vest upon the Effective Time of the Merger and will be settled in accordance with the terms of the Merger Agreement; and

•
Executive Officers’ and Other Employees’ Substitute Awards. The Company RSU Awards held by the Company’s executive officers and employees provide for acceleration of vesting in connection with certain terminations of employment following a change of control. Specifically, following the Effective Time, the Substitute Awards held by the Company’s executive officers (except for Richard W. Heo, the Company’s Chief Executive Officer, and Westley S. Stockton, the Company’s Chief Financial Officer) and other employees will continue to vest according to the original vesting schedule under the underlying Company RSU Award, except that the RSUs will fully vest if the recipient’s employment is terminated (i) by the Surviving Corporation without cause prior to the vesting date, or (ii) by such recipient with good reason within one year following the Merger. The treatment of the Company RSU Awards held by Messrs. Heo and Stockton immediately prior to the Effective Time will be governed by the terms of the employment agreement that each has entered into with the Company (as described in more detail below under “Compensation and Benefits-Related Arrangements with the Surviving Corporation”), which agreements provide that the Substitute Awards will continue to vest according to the original vesting schedule under the underlying Company RSU Award and any unvested Substitute Awards will vest at the end of the term of such employment agreement or earlier if the executive dies or his employment is terminated by the Surviving Corporation.

Based on the above, the following tables set forth, for each non-employee director or executive officer who served as non-employee directors or executive officers at any time since January 1, 2024, (i) the number and value of shares of GIFI Common Stock subject to Company RSU Awards that will vest at the Effective Time, (ii) the number and value of shares of GIFI Common Stock subject to unvested Company RSU Awards that will not vest at the Effective Time and will continue to vest according to the terms of the applicable Company RSU Awards (including Company RSU Awards comprised of performance-based RSUs that become time-based), and (iii) the total value of shares of GIFI Common Stock subject to Company RSU Awards, in each case, held by such current non-employee director or executive officer as of November 7, 2025. All such amounts actually payable will be less any required withholding taxes and without interest. These amounts do not attempt to forecast any additional equity award grants, vesting, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the individuals identified in the table below may materially differ from the amounts set forth below.

Name(1)	Number of Shares Subject to Company RSU Awards that will Vest at Effective Time	Value of Merger Consideration for Company RSU Awards that will Vest at Effective Time(2)	Number of Shares Subject to Company RSU Awards that will not Vest at Effective Time	Value of Merger Consideration for Company RSU Awards that will not Vest at Effective Time(2)	Total
Non-Employee Directors
Robert M. Averick	5,979	$ 71,748	—	$—	$71,748
Michael J. Keeffe	5,979	71,748	—	—	71,748
Cheryl D. Richard	5,979	71,748	—	—	71,748
Jay R. Troger	5,979	71,748	—	—	71,748
Executive Officers
Richard W. Heo	—	—	156,102	1,873,224	$1,873,224
Westley S. Stockton	—	—	79,610	955,320	955,320
James L. Morvant	—	—	20,478	245,736	245,736
Matthew R. Oubre	—	—	19,802	237,624	237,624

(1)
This table does not include former non-employee director William E. Chiles, who retired effective at the Company’s 2025 annual meeting of shareholders, and former executive officer Thomas M. Smouse, neither of whom have outstanding Company RSU Awards.

(2)	For purposes of this table, the value of a share of GIFI Common Stock is assumed to be $12.00 (the Merger Consideration). The values in this table are not reduced for withholding of any tax amounts.

Change of Control Severance Benefits
The Company is party to a change of control agreement with each of Messrs. Heo and Stockton, providing for severance protections in the event of an actual or constructive termination following a change of control (as defined in the agreements and which will include the Merger), as described below.
The change of control agreements with Messrs. Heo and Stockton entitle each executive to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreements provided that if, during the 24-month period following a change of control, the Company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason (as such terms are defined in the change of control agreements), he would receive:
•	Any accrued but unpaid salary and a pro-rata bonus (as defined below) for the year in which he was terminated;
•
A lump-sum cash payment equal to 2.5 times (for Mr. Heo) and 2.0 times (for Mr. Stockton) the sum of (a) the executive’s base salary in effect at the time of termination, and (b) the executive’s target bonus (as defined below) for the year of termination;

•	Acceleration of vesting of any outstanding equity-based incentives granted after January 1, 2025; and
•	A lump-sum payment equal to 18 months of COBRA premiums.
For purposes of the agreements, the terms below are defined as follows:
•
Pro-rata Bonus – an amount equal to (a) the greater of the average of the annual bonuses received by the executive in the three most recently completed fiscal years immediately preceding the termination date or his target bonus for the year of termination, and (b) multiplied by the fraction obtained by dividing the number of days in the year through the termination date by 365.

•	Target Bonus – an amount equal to 100% (for Mr. Heo) and 80% (for Mr. Stockton) of the executive’s current base salary.
If any part of the payments or benefits received by Mr. Heo or Mr. Stockton in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Code (referred to as a “Best Net After-Tax Cutback”).
Ownership of GIFI Common Stock
All of the non-employee directors and executive officers of the Company hold shares of GIFI Common Stock. For additional information, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”
Additionally, voting and dispositive power with respect to the shares of GIFI Common Stock held by Piton is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of GIFI Common Stock held by Piton are directed by Robert M. Averick, the Board’s Lead Independent Director, who is an employee of Kokino, LLC and the portfolio manager of Piton’s investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported in this proxy statement held by Piton.
Directors’ and Officers’ Indemnification Insurance
Directors and officers of the Company are also entitled to indemnification and are covered by insurance in certain circumstances. For a detailed description of these requirements, please see the section of this proxy statement entitled “The Merger Agreement—Directors’ and Officers’ Indemnification Insurance.”

Compensation and Benefits-Related Arrangements with the Surviving Corporation
As of the date of this proxy statement, the directors are not expected to continue as directors of the Surviving Corporation. Except as otherwise provided below for Messrs. Heo and Stockton, as of the date of this proxy statement, none of the Company’s executive officers have discussed or entered into any agreement with IES or its affiliates regarding employment with, or the right to purchase or participate in the equity of, IES or one or more of its affiliates. Prior to or following the Effective Time, such executive officers may discuss or enter into agreements with IES or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, IES or one or more of its affiliates.
Pursuant to the terms of the Merger Agreement, following the Effective Time and until the first anniversary of the date of closing the Merger, IES shall, or shall cause one of its subsidiaries to, provide the individuals who are employed by the Company or any of its subsidiaries immediately before the Effective Time and who immediately following the Closing Date of closing the Merger continue such employment (each, a “Current Employee”) with (i) annual base salary or wages (as applicable) that are no less favorable than the annual base salary or wages (as applicable) provided to such Current Employee immediately prior to the Effective Time, (ii) short-term target cash bonus or other short-term target cash incentive opportunities (other than any retention or transaction bonuses or incentives) that are no less favorable than the short-term target cash bonus or other short-term target cash incentive opportunities (as applicable) provided to such Current Employee immediately prior to the Effective Time, (iii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Current Employee immediately prior to the Effective Time, (iv) severance benefits that are no less favorable than provided to such Current Employee immediately prior to the Effective Time, and (v) employee benefits (other than any defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and post-termination or retiree health or welfare benefits), that are no less favorable in the aggregate than the employee benefits (subject to the same exclusions) provided to such Current Employees immediately prior to the Effective Time.
In connection with the signing of the Merger Agreement, the Company entered into employment agreements with Mr. Heo (the “Heo Employment Agreement”), and Mr. Stockton (the “Stockton Employment Agreement” and, together with the Heo Employment Agreement, the “Employment Agreements”), to be effective as of, and contingent upon the occurrence of, the Closing Date (as defined in the Merger Agreement). Pursuant to the Employment Agreements, as of the Closing Date, Mr. Heo will serve as Senior Vice President and General Manager of the Surviving Corporation, with a term expiring on September 30, 2026, and Mr. Stockton will serve as Senior Vice President, Finance of the Surviving Corporation, with a term expiring on June 30, 2026.
The Heo Employment Agreement provides for, among other things, an annual base salary of $535,000 (pro-rated for the term of employment) and a cash bonus of $401,250. The Stockton Employment Agreement provides for, among other things, an annual base salary of $375,000 (pro-rated for the term of employment) and a cash bonus of $150,000. The executive’s receipt of the cash bonus is contingent on continued employment through the applicable term, provided, however, that if the executive dies or is terminated by the Surviving Corporation prior to expiration of the term, he will receive a prorated bonus. The Employment Agreements also contain certain restrictive covenants following the expiration of the agreement, including non-competition covenants (lasting one-year from the date of termination for Mr. Heo and through December 31, 2026 for Mr. Stockton).
Under the Employment Agreements, if the executive maintains employment through the applicable term of his employment agreement, or if he dies or is terminated by the Surviving Corporation for any reason prior to the end of the applicable term of employment, then (i) he will receive the cash severance payments due under his current change of control agreement with the Company (described above under “Change of Control Severance Benefits”), and (ii) any outstanding Company RSU Awards held by such executive will vest and be paid out at the Merger Consideration price of $12.00 per share. If either Messrs. Heo or Stockton resigns prior to the end of the applicable term of employment, he will forfeit his change of control severance payments and his unvested Company RSU Awards.

Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger. For purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	the Merger is completed on the latest practicable date prior to the filing of this proxy statement, November 20, 2025;
•
the employment of each named executive officer is terminated without “cause” or by the named executive officer for “good reason,” as defined in the relevant documents, in either case, immediately following the Effective Time;

•
the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of November 20, 2025, which target bonus amount is 100% of base salary, in the case of Mr. Heo and 80% of base salary, in the case of Mr. Stockton;

•	each of Messrs. Heo and Stockton’s prorated bonus for 2025 is calculated as of November 20, 2025;
•	each named executive officer’s outstanding RSUs as of November 20, 2025;
•	Messrs. Heo and Stockton will receive lump-sum payment equal to 18 months of COBRA premiums, as applicable;
•	a value per share of GIFI Common Stock equal to $12.00, which is the Merger Consideration;
•	no reduction will be necessary to mitigate the impact of Sections 280G and 4999 of the Code or under the Best Net After-Tax Cutback applicable to Messrs. Heo and Stockton; and
•	the values in this table are not reduced for withholding of any tax amounts.
For additional information, see “Interests of GIFI Directors and Executive Officers in the Merger—Change of Control Severance Benefits.”

Name	Cash(1)	Equity	Total(2)
Richard W. Heo	$ 3,468,839	$ 1,873,224	$ 5,342,063
Westley S. Stockton	1,800,096	955,320	2,755,416
James L. Morvant	—	245,736	245,736

(1)
The cash severance for Messrs. Heo and Stockton is “double trigger” and will become payable only upon a qualifying termination of employment following the Effective Time, as set forth in the Employment Agreements (which incorporate the cash severance calculations from the executives’ change of control agreements). As set forth in the table below, the amount represents (i) a lump-sum cash severance payment equal to 2.5 times (for Mr. Heo) and 2.0 times (for Mr. Stockton) the sum of (a) the executive’s base salary in effect at the time of termination, and (b) the executive’s target annual bonus for the year of termination, (ii) a pro-rata bonus for the year of termination, and (iii) lump-sum payments equal to 18 months of COBRA premiums. The cash severance amount reflected in the table does not include the pro-rata bonuses provided for under the Employment Agreements ($401,250 for Mr. Heo and $150,000 for Mr. Stockton), which are only payable with respect to a qualifying termination of employment during 2026 as described above under “—Compensation and Benefits-Related Arrangements with the Surviving Corporation.” The estimated amount of each such payment is shown in the following table:

Name	Severance	Pro-Rata Bonus	COBRA Premium Payment	Total
Richard W. Heo	$ 2,675,000	$ 752,607	$ 41,232	$ 3,468,839
Westley S. Stockton	1,350,000	408,864	41,232	1,800,096

For additional information, see “—Change of Control Severance Benefits.”
(2)
As discussed in the narrative preceding the table, pursuant to the terms of each of Messrs. Heo and Stockton’s change of control agreement, the total payments may be subject to a reduction if such payments result in the imposition of an excise tax under Section 280G of the Code. Pursuant to this Best Net After-Tax Cutback, if any part of the payments or benefits received by the executive in connection with the Merger constitutes an excess parachute payment under Section 4999 of the Code, the executive will receive the greater of (i) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (ii) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Code.

Recommendation of the GIFI Board of Directors and Reasons for Recommendation
Recommendation of the GIFI Board of Directors
After considering the various factors described below, on November 6, 2025, the Board (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable and are fair to, and in the best interests of, the Company and its shareholders, (ii) approved the Merger Agreement, other transaction documents and the transactions contemplated thereby, (iii) directed that the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated by the Merger Agreement be submitted to the Company’s shareholders for consideration at a special meeting in accordance with the Merger Agreement, and (iv) resolved to recommend that the Company’s shareholders approve the Merger Agreement and the Merger, the other transaction documents and the other transactions contemplated thereby (the “Board Determination and Recommendation”).
The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal, and “FOR” the Adjournment Proposal.
Reasons for Recommendation
In reaching its determination to authorize and approve the execution, delivery and performance by the Company of the Merger Agreement and the completion by the Company of the transactions contemplated by the Merger Agreement, the Board consulted with and received the advice of its legal and financial advisors, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, including the following non-exhaustive list of material factors (not necessarily in order of relative importance):
•
Full and Fair Value. The Board believed that the Merger Consideration of $12.00 per share in cash represents full and fair value for GIFI Common Stock, taking into account the Board’s familiarity with the business operations, assets, strategies and prospects of the Company. Among the most important considerations to the Board was the certain and ascertainable value of the agreed cash consideration compared to the risks and uncertainties of the continuation of the Company as an independent company.

•
Premium to Market Price. The Merger Consideration of $12.00 in cash per share represented a 52% premium over the $7.87 per share closing price of GIFI Common Stock on November 6, 2025, the last trading day prior to the public announcement of the Merger.

•
Cash Consideration. The Merger Consideration is all cash, with an easily ascertainable, immediate value and the current liquidity opportunity that it presented to shareholders of GIFI Common Stock, especially when viewed against the historically low average trading volume of GIFI Common Stock, and any internal or external risks and uncertainties associated with the Company’s stand-alone strategy.

•
Johnson Rice’s Opinion and Related Analysis. The Board considered the financial analyses prepared reviewed and discussed with the Board by representatives of Johnson Rice as well as the oral opinion of Johnson Rice rendered to the Board on November 6, 2025 (which was subsequently confirmed in writing by delivery of Johnson Rice’s written opinion dated the same date) as to, as of November 6, 2025 and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Johnson Rice as set forth in the Johnson Rice Opinion, the fairness of the Merger Consideration, from a financial point of view, to the holders of GIFI Common Stock, as more fully described below under the caption “—Opinion of Financial Advisor.”

•
Value of Merger Consideration Relative to Other Strategic Alternatives. The Board did not actively market the Company for sale prior to or following the Company’s receipt of the initial indication of interest. However, for the reasons discussed below, it believes that the Merger Consideration of $12.00 per share in cash offered by IES represents the maximum reasonably achievable value for the Company’s shares. This belief is based on the Board and management’s own substantial knowledge of the Company, prior discussions with other potential strategic partners, including potential acquirers, and the limited number of strategic buyers or partners for the Company. Further, to date, the Company had not received any alternative offers from third parties for the purchase of the Company.

•
Highest Value Reasonably Obtainable. The Board believed that the Merger Consideration of $12.00 per share in cash was the highest value reasonably obtainable for holders of the GIFI Common Stock for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities and general financial condition of the Company. The Board also considered the progress and the outcome of the Company’s negotiations with IES, including the increase in the consideration offered by IES from its Initial Indication of Interest and over the course of these negotiations with IES, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by IES that were significantly more favorable to the Company, and IES’s indication that its offer could be withdrawn if an agreement was not reached expeditiously. Further, the Board believed, based on these negotiations, that the Merger Consideration was the highest price per share that IES or any other potential bidder was willing to pay and that the Merger Agreement contained the most favorable terms to the Company to which IES was willing to agree. The Board also weighed the value of the Merger Consideration against the potential challenges and risks of the GIFI Common Stock achieving the same or higher value if the Company were to remain independent. These challenges and risks considered by the Board included the execution risks associated with strategically transforming the Company; the risks associated with retention of executive management of the Company and finding suitable replacements to fill any vacant positions caused by departing members of management; the size and resources of other market participants with which the Company regularly competes; the likely need, at some point, for the Company to undertake one or more transformational transactions in order to fully realize and compete for market opportunities; and structural obstacles in the public market for valuation of the GIFI Common Stock, such as lack of significant institutional investor interest in the Company, lack of analyst coverage of or public interest in the Company, historically thin trading volume of the GIFI Common Stock and recent market volatility.
•
Continuity of the Company’s Employees. The Board considered the covenant in the Merger Agreement to employ the Company’s employees on terms and for compensation and benefits no less favorable than enjoyed by such continuing employees immediately prior to the Effective Time.

•
Likelihood of Completion. The Board considered the anticipated timing of the completion of the transactions contemplated by the Merger Agreement, including the likelihood of completion of the Merger, based upon its evaluation of the closing conditions expressed in the Merger Agreement, the perceived likelihood of success in obtaining required regulatory approvals, the remedies available to the Company under the Merger Agreement in the event of breaches by IES, including the right to compel specific performance, IES stated strategic interest in the transaction and reputation as an acquiror, and the financial capability to complete an acquisition of this size, all of which the Board believed well-supported its conclusion that a transaction with IES could be completed relatively expeditiously without delay or disruption.

•	Arm’s-Length Transaction. The Board considered the fact that the Merger Agreement and the terms thereof were the result of arm’s-length negotiation between the parties.
•
Shareholders’ Ability to Reject the Merger. The Board further took into account that the Merger must be approved by the requisite vote of the Company’s shareholders, thus empowering the Company’s shareholders to reject the Merger for any reason. Additionally, the Board considered the fact that the Voting Agreement includes fall-away rights, which provide that the Voting Agreement will terminate upon the earliest occurrence of specific events, including the Effective Time, valid termination of the Merger Agreement, a Change in Company Recommendation (as defined in the Merger Agreement), an Adverse Amendment (as defined in the Merger Agreement) is made to the Merger Agreement that is made without the Supporting Shareholders’ consent, or mutual written consent.

•
Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, including the structure of the transaction, that the merger consideration was exclusively cash, that there were limited and customary conditions to closing and that the representations, warranties, covenants and agreements of the parties were customary in nature. The Board further considered the course and nature of negotiations with IES, including that they were conducted at arm’s-length and that during the negotiation process the Board was advised by experienced independent legal and financial advisors. The Board took into account the terms of the Merger Agreement, including:

○
No Financing Condition. The Board considered the representation of IES that it would have available sufficient funds for the satisfaction of all of its obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by IES or Merger Sub pursuant to the terms of the Merger Agreement, and that the completion of the Merger is not subject to a financing condition;

○
Shareholder Approval. The Board considered that the adoption of the Merger Agreement would be subject to the approval of the Company’s shareholders and that shareholders would be free to vote against the adoption of the Merger Agreement;

○
Non-Solicitation Covenant; Fiduciary Out and Window Shop. The Board considered the non-solicitation covenants and “fiduciary out” and “window shop” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit the Company to furnish information to, and to engage in discussions with, third parties that make unsolicited takeover proposals meeting certain criteria, permit the Board to change its recommendation to shareholders regarding the Merger Agreement if necessary for the members of the Board to discharge their fiduciary obligations, and permit the Company to terminate the Merger Agreement in order to enter into a definitive agreement with a different acquiror that has come forth with a superior offer, subject to, among other things, payment of a termination fee to IES of approximately $7.6 million, representing 4.0% of the total consideration to be paid under the Merger Agreement. The Board further considered its ability to change its recommendation to shareholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, including the trade-off for higher per share cash consideration, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, and (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire the Company;

○
End Date. The Board considered the fact that the End Date under the Merger Agreement, on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to complete the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely impact the Company’s operations; and

○
Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to completion of the Merger would not be satisfied and also provide reasonable flexibility to the Board and Company management to operate the Company’s business during the interim period between execution of the Merger Agreement and completion of the Merger.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the Merger Agreement and the Merger, including the following material factors (which factors are not necessarily presented in order of relative importance):
•
Risks Associated with Failure to Complete the Merger on a Timely Basis or at all. The risks and costs to the Company if the Merger does not close on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the required approval of the transaction by the required regulatory authorities, including:

○
the trading price of GIFI Common Stock may decline to the extent that the market price of the GIFI Common Stock (prior to completion of the Merger) reflects positive market assumptions that the Merger will be completed;

○
the potential adverse impact on the Company’s ability to attract, hire and retain key personnel, as current and prospective employees may experience uncertainty about their future roles with the Company following the Merger;

○
the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the Merger completed; and

○
reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the adverse perception of any failure to successfully complete the Merger.

•
Restrictions on the Operation of Our Business. The restrictions on the conduct of the Company’s business during the pendency of the Merger, which may delay or prevent the Company from undertaking potential business opportunities that may arise, may have a material adverse effect on our ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect our ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of the Company’s management may be diverted from other important business opportunities and operational matters while working to complete the Merger, which could adversely affect our business.

•
Ability to Respond to Alternative Proposals. The fact that the provisions of the Merger Agreement restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative takeover proposals with third parties, subject to specified exceptions, and requires the Company to negotiate with IES (if IES desires to propose revisions to the Merger Agreement and negotiate) prior to the Company being able to terminate the Merger Agreement to accept a superior proposal. The Board further considered the possibility that the Company’s obligation to pay the Termination Fee of approximately $7.6 million to IES upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company.

•
No Shareholder Participation in Future Earnings or Growth. The nature of the Merger as an all-cash transaction means that this will be a terminal investment decision for the Company’s shareholders who will receive a fixed value for their shares of GIFI Common Stock in the Company and will not participate in any of the Company’s future earnings or growth.

•
Effects of the Merger Announcement. The possible adverse effects of the public announcement of the Merger, including the (i) effects on the Company’s employees, customers, operating results and stock price, as discussed above, and (ii) potential for litigation in connection with the Merger.

•
Transaction Costs. The risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for completion of the Merger.

•
Taxable Transaction. The fact that that receipt of the Merger Consideration in exchange for shares of GIFI Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

•
Interests of Directors and Executive Officers. The possibility that that the Company’s directors and executive officers may have interests in the Merger and the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of the Company’s shareholders generally. See the section of this proxy statement entitled “—Interests of GIFI Directors and Executive Officers in the Merger.”

•
Other Risks. The Board considered various other risks associated with the Merger and the business of the Company, as more fully described above in the section of this proxy statement entitled “Cautionary Statement On Forward-Looking Statements.”

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. The Board reached the conclusion to make the Board Determination and Recommendation in light of the factors described above and other factors that the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board made the Board Determination and Recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and its financial and legal advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.

This explanation of the Board’s reasons for its Board Determination and Recommendation and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement On Forward-Looking Statements.”
Opinion of Financial Advisor
Opinion
The Company retained Johnson Rice & Company L.L.C. (“Johnson Rice”) to act as the financial advisor to the Board in connection with the Merger. Johnson Rice is an internationally recognized investment banking firm that specializes in the energy, infrastructure and industrial sectors and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, equity capital markets transactions (including private placements, public IPO’s and secondary offerings) and debt capital markets transactions (including public and private placements). The Company selected Johnson Rice to act as financial advisor to the Board in connection with the Merger based on Johnson Rice’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company.
On November 6, 2025, Johnson Rice presented and delivered to the Board a written opinion (the “Johnson Rice Opinion”) to the effect that, based on and subject to various assumptions and limitations described in its opinion, as of November 6, 2025, $12.00 per share in cash for GIFI Common Stock to be received by the shareholders of the Company as set forth in the Merger Agreement (other than holders of shares of Company Excluded Stock) is fair, from a financial point of view, to such holders.
The full text of the Johnson Rice Opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Johnson Rice, is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. The following summary of the Johnson Rice Opinion is qualified in its entirety by reference to the full text of the Johnson Rice Opinion. Johnson Rice delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration to be received by the shareholders of the Company in the Merger from a financial point of view. The Johnson Rice Opinion does not address any other aspect of the Merger and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote or act in connection with the Merger.
In connection with rendering its opinion, Johnson Rice:
•	reviewed the non-binding letter of intent dated as of October 2, 2025;
•	reviewed the draft merger agreements dated as of October 8, 2025, October 27, 2025 and November 3, 2025, and the draft final version of the merger agreement dated as of November 6, 2025;
•
reviewed the financial statements and other publicly available information concerning the Company, including a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 (Form 10-Q information for the fiscal quarter ended September 30, 2025 was preliminary as the Company had not yet filed the document); the Company’s Annual Reports on Form 10-K for each of the years in the three-year period ended December 31, 2024; the Company’s Quarterly Reports on Form 10-Q for each of the quarters in the three-year period ended June 30, 2025; and the Company’s Current Reports on Form 8-K filed over the preceding two years;

•
reviewed certain other internal information, primarily financial in nature, which was provided to Johnson Rice by the Company, relating to the Company, including the Company Projections prepared by management of the Company;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, GIFI Common Stock;
•
reviewed certain publicly available information with respect to certain other companies that Johnson Rice believed to be comparable to the Company and the trading markets for certain of such companies’ securities;

•
reviewed certain publicly available information, or noted the lack thereof, concerning the estimates of the future operating and financial performance of the Company and the comparable companies prepared by industry experts unaffiliated with the Company;

•	reviewed certain publicly available information concerning the nature and terms of certain other transactions Johnson Rice considered relevant to its analysis;
•	met with certain officers and employees of the Company to discuss the foregoing and other matters that Johnson Rice believed relevant to its analysis; and
•	considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that Johnson Rice deemed relevant.
In arriving at its opinion, Johnson Rice did not independently verify (and did not assume any responsibility or liability for independently verifying) any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the Company Projections, the Company’s management informed Johnson Rice, and Johnson Rice assumed, that such Company Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. Johnson Rice also assumed that the execution versions of the transaction documents, including the Merger Agreement, would be substantially the same as the drafts of such documents that Johnson Rice reviewed and that the Merger would be completed in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. Johnson Rice also assumed that the representations and warranties made by the Company and IES in the transaction documents, including the Merger Agreement, were and will be true and correct in all respects material to its analysis. Johnson Rice also assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger Agreement, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the receipt of the Merger Consideration by the shareholders of the Company. Johnson Rice is not a legal, tax or regulatory advisor and has relied upon, without independent verification, the assessments of the Company and its legal, tax and regulatory advisors with respect to such matters. Johnson Rice did not perform any tax analysis, nor was Johnson Rice furnished with any such analysis. Johnson Rice did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities, nor did it evaluate the solvency of the Company or IES under any state or federal laws relating to bankruptcy, insolvency or similar matters.
In conducting its analysis and arriving at its opinion, Johnson Rice considered such financial and other factors as Johnson Rice deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and operating results of the Company, (ii) the business prospects of the Company, (iii) the historical and current market for GIFI Common Stock and for the equity securities of certain other companies believed to be comparable to the Company, (iv) selected public peer comparable company analysis, including the financial performance and trading multiples of publicly traded companies deemed comparable to the Company, (v) strategic peer comparable transaction analysis comparing transaction EV/LTM EBITDA (as defined below) multiples to Company and consensus estimates, (vi) relative trading analysis comparing relative stock performance of the Company compared to selected public peer companies, the S&P 500 index and the S&P Oil & Gas Equipment Index over the previous twelve months, (vii) transaction premium analysis comparing the premium of selected comparable transactions over selected periods prior to announcement of the transactions, (viii) transaction premium to Company historical closing and average closing prices, and (ix) discounted cash flow analysis. Johnson Rice also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities’ valuation generally. Johnson Rice’s opinion necessarily is based upon conditions as they existed and could be evaluated on, and on the information made available at, November 6, 2025. Events occurring after such date may affect Johnson Rice’s opinion and the assumptions used in preparing it, and Johnson Rice does not assume any obligation to update, revise or reaffirm its opinion.
Johnson Rice’s opinion is for the information of the Board only. Johnson Rice’s opinion does not address the Company’s underlying business decision to pursue the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might exist for the Company. Johnson Rice’s opinion does not constitute a recommendation as to how any holder of GIFI Common Stock should vote on the Merger or any matter relating thereto. In addition, Johnson Rice was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than holders of GIFI Common Stock (other than shares of GIFI Common Stock held in treasury of the Company (if any), shares held by any controlled affiliate (as defined in the Merger Agreement) of IES or Merger Sub, and shares of GIFI Common Stock owned by the Company, IES, Merger Sub and their respective subsidiaries). Johnson Rice expressed no opinion as to the price at which GIFI Common Stock will trade at any time. Johnson Rice did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the consideration to be received by holders of GIFI Common Stock. Johnson Rice’s opinion was authorized by the Fairness Committee of Johnson Rice.
The following represents a brief summary of the material financial analyses presented by Johnson Rice to the Board in connection with the Johnson Rice Opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Johnson Rice. The order of analyses described does not represent the relative importance or weight given to those analyses by Johnson Rice. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Johnson Rice’s financial analyses. Considering the summary data and tables alone without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Johnson Rice. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 6, 2025 and is not necessarily indicative of current market conditions.
Preliminary Financial Analysis
In addition to the financial analyses Johnson Rice presented to the Board on November 6, 2025, described below, Johnson Rice reviewed preliminary financial analyses with the Board on September 5, 2025, based on IES’s initial cash offer price of $10.00 per share, and again on September 16, 2025, based on IES’s revised and final cash offer price of $12.00 per share. A summary of these preliminary financial analyses is provided below. The following summary, however, is not intended to be, and does not constitute, a recommendation to the Board, the Company, any shareholder of the Company or any other person as to how to act or vote on any matter relating to the Merger or otherwise. In addition, none of the preliminary financial analyses constitutes, or forms the basis for, an opinion of Johnson Rice.
The September 5, 2025 and September 16, 2025 preliminary financial analyses included (i) a preliminary public peer comparable company analysis, including a preliminary multiple trading analysis, (ii) a preliminary strategic peer comparable transaction analysis, (iii) a preliminary relative trading analysis, (iv) a preliminary comparable transaction premium analysis, (v) a preliminary transaction premium to the Company’s historical closing and average closing price analysis, and (vi) a preliminary discounted cash flow analysis, all of which were substantially similar to the analyses described below under the section entitled “—Material Financial Analysis,” except the September 5th preliminary financial analyses were based only on selected financial information from the Base Case contained within the Company Projections (each, as defined below in the section entitled “Financial Projections Prepared by the Company’s Management”) and the initial cash offer price of $10.00 per share and the September 16th preliminary financial analyses was based on selected financial information from the Base Case contained within the Company Projections and the initial cash offer price of $10.00 per share and the revised and final cash offer price of $12.00 per share. The Company Projections, including the Downside Case, Base Case and Upside Case, were prepared by the Company’s management and are defined and summarized in the section of this proxy statement entitled “Financial Projections Prepared by the Company’s Management.”
In addition, the preliminary financial analyses were based on market, economic and other conditions as they existed as of September 5, 2025 and September 16, 2025, respectively, as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Finally, Johnson Rice continued to refine various aspects of its financial analyses with respect to the Company until November 6, 2025.
Material Financial Analysis
The following is a summary of the material financial analyses performed by Johnson Rice in connection with the preparation of its opinion and reviewed with the Board on November 6, 2025. The order of the analyses does not represent relative importance or weight given to those analyses by Johnson Rice. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis could create a misleading or incomplete view of Johnson Rice’s analyses.

Johnson Rice reviewed the Company’s historical financial performance, including the Company’s historical balance sheets, historical free cash flow results, historical revenue, and historical earnings before interest, taxes, depreciation and amortization (“EBITDA”), and certain adjustments thereto related to one-time or non-recurring items in 2024 and 2025, diluted cash flow per share and diluted earnings per share. Johnson Rice also used and relied upon selected financial information from the Company Projections, including the Downside Case, Base Case and Upside Case, which were prepared by the Company’s management.
Public Peer Comparable Company Analysis
Johnson Rice reviewed certain financial information of the Company and compared it to corresponding financial information of certain publicly traded companies that Johnson Rice selected, based on its experience and professional judgment (which are referred to as the “PPCC Group”).
Johnson Rice excluded certain companies from the PPCC Group that were deemed not to be comparable to the Company, which are summarized in the table below, along with the criteria for non-comparability.

PPCC Group - Excluded Companies
Reasons for Exclusion
Company	Size and Scale	Non- Comparable International Markets	Non- Comparable Addressable Industry
Babcock & Wilcox (BW)			x
BWX Technologies (BWXT)	x		x
CNOOC Energy Tech. (600968.ss)	x	x
Graham Corporation (GHM)			x
Helix Corporation (HLX)			x
Hongrun Construction (002062.sz)		x
KBR, Inc. (KBR)	x		x
MasTec (MTZ)	x		x
MISC BHD (3816.kl)		x	x
Mistras Group (MG)			x
MYR Group (MYG)	x		x
PNC Infratech (PNCINFRA.ns)			x
Seatrium (5E2.si)		x	x
TechnipFMC (FTI)	x		x
Thermon Group (THR)			x

Johnson Rice included 9 companies in the PPCC Group that were deemed to be comparable to the Company, which are summarized in the table below.

PPCC Group Analysis - Selected Companies
Arcosa, Inc. (ACA)
BW Offshore Limited (BWO)
Fluor Corporation (FLR)
Mayville Engineering Company, Inc. (MEC)
Matrix Service Company (MTRX)
Orion Group Holdings, Inc. (ORN)
Primoris Services Corporation (PRIM)
Subsea 7 S.A. (SUBC)
Team, Inc. (TISI)

Although none of the companies in the PPCC Group are directly comparable to the Company, the PPCC Group was chosen by Johnson Rice because, among other reasons, the companies are publicly traded with certain operational, business and/or financial characteristics that, for purposes of Johnson Rice’s analysis, may be considered similar to those of the Company. However, because none of the PPCC Group are directly comparable to the Company, Johnson Rice believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the

PPCC Group analysis. Accordingly, Johnson Rice also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of the Company and the PPCC Group that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources as of November 5, 2025, Johnson Rice calculated, for each company in the PPCC Group, various multiples including Enterprise Value to EBITDA (“EV/EBITDA”), Price to Cash Flow Per Share (“P/CFPS”), and Levered Free Cash Flow Yield (“FCF Yield”) defined as follows:
•
EV/EBITDA: Such company’s enterprise value (calculated as the public equity value plus the book value of debt and certain liabilities less cash and cash equivalents) as a multiple of research analyst consensus estimated EBITDA for calendar years 2024, 2025 and 2026. Each such multiple is referred to, with respect to the PPCC Group, as the “2024, 2025 and 2026 EV/EBITDA Multiple,” respectively.

•
P/CFPS: Such company’s cash flow from operations (derived from research analyst consensus estimated cash flow) divided by diluted shares for calendar years 2024, 2025 and 2026. Each such multiple is referred to, with respect to the PPCC Group, as the “2024, 2025 and 2026 P/CFPS Multiple,” respectively.

•
FCF Yield: Such company’s cash flow from operations (calculated as EBITDA less interest expense and capital expenditures derived from research analyst consensus estimates and less cash taxes derived from Johnson Rice internal estimates) divided by market capitalization for calendar years 2024, 2025 and 2026. Each such multiple is referred to, with respect to the PPCC Group, as the “2024, 2025 and 2026 FCF Yield,” respectively.

For comparison to the Company, Johnson Rice compared the PPCC Group multiples as described above to GIFI Consensus (derived from FactSet) and GIFI Forecast (derived from management’s Base Case included in the Company Projections), as applicable, at the Company’s November 5, 2025 closing price of $7.99 and the $12.00 offer price.
The table below summarizes the calculated enterprise values of the PPCC Group compared to the Company that were used in the PPCC Group analysis.

PPCC Group Enterprise Value (As of November 5, 2025)
(in millions; except for share price information)
PPCC Group	Price	Diluted Shares	Market Value of Equity	Debt	Cash	Enterprise Value
Arcosa, Inc. (ACA)	$ 100.55	49.1	$ 4,937.0	$ 1,644.9	$220.0	$ 6,361.9
BW Offshore Limited (BWO)	$3.53	181.2	$639.7	$1,643.6	$428.3	$1,855.0
Fluor Corporation (FLR)	$47.41	166.0	$7,870.1	$1,070.0	$2,271.0	$6,669.1
Mayville Engineering Company, Inc. (MEC)	$16.13	20.5	$330.9	$102.6	$0.2	$433.3
Matrix Service Company (MTRX)	$15.60	27.9	$435.0	$21.4	$224.6	$231.8
Orion Group Holdings, Inc. (ORN)	$11.00	39.8	$437.7	$65.5	$4.9	$498.2
Primoris Services Corporation (PRIM)	$130.37	54.8	$7,144.7	$815.2	$431.4	$7,528.5
Subsea 7 S.A. (SUBC)	$17.82	297.2	$5,296.5	$1,088.3	$420.9	$5,963.9
Team, Inc. (TISI)	$16.10	4.5	$72.4	$416.5	$20.7	$468.2
GIFI Consensus – $7.99	$7.99	16.3	$130.4	$19.0	$62.2	$87.2
GIFI Forecast – $7.99	$7.99	16.4	$130.9	$19.0	$62.2	$87.8
GIFI Consensus – $12.00 Offer	$12.00	16.3	$195.9	$19.0	$62.2	$152.7
GIFI Forecast – $12.00 Offer	$12.00	16.4	$196.7	$19.0	$62.2	$153.5

The table below summarizes the adjustments made to the GIFI Forecast EBITDA that were used in the PPCC Group analysis.

Financial Analysis - Adjustments to GIFI EBITDA(1)
	2024	2025
	(in thousands)
EBITDA	$17,144	$7,390
Adjustments
Shipyard Division Income	(1,505)	—
Gain on Property Sale	(2,880)	—
Englobal Transaction and Integration Costs	—	2,039
Adjusted EBITDA	$12,759	$9,429

(1)	Adjusted EBITDA is used for the GIFI Forecast for the EV/EBITDA analysis, FCF Yield analysis and Discounted Cash Flow analysis.
The table below summarizes the adjustments made to the GIFI Forecast cash flow that were used in the PPCC Group analysis.

Financial Analysis - Adjustments to GIFI Cash Flow(1)
	2024	2025
	(in thousands)
Net Income	$14,741	$4,540
Depreciation and Amortization	4,865	4,914
Adjustments
Shipyard Division Income	(1,505)	—
Gain on Property Sale	(2,880)	—
Englobal Transaction and Integration Costs	—	2,039
Adjusted Cash Flow	$15,221	$11,493

(1)	Adjusted Cash Flow is used for the GIFI Forecast for the P/CFPS analysis.
The table below summarizes the EV/EBITDA analysis for the PPCC Group and the Company.

PPCC Group Analysis EV / EBITDA
PPCC Group(1)	2024 EV/EBITDA Multiple	2025 EV/EBITDA Multiple	2026 EV/EBITDA Multiple
Arcosa, Inc. (ACA)	14.2x	11.0x	10.2x
BW Offshore Limited (BWO)	5.8x	7.4x	4.3x
Fluor Corporation (FLR)	12.6x	13.6x	11.7x
Mayville Engineering Company, Inc. (MEC)	6.7x	8.5x	6.2x
Matrix Service Company (MTRX)	na	na	7.6x
Orion Group Holdings, Inc. (ORN)	11.9x	11.1x	9.5x
Primoris Services Corporation (PRIM)	17.3x	14.9x	13.3x
Subsea 7 S.A. (SUBC)	5.5x	4.3x	3.9x
Team, Inc. (TISI)	10.1x	8.8x	na
Mean	10.5x	9.9x	8.4x

GIFI Consensus – $7.99	6.8x	10.4x	7.7x
GIFI Forecast – $7.99	6.9x	9.3x	5.2x
GIFI Consensus – $12.00 Offer	12.0x	18.3x	13.5x
GIFI Forecast – $12.00 Offer	12.0x	16.3x	9.0x

(1)	“na” denotes no consensus estimate exists or negative EBITDA.

The table below summarizes the P/CFPS analysis for the PPCC Group and the Company.

PPCC Group Analysis P/CFPS
PPCC Group(1)	2024 P/CFPS Multiple	2025 P/CFPS Multiple	2026 P/CFPS Multiple
Arcosa, Inc. (ACA)	9.8x	12.0x	11.4x
BW Offshore Limited (BWO)	5.8x	2.1x	1.5x
Fluor Corporation (FLR)	12.7x	25.3x	19.5x
Mayville Engineering Company, Inc. (MEC)	3.7x	6.5x	8.4x
Matrix Service Company (MTRX)	4.6x	na	na
Orion Group Holdings, Inc. (ORN)	34.5x	12.4x	9.4x
Primoris Services Corporation (PRIM)	17.3x	21.0x	18.3x
Subsea 7 S.A. (SUBC)	5.9x	5.4x	4.5x
Team, Inc. (TISI)	3.3x	na	na
Mean	10.8x	12.1x	10.4x

GIFI Consensus – $7.99	8.6x	14.5x	9.5x
GIFI Forecast – $7.99	8.6x	11.4x	6.9x
GIFI Consensus – $12.00 Offer	12.9x	21.8x	14.3x
GIFI Forecast – $12.00 Offer	12.9x	17.1x	10.3x

(1)	“na” denotes no consensus estimates available or negative P/CFPS
The table below summarizes the FCF Yield analysis for the PPCC Group and the Company.

PPCC Group Analysis FCF Yield
PPCC Group(1)	2024 FCF Yield	2025 FCF Yield	2026 FCF Yield
Arcosa, Inc. (ACA)	3.6%	6.0%	5.5%
BW Offshore Limited (BWO)	-18.1%	1.8%	na
Fluor Corporation (FLR)	1.3%	3.5%	3.9%
Mayville Engineering Company, Inc. (MEC)	11.7%	7.2%	10.4%
Matrix Service Company (MTRX)	-7.9%	-2.9%	2.7%
Orion Group Holdings, Inc. (ORN)	3.2%	0.2%	3.7%
Primoris Services Corporation (PRIM)	2.4%	4.0%	4.6%
Subsea 7 S.A. (SUBC)	9.5%	16.1%	19.0%
Team, Inc. (TISI)	-21.0%	na	na
Mean	-1.7%	4.5%	7.1%

GIFI Consensus – $7.99	7.6%	6.4%	7.4%
GIFI Forecast – $7.99	7.5%	6.9%	12.5%
GIFI Consensus – $12.00 Offer	5.1%	4.2%	4.9%
GIFI Forecast – $12.00 Offer	5.0%	4.6%	8.3%

(1)	“na” denotes that no consensus estimates available.

In addition, for illustration purposes, the tables below summarize the 2025 and 2026 implied GIFI stock price if it were to trade at each individual PPCC EV/EBITDA multiple utilizing GIFI Forecast 2025 and 2026 EBITDA.

PPCC Multiple Trading Analysis - 2025
Metric	ACA	BWO	FLR	MEC	MTRX	ORN	PRIM	SUBC	TISI	Average	GIFI-F $7.99	GIFI-F $12.00
2025 EBITDA Multiple	11.0x	7.4x	13.6x	8.5x	na	11.1x	14.9x	4.3x	8.8x	9.9x	9.3x	16.3x
GIFI Implied Share Price	$8.94	$6.87	$10.47	$7.53	na	$9.00	$11.22	$5.12	$7.68	$8.35

PPCC Multiple Trading Analysis - 2026
Metric	ACA	BWO	FLR	MEC	MTRX	ORN	PRIM	SUBC	TISI	Average	GIFI-F $7.99	GIFI-F $12.00
2026 EBITDA Multiple	10.2x	4.3x	11.7x	6.2x	7.6x	9.5x	13.3x	3.9x	na	8.4x	5.2x	9.0x
GIFI Implied Share Price	$13.25	$7.12	$14.80	$9.07	$10.56	$12.49	$16.46	$6.66	na	$11.30

“na” denotes negative EBITDA or no consensus estimates available.

Strategic Peer Comparable Transaction Analysis
Johnson Rice analyzed certain information relating to transactions occurring since December 2015 involving 23 selected Fabrication/Industrial businesses deemed relevant and comparable by Johnson Rice. For each of the selected transactions, Johnson Rice calculated and compared the ratio of the total consideration to the last twelve months (“LTM”) EBITDA at the time of the transaction.
For comparison to the Company, Johnson Rice calculated the Company’s enterprise value (as calculated above) as a multiple of the GIFI 2024 and GIFI Forecast 2025 EBITDA. Such amounts were compared to the EV/LTM EBITDA multiples for the selected transactions as summarized below.

SPCT Transaction Analysis
Date Announced	Closing Date	Purchaser	Target	Total Consideration(1)(2) (in millions)	EV/LTM EBITDA Multiple(2)
7/29/2025	Pending	Baker Hughes Co.	Chart Industries Inc.	$12,966.5	13.3x
7/24/2025	Pending	Saipem	Subsea 7 S.A.	$5,885.5	5.6x
5/27/2025	7/1/2025	Mayville Engineering Company, Inc.	Accu-Fab, LLC	$140.5	10.0x
6/20/2023	7/1/2023	Mayville Engineering Company, Inc.	Mid-States Aluminum Corp.	$95.9	6.0x
5/25/2022	2/15/2023	Legato Merger Corp. II	Southland Holdings, LLC	$498.0	6.2x
11/9/2022	5/17/2023	Chart Industries Inc.	Howden Group	$4,400.0	12.9x
9/23/2022	1/24/2023	Tetra Tech Inc.	RPS Group Plc	$712.8	10.4x
7/25/2022	10/7/2022	MasTec, Inc.	Infrastructure & Energy Alternative	$1,060.8	9.4x
7/18/2022	9/27/2022	Arcadis NV	IBI Group, Inc.	$467.3	7.8x
6/27/2022	8/1/2022	Primoris Services Corporation	PLH Group, Inc.	$470.0	7.1x
5/4/2022	5/4/2022	American Equipment Company	F&M MAFCO	na	5.8x
3/7/2022	5/13/2022	AZZ Inc.	Precoat Metals	$1,130.0	8.2x
12/1/2021	12/1/2021	Gulf Island Fabrication, Inc.	Dynamic Industries	$8.0	3.0x
12/14/2020	1/15/2021	Primoris Services Corporation	Future Infrastructure Holdings LLC	$620.0	9.4x
5/9/2019	7/1/2019	Chart Industries Inc. / E&C FinFan	Harsco Corporation	$600.0	9.8x
12/17/2018	12/14/2018	Mayville Engineering Co., Inc.	Defiance Metal Products Co.	$117.1	2.7x
9/27/2018	11/14/2018	Chart Industries Inc.	VRV SpA	$229.0	12.7x
8/2/2017	12/18/2017	Jacobs Engineering Co.	CH2M	$3,000.0	6.9x
7/3/2017	9/20/2017	Chart Industries Inc.	Hudson Products	$410.0	10.0x
4/27/2017	7/31/2017	Lincoln Electric Holdings Inc.	Air Liquide Welding	$125.0	7.0x
4/10/2017	4/10/2017	T.A.S Commercial Concrete Construction	Tony Bagliore Concrete, Inc	$8.0	7.9x
12/7/2015	3/1/2016	Fluor Corporation	Stork Holdings B.V.	$755.0	7.0x
12/3/2015	12/16/2015	Wood Group PSN	Infinity Group	$150.0	7.3x
Mean					8.1x

11/7/2025	Pending	IES	GIFI Forecast - $7.99 – 2024 EBITDA	$87.8	6.9x
11/7/2025	Pending	IES	GIFI Forecast - $12.00 – 2024 EBITDA	$153.5	12.0x
11/7/2025	Pending	IES	GIFI Forecast - $7.99 – 2025 EBITDA	$87.8	9.3x
11/7/2025	Pending	IES	GIFI Forecast - $12.00 – 2025 EBITDA	$153.5	16.3x

(1)	“na” denotes that the total consideration was not publicly announced or otherwise disclosed.
(2)	Compiled using publicly available information.

Relative Trading Analysis—Return on $100 Invested
Johnson Rice also analyzed historical relative trading performance of GIFI Common Stock using the current value of $100 invested since November 6, 2024, compared to the S&P 500, the S&P Oil & Gas Equipment / Services Index and the PPCC Group. The below table summarizes this analysis based on prices as of November 5, 2025.

Relative Trading Analysis – Return on $100 Invested
1-Year Return	$100
Primoris Services Corporation (PRIM)	$169
Orion Group Holdings, Inc. (ORN)	$140
BW Offshore Limited (BWO)	$125
Matrix Service Company (MTRX)	$121
Subsea 7 S.A. (SUBC)	$114
Arcosa, Inc. (ACA)	$97
Mayville Engineering Company, Inc. (MEC)	$92
Team, Inc. (TISI)	$89
Fluor Corporation (FLR)	$81
S&P 500 Index	$115
S&P Oil & Gas Equipment / Services Index	$93
Mean	$112

Gulf Island Fabrication, Inc. (GIFI)	$133

Comparable Transaction Premium Analysis
Johnson Rice also analyzed 11 whole-company acquisitions of publicly traded energy services and infrastructure businesses deemed relevant and comparable by Johnson Rice, since October 2021, and compared the premium of the Merger Consideration to the premiums paid on these 11 transactions. These transactions were selected based on the similarity to the Company’s operations, including operating in cyclical, project driven and asset intensive markets. Each transaction involved a strategic buyer acquiring 100% of the target’s equity, typically to expand capabilities, footprint, or fabrication and industrial services capacity. The comparable transactions include purchase consideration of cash, stock and mixed-consideration, and exclude carve-outs or asset sales, providing a relevant benchmark for how public markets have priced comparable businesses in negotiated change-of-control situations.
The tables below compare the Company’s transaction premiums at the 1-, 30-, 60- and 90-day closing prices, average closing prices and volume weighted average prices (“VWAP”) prior to transaction announcement and compares those premiums to the average transaction premiums from the 11 selected transactions (the information in the following tables was generated using historical closing prices as published on FactSet and publicly available information regarding the selected transactions).
The table below illustrates the premium of comparable transactions to the 1-, 30-, 60- and 90-day closing prices prior to announcement of a transaction.

Comparable Transaction Premium Analysis - Public Oilfield Service / Infrastructure Companies (Closing Price)
Acquisition Price	Announcement Date			Purchaser	Target	Premium Prior to Announcement
		Percent				1- Day	30- Days	60- Days	90- Days
		Cash	Stock
$25.00	8/6/2025	45.8%	54.3%	Western Midstream Partners LP	Aris Water Solutions Inc	23.9%	1.8%	16.1%	-25.4%
$210.00	7/29/2025	100.0%	0.0%	Baker Hughes Company	Chart Industries, Inc.	22.3%	45.6%	38.7%	35.5%
$13.85	6/26/2025	79.1%	20.9%	DNOW Inc.	MRC Global Inc	6.8%	5.5%	20.6%	2.9%
$15.52	6/10/2024	49.3%	50.7%	Noble Corporation plc	Diamond Offshore Drilling, Inc.	11.4%	14.9%	17.2%	21.4%
$40.59	4/2/2024	0.0%	100.0%	SLB Ltd.	ChampionX Corporation	14.7%	34.2%	46.3%	37.4%
$8.92	6/15/2023	9.6%	90.4%	Patterson-UTI Energy, Inc.	NexTier Oilfield Solutions, Inc.	0.0%	21.4%	12.2%	-1.9%
$14.97	7/18/2022	100.0%	0.0%	Arcadis NV	IBI Group, Inc.	30.1%	40.6%	59.6%	31.0%
$1.21	6/21/2022	0.0%	100.0%	ProFrac Holding Corporation	US Well Services Inc	68.3%	34.5%	2.5%	35.3%
$2.68	9/23/2022	100.0%	0.0%	Tetra Tech, Inc.	RPS Group Plc	15.0%	7.1%	109.6%	112.9%
$14.00	7/25/2022	84.0%	16.0%	MasTec, Inc.	Infrastructure & Energy Alternative, Inc.	34.2%	55.2%	41.4%	5.7%
$26.52	10/22/2021	100.0%	0.0%	ProFrac Holding Corporation	FTS International, Inc.	-0.3%	19.4%	31.9%	-4.0%
Mean						20.6%	25.5%	36.0%	22.8%

$12.00	11/5/2025	100.0%	0.0%	IES	GIFI	50.2%	70.9%	76.5%	76.7%

The table below illustrates the premium of comparable transactions to the 1-, 30-, 60- and 90-day average closing prices prior to announcement of a transaction.

Comparable Transaction Premium Analysis - Public Oilfield Service / Infrastructure Companies (Average Closing Price)
Acquisition Price	Announcement Date			Purchaser	Target	Premium Prior to Announcement
		Percent				1- Day	30- Days	60- Days	90- Days
		Cash	Stock
$25.00	8/6/2025	45.8%	54.3%	Western Midstream Partners LP	Aris Water Solutions Inc	23.9%	11.8%	7.9%	3.2%
$210.00	7/29/2025	100.0%	0.0%	Baker Hughes Company	Chart Industries, Inc.	22.3%	29.5%	31.0%	37.9%
$13.85	6/26/2025	79.1%	20.9%	DNOW Inc.	MRC Global Inc	6.8%	8.7%	15.9%	15.8%
$15.52	6/10/2024	49.3%	50.7%	Noble Corporation plc	Diamond Offshore Drilling, Inc.	11.4%	10.2%	12.4%	17.6%
$40.59	4/2/2024	0.0%	100.0%	SLB Ltd.	ChampionX Corporation	14.7%	25.1%	25.1%	35.8%
$8.92	6/15/2023	9.6%	90.4%	Patterson-UTI Energy, Inc.	NexTier Oilfield Solutions, Inc.	0.0%	11.4%	10.6%	5.8%
$14.97	7/18/2022	100.0%	0.0%	Arcadis NV	IBI Group, Inc.	30.1%	39.1%	47.2%	43.9%
$1.21	6/21/2022	0.0%	100.0%	ProFrac Holding Corporation	US Well Services Inc	68.3%	67.5%	41.6%	26.4%
$2.68	9/23/2022	100.0%	0.0%	Tetra Tech, Inc.	RPS Group Plc	15.0%	9.9%	41.3%	58.2%
$14.00	7/25/2022	84.0%	16.0%	MasTec, Inc.	Infrastructure & Energy Alternative, Inc.	34.2%	56.0%	61.9%	41.7%
$26.52	10/22/2021	100.0%	0.0%	ProFrac Holding Corporation	FTS International, Inc.	-0.3%	3.0%	13.3%	10.6%
Mean						20.6%	24.7%	28.0%	27.0%

$12.00	11/5/2025	100.0%	0.0%	IES	GIFI	50.2%	59.6%	64.7%	67.7%

The table below illustrates the premium of comparable transactions to the 1-, 30-, 60- and 90-day volume weighted average prices prior to announcement of a transaction.

Comparable Transaction Premium Analysis - Public Oilfield Service / Infrastructure Companies (VWAP)
Acquisition Price	Announcement Date			Purchaser	Target	Premium Prior to Announcement
		Percent				1- Day	30- Days	60- Days	90- Days
		Cash	Stock
$25.00	8/6/2025	45.8%	54.3%	Western Midstream Partners LP	Aris Water Solutions Inc	23.9%	10.5%	7.7%	2.9%
$210.00	7/29/2025	100.0%	0.0%	Baker Hughes Company	Chart Industries, Inc.	22.3%	31.0%	33.8%	41.2%
$13.85	6/26/2025	79.1%	20.9%	DNOW Inc.	MRC Global Inc	6.8%	8.6%	17.0%	16.5%
$15.52	6/10/2024	49.3%	50.7%	Noble Corporation plc	Diamond Offshore Drilling, Inc.	11.4%	10.8%	12.8%	18.5%
$40.59	4/2/2024	0.0%	100.0%	SLB Ltd.	ChampionX Corporation	14.7%	25.1%	36.6%	36.6%
$8.92	6/15/2023	9.6%	90.4%	Patterson-UTI Energy, Inc.	NexTier Oilfield Solutions, Inc.	0.0%	10.7%	10.5%	6.0%
$14.97	7/18/2022	100.0%	0.0%	Arcadis NV	IBI Group, Inc.	30.1%	40.0%	50.3%	45.9%
$1.21	6/21/2022	0.0%	100.0%	ProFrac Holding Corporation	US Well Services Inc	68.3%	71.3%	31.9%	-2.8%
$2.68	9/23/2022	100.0%	0.0%	Tetra Tech, Inc.	RPS Group Plc	15.0%	8.7%	13.4%	17.3%
$14.00	7/25/2022	84.0%	16.0%	MasTec, Inc.	Infrastructure & Energy Alternative, Inc.	34.2%	56.1%	64.8%	35.8%
$26.52	10/22/2021	100.0%	0.0%	ProFrac Holding Corporation	FTS International, Inc.	-0.3%	3.6%	14.0%	6.4%
Mean						20.6%	25.1%	26.6%	20.4%

$12.00	11/5/2025	100.0%	0.0%	IES	GIFI	50.2%	58.9%	64.3%	68.6%

Transaction Premium to Historical Closing and Average Closing Price Analysis
Johnson Rice also analyzed the $12.00 per share offer price for GIFI Common Stock, as set forth in the Merger Agreement, in relation to the historical market closing prices and average prices of GIFI Common Stock over different time periods prior to November 5, 2025. This analysis indicated that the price per share of GIFI Common Stock to be paid to shareholders of the Company pursuant to the Merger Agreement represented the below premiums.

Transaction Premium to Historical Closing and Average Closing Prices
Time Frame	Average Price	Closing Price	Premium to Average Price	Premium to Closing Price
Y-Close	$7.99	$7.99	50%	50%
10-Day	$7.89	$7.74	52%	55%
30-Day	$7.52	$7.02	60%	71%
60-Day	$7.28	$6.88	65%	74%
90-Day	$7.16	$6.71	68%	79%
YTD	$6.87	$6.81	75%	76%
1-Year	$6.88	$6.02	74%	99%
2-Year	$6.25	$4.10	92%	193%
3-Year	$5.48	$4.91	119%	144%

Discounted Cash Flow Analysis
Johnson Rice performed a discounted cash flow analysis of the Company based on the Downside Case, Base Case and Upside Case included in the Company Projections prepared by the Company’s management, based on risk adjusted, unlevered free cash flows. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Johnson Rice calculated an implied per share equity range for the shares of GIFI Common Stock by discounting to present value as of November 5, 2025, using discount rates of 12.09% (reflecting Johnson Rice’s analysis of the Company’s weighted average cost of capital (“WACC”), which was calculated using the Capital Asset Pricing Model and based on considerations that Johnson Rice deemed relevant in its professional judgement and experience), 15.0% and 20.0% deemed relevant in its professional judgement and experience. The discount rates were applied to the forecasted unlevered free cash flows of the Company which were based on the selected financial information from the Downside Case, Base Case and Upside Case included in the Company Projections prepared by the Company’s management. Specifically, Johnson Rice derived free cash flow using the GIFI Forecast EBITDA less capital expenditures beginning in the fourth quarter of 2025 and ending in 2028. Johnson Rice derived 2029 free cash flow based on a 3.0% year-over-year growth rate from 2028 for EBITDA and capital expenditures for each case. The WACC used to discount the Company’s cash free cash flows was comprised of the following components: (i) marginal debt rate of 8.5%, (ii) a cost of equity of 9.4%, (iii) a marginal tax rate of 21.0%, and (iv) a 3.0% small cap risk and illiquidity premium to reflect higher systematic risk based on the Company’s market capitalization. The cost of equity was comprised of the following components: (i) a risk-free rate based on the publicly available 20-year U.S. Treasuries yield as published by Bloomberg, (ii) a publicly available Beta for the Company as published by Bloomberg, and (iii) a publicly available US Equity Risk Premium published by Bloomberg. The implied terminal value of the Company at the end of the forecast period was estimated by using the terminal multiple method and used a terminal multiple range of 6.0x to 8.0x using mid-cycle EBITDA based on the average EBITDA for the Company for the period from 2023 to 2025.
This analysis resulted in implied per share values ranging as listed in the table below.

	Summary Discounted Cash Flow Analysis
	Downside Case			Base Case			Upside Case
Terminal Multiple	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x
WACC – 12.09%	$8.06	$8.61	$9.16	$9.15	$9.70	$10.25	$9.90	$10.44	$10.99
WACC – 15.0%	$7.69	$8.19	$8.70	$8.73	$9.23	$9.74	$9.43	$9.94	$10.44
WACC – 20.0%	$7.13	$7.57	$8.01	$8.09	$8.53	$8.97	$8.73	$9.17	$9.61

Other Analysis
Johnson Rice also analyzed market information that addressed various factors that affect the Company’s business. The analysis included a review of the Company’s direct competitors and recent acquisitions in the sector that impact the Company’s ability to sustain revenue levels and profitability. Johnson Rice relied upon information from various sources, including, but not limited to: FactSet, Bloomberg, public SEC filings, conference call transcripts, press releases and corporate presentations of 24 companies.
Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by Johnson Rice to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by Johnson Rice in connection with its opinion. The presentation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial analysis should not rely on partial analysis or summary description. Johnson Rice believes that its analyses summarized above must be considered as a whole. Johnson Rice further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Johnson Rice’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, Johnson Rice considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying Johnson Rice’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Johnson Rice’s analyses. These analyses were prepared solely as part of Johnson Rice’s analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Board in connection with the delivery of the Johnson Rice Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Johnson Rice’s view of the actual values of the Company.
The type and amount of consideration payable in the Merger were determined through negotiations between the Company and IES and were approved by the Board. The decision to enter into the Merger Agreement was solely that of the Board. As described above, Johnson Rice’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the Merger or the Merger Consideration.
Pursuant to an engagement letter dated August 14, 2025, the Company retained Johnson Rice as its advisor and fairness opinion provider in connection with, among other things, the Merger. Under the terms of the engagement letter, the Company became obligated to pay Johnson Rice a fee in the amount of $350,000 upon delivery of Johnson Rice’s fairness opinion, which is attached as Annex C to this proxy statement. Johnson Rice’s fee was payable whether the fairness opinion was favorable or not and is not in any way contingent upon the completion of the Merger. Johnson Rice will receive an additional $400,000 success fee upon closing of the Merger. The Company has agreed to indemnify Johnson Rice for certain liabilities that may arise out of its engagement and to reimburse it for its expenses arising out of or relating to its engagement. In the past, Johnson Rice has provided investment banking and financial advisory services to the Company, for which it received compensation. Specifically, Johnson Rice was engaged by the Company for work associated with unrelated advisory services unrelated to the Merger and was paid a work fee of $20,000 in October 2024. The 2024 advisory engagement of Johnson Rice was a work fee associated with pursuit of general buy and sell side opportunities and advisory and analysis pertaining to potential acquisitions or divestitures. No transactions resulted from the engagement. Except as noted above, within the past two years, Johnson Rice has not acted as an advisor to the Company. In the past, Johnson Rice has not provided investment banking or financial advisory services to IES, Merger Sub or any of their affiliates. Johnson Rice may in the future provide financial advice and services to the Company, IES, Merger Sub and their respective affiliates, for which it would expect to receive compensation.

In the ordinary course of Johnson Rice’s business, Johnson Rice actively trades debt and equity securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of the Company and IES.
Financial Projections Prepared by the Company’s Management
The Company does not, as a matter of course, make public financial projections as to future performance or operating results due to, among other things, the inherent difficulty of predicting financial performance for future periods, particularly given the project specific nature of the Company’s business, and the likelihood that the underlying assumptions and estimates may not be realized. In the normal course of its business, the Company’s management prepares an annual financial plan that is approved by the Board, along with quarterly forecast revisions that are reported to the Board, but the Company does not publicly disclose its anticipated financial position or expected financial results.
In connection with the evaluation of the Merger and Johnson Rice’s financial analysis and fairness opinion, in August 2025, the Company’s management prepared unaudited non-public internal financial projections with respect to the Company that included a “Base Case,” “Upside Case” and a “Downside Case,” and reflected management’s estimates for the Company’s future performance and operating results, assuming the Company’s continued operation on a standalone basis from fiscal year 2025 through 2028 (the Base Case, Downside Case and Upside Case are collectively referred to herein as the “Company Projections”). The Company Projections were made available to the Board and Johnson Rice in connection with the Merger. The Base Case was prepared and based, in part, on the Company’s long-term strategic plan. The Base Case was also made available to IES at its request in connection with its due diligence review of a potential transaction with the Company. The Board did not separately consider the Upside Case or Downside Case to be a material factor in its evaluation of the Merger or its determination to recommend approval of the Merger Agreement and did not assign any relative weight as to the importance or accuracy or likelihood of occurrence of any of the Base Case, Upside Case or Downside Case.
The Base Case included the following key assumptions and considerations:
•
Services Division: (1) figures for the 2025 projections reflect (i) actual revenue and operating results through, and existing backlog as of, June 30, 2025, and (ii) management’s expectation of operating results for the remainder of 2025; (2) figures for the 2026 projections reflect higher revenue and operating results compared to the 2025 projections based on (i) 3.0% growth on the 2025 projections, (ii) adjustments to remove certain expenses and losses that were incurred or are forecasted to be incurred during 2025, but are not anticipated to be recurring, (iii) higher gross margin expectations for certain customers, and (iv) incremental project opportunities beyond those realized in 2026 for the pressurized welding enclosures business line; (3) figures for the 2027 and 2028 projections reflect 3.0% compounded growth from the 2026 projections; and (4) capital expenditures for all periods reflect maintenance capital expenditures consistent with the 2025 projections plus 3.0% compounded growth.

•
Fabrication Division: (1) figures for the 2025 projections reflect (i) actual revenue and operating results through, and existing backlog as of, June 30, 2025, and (ii) management’s expectation of operating results for the remainder of 2025, including specifically identified customer or project opportunities and estimates of other opportunities based on recent historical results; (2) figures for the 2026 projections reflect (i) higher revenue compared to the 2025 projections based on higher workhour expectations and higher anticipated procurement content on projects compared to the 2025 projections, and (ii) net higher operating results based on higher revenue, offset partially by lower gross margin expectations compared to the 2025 projections due to the dilutive impact of higher procurement content on projects; (3) figures for the 2027 projections reflect (i) net lower revenue compared to the 2026 projections based on lower anticipated procurement content on projects compared to the 2026 projections, offset partially by higher workhour expectations and double digit revenue growth for the Englobal Automation Business, but (ii) net higher operating results based on higher gross margin expectations compared to the 2026 projections, offset partially by the impacts of lower revenue; (4) figures for the 2028 projections reflect double digit revenue growth for the Englobal Automation Business and 3.0% growth for the remainder of the Fabrication Division business from the 2027 projections; and (5) capital expenditures for all periods reflect maintenance capital expenditures consistent with the 2025 projections plus 3.0% compounded growth.

•
Corporate Division: (1) figures for the 2025 projections reflect (i) actual revenue and operating losses through June 30, 2025, and (ii) management’s expectation of operating losses for the remainder of 2025; and (2) figures for the 2026, 2027 and 2028 projections reflect (i) 3.0% compounded growth in costs from the 2025 projections, and (ii) higher incentive compensation costs and incremental costs of an integrated public company audit.

Both the Upside Case and Downside Case leverage the Base Case with additional key assumptions and considerations in order to reflect a range of outcomes:
•
Upside Case: (1) higher revenue and operating results for the Services Division associated with (i) higher activity for the pressurized welding enclosures business line for the 2026 projections, and (ii) 3.0% compounded growth on the 2026 projections for the 2027 and 2028 projections; (2) higher workhours, revenue and operating results for the Fabrication Division associated with (i) an increase in large-scale fabrication activity for the 2026 projections, (ii) an increase in small-scale, subsea and other structural steel fabrication activity for the 2027 projections, (iii) 3.0% growth on the 2027 projections for the 2028 projections; and (iv) increased capital expenditures for the 2026, 2027 and 2028 projections; and (3) higher incentive compensation costs for the Corporate Division for the 2026, 2027 and 2028 projections.

•
Downside Case: (1) lower revenue and operating results for the Services Division associated with (i) lower activity for the pressurized welding enclosures business line for the 2026 projections, and (ii) 3.0% compounded growth on the 2026 projections for the 2027 and 2028 projections; (2) lower workhours, revenue and operating results for the Fabrication Division associated with (i) a reduction in large-scale fabrication activity and lower operating results for the Englobal Automation Business for the 2026 projections, (ii) a reduction in small-scale and large-scale fabrication activity and lower operating results for the Englobal Automation Business for the 2027 projections, and (iii) 3.0% growth on the 2027 projections for the 2028 projections; and (3) lower incentive compensation costs for the Corporate Division for the 2026, 2027 and 2028 projections and the removal of the cost impact of an integrated public company audit for the 2026 projections.

The Company Projections are unaudited and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP or the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures. Neither the Company’s independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the Company Projections or expressed any opinion or any other form of assurance on the Company Projections or their achievability. The Company’s independent registered public accounting firm assumes no responsibility for, and disclaims any association with, the Company Projections.
In the view of the Company’s management, the Company Projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding the Company’s future financial performance at the time of their preparation. The Company Projections are not facts and should not be relied upon as necessarily predictive of actual future results. You are cautioned not to place undue reliance upon the Company Projections. Some or all of the assumptions that have been made in connection with the preparation of the Company Projections may have changed since the date the Company Projections were prepared. None of the Company, Johnson Rice or any other person makes any representation to any Company shareholder regarding the validity, reasonableness, accuracy or completeness of the Company Projections or the ultimate performance of the Company relative to the Company Projections. Except as required by applicable law, the Company does not intend to, and disclaims any obligation to, update, correct or otherwise revise the Company Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Company Projections, which were prepared as of an earlier date.
The Company Projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in the Company’s business or prospects or any other transactions or events that have occurred or that may occur and that were not anticipated at the time the Company Projections were prepared, and the Company Projections are not necessarily indicative of current values or predictive of future performance, which may be significantly more favorable or less favorable than as set forth therein, and should not be regarded as a representation that the financial forecasts, projected results or other estimates and assumptions therein will be achieved.

Because the Company Projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The Company Projections also cover multiple fiscal years, and such information by its nature becomes less predictive with each succeeding fiscal year. The Company Projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results, including, without limitation, the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 5, 2025, as amended by the Annual Report on Form 10-K/A filed with the SEC on May 2, 2025, and in the Company’s other public filings with the SEC. For additional information on factors that may cause the Company’s future financial results to materially vary from the projected results summarized below, see the section of this proxy statement entitled “Cautionary Statement On Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the Company Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. No representation is made by the Company or any of its affiliates, advisors or other representatives or any other person to any Company shareholder or any other person regarding the actual performance of the Company compared to the results included in the Company Projections or otherwise.
The Company Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC. For a more detailed description of the information available, see the section of this proxy statement entitled “Where You Can Find Additional Information.” The Company Projections do not take into account any circumstances or events occurring after the date they were prepared, including the effect of the Merger and related transactions or matters. Further, the Company Projections do not take into account the effect of any failure of the Merger to be completed and should not be viewed in any manner in that context.
The Company Projections reflect various estimates, assumptions and methodologies of the Company, all of which are difficult to predict and many of which are beyond the Company’s control, including, among others, assumptions with respect to industry performance, general business, economic, regulatory, litigation, market and financial conditions, the expected benefits of the Englobal Acquisition and other matters specific to the Company’s businesses.
In addition, the EBITDA, Adjusted EBITDA, Cash Flow and Adjusted Cash Flow amounts included in the table below are non-GAAP financial measures. SEC rules which would otherwise require a reconciliation of prospective non-GAAP financial measure to a GAAP financial measure do not apply to prospective non-GAAP financial measures included in disclosures relating to a proposed business combination, such as the Merger, if the disclosure is included in a document such as this proxy statement. Accordingly, the Company has not provided a reconciliation of the prospective financial measures included in the Company Projections to the relevant GAAP financial measures. Reconciliations of non-GAAP financial measures were not relied upon by the Board or Johnson Rice in connection with their evaluation of the Merger. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
The summary of such information above and below is included solely to give the Company’s shareholders access to the information that was made available to the Board, Johnson Rice and IES, and is not included in this proxy statement in order to influence any shareholder to make any investment decision with respect to the Merger or the Merger Agreement, including whether or not to vote in favor of the Merger Proposal.

The tables below present a summary of the Company Projections.

BASE CASE
	2025	2026	2027	2028
	(unaudited; in thousands)
Revenue	$ 181,262	$ 230,910	$ 214,295	$ 225,938
EBITDA(1)(5)	7,390	16,985	18,560	19,952
Adjusted EBITDA(2)	11,681	16,985	18,560	19,952
Cash Flow(3)(5)	1,203	10,844	18,224	15,995
Adjusted Cash Flow(4)	5,862	10,844	18,224	15,995

UPSIDE CASE
	2025	2026	2027	2028
	(unaudited; in thousands)
Revenue	$ 181,262	$ 248,410	$ 235,808	$ 248,096
EBITDA(1)	7,390	20,443	23,173	24,703
Adjusted EBITDA(2)	11,681	20,443	23,173	24,703
Cash Flow(3)	1,203	11,552	21,818	20,134
Adjusted Cash Flow(4)	5,862	11,552	21,818	20,134

DOWNSIDE CASE
	2025	2026	2027	2028
	(unaudited; in thousands)
Revenue	$ 181,262	$ 199,500	$ 197,319	$ 208,452
EBITDA(1)	7,390	10,817	13,120	14,514
Adjusted EBITDA(2)	11,681	10,817	13,120	14,514
Cash Flow(3)	1,203	8,684	10,983	10,623
Adjusted Cash Flow(4)	5,862	8,864	10,983	10,623

(1)	EBITDA is a non-GAAP financial measure and represents earnings before interest, taxes, depreciation and amortization.
(2)
Adjusted EBITDA is a non-GAAP financial measure and represents EBITDA adjusted to remove certain items that management believes to be nonrecurring (including actual and forecasted transaction and integration costs attributable to the Englobal Acquisition for 2025) and actual and forecasted operating losses attributable to the Englobal Business for 2025.

(3)	Cash Flow is a non-GAAP financial measure and represents net cash provided by operating activities less capital expenditures and stock-based compensation expense.
(4)
Adjusted Cash Flow is a non-GAAP financial measure and represents Cash Flow adjusted to remove certain items that management believes to be nonrecurring (including actual and forecasted transaction and integration costs attributable to the Englobal Acquisition for 2025) and actual and forecasted operating losses attributable to the Englobal Business for 2025.

(5)
Amounts for 2026, 2027 and 2028 include estimated incremental costs of $1.8 million, $2.3 million and $2.8 million, respectively, related to incentive compensation and other public company expenses if the Company continued to operate on a standalone basis.

Certain Effects of the Merger; Merger Consideration
If the Merger Agreement is approved by the Company’s shareholders and the other conditions to the closing are either satisfied or waived, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation and become an indirect wholly owned subsidiary of IES.
Upon the Effective Time of the Merger, each share of GIFI Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive $12.00 in cash, without interest and less applicable withholding taxes. At the Effective Time, the Company’s shareholders will cease to have ownership interests in the Company or rights as shareholders of the Company, except as provided in the Merger Agreement or by law.

GIFI Common Stock is currently registered under the Exchange Act and is listed and publicly traded on Nasdaq under the symbol “GIFI.” As a result of the Merger, the Company will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of IES. Following the Effective Time of the Merger, GIFI Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, in each case in accordance with applicable law, rules and regulations.
If the Merger Agreement is not approved by the Company’s shareholders, or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of GIFI Common Stock in connection with the Merger. Except in certain circumstances where the Company enters into an alternative transaction to the Merger, the Company will remain a public company, and shares of GIFI Common Stock will continue to be registered under the Exchange Act, as well as listed and traded on Nasdaq. If the Merger Agreement is terminated, in certain specified circumstances, a termination fee will be due and payable by the Company to IES. See the sections entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Effect of Termination” of this proxy statement.
Intent to Vote “FOR” the Merger
See the section of this proxy statement entitled “The Merger Agreement—Voting Agreement” for a summary of the Voting Agreement entered into by IES with certain of the Company’s directors and each of its executive officers, pursuant to which, among other things, and subject to the terms and conditions set forth in such Voting Agreement, each such director and executive officer agreed to vote his or her shares of GIFI Common Stock, representing, as of the close of business on the Record Date, approximately 19.9% of the outstanding shares of GIFI Common Stock, “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.
Accounting Treatment
The Merger will be accounted for in accordance with GAAP.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a general summary of U.S. federal income tax considerations relevant to U.S. holders and non-U.S. holders (each as defined below) with respect to the disposition of GIFI Common Stock pursuant to the Merger. This summary is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger and is not a substitute for tax advice. This discussion is based upon the provisions of the Internal Revenue Code (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect on the date hereof and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes or varying interpretations could affect the accuracy of the statements and conclusions set forth herein. The IRS may not agree with the tax consequences described in this discussion.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of GIFI Common Stock that is (or is treated as), for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust (a) that is subject to the primary supervision of a court within the United States and all the substantial decisions of which are controlled by one or more “United States persons” (within the meaning of the Code) or (b) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a “United States person” for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.
A “non-U.S. holder” is a beneficial owner of GIFI Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

This discussion applies only to holders of GIFI Common Stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address or consider any tax consequences arising under any alternative minimum tax, the Medicare tax on net investment income, the Foreign Account Tax Compliance Act (including the U.S. Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), or any federal laws other than those pertaining to the U.S. federal income tax. Further, no information is provided with respect to any tax consequences under U.S. state, local, or non-U.S. laws.
This discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder of GIFI Common Stock in light of such holder’s particular circumstances or that may be relevant to the Company’s shareholders subject to special rules, such as, for example:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	brokers or dealers in securities, currencies or commodities;
•	traders in securities subject to a mark-to-market method of accounting with respect to shares of GIFI Common Stock;
•	small business investment companies, regulated investment companies, and real estate investment trusts;
•	retirement plans, individual retirement and other tax-deferred accounts;
•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;
•
holders who hold their shares of GIFI Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

•	“personal holding companies,” “controlled foreign corporations” or “passive foreign investment companies”;
•	U.S. holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	non-U.S. trusts and estates that have U.S. beneficiaries;
•	holders that own GIFI Common Stock through a “hybrid” entity;
•	holders that own or have owned (directly, indirectly or constructively) 5% or more of GIFI Common Stock (by vote or value);
•	holders that acquired their shares of GIFI Common Stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;
•	holders that acquired their shares of GIFI Common Stock as “qualified small business stock” for purposes of Sections 1202 and/or 1045 of the Code;
•	expatriates of the United States that satisfy certain conditions and persons subject to special rules applicable to former citizens and residents of the United States;
•	holders that own an equity interest in IES following the Merger;
•	holders subject to any applicable minimum tax; and
•	persons required to accelerate the recognition of any item of gross income with respect to GIFI Common Stock as a result of such income being taken into account on an applicable financial statement.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes is a beneficial owner of GIFI Common Stock, the U.S. federal income tax treatment of the partnership and a partner in the partnership will generally depend on the status of the partner, the status and activities of the partnership and certain determinations made at the partner level. Partnerships holding GIFI Common Stock and partners therein should consult their own tax advisors as to the particular U.S. federal income tax consequences to them in light of the transaction.
ALL HOLDERS OF GIFI COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
In general, the receipt of cash by a U.S. holder in exchange for GIFI Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives cash in exchange for shares of GIFI Common Stock pursuant to the merger will generally recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such U.S. holder’s adjusted tax basis in such shares of GIFI Common Stock.
Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of GIFI Common Stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of GIFI Common Stock.
Non-U.S. Holders
In general, the receipt of cash by a non-U.S. holder in exchange for GIFI Common Stock pursuant to the Merger will not be subject to U.S. federal income tax, unless:
•
the gain, if any, on such stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment or fixed base in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger occurs, and certain other conditions are met.
Gain described in the first bullet point immediately above generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as if the non-U.S. holder were a U.S. holder (unless an applicable income tax treaty provides otherwise), and if the non-U.S. holder is a corporation, it may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on any gain recognized, which may be offset by U.S.-source capital losses recognized in the same taxable year (if any), provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses and all other applicable requirements are met. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits pursuant to an applicable income tax treaty and the requirements for claiming any such benefits.
Information Reporting and Backup Withholding
A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 24%) with respect to the cash received pursuant to the Merger. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), the taxpayer identification number provided is correct, and such U.S. holder is not subject to backup withholding.
A non-U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate IRS Form W-8.

Information returns may be filed with the IRS in connection with payments made to a non-U.S. holder pursuant to the Merger. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be refunded or credited against a holder’s U.S. federal income tax liability, if any; provided that such holder furnishes the required information to the IRS in a timely manner. U.S. holders and non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
HSR and Other Regulatory Clearances; Consents
The completion of the Merger is subject to the requirements of the HSR Act and the rules promulgated thereunder by the FTC, which prevent transactions such as the Merger from being completed until (1) certain information and materials are furnished to the DOJ and the FTC and (2) the applicable waiting period is terminated early or expires. The Company and IES made the necessary filings with the PNO on December 1, 2025. If the PNO deems the submissions complete as of the date of filing, the applicable waiting period under the HSR Act will expire on December 31, 2025, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended in accordance with the regulations governing premerger notifications. At any time before or after completion of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
The Company, IES and Merger Sub have agreed to use their best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable under applicable laws to complete and make effective the Merger and the other transaction contemplated thereby, including using reasonable best efforts to obtain all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from governmental entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration or termination of applicable waiting periods, consent or approval from, or to avoid an action or proceeding by, any governmental entity, in each case as promptly as practicable, and obtain all necessary nonactions, consents, approvals or waivers from third parties other than any governmental entity, in each case as promptly as practicable.
Delisting and Deregistration of GIFI Common Stock
If the Merger is completed, GIFI Common Stock will no longer be publicly traded and will be delisted from Nasdaq. Additionally, the GIFI Common Stock will be deregistered under the Exchange Act. As such, following completion of the Merger and such deregistration, the Company will no longer be required to file periodic reports with the SEC.
Required Vote
Approval of the Merger Proposal requires the affirmative vote of a majority of the votes entitled to be cast on the Merger Proposal (i.e., a majority of the outstanding shares of GIFI Common Stock). Accordingly, an abstention or failure to vote will have the same effect as a vote “AGAINST” the Merger Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the Merger Proposal, as described in this proxy statement.

NON-BINDING ADVISORY VOTE ON MERGER-RELATED COMPENSATION (PROPOSAL NO. 2)
The Merger Compensation Proposal
As required by Section 14A of the Exchange Act and the applicable SEC rules promulgated thereunder, the Company is required to submit a proposal to the Company’s shareholders for a non-binding, advisory vote to approve certain compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth under the section of this proxy statement entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers.” This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Merger Compensation Proposal.”
The Company is requesting that the Company’s shareholders approve the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section of the proxy statement dated December 3, 2025 entitled “The Merger Proposal (Proposal No. 1)—Interests of GIFI Directors and Executive Officers in the Merger—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers,” including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”
The vote on the Merger Compensation Proposal is a vote separate and apart from the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve Merger Compensation Proposal and vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on either the Company or IES. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s shareholders on the Merger Compensation Proposal.
Required Vote
Approval of the Merger Compensation Proposal requires the affirmative vote of at least a majority of the votes cast (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions or a failure to vote will not have an effect on the outcome of the Merger Compensation Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the Merger Compensation Proposal, as described in this proxy statement.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 3)
The Adjournment Proposal
The Special Meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. If, at the Special Meeting, the number of shares of GIFI Common Stock present or represented by proxy and voting “FOR” the Merger Proposal is insufficient to approve the Merger Proposal, the Company intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of the Merger Proposal. In that event, the Company will ask holders of GIFI Common Stock to vote upon the Adjournment Proposal, but not the other proposals discussed in this proxy statement.
In this Adjournment Proposal, the Company is asking holders of GIFI Common Stock to approve a proposal to authorize the Board, in its discretion, to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal, including from holders of GIFI Common Stock who have previously voted. Pursuant to the Company’s bylaws, the Special Meeting may be adjourned without new notice being given if the new date, time, or place (or means of remote communication, if any) is announced at the Special Meeting before adjournment unless a new record date is fixed for the adjourned meeting.
If the Special Meeting is adjourned to solicit additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as adjourned. The Company does not intend to call a vote on the Adjournment Proposal if there are sufficient votes to approve the Merger Proposal at the time of the Special Meeting. Approval of the Adjournment Proposal by the holders of GIFI Common Stock is not a condition to the completion of the Merger.
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). Abstentions or a failure to vote will not have an effect on the outcome of the Merger Compensation Proposal. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters.
Recommendation of the Board
The Board recommends that shareholders vote “FOR” the Adjournment Proposal, as described in this proxy statement.

MARKET PRICE OF GIFI COMMON STOCK
GIFI Common Stock is traded on Nasdaq, under the symbol “GIFI.” As of November 24, 2025, there were 52 holders of record of GIFI Common Stock, which does not include beneficial owners whose shares are held by banks, brokers, trustees or other nominees (i.e., holders whose shares are held in “street name” by a bank, broker, trustee or other nominee).
The Company has not paid a dividend since 2017. Under the terms of the Merger Agreement, the Company is not permitted to pay a dividend without the prior written consent of IES. In the event that the Merger is not completed, any determination to declare or pay dividends will be made by the Board and will depend on various factors affecting the business at the time such decision is made, including the Company’s financial condition, results of operations, capital requirements, strategic opportunities, restrictive covenants and such other matters the Board may consider relevant at that time.
The closing price of GIFI Common Stock on November 6, 2025, the last trading day before we publicly announced execution of the Merger Agreement, was $7.87 per share. On November 28, 2025, the most recent practicable date before the filing and mailing of this proxy statement, the closing price of GIFI Common Stock was $11.88 per share. You are encouraged to obtain current market quotations for shares of GIFI Common Stock.
After the Merger is completed, there will be no further market for shares of GIFI Common Stock and, as promptly as practicable thereafter, the shares of GIFI Common Stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the completion of the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of November 24, 2025, certain information regarding beneficial ownership of shares of GIFI Common Stock by: (1) each of our current directors, (2) each of our named executive officers, (3) all of our current directors and executive officers as a group, and (4) each of our other shareholders known by us to be the beneficial owner of more than 5% of outstanding GIFI Common Stock. Unless otherwise indicated, we believe that the shareholders listed below have sole investment and voting power with respect to their shares of GIFI Common Stock. The information presented below is based on filings with the SEC and/or information furnished to us by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding GIFI Common Stock(1)
Current Directors and Named Executive Officers:
Robert M. Averick	1,843,227(2)	11.5%
Michael J. Keeffe	36,422	*
Cheryl D. Richard	25,458	*
Jay R. Troger	13,333	*
Richard W. Heo	767,908	4.8%
Westley S. Stockton	409,731	2.6%
James L. Morvant	80,471	*
All current directors and executive officers of the Company as a group (8 persons)(4)	3,201,918	20.0%
Greater Than 5% Shareholders:
First Wilshire Securities Management, Inc.(5)	980,333(6)	6.1%
Piton Capital Partners, LLC(7)	1,811,894(3)	11.3%
Wax Asset Management, LLC(8)	2,183,121(9)	13.6%

*	Less than 1%
(1)	Based on 15,998,611 shares of GIFI Common Stock outstanding as of November 24, 2025.
(2)
Includes: (i) 31,333 shares beneficially owned by Mr. Averick, the Board’s Lead Independent Director, and (ii) 1,811,894 shares beneficially owned by Piton for which Mr. Averick shares the voting and dispositive power with Piton, as further described in note 3 below.

(3)
Based on information contained in the amended Schedule 13D filed on November 10, 2025, by Piton, voting and dispositive power with respect to the shares of GIFI Common Stock held by Piton is exercised by its investment manager, Kokino LLC, a Delaware limited liability company. The actual trading, voting, investment strategy and decision-making processes with respect to the shares of GIFI Common Stock held by Piton are directed by Mr. Averick, the Board’s Lead Independent Director, who is an employee of Kokino, LLC and the portfolio manager of Piton’s investment in the shares. As a result, Kokino, LLC and Mr. Averick may be deemed to share voting and dispositive power with respect to all of the shares reported.

(4)	Includes all our current directors and executive officers (including 25,368 shares of GIFI Common Stock held by Matthew R. Oubre).
(5)	The address of First Wilshire Securities Management, Inc. (“FWSM”) is 1214 East Green Street, Suite 104, Pasadena, California 91106.
(6)
Based on information contained in the amended Schedule 13G filed with the SEC on February 13, 2025, by FWSM. FWSM has (i) sole voting power with respect to 942,424 shares of GIFI Common Stock and (ii) sole dispositive power with respect to all of the 980,333 shares of GIFI Common Stock. FWSM does not report any shared voting power with respect to shares of GIFI Common Stock.

(7)	The address of Piton is 201 Tresser Boulevard, 3rd Floor, Stamford, Connecticut, 06901.
(8)	The address of Wax Asset Management, LLC (“Wax Asset Management”) is 44 Cherry Lane, Madison, Connecticut, 06443.
(9)
Based on information contained in the amended Schedule 13G filed with the SEC on February 11, 2025, by Wax Asset Management. Wax Asset Management does not report any shared voting or dispositive power with respect to any of the shares of GIFI Common Stock.

Voting Agreement
As described in the section entitled “The Merger Agreement—Voting Agreement” in this proxy statement, concurrently with the execution and delivery of the Merger Agreement and as an inducement to IES’s willingness to enter into the Merger Agreement, the Supporting Shareholders entered into the Voting Agreement, pursuant to which, and subject to the terms and limitations thereof, among other things, the Supporting Shareholders agreed to vote the shares of GIFI Common Stock beneficially owned by each of them in favor of the adoption of the Merger Agreement, the Merger and the transactions contemplated thereby at the Special Meeting. The shares held by the Supporting Shareholders that have committed to vote “FOR” the Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal and the transactions contemplated thereby represented approximately 19.9% of the outstanding shares of GIFI Common Stock, as of the close of business on the Record Date. The Voting Agreement is attached as Annex B to this proxy statement and is incorporated herein by reference.

NO APPRAISAL RIGHTS
Appraisal rights are statutory rights that, if applicable under law, enable a shareholder of a Louisiana corporation to avoid the effects of a proposed corporate action, such as the Merger, by selling the shareholder’s shares to the corporation at their fair value, paid in cash. Under the LBCA, however, a shareholder of a Louisiana corporation does not have appraisal rights in connection with a merger or other extraordinary transaction if the corporation’s outstanding shares are a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act. A “covered security” includes, among other things, a security listed on Nasdaq. GIFI Common Stock is currently listed on Nasdaq. Accordingly, shareholders of the Company are not entitled to appraisal rights in connection with the Merger or any of the transactions contemplated thereby.
OTHER MATTERS
Other Matters for Action at the Special Meeting
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.
Future Shareholder Proposals
If the Merger is completed, we will not have public shareholders and there will be no public participation in any future meeting of shareholders of the Company. However, if the Merger is not completed, shareholders will continue to be entitled to attend and participate in shareholder meetings. Accordingly, we intend to hold an annual meeting of shareholders in 2026 only if the Merger is not completed.
Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the Company’s 2026 annual meeting, if held, but does not wish to have it included in our proxy materials, should notify our Secretary, in writing at the address shown on the first page of this proxy statement, no later than February 14, 2026. However, if the date of the Company’s 2026 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the Company’s 2025 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the Company’s 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the Company’s 2026 annual meeting or the 10th day following the day on which public announcement of the date of the Company’s 2026 annual meeting is first made, as set forth in our bylaws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the Company’s 2026 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.
Any shareholder who desires to submit a proposal for inclusion in our proxy materials for the Company’s 2026 annual meeting, if held, other than shareholder nominations of directors, must forward the proposal in writing to our Secretary at our principal executive office in time to arrive no later than December 11, 2025, and the proposal must comply with applicable federal proxy rules. If the date of the Company’s 2026 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the Company’s 2025 annual meeting, the proposal must be received by our Secretary by either the revised deadline set forth in the Company’s SEC filings (either in a quarterly report on Form 10-Q or a current report on Form 8-K) or if no such deadline is provided, then in a reasonable time before the Company begins to print and distribute its proxy materials with respect to the Company’s 2026 annual meeting.
Shareholders intending to nominate a director for consideration at the Company’s 2026 annual meeting, if held, should notify our Secretary, in writing at our principal executive office, no later than February 14, 2026, containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination as required by our bylaws. However, if the date of the Company’s 2026 annual meeting is more than 30 days before or more than 90 days after the date of the anniversary of the Company’s 2025 annual meeting, the notice must be received by our Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the Company’s 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of the Company’s 2026 annual meeting is first made, as set forth in our bylaws. If a shareholder does not provide such notice timely, proxies solicited on behalf of our Board for the Company’s 2026 annual meeting will confer discretionary authority to vote with respect to any such nominee, as permitted by the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice deadlines and informational requirements, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements prescribed by Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our bylaws described above.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files certain reports and information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains the Company’s reports, proxy statements and other information at www.sec.gov.
The SEC allows the Company to “incorporate by reference” information into this proxy statement. This means that the Company can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference.
The following documents filed with the SEC are incorporated by reference in this proxy statement:
•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 5, 2025, as amended by the Annual Report on Form 10-K/A filed with the SEC on May 2, 2025;
•
those portions of our Definitive Proxy Statement on Schedule 14A for our 2025 annual meeting of shareholders, filed with the SEC on April 10, 2025, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended (i) March 31, 2025, filed with the SEC on May 7, 2025, (ii) June 30, 2025, filed with the SEC on August 7, 2025, and (iii) September 30, 2025, filed with the SEC on November 12, 2025; and

•	our Current Reports on Form 8-K filed with the SEC on March 6, 2025, May 15, 2025, June 4, 2025, June 17, 2025, November 7, 2025 and November 10, 2025.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of any of the documents incorporated by reference in this proxy statement. Requests for such copies should be directed to the Secretary of the Company at +1 (713) 714-6100 or 2170 Buckthorne Place, Suite 420, The Woodlands, Texas, 77380, and should be made at least five business days before the date of the Special Meeting. If you wish to receive a copy of any documents incorporated by reference in this proxy statement, the Company will mail you these documents without charge excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).
These documents are also available at the investor relations section of the Company’s website, located at https://ir.gulfisland.com/sec-filings/all-sec-filings. The information provided on the Company’s website is not part of this proxy statement, and therefore is not incorporated by reference herein.

MISCELLANEOUS
The Company has supplied all information relating to the Company, and IES has supplied, and the Company has not independently verified, all of the information relating to IES and Merger Sub contained in the sections of this proxy statement entitled “Summary—Parties Involved in the Merger” and “Parties Involved in the Merger.”
If you hold any certificates representing shares of GIFI Common Stock, you should not send in such certificates until you receive transmittal materials after the Merger is completed.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December 3, 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
WHETHER OR NOT YOU PLAN TO JOIN THE SPECIAL MEETING, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES VIA THE INTERNET, THE TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

ANNEX A – MERGER AGREEMENT
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

IES HOLDINGS, INC.,

IES MERGER SUB, LLC

and

GULF ISLAND FABRICATION, INC.

Dated as of November 7, 2025

EXHIBITS

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 7, 2025, is by and among IES Holdings, Inc., a Delaware corporation (“Parent”), IES Merger Sub, LLC, a Louisiana limited liability company and indirect wholly owned Subsidiary of Parent (“Merger Sub”), and Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”).
WITNESSETH:
WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the Louisiana Business Corporation Act (the “LBCA”), with the Company surviving the Merger as the Surviving Corporation (as defined below) and an indirect wholly owned Subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held on or prior to the date of this Agreement, has (a) determined that this Agreement, including the Merger and the transactions contemplated hereby, including the Voting Agreement (as defined below), and all exhibits and schedules attached this Agreement (collectively, the “Transactions”), are in the best interests of the Company and its shareholders (excluding the holders of the Company Excluded Stock), (b) adopted, approved and confirmed in all respects this Agreement and the consummation of the Transactions, including the Merger, (c) determined that it is advisable for the Company to execute and deliver this Agreement, to perform its covenants and obligations under this Agreement and to consummate the Merger upon the terms and conditions set forth in this Agreement, and (d) determined that it is advisable to submit this Agreement, the Merger and the Transactions to a vote of the holders of shares of common stock, no par value per share, of the Company (the “Company Common Stock”) and resolved to recommend the shareholders of the Company approve and adopt this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, certain shareholders of the Company have entered into a voting agreement in the form attached as Exhibit A hereto (the “Voting Agreement”), pursuant to which, and subject to the terms and limitations thereof, among other things, the foregoing shareholders agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement, the Merger and the Transactions at the Company Shareholder Meeting;
WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that the Transactions are fair, advisable and in the best interests of Parent and its stockholders and (b) approved and adopted this Agreement and the Transactions, including the Merger;
WHEREAS, the sole member of Merger Sub (the “Merger Sub Member”) has (a) determined that this Agreement and the Transactions are fair, advisable and in the best interests of Merger Sub and (b) approved and adopted this Agreement and the Transactions; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I.

THE MERGER
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in accordance with the requirements of the LBCA, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger as a Louisiana corporation (the “Surviving Corporation”).
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place through an electronic exchange of documents, at 10:00 a.m., local time, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third (3rd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing; provided, however, that if such satisfaction or waiver of the conditions set forth in Article VI occurs within 10 (ten) calendar days prior to the end of a fiscal quarter, the Closing shall occur on the first (1st) business day of the following fiscal quarter. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3 Effective Time. On the Closing Date, the Company shall (i) file with the Secretary of State of the State of Louisiana the articles of merger (the “Articles of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the LBCA in order to effect the Merger, and (ii) make any other filings or recordings as may be required by Louisiana law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Louisiana or at such other, later date and time as is agreed between the parties and specified in the Articles of Merger in accordance with the relevant provisions of the LBCA (such date and time is hereinafter referred to as the “Effective Time”).
Section 1.4 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the LBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the LBCA.
Section 1.5 Organizational Documents of the Surviving Corporation.
(a) At the Effective Time, the Company’s articles of incorporation (the “Company Articles of Incorporation”) will be amended and restated in its entirety in the form set forth on Exhibit B, which will be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.
(b) At the Effective Time, the by-laws of the Company (the “Company By-laws”, and together with the Company Articles of Incorporation, the “Company Organizational Documents”), as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety as set forth in Exhibit C, and as so amended and restated, shall be the by-laws of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with their terms, the LBCA and the articles of incorporation of the Surviving Corporation.
Section 1.6 Board of Directors. The individuals listed on Exhibit D shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the governing documents of the Surviving Corporation.
Section 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the governing documents of the Surviving Corporation.
ARTICLE II.

EFFECT OF MERGER; EXCHANGE OF CERTIFICATES
Section 2.1 Conversion of Company Common Stock. At the Effective Time and by virtue of the Merger and without any action on the part of Merger Sub and the Company or any holder of securities of Merger Sub and the Company:
(a) Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Company Excluded Stock), shall be converted into the right to receive an amount of cash equal to the Per Share Merger Consideration.
(b) Cancellation of Company Excluded Stock. Each share of Company Excluded Stock at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no consideration shall be delivered in exchange therefor.

(c) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock, including as represented by the Company RSU Awards, shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, any stock dividend or stock distribution with a record date during such period, or any additional capital stock of the Company is issued upon any exercise of rights under any shareholder rights plan, as applicable, or any similar event shall have occurred, then the Per Share Merger Consideration and any other number or amount contained herein that is based upon the number of shares of Company Common Stock will be equitably adjusted, without duplication, to provide the same economic value as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.1(c) shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.
Section 2.2 Rights as Shareholders; Stock Transfers. Upon consummation of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock other than Company Excluded Stock will cease to be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing shares of Company Common Stock (a “Certificate”) and each holder of non-certificated shares of Company Common Stock, represented by book-entry (“Book-Entry Shares”) will cease to be a shareholder of the Company and cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock owned by such shareholder; provided, however, that the rights of any holder of the Company RSU Awards will be as set forth in Section 2.5.
Section 2.3 Conversion of Merger Sub Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically convert into the common stock of the Surviving Corporation.
Section 2.4 Exchange of Certificates; Vested Substitute Award Payments.
(a) Paying Agent. Prior to the Closing Date, Parent shall appoint an exchange and paying agent mutually acceptable to Parent and the Company (the “Paying Agent”) pursuant to an agreement in form and substance reasonably acceptable to the Company for the purpose of exchanging shares of Company Common Stock for the Per Share Merger Consideration payable in respect of the shares of Company Common Stock. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, in trust for the benefit of holders of shares of Company Common Stock, cash sufficient to pay the Merger Consideration. All cash deposited with the Paying Agent is hereinafter referred to as the “Payment Fund.”
(b) Exchange Procedures.
(i) Promptly after the Effective Time (but in any event no later than the third (3rd) business day following the Effective Time), Parent will instruct the Paying Agent to mail to each record holder of shares of Company Common Stock as of the Effective Time (A) a letter of transmittal (which will be in a form agreed to by Parent and the Company prior to the Effective Time and which will specify that, in respect of certificated shares of Company Common Stock, delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) (the “Letter of Transmittal”) and (B) instructions (in a form agreed to by Parent and the Company prior to the Effective Time) for use in effecting the surrender of the Certificates or transfer of the Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder has the right to receive.
(ii) Promptly after the Effective Time, upon (x) surrender of Certificates, if any, for cancellation to the Paying Agent, together with such letters of transmittal, properly completed and duly executed, or (y) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares and, in each such case, such other documents (including in respect of Book-Entry Shares) as may be reasonably required by the Paying Agent, each holder who held shares of Company Common Stock immediately prior to the Effective Time will be entitled to receive, upon surrender of the Certificates or transfer of the Book-Entry Shares therefor, the Per Share Merger Consideration that such holder has the right to receive pursuant to Section 2.1(a) (after taking into account all shares of Company Common Stock then held by such holder). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Per Share Merger Consideration payable in respect of such shares of Company Common

Stock may be paid to a transferee, if the Certificate representing such shares of Company Common Stock or evidence of ownership of the Book-Entry Shares is presented to the Paying Agent, and in the case of both certificated and Book-Entry Shares of Company Common Stock, accompanied by all documents reasonably required to evidence and effect such transfer and the person requesting such exchange will pay to the Paying Agent in advance any transfer or other Taxes required by reason of the delivery of the Per Share Merger Consideration, in any name other than that of the record holder of such shares of Company Common Stock, or will establish to the satisfaction of the Paying Agent that such Taxes have been paid or are not payable. Until such required documentation has been delivered and Certificates, if any, have been surrendered or “agent’s message” has been delivered to Paying Agent, as contemplated by this Section 2.4, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender or evidence of transfer in the case of Book-Entry Shares the Per Share Merger Consideration, payable in respect of Company Common Stock.
(c) Vested Substitute Award Payments. Not later than the Effective Time, upon the provision of all information and execution and delivery of all documentation as may reasonably be requested by Parent, Parent shall provide, or shall cause to be provided, to the Company all funds necessary to make the Vested Substitute Award Payments; provided, that any information or documentation requested from holders of Vested Substitute Awards will be consistent with the information and documentation requested of shareholders. Vested Substitute Award Payments required under this Section 2.4(c) and Section 2.5(a) shall be made, subject to any applicable withholding in accordance with the provisions of Section 2.7, through the Surviving Corporation’s payroll not later than the first payroll date following the Effective Time.
(d) No Further Ownership Rights in Company Common Stock; Closing of Transfer Books. The Per Share Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time, the transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.
(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company Common Stock for twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Per Share Merger Consideration. Any amounts remaining unclaimed by holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent.
(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.
(h) Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

(i) No Liability. Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
Section 2.5 Company RSU Awards.
(a) Treatment of Company RSU Awards. Each Company RSU Award that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into a right to receive from the Surviving Corporation upon vesting a cash payment in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration (each, a “Substitute Award”). As of the Effective Time, all Company RSU Awards shall no longer be outstanding and shall automatically cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to the applicable Substitute Award, subject to the terms and conditions of any employment agreement by and between the holder of a Substitute Award and the Surviving Corporation. Except as otherwise provided in this Section 2.5 and Section 2.4(c) or the terms and conditions of any employment agreement by and between the holder of a Substitute Award and the Surviving Corporation, each such Substitute Award shall be subject to the same vesting and settlement terms as applied to the corresponding Company RSU Award immediately prior to the Effective Time; provided, that, Substitute Awards that do not vest at the Effective Time pursuant to the terms and conditions of the corresponding Company RSU Award in effect immediately prior to the Effective Time that are held by a person who will not be party to a written employment agreement with the Surviving Corporation that becomes effective at the Effective Time shall be accelerated and vest in full if such person’s employment is terminated by the Surviving Corporation (or any of its Subsidiaries) without “cause” (as such term is defined in the underlying Company RSU Award) at any time prior to the scheduled vesting of such Substitute Award, and the Surviving Corporation shall pay the holder thereof cash in the applicable amount, subject to any required tax withholding, such payment to be made through the Surviving Corporation’s payroll not later than the first payroll date following the termination. For purposes of the foregoing, each outstanding Company RSU Award with a performance period that is incomplete (or that is complete but for which performance is not determinable due to the unavailability of the required data for relative measures) as of the Effective Time shall be determined as if performance had been achieved at the target level (i.e., 100%). Substitute Awards that vest at the Effective Time pursuant to the terms and conditions of the corresponding Company RSU Award in effect immediately prior to the Effective Time are referred to throughout this Agreement as the “Vested Substitute Awards”. Cash payments owed to holders of Substitute Awards that vest at the Effective Time pursuant to the terms and conditions of the corresponding Company RSU Award in effect immediately prior to the Effective Time are referred to throughout this Agreement as the “Vested Substitute Award Payments” and, such Vested Substitute Award Payment shall be paid in accordance with Section 2.4(c).
(b) Company Incentive Plan. Prior to the Effective Time, the Company, through the Company Board or an appropriate committee thereof, shall adopt such resolutions and take all other necessary action as may reasonably be required to effectuate the actions for the treatment of the Company RSU Awards contemplated under this Section 2.5 and to terminate the Company Incentive Plan.
Section 2.6 Appraisal Rights. In accordance with the LBCA, no appraisal rights shall be available with respect to the Transactions as long as the Company Common Stock remains a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).
Section 2.7 Withholding. Each of Parent, the Company, the Surviving Corporation, the Paying Agent and any other applicable withholding agent (each, a “Withholding Agent”) shall be entitled to deduct and withhold (without duplication) from any amount otherwise payable pursuant to this Agreement (including any amount payable pursuant to a Company RSU Award or Vested Substitute Award) such amounts as the applicable Withholding Agent reasonably determines in good faith that it is required to deduct and withhold under applicable Law, with respect to the making of such payment. To the extent that amounts are so deducted or withheld, such amounts shall be timely paid over to the applicable Governmental Entity, and such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents (excluding any disclosures or information set forth in any such Company SEC Document under the heading “Risk Factors” or any disclosure specifically relating to disclaiming forward-looking statements including under the heading “Cautionary Statement on Forward-Looking Information” only to the extent predictive, cautionary, or forward-looking in nature, in each case, other than historical facts contained therein), or (b) subject to Section 8.11, the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.1 Qualification, Organization, Subsidiaries, etc.
(a) Each of the Company and its Subsidiaries is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business, and is in good standing as a foreign entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such licensing or qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company has made available to Parent (including via the Company SEC Documents) prior to the date of this Agreement true and complete copies of the Company Organizational Documents and all organizational documents of each significant Subsidiary (such significant subsidiaries as defined in Rule 1–02(w) of Regulation S-X promulgated by the SEC, “Significant Subsidiaries”), in each case, as amended through the date hereof. All such Company Organizational Documents and all organizational documents of each significant Subsidiary of the Company are in full force and effect and the Company and its Subsidiaries are not in violation thereof, except where such violation would not have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company and their respective jurisdictions of incorporation or formation, the entity that owns each Subsidiary’s equity and the percentage ownership reflected thereby. The respective certificates or articles of incorporation and by-laws or other formation documents of the Subsidiaries of the Company do not contain any provision limiting or otherwise restricting the ability of the Company to control its Subsidiaries in any material respect.
Section 3.2 Capitalization.
(a) The authorized capital stock of the Company consists of shares of Company Common Stock. As of 5:00 pm Central time on November 6, 2025 (the “Company Measurement Date”), there were outstanding (i) 15,998,611 shares of Company Common Stock, (ii) no shares of Company preferred stock and (iii) no other shares of capital stock or other voting securities of the Company. All outstanding shares of Company Common Stock have been duly authorized and validly issued and have been fully paid and are nonassessable. As of the Company Measurement Date, there were outstanding 918,644 shares of Company Common Stock reserved for issuance under the Company Incentive Plan. As of the Company Measurement Date, there were Company RSU Awards issued under the Company Incentive Plan covering 347,513 shares of Company Common Stock and no outstanding stock option awards, restricted stock awards, stock appreciation rights awards, other stock-based awards or cash-based awards. Except as set forth in this Section 3.2 and except for changes since the Company Measurement Date resulting from the payment or redemption of any stock-based awards outstanding on such date or other securities issued as permitted by Section 5.1, no preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (any of the foregoing collectively, “Company Securities”). Except as permitted by Section 5.1 with respect to any Company RSU Awards, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. All dividends or distributions on the Company Common Stock that have been declared prior to the date hereof have been paid in full.
(b) The Company has made available to Parent, as of the Company Measurement Date, a complete and correct list of each outstanding Company RSU Award, including (i) the holder (which can be identified by name or identification number), (ii) date of grant, (iii) the number of shares of Company Common Stock subject to such Company RSU Award as of the date of this Agreement (with a Company RSU Award subject to a performance vesting condition disclosed assuming that the applicable performance goals are achieved at “target” levels) if the applicable performance period is incomplete (or is complete but for which performance is not determinable due to the unavailability of the required data for relative measures), and (iv) vesting schedule and the extent to which such Company RSU Award is then vested.
(c) Except as set forth in Section 3.2(a) and Section 3.2(b), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (i) obligating the Company or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any equity interests of the Company or such Subsidiary of the Company or securities convertible into or exchangeable for such equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such equity interests, (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of any shares of Company Common Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries.
(d) Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
(e) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the shares of Company Common Stock or other equity interests of the Company or any of its Subsidiaries.
(f) The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each wholly owned Subsidiary of the Company, free and clear of any preemptive rights and any Liens (other than Company Permitted Liens and Liens arising under applicable securities Laws), and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in the LBCA or other similar Laws in any jurisdiction in which such Subsidiary is organized) and free of preemptive rights.
(g) No shares of Company Common Stock are owned by a Subsidiary of the Company. Except for equity interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person), or has any obligation to acquire any such equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.
Section 3.3 Authority; Noncontravention.
(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Company Required Vote at a duly convened meeting of the Company’s shareholders for the purpose of adopting this Agreement (including any proper adjournment or postponement thereof, the “Company Shareholder Meeting”, and such adoption of this Agreement by the Company Required Vote, the “Company Shareholder Approval”) to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board and, except for the Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions. As of the date hereof, the Company Board has resolved to recommend that the shareholders of the

Company approve and adopt this Agreement (the “Company Recommendation”) (provided that, for the avoidance of doubt, any Company Change of Recommendation by the Company Board in accordance with Section 5.3 shall not be a breach of the representation or warranty in this sentence). The Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Remedies Exceptions”).
(b) No consents or approvals of, or filings or registrations with, any Governmental Entity or any other person are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the Transactions, except for, subject to the accuracy of the representations and warranties of Parent and Merger Sub in Article IV, (A) the filing with the SEC of a proxy statement (the “Proxy Statement”) relating to the matters to be submitted to the shareholders of the Company at the Company Shareholder Meeting and other filings required under federal or state securities Laws, (B) the filing of the Articles of Merger with the Secretary of State of the State of Louisiana, (C) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq”), (D) such filings, notifications, clearances, consents and approvals as may be required to be made or obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and other Regulatory Laws and (E) such other consents, authorizations, approvals, filings or registrations, the absence or unavailability of which would not have, individually or in the aggregate, a Company Material Adverse Effect or materially delay consummation of the Merger.
(c) The execution and delivery by the Company of this Agreement do not and, assuming the Company Shareholder Approval is obtained, the consummation of the Transactions and compliance with the provisions hereof will not, result in any (i) loss, suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Company Material Contract or result in any Lien (other than Company Permitted Liens), in each case, upon any of the properties or assets of the Company or any of its Significant Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or the organizational documents of any Significant Subsidiary, in each case as amended or restated, or (iii) conflict with or result in a violation of any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.4 Reports and Financial Statements.
(a) The Company and each of its Subsidiaries has timely filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2024 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries on or after such date collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”; provided that, upon its filing, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 shall be deemed included in the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the Securities Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Company SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify or update information as of an earlier date.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof (if amended, as of the date of the last such amendment), and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S K of the SEC)), where the purpose of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.
Section 3.5 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosures and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information, if applicable, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.
Section 3.6 No Undisclosed Liabilities. Except (a) as reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2024 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents, (b) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, (c) for liabilities and obligations incurred or accrued since the Balance Sheet Date in the ordinary course of business and (d) for liabilities and obligations that have been discharged or paid in full, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than those that have not had nor would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in default in respect of the terms and conditions of any indebtedness or other agreement which, individually or in the aggregate, has had or would be reasonably likely to have or result in a Company Material Adverse Effect.
Section 3.7 Compliance with Law; Permits.
(a) Since January 1, 2023, the Company and its Subsidiaries have been and are in compliance with, and are not in default under or in violation of, any applicable federal, tribal, state, local, foreign or multinational law, statute, treaty, act, code, ruling, award, writ, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity, including common law (collectively, “Laws” and each, a

“Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other formal communication from any Governmental Entity alleging any non-compliance with any Law, except for such non-compliance as would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, tariffs, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, authorizations, approvals, waivers, clearances, permissions, qualifications and registrations and orders of or issued or approved by all applicable Governmental Entities, and may exercise all rights under any Company Material Contract with all applicable Governmental Entities, and have filed all tariffs, reports, notices and other documents with all applicable Governmental Entities that are necessary for the Company and its Subsidiaries to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any such Company Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination, cancellation or revocation thereof, except where the failure to be in full force and effect or any modification, termination, cancellation or revocation thereof would not have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit, or has caused (or would cause) an applicable Governmental Entity to fail or refuse to issue, renew, or extend, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.8 Improper Payments; Anti-Corruption; Sanctions.
(a) To the Company’s knowledge, since January 1, 2023, there have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.
(b) Since January 1, 2020, none of the Company, its directors or officers, any of its Subsidiaries, or, to the Company’s knowledge, any employee, agent, or any other person acting on behalf of the Company or any of its Subsidiaries has directly or indirectly violated or received information suggesting the Company or any Subsidiary has violated any Anti-Corruption Laws; nor has the Company, any Subsidiary, or any of their respective directors, officers, employees, agents, or any other persons acting on their behalf corruptly offered, paid, promised to pay, authorized, solicited, or received the payment of money or anything of value, directly or indirectly, to or from any person, including any Governmental Official: (i) to influence any official act or decision of a Governmental Official; (ii) to induce a Governmental Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Governmental Official to influence the act or decision of a Governmental Entity; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to the Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit.
(c) The Company and its Subsidiaries have developed and implemented a compliance program which includes corporate policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws.
(d) No civil or criminal penalties have been imposed on the Company or any of its Subsidiaries with respect to violations of Anti-Corruption Laws, nor have any voluntary disclosures relating to Anti-Corruption Laws been submitted to any Governmental Entity.
(e) Since January 1, 2020, to the Company’s knowledge, the Company and its Subsidiaries have not been under any Action involving alleged violations of Anti-Corruption Laws. Neither the Company nor any of its Affiliates are participating in any Action by a Governmental Entity relating to alleged violations by the Company or its Affiliates of any Anti-Corruption Law.

(f) Since January 1, 2020, no Governmental Entity, customer, or supplier has notified the Company or any of its Subsidiaries in writing of any actual or alleged violation or breach of an Anti-Corruption Law.
(g) Since January 1, 2020, the Company and its Subsidiaries have: (i) complied with all applicable Trade Controls and Sanctions, including with specific reference, all sanctions imposed by the U.S. government, the European Union, any European Union member state, Norway, Canada and His Majesty’s Treasury of the United Kingdom that relate to Russia or Belarus; (ii) not engaged in a transaction or dealing, directly or indirectly, with, involving, or for the benefit of a Sanctioned Country or Sanctioned Person in violation of Sanctions; and (iii) not been the subject of or otherwise involved in any Action by any Governmental Entity with respect to any actual or alleged violations of Trade Controls or Sanctions, and have not been notified of any such pending or threatened actions.
(h) Neither the Company nor any director, officer, employee or agent of the Company is: (i) a Sanctioned Person; (ii) subject to debarment or any list-based designations under Trade Controls; or (iii) engaged in transactions, dealings, or activities that might reasonably be expected to cause such person to become a Sanctioned Person.
(i) No civil or criminal penalties have been imposed on the Company or any of its Affiliates with respect to violations of Trade Controls or Sanctions, nor have any voluntary disclosures relating to Trade Controls or Sanctions been contemplated or submitted to any Governmental Entity.
(j) None of the Company or its Affiliates has undergone or is undergoing any internal or external audit, review, inspection, investigation, survey or examination of records relating to the Company’s or any of its Affiliates’ export activity.
Section 3.9 Environmental Laws and Regulations. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (a) there are no Actions, pending, or to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to a violation of, or liability under, any Environmental Law, (b) the Company and its Subsidiaries are, and since January 1, 2023, have been in compliance with all Environmental Laws, which includes, and since January 1, 2023, has included obtaining, maintaining and complying with all Company Permits required under Environmental Laws (each an “Environmental Permit”), (c) all Environmental Permits are valid and in full force and effect, (d) there is no Action pending or, to the Company’s knowledge, threatened, by any Governmental Entity, that could reasonably be expected to result in the recission, termination or adverse modification of any Environmental Permit, and neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Entity that any Environmental Permit is at risk of not being renewed or being rescinded, terminated, or adversely modified, (e) there has been no Release of Hazardous Materials, at, on, under or from any real property currently owned, leased or operated by the Company or any Subsidiary of the Company or, to the Company’s knowledge, by the Company or any Subsidiary at any real property formerly owned, leased or operated by the Company or any Subsidiary of the Company, that has given rise or could reasonably be expected to give rise to material liability of the Company or any Subsidiary under any Environmental Law, (f) to the Company’s knowledge, neither the Company nor any Subsidiary has generated, used, handled, treated, stored, disposed of, transported, arranged for or permitted the disposal or transportation of, or exposed any person to, any Hazardous Materials in a manner that could reasonably be expected to give rise to material liability of the Company or any Subsidiary under any Environmental Law, (g) the Company is not party to any Action or any order, judgment or decree that imposes any continuing obligation on the Company or any of its Subsidiaries after the Closing Date under any Environmental Law that has not been addressed or otherwise resolved in accordance with applicable Environmental Laws, (h) since January 1, 2023, the Company and its Subsidiaries have not received any written notice, report, order, directive or, to the Company’s knowledge, other information claiming or indicating a violation of, or liability under, any Environmental Law that has not been fully addressed or otherwise resolved in accordance with applicable Environmental Laws, and (i) the Company and its Subsidiaries have not expressly assumed, undertaken, provided an indemnity with respect to or otherwise become subject to the liability of any other person under any Environmental Law.
Section 3.10 Employee Benefit Plans; Employees.
(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a true and complete list, by region, of all material Company Benefit Plans. With respect to each Company Benefit Plan set forth on Section 3.10(a) of the Company Disclosure Schedule, the Company has made available to Parent complete and accurate copies of, as applicable, (i) such Company Benefit Plan, as amended to date, and summary plan description or comparable participant summary related thereto, (ii) a written summary of any such Company Benefit Plan if such plan is not set forth in a written document, (iii) each trust, insurance policy, annuity contract or other funding Contract related thereto (if any), (iv) a copy of the audited financial statements and valuation reports prepared with respect thereto for the last three (3) calendar years ending prior to the date of the Agreement (if any), (v) the most recent Internal Revenue Service determination letter (if any), (vi) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any) and (vii) all material correspondence to or from any Governmental Entity received or sent in the last three (3) years with respect to any such Company Benefit Plan.
(b) Each Company Benefit Plan (and any related trust or other funding vehicle) has been established, maintained, funded and administered in material compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto. All contributions, distributions and premium payments required to be made under the terms of any Company Benefit Plan have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements in accordance with GAAP.
(c) With respect to each Company Benefit Plan intended to satisfy the requirements of Section 401(a) of the Code, the Company has received a favorable determination letter from the Internal Revenue Service, or can rely on an advisory or opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that the such plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. To the Company’s knowledge, nothing has occurred since the date of such determination, advisory or opinion letter that would reasonably be expected to adversely affect or cause the loss of such qualification of any such Company Benefit Plan.
(d) No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any plan or arrangement which provides post-employment or retiree health, medical, life or other welfare benefits, except pursuant to the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code.
(e) No Company Benefit Plan is, and none of the Company, any of its Subsidiaries or their respective ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to, or otherwise has any liability or obligation (whether direct or contingent) under or with respect to: a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), a “defined benefit plan” (as defined in Section 3(35) of ERISA whether or not subject thereto), or other “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA. No Company Benefit Plan is (i) a “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; or (ii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. None of the Company or any of its Subsidiaries has any current or contingent liability or obligation as a consequence of being considered a single employer with any other person under Section 414 of the Code during the past six (6) years.
(f) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (A) the Company and its Subsidiaries have not incurred (whether or not assessed) any penalty or Tax under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code; and (B) there have been no non-exempt “prohibited transactions” (as defined in Section 4975 of the Code or Section 406 of ERISA) or any breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.
(g) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States law also applies) (a “Non-U.S. Plan”): (i) all employer and employee contributions to each Non-U.S. Plan required by Law or by the terms of such Non-U.S. Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices, (ii) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, and (iii) there are no unfunded or underfunded liabilities with respect to any Non-U.S. Plan. No Non-U.S. Plan is a “defined benefit plan” (as defined in Section 3(35) of ERISA whether or not subject thereto).
(h) Except as required by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event, (i) entitle any current or former director, officer, employee or individual service provider of the Company or any of its Subsidiaries to, or increase the amount of, any severance pay or other compensation or benefits, (ii) accelerate the time of payment or vesting of any compensation or benefits due any such individual, (iii) require any contributions or payments to fund any obligations under any Company Benefit Plan, (iv) trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits, or (v) trigger any other material obligation, benefit (including loan forgiveness), requirement or restriction pursuant to any Company Benefit Plan. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions, either alone or in combination with another event, will be an “excess parachute payment” within the meaning of Section 280G of the Code.
(i) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.
(j) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: there are no pending or, to the Company’s knowledge, threatened or contemplated Actions or audits with respect to any Company Benefit Plan by any Governmental Entity or employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits). No Company Benefit Plan has within the last three (3) years been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by a Governmental Entity.
(k) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: the Company and its Subsidiaries are not the subject of any pending or, to the Company’s knowledge, threatened proceeding alleging that the Company or Subsidiary has engaged in any unfair labor practice under the National Labor Relations Act or other Law. Since January 1, 2023 there has not been any, pending or, to the Company’s knowledge, threatened unfair labor practice charge, material labor grievance, material labor arbitration, material dispute, strike, work stoppage, walkout, any concerted slowdown, picketing, lockout, or to the Company’s knowledge, hand billing, against or affecting any of the Company or its Subsidiaries involving employees of the Company or its Subsidiaries. None of the Company or any of its Subsidiaries is a party to or bound by any Labor Agreement, and there are no Labor Agreements that pertain to any of the employees of the Company or any of its Subsidiaries with respect to such employees’ employment with the Company or any of its Subsidiaries, and none are currently being negotiated and there are no labor unions, works councils, employee representatives, group of employees or other organizations representing, or, to the Company’s knowledge, purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries with respect to such employees’ employment with the Company or any of its Subsidiaries. To the Company’s knowledge, since January 1, 2023, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries and with respect to such employees’ employment with the Company or any of its Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with another event) requires the provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils) that represent employees of the Company or any of its Subsidiaries.
(l) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: the Company and its Subsidiaries are, and since January 1, 2023 have been, in compliance with all applicable Laws relating to employment, including Laws relating to discrimination, harassment, retaliation, hours of work and the payment of wages or overtime wages (including the classification of independent contractors and exempt and non-exempt employees), terms and conditions of employment, health and safety, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act, workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action and unemployment insurance).
(m) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) since January 1, 2023, the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and individual service providers; and (ii) each individual who is providing, or since January 1, 2023, has provided services to the Company or its Subsidiaries and is or was classified and treated as an independent contractor, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.
(n) The Company and its Subsidiaries have, since January 1, 2023, investigated all sexual harassment, or other unlawful harassment, discrimination, or retaliation allegations against directors, officers or employees of the Company and its Subsidiaries that have been reported to the Company or its Subsidiaries or of which any such entity is otherwise aware. With respect to each such allegation (except those the Company or its Subsidiary reasonably deemed to not have merit), the Company and its Subsidiaries have taken corrective action reasonably calculated to prevent further unlawful action.
Section 3.11 Absence of Certain Changes or Events.
(a) From the Balance Sheet Date through the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business.
(b) Since the Balance Sheet Date, there has not been or continued to exist any event, change, effect, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect.
(c) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has taken any action that if taken after the date of this Agreement would constitute a violation of Section 5.1.
Section 3.12 Information Supplied. None of the information about the Company or its Subsidiaries included in the Proxy Statement (as amended or supplemented) will, on the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement that were not specifically supplied in writing by or on behalf of the Company.
Section 3.13 Investigations; Litigation. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) there is no investigation, information request (formal or informal), inquiry, audit or review pending (or, to the Company’s knowledge, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) since January 1, 2023, there have been no, Actions, subpoenas or other requests for information relating to actual or potential violations of Law pending (or, to the Company’s knowledge, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties and (c) since January 1, 2023, there have been no orders, judgments or decrees of, or before, any Governmental Entity against the Company or any of its Subsidiaries.
Section 3.14 Tax Matters.
(a) (i) all income and other material Tax Returns required to be filed by or with respect to the Company and/or any of its Subsidiaries have been timely filed in accordance with all applicable Laws, (ii) such Tax Returns are true, correct and complete in all material respects, and (iii) the Company and each of its Subsidiaries has timely paid all income and other material Taxes (whether or not shown as due and payable on any Tax Return) that are due and payable by it;
(b) the Company and each of its Subsidiaries has collected or withheld and timely and properly paid or remitted all Taxes required to have been collected or withheld and paid or remitted by it, and complied in all material respects with all related information reporting, recordkeeping and backup withholding requirements of applicable Law;
(c) there is no action, suit, audit, exam, investigation claim or other administrative or judicial proceeding in respect of any Tax or Tax Return of or with respect to the Company or any of its Subsidiaries (each, a “Tax Proceeding”) currently ongoing, pending or proposed or threatened in writing;

(d) all Tax deficiencies asserted, or assessments made, against the Company or any of its Subsidiaries as a result of any Tax Proceeding have been fully paid or finally settled;
(e) for taxable years or periods with respect to which the applicable statute of limitation for assessment has not expired, neither the Company nor any of its Subsidiaries is liable for any Tax of any other person (excluding the Company and its Subsidiaries) as the result of (i) the application of Treasury Regulation Section 1.1502-6 (and any similar or comparable provision of state, local or non-U.S. Law), (ii) being included in an affiliated, combined, consolidated, unitary or similar Tax group with such person, (iii) being a transferee or successor to such person, (iv) pursuant to any Tax sharing, allocation or indemnity agreement with such person (excluding agreements entered into in the ordinary course of business and not primarily relating to Taxes) or (v) otherwise by operation of Law;
(f) neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of (i) any change in a method of accounting or use of an improper method of accounting for a Tax period (or portion thereof) ending on or prior to the Closing Date, (ii) an installment sale or open transaction occurring prior to the Closing, (iii) a prepaid amount received or deferred revenue accrued by the Company or any of its Subsidiaries outside of the ordinary course of business before the Closing, (iv) any closing agreement described in Section 7121 of the Code or any other Tax related agreement with a Governmental Entity executed prior to the Closing, (v) any intercompany transaction occurring prior to the Closing or excess loss account in existences as of the Closing, in each case as described in Treasury Regulation under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or (vi) application of Sections 951, 951A, 956 and/or 965 of the Code with respect to a Tax period (or portion thereof) ending on or prior to the Closing Date;
(g) within the prior two years or otherwise pursuant to a “plan (or series of related transactions)” within the meaning of Code Section 355(e) of which the Merger is also a part, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution intended or purported to be governed by or qualify for tax-free treatment, in whole or in part, under Section 355 or Section 361 of the Code;
(h) neither the Company nor any of its Subsidiaries has agreed to or granted any request, agreement, consent or waiver to extend the statutory period of limitations applicable to the assessment or collection of any Tax, which extension or waiver has not expired;
(i) neither the Company nor any of its Subsidiaries has been the promoter of or participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b);
(j) there are no Liens for Taxes (other than for Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries;
(k) within the past six years, no claim has been made in writing by a Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries, as applicable, does not file a particular Tax Return or pay a particular Tax, which indicates that the Company or such Subsidiary, as applicable, is or may be required to file such Tax Return or pay such Tax, which claim remains outstanding; and
(l) neither the Company nor any Subsidiary has claimed any Tax credits under Section 2301 of the CARES Act or Section 3134 of the Code.
Section 3.15 Intellectual Property.
(a) Section 3.15(a) of the Company Disclosure Schedule contains a complete and accurate list of all (i) patents and patent applications, (ii) registered Trademarks and applications therefor, (iii) domain names, (iv) registered copyrights, in each case, that are owned by the Company or any of its Subsidiaries (collectively, the “Company Registered IP”), and (v) material unregistered copyrights and Trademarks owned by the Company or any of its Subsidiaries. Each item of Company Registered IP is, as of the date of this Agreement, subsisting, has not expired or been abandoned, and is in full force and effect, in each case, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. No Action is pending, or to the Company’s knowledge has been threatened since January 1, 2020 challenging the validity, enforceability, registration, ownership or scope of any Intellectual Property which is owned by or purported to be owned by the Company or any of its Subsidiaries (the “Company Owned IP”) (other than office actions and similar proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property). Except for such matters that, individually or in the aggregate, do not constitute a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any third party; (ii) to the knowledge of the Company, since January 1, 2020 neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any third party, and (iii) since January 1, 2020, neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of the Company’s or any its Subsidiaries’ rights to or in connection with the Company Owned IP. There are no pending or, to the knowledge of the Company, threatened claims alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property rights of any third party. To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Company Owned IP. To the knowledge of the Company, there are no unauthorized uses, disclosures, infringements, or misappropriations of any Company Owned IP by any employee or independent contractor (present or former) of the Company or any of its Subsidiaries.
(b) All material Company Owned IP is exclusively owned by the Company and its Subsidiaries, free and clear of all Liens, other than Company Permitted Liens. Neither the execution and delivery by the Company of this Agreement, nor the consummation of the Transactions, will (i) result in the loss, termination, or impairment of any right of the Company or any of its Subsidiaries in any Intellectual Property or (ii) trigger any requirement for the Company or any of its Subsidiaries to pay any additional consideration for the continued use of any such Intellectual Property, in each case, except as would not be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries own or possess valid licenses or other valid rights to use the Intellectual Property that the Company and its Subsidiaries use, exercise or exploit in, or that may be necessary or desirable for, their businesses as currently being conducted, free and clear of all Liens (other than Company Permitted Liens).
(c) The Company and its Subsidiaries use commercially reasonable efforts to maintain and protect the confidentiality of all trade secrets and other material confidential information owned or held by the Company and its Subsidiaries. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have not disclosed or consented to the disclosure of any such trade secret or other confidential information to any person other than (i) pursuant to a written agreement restricting the disclosure and use of such trade secret or (ii) to a person who otherwise has a legally enforceable duty or obligation to maintain the confidentiality of such trade secret.
(d) All persons who have contributed to or participated in the conception or development of any material Company Owned IP, have executed written agreements with the Company or one of its Subsidiaries, pursuant to which each such person has presently assigned to the Company or one of its Subsidiaries all of such person’s right, title and interest in and to such Intellectual Property (except to the extent ownership of such Intellectual Property vests in the Company or its applicable Subsidiary by operation of Law).
Section 3.16 Real Property.
(a) Section 3.16(a) of the Company Disclosure Schedule lists the street address of each parcel of Company Owned Real Property (as defined below). Section 3.16(a) of the Company Disclosure Schedule lists a true, complete, and correct list of all leases, subleases, and licenses for each parcel of Company Leased Real Property (as defined below), including the identification of the street address, lessee, and lessor thereunder.
(b) Except as would not be material to the Company or its Subsidiaries, taken as a whole, either the Company or a Subsidiary of the Company has good, valid and marketable title, free and clear of all Liens, other than Company Permitted Liens, to each real property owned by the Company or its Subsidiaries, together with all improvements thereon and all servitudes, easements, hereditaments, and appurtenances related thereto, at which material operations of the Company or its Subsidiaries are conducted (collectively, the “Company Owned Real Property”). Except for the Company Owned Real Property, the Company does not own any fee interest in any real property. There are no service contracts that will be binding on Parent with respect to the Company Owned Real Property after the Closing Date. There are no leases or licenses that permit occupancy by any third parties of any portion of the Company Owned Real Property for a period longer than ninety (90) days or that could not be terminated by the Company or its Subsidiaries, as applicable, within thirty (30) days without the payment of any fee. The Company Owned Real Property is not subject to any options to purchase, rights of first refusal, rights of first offer, preferential rights or similar rights, whether recorded or unrecorded, in each case that would permit a right to purchase or lease any of the Company Owned Real Property. To the Company’s knowledge, each parcel of Company Owned Real Property abuts on and has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting such real property.
(c) Except as would not be material to the Company or its Subsidiaries, taken as a whole, either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each material real property that is leased, subleased, used or otherwise occupied by the Company or its Subsidiaries and at which material operations thereof are conducted (collectively, the “Company Leased Real Property”) pursuant to the applicable lease, sublease, use or occupancy agreement pursuant to which the Company or its Subsidiaries has been granted rights with respect thereto (together with all amendments, modifications, guarantees and other supplements thereto, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Company Permitted Liens. True, complete, and correct copies of the Company Real Property Leases have been made available to Parent. The Company Real Property Leases are in full force and effect and are binding and enforceable against the Company and against the respective lessors, sublessors, licensors and other such parties to the Company Real Property Leases.
(d) To the Company’s knowledge, the existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Company Owned Real Property and Company Leased Real Property, as applicable, up to the Closing Date have been sufficient to serve the utility needs of the Company. To the knowledge of Company, all approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. All installation and connection charges for said utilities billed to the Company or its Subsidiaries have been paid in full.
(e) Except as would not be material to the Company or its Subsidiaries, taken as a whole, (i) each Company Real Property Lease is valid and in full force and effect in accordance with its terms, and binding upon and enforceable against the Company and against the respective lessors, sublessors, licensors and other such parties to the Company Real Property Leases subject to the Remedies Exceptions, (ii) to the Company’s knowledge, no breach or uncured default on the part of the Company or, if applicable, its Subsidiary or, to the Company’s knowledge, the landlord thereunder, exists as of the date of this Agreement under any Company Real Property Lease; to the Company’s knowledge, no event has occurred or circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a material breach or default, would result in loss of rights, or would permit termination, modification, or acceleration under a Company Real Property Lease; and the Company has not received a written notice of breach or default on the part of the Company or, if applicable, its Subsidiary, under a Company Real Property Lease, (iii) there are no pending, nor to the Company’s knowledge, threatened, condemnation, eminent domain or similar proceedings with respect to any material Company Real Property, (iv) no casualty event has occurred that is material to any Company Real Property that has not been remedied in all material respects (including as required, if applicable, pursuant to a Company Real Property Lease), and (v) the Company is in occupancy of all the Company Leased Real Property and no person has the right to use or occupy any portion of the Company Leased Real Property other than the Company, except as set forth in any Company Real Property Lease. The Company Real Property constitutes all real property used and held for use in connection with the business of the Company and its Subsidiaries as presently conducted. The Company has obtained or will obtain, prior to the Closing Date, any required consents from the applicable lessors under the Company Real Property Leases in connection with this transaction (collectively, “Lessor Required Consents”). Except for the Lessor Required Consents, no consent or approval is required under any Company Real Property Lease in connection with the consummation of the transactions contemplated hereunder.
(f) Except as set forth in the Company Real Property Leases, there are no rents, royalties, fees, or other amounts incurred, payable, or receivable by the Company in connection with the Company Leased Real Property. Except as required by the Company Real Property Leases, there are no material capital expenditures required to be made by the Company under the Company Real Property Leases in connection with the Company Leased Real Property. The buildings, plants, improvements and fixtures included as part of the Company Leased Real Property are in good working order and repair (subject to ordinary wear and tear) for operation of the business of the Company and its Subsidiaries. No security deposit or portion thereof deposited with respect any Company Real Property Lease has been applied in respect of a breach or default under such Company Real Property Lease which has not been redeposited in full.
(g) Other than the Company Real Property Leases, all leases, subleases, licenses, and other use and occupancy agreements for real property in which the Company had any right or interest (collectively, the “Terminated Leases”), if applicable, have expired or been terminated, all rents and other sums due and payable by the Company in connection with any Terminated Leases have been paid in full, and all obligations imposed on the Company in connection with any Terminated Leases, to the Company’s knowledge, have been fully satisfied.
(h) None of the Company Owned Real Property or Company Leased Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.
Section 3.17 Insurance. Section 3.17 of the Company Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by or on behalf of any of the Company and its Subsidiaries as of the date of this Agreement. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, such policies are, and at the Closing such policies or replacement policies having substantially similar coverages will be, in full force and effect, and all premiums due thereon have been or will be paid, and, since the most recent renewal date, the Company and its Subsidiaries have not received any written notice threatening termination of, premium increase with respect to, or material alteration of coverage under, any of such policies. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is with reputable and solvent insurance carriers. With respect to any material insurance claim submitted by the Company or any of its Subsidiaries since January 1, 2023, neither the Company nor any of its Subsidiaries has received any refusal of coverage, reservation of rights or other notice that the issuer of the applicable insurance policy or policies is not willing or able to perform its obligations thereunder.
Section 3.18 Opinion of Financial Advisor. The Company Board has received the opinion of Johnson Rice & Company L.L.C. (“Johnson Rice”) to the effect that, as of the date thereof and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration provided for pursuant to this Agreement is fair, from a financial point of view to the holders of shares of Company Common Stock (other than holders of shares of Company Excluded Stock and any shares of Company Common Stock held by any affiliate of the Company or Parent). The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate and complete copy of said opinion to Parent. The Company has received the approval of Johnson Rice to permit the inclusion of a copy of its written opinion in its entirety in the Proxy Statement, subject to the review of the Proxy Statement by Johnson Rice.
Section 3.19 Material Contracts.
(a) Except for this Agreement, the Company Benefit Plans and agreements filed as exhibits to the Company SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii) any Contract that (A) expressly imposes any restriction on the right or ability of the Company or any of its Subsidiaries to compete with, or acquire or dispose of the securities of, any other person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of the Company or any of its Subsidiaries;
(iii) any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of the Company or any of its Subsidiaries, in an amount in excess of $50,000;
(iv) any material joint venture, partnership or limited liability company agreement or other Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company;

(v) any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;
(vi) any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations, that could reasonably be expected to result in payments after the date hereof by the Company or any of its Subsidiaries in excess of $50,000;
(vii) any settlement, conciliation or similar Contract pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the date of this Agreement;
(viii) any Contract with any Governmental Entity;
(ix) any Labor Agreement;
(x) any Contract for the employment or engagement of any former (to the extent of any ongoing liability) or current director, officer, employee or individual independent contractor (A) providing for annual compensation in excess of $100,000 or (B) that cannot be terminated upon thirty (30) days’ or less prior notice without further liability to the Company or any of its Subsidiaries;
(xi) any Contract that relates to the licensing, distribution, development, purchase or sale of Company Owned IP or licensed Intellectual Property, including, without limitation, technology consulting agreements, coexistence agreements, consent agreements, joint development agreements, and nonassertion agreements (excluding non-exclusive, unmodified “off-the-shelf” software licensed to the Company for internal use purposes on generally standard terms or conditions involving consideration of less than $50,000, including purchase orders);
(xii) any active Contracts with Significant Customers with a value in excess of $500,000 or active Contracts with Significant Suppliers with a value in excess of $250,000;
(xiii) any Contract that obligates the Company or any Subsidiary for more than one (1) year, is not terminable without penalty upon notice of ninety (90) days or less and has total projected revenue of at least $250,000;
(xiv) any Contract outside the ordinary course between the Company or any Subsidiary of the Company and any current or former Affiliate of the Company;
(xv) the Company Real Property Leases;
(xvi) any Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(xvii) any Contracts that provide for the indemnification by the Company of any person or the assumption of any Tax, environmental or other liability of any person; and
(xviii) any Contracts or arrangements containing a non-compete, non-solicitation or similar type of provision that limit or otherwise restrict the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto, and that would reasonably be expected to, after the Effective Time, limit or restrict Parent or any of its Affiliates (including the Company and its Subsidiaries following the Closing) or any successor thereto, from (A) engaging or competing in any line of business or in any geographic area during any period, (B) making, selling or distributing any products or services, or using, transferring or distributing, or enforcing any of their respective rights with respect to, any of their respective material assets or properties, or (C) soliciting any employees, customers, suppliers or other persons.
All contracts of the types referred to in clauses (i) through (xvi) above are referred to herein as “Company Material Contracts.”
(b) (i) Neither the Company nor any Subsidiary of the Company that is a party thereto is in breach of or default under the terms of any Company Material Contract; (ii) to the Company’s knowledge, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and no event has occurred that, with or without notice or lapse of time, or both would constitute a material breach of or material default under, or give rise to a right of termination, cancellation or acceleration of any material obligation under any Company Material Contract; and (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s knowledge, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions. A copy of each Company Material Contract has previously been made available to Parent.
Section 3.20 Customers and Suppliers.
(a) Since January 1, 2024, except as would not be material to the Company or its Subsidiaries, taken as a whole, no customer set forth on Section 3.20(a) of the Company Disclosure Schedule or any of the ten (10) largest customers of the Company, together with its Subsidiaries, by total sales by the Company, together with its respective Subsidiaries, taken as a whole, during (i) the year ended December 31, 2024 and (ii) the nine-month period ended September 30, 2025 (each, a “Significant Customer”) has stated in writing that it will (x) stop purchasing products or services from the Company or its Subsidiaries; or (y) change, materially and adversely, the terms and conditions on which it purchases products from the Company or its Subsidiaries.
(b) Since January 1, 2024, except as would not be material to the Company or its Subsidiaries, taken as a whole, none of the ten (10) largest suppliers of the Company, together with its Subsidiaries by total sales to the Company, together with its Subsidiaries, taken as a whole, during (i) the year ended December 31, 2024 and (ii) the nine-month period ended September 30, 2025 (each, a “Significant Supplier”) has stated in writing that it will (x) stop supplying the Company or its Subsidiaries; or (y) change, materially and adversely, the terms and conditions on which it is prepared to supply the Company or its Subsidiaries.
Section 3.21 Data Protection. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries and, to the Company’s knowledge, all Affiliates, vendors, processors, or other third parties processing or otherwise accessing, or sharing Personal Information for or on behalf of the Company and its Subsidiaries (“Data Partners”), comply and have at all times complied with all Law, binding guidance and standards, written policies, notices, statements, and contractual obligations applicable to the Company and its Subsidiaries relating to the privacy, security, or processing of Personal Information, data breach notification, the tracking or monitoring of online activity, processing and security of payment card information, and email, text message, or telephone communications (collectively, “Data Privacy Obligations”). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery, and performance of this Agreement and the Transactions will not require the consent of or provision of notice to any person concerning such person’s Personal Information or prohibit the transfer of Personal Information to Parent. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries, since January 1, 2023 have, and have required Data Partners to have, implemented, maintained, and complied in all material respects with industry standard administrative, technical, and physical safeguards that: (i) protect against any loss, theft, or unlawful or unauthorized access, use, loss, disclosure, denial, alteration, destruction, compromise, modification, or other unauthorized processing of Personal Information, or IT Assets (“Security Incidents”); (ii) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; and (iii) monitor and maintain adequate and effective administrative, technical, physical, and organizational safeguards to protect such Personal Information and IT Assets. The Company and its Subsidiaries conduct the business and operations, including but not limited to compliance with the Cybersecurity Maturity Model Certification program requirements. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not: (i) been required to notify customers, consumers, employees, Governmental Entity, or any other person of any Security Incident or non-compliance with Data Privacy Obligations; (ii) received any written notice, request, claim, complaint, correspondence or other communication regarding non-compliance with Data Privacy Obligations or a Security Incident; or (iii) been subject to or been notified in writing of any pending or threatened inquiry or Action by or before any Governmental Entity regarding the actual or alleged violation of any Data Privacy Obligation. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not transferred or permitted the transfer of Personal Information originating in the European Economic Area, United Kingdom, or the People’s Republic of China outside the European Economic Area, United Kingdom, or the People’s Republic of China, respectively, except where such transfers have complied with the Data Privacy Obligations. In addition, the Company and its Subsidiaries have not transferred or permitted the transfer of Personal Information originating in the United States to one or more of China (including Hong Kong and Macau), Cuba, Iran, North Korea, Russia or Venezuela.
Section 3.22 Related Party Transactions. There are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of Company Common Stock or any director, officer or employee of the Company or its Subsidiaries, or, to the Company’s knowledge, any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course.
Section 3.23 Finders or Brokers. Except for Johnson Rice, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 3.24 Takeover Statutes. No “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar anti-takeover provisions statutes or regulations enacted under the LBCA or other Law applies or purports to apply to this Agreement or any of the Transactions. There is no shareholder rights plan in effect to which the Company is a party or otherwise bound.
Section 3.25 Required Votes. The Company Required Vote is the only vote of any class of stock of the Company required by the LBCA or the articles of incorporation or the by-laws of the Company to adopt this Agreement and approve the transactions contemplated hereby.
Section 3.26 PPP Loan. At the time of each application for its PPP Loan, the Company was in all material respects eligible to apply for and to receive such PPP Loan and met in all material respects the requirements of receiving such PPP Loan, as promulgated by the SBA. In connection with the PPP Loan, all representations, warranties and certifications of the Company and its officers, managers, directors and employees, if any, to the SBA and/or the PPP Lender were, when made, true, complete and accurate in all material respects. The Company’s incurrence of the PPP Loan was duly authorized by the Company Board and did not violate or cause an event of default to occur under any Contract to which the Company is a party or by which any of its assets or properties are bound. The Company received written confirmation from the SBA and the PPP Lender that all amounts under the PPP Loan have been forgiven in full as of July 7, 2021. The Company has not applied for or received any other loans or financial assistance from the SBA, the U.S. Department of Treasury or any other Governmental Entity.
Section 3.27 Condition and Sufficiency of Assets. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and its Subsidiaries are adequate for the conduct of the business of the Company and its Subsidiaries in the manner in which such business is currently being conducted, and, taken as a whole and not individually, such assets are in good and satisfactory operating condition and repair (ordinary wear and tear excepted). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and its Subsidiaries used in the conduct of the business or the operations of the Company and its Subsidiaries are sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.
Section 3.28 Product Warranties and Guaranties. Neither the Company nor its Subsidiaries makes or has made any express warranty or guaranty as to goods sold by the Company outside of the ordinary course of business (a “Warranty”), and, as of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened claim alleging any breach of any Warranty. As of the date of this Agreement, neither the Company nor its Subsidiaries has any exposure to, or liability under, any Warranty beyond that which is typically assumed in the ordinary course of business by persons engaged in businesses comparable in size and scope of the Company or its Subsidiaries that would have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.29 No Additional Representations. The Company is not relying on any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate or other transaction document delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) acknowledges and agrees that that neither Parent nor Merger Sub makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to the Company (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (ii) the future business and operations of Parent and its Subsidiaries, and that the Company has not relied on such other information or any other representation or warranty not set forth in Article IV.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in (a) all the forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2023 (all such documents and reports filed or furnished by Parent or any of its Subsidiaries on or after such date, the “Parent SEC Documents”) (excluding any disclosures set forth in any such Parent SEC Document under the heading “Risk Factors” or any disclosure specifically relating to disclaiming forward-looking statements including under the heading “Cautionary Statement on Forward-Looking Information” only to the extent predictive, cautionary, or forward-looking in nature, in each case, other than historical facts contained therein), or (b) subject to Section 8.11, the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.1 Qualification, Organization, Subsidiaries, etc. Each of Parent and Merger Sub is a legal entity duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business, and is in good standing as a foreign entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such licensing or qualification, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.2 Authority; Noncontravention.
(a) Each of Parent and Merger Sub has the requisite corporate or similar power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Parent Board and the Merger Sub Member, and no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Remedies Exceptions.
(b) The Parent Board has (i) determined that this Agreement and the Transactions are in the best interests of, Parent and its stockholders and (ii) approved and declared advisable this Agreement and the Transactions.
(c) The Merger Sub Member has (i) determined that this Agreement and the Transactions are in the best interests of Merger Sub and (ii) approved and adopted this Agreement and the Transactions.
(d) No consents or approvals of, or filings or registrations with, any Governmental Entity or any other person are necessary in connection with (i) the execution and delivery by Parent or Merger Sub of this Agreement or (ii) the consummation by Parent or Merger Sub of the Transactions, except for, subject to the accuracy of the representations and warranties of the Company in Article III, (A) the filing of the Articles of Merger with the Secretary of State of the State of Louisiana, (B) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of Nasdaq Global Market, (C) such filings, notifications, clearances, consents and approvals as may be required to be made or obtained under the HSR Act and other Regulatory Laws, and (D) such other consents, authorizations, approvals, filings or registrations the absence or unavailability of which would not have, individually or in the aggregate, a Parent Material Adverse Effect or materially delay consummation of the Merger.
Section 4.3 Reports and Financial Statements. Neither Parent nor any Subsidiary of Parent is required to file any registration statement, prospectus, report, schedule, form, statement or any other document with the SEC in connection with the Merger and Transactions.
Section 4.4 Compliance with Law. Parent and its Subsidiaries have been in compliance with, and are not in default under or in violation of, any applicable Law, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written notice or, to Parent’s knowledge, other communication from any Governmental Entity regarding any actual violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.5 Litigation. As of the date of this Agreement, there are no proceedings pending or, to Parent’s knowledge, threatened in writing, against Parent, Merger Sub or any of its Subsidiaries or any current director or officer of any of the foregoing that seek to enjoin, or would otherwise reasonably be expected to have the effect of preventing or making illegal, the consummation of the Transactions, except those that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.6 Funds. Parent and Merger Sub will have as of the Closing and the Effective Time, sufficient cash and other sources of immediately available funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement (including but, not limited to, the payment of the aggregate Merger Consideration, including Vested Substituted Award Payments, and all related fees and expenses). Notwithstanding any other provision of this Agreement, Parent’s and Merger Sub’s obligations under this Agreement, including its obligations to consummate the Transactions, are not subject to any condition regarding Parent’s, Merger Sub’s, their respective Affiliates’ or any other person’s ability to obtain financing for the consummation of the Transactions.
Section 4.7 No Operations. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions. Parent beneficially owns, directly or indirectly, all of the outstanding equity interests of Merger Sub, which shares are owned of record by a wholly owned Subsidiary of Parent, free and clear of all Liens.
Section 4.8 Information Supplied. None of the information provided (or to be provided) in writing by or on behalf of Parent or any of its Subsidiaries specifically for inclusion in the Proxy Statement will, on the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 4.8, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Proxy Statement that were not specifically supplied in writing by or on behalf of Parent.
Section 4.9 Finders or Brokers. Neither Parent nor Merger Sub has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 4.10 No Reliance on Projections. Each of Parent and Merger Sub acknowledges and agrees that it has conducted its own independent investigation of the Company and the transactions contemplated hereby and, except for the representations and warranties set forth in Article III of this Agreement or in any certificate delivered in connection with this Agreement, each of Parent and Merger Sub acknowledges and agrees that none of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other representatives of the Company has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company or its businesses and operations.
Section 4.11 Ownership of Company Common Stock. As of the date of this Agreement, (i) Parent beneficially owned (as such term is used in Rule 13d-3 promulgated under the Exchange Act) 565,886 shares of issued and outstanding Company Common Stock and (ii) neither Merger Sub nor any Affiliates of Parent or Merger Sub beneficially owned (as such term is used in Rule 13d-3 promulgated under the Exchange Act) shares of Company Common Stock. Neither Parent nor Merger Sub, nor any Affiliate of either of the foregoing is, nor at any time during the last two (2) years has been, an “interested person” of the Company as such term is defined in Section 12:1-1301(5.1) of the LBCA.
Section 4.12 No Additional Representations. Parent and Merger Sub are not relying on any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that Parent and Merger Sub are not relying on, and Parent and Merger Sub acknowledge and agree that the Company makes no representation or warranty with respect to (i) any projections, estimates, forecasts, business plans, budgets or other forward-looking information delivered or made available to Parent or Merger Sub (or any of their respective Affiliates, officers, directors, employees or Representatives (acting on Parent’s behalf)) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries, (ii) the future business and operations of the Company and its Subsidiaries, and Parent and Merger Sub have not relied on such information or any other representation or warranty not set forth in Article III. Each of Parent and Merger Sub hereby agrees and acknowledges that there are uncertainties inherent in attempting to develop such projections, estimates, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, estimates, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such projections, estimates, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other representatives with respect thereto, except in the case of Fraud.
ARTICLE V.

COVENANTS AND AGREEMENTS
Section 5.1 Conduct of Business by the Company.
(a) From and after the date hereof until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent, (iii) as contemplated or required by this Agreement or (iv) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company shall (A) conduct its business, and cause its Subsidiaries to conduct their business, in each case, in the ordinary course of business, (B) use its commercially reasonable efforts to preserve, and cause its Subsidiaries to preserve, their relationships with clients, customers, suppliers, distributors and creditors and other persons with which such entity has significant business relations, and (C) use its commercially reasonable efforts to keep available the services of its present executive officers, directors and key employees.
(b) From the date hereof and prior to the earlier of the Effective Time and the Termination Date, except (i) as may be required by applicable Law, (ii) as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as contemplated or required by this Agreement, or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall not and shall cause its Subsidiaries not to:
(i) (A) adopt any amendments to the Company Organizational Documents or (B) adopt any amendments to the articles of incorporation, by-laws or similar organizational documents of any Subsidiary of the Company, in the case of this clause (B), that would reasonably be expected to be adverse to Parent or any of its Affiliates;
(ii) issue, sell, pledge, dispose of, encumber with any Lien (other than a Company Permitted Lien or a Lien arising under applicable securities Laws), split, combine or reclassify or authorize the issuance, sale, pledge, disposition, encumbrance, split, combination or reclassification of, any equity interest or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such equity interests or other ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities;
(iii) authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, capital stock or other securities of the Company or its Subsidiaries);
(iv) with respect to the Company or any of its Significant Subsidiaries, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Transactions;
(v) acquire by merging or consolidation, by purchasing an equity interest in or by purchasing of the assets of, or by any other manner, any person or other business organization, division or business of such person;

(vi) (A) except as necessary to respond appropriately to an emergency, incur or commit to any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, other than capital expenditures and obligations or liabilities incurred or committed to in an amount not greater in the aggregate than, and during the same time period set forth in, the Company’s capital budget set forth in Section 5.1(b) of the Company Disclosure Schedule, or (B) expend any cash other than (x) such cash expenditures in the ordinary course of business or (y) Transaction Expenses pursuant to agreements, arrangements or understandings of the Company in effect on the date hereof;
(vii) sell, lease, license, transfer, exchange or swap or otherwise dispose of any properties (including Company Real Property) or non-cash assets that are material to the Company and its Subsidiaries, taken as a whole, other than (A) sales, transfers and dispositions of obsolete or worthless equipment, (B) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, or (C) pursuant to contracts of the Company in effect on the date hereof;
(viii) mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other Lien other than Company Permitted Liens, any of the assets that are material to the Company and its Subsidiaries, taken as a whole, other than (A) sales or leases of inventory in the ordinary course of business or otherwise or sales of or disposals of obsolete or worthless assets, or (B) pursuant to contracts of the Company in effect on the date hereof;
(ix) disclose any material trade secrets to any person, other than in the ordinary course of business to persons who are under a contractual, legal, or legally enforceable obligation to maintain the confidentiality thereof;
(x) except as required by the terms of a Company Benefit Plan as in effect on the date of this Agreement, (A) increase or commit to increase the compensation, bonus, commission, or other benefits payable or provided to any directors, officers, employees or other individual service providers, except in the ordinary course of business with respect to employees who are not officers, (B) (x) pay or award, or commit to pay or award, any bonuses or incentive compensation, except as set forth on Section 5.1(b)(x) of the Company Disclosure Schedule, or (y) grant any severance or termination pay to any directors, officers, employees or other individual service providers, (C) establish, adopt, enter into, terminate or materially amend any Company Benefit Plan (or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof), except as required by applicable Law or the terms of any Company Benefit Plan or for annual renewals of group benefit plans in the ordinary course of business that would not result in material additional or increased costs and further excluding any offer letters that provide for no retention, severance or change in control benefits, (D) enter into, terminate, extend or amend any Labor Agreement or other agreement with a labor union or other labor organization, or recognize or certify any labor union, labor organization, works council, or group of employees of the Company or any of its Subsidiaries as the bargaining representative for any employees of the Company or any of its Subsidiaries, (E) hire or terminate (other than for cause or due to death or disability) any director, officer, employee or other individual service provider whose annual compensation opportunity would exceed (or exceeds) $100,000, other than to hire an individual (a “Hired Person”) to fill any vacancies that are in existence on the date of this Agreement or that arise following the date of this Agreement due to a separation with the applicable director, officer, employee or service provider (other than a vacancy of an executive officer-level position or a vacancy created by the separation of a Key Company Employee), in each case, in the ordinary course of business, and provided that any such Hired Person shall not be entitled to receive, without the consent of Parent (not to be unreasonably withheld, delayed or conditioned), any Company RSU Award or any payments or benefits in connection with the Transactions (including, any transaction or retention bonus or any benefits with respect to a termination of employment or service), (F) grant any Company RSU Awards or any other equity award, (G) take action to accelerate any payment or benefit, or the funding of any payment or benefit, payable to or to become payable to any directors, officers, employees or other individual service providers (including by amending or waiving any performance or vesting criteria), or (H) enter into or make any loans or advances to any directors, officers, employees or other individual service providers (other than loans or advances in the ordinary course of business or for travel or reasonable business expenses);

(xi) implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would reasonably be expected to trigger the notice requirements of the WARN Act;
(xii) agree to waive or release any material noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;
(xiii) change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP;
(xiv) directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares or equity interests, except for transactions pursuant to which the Company acquires such shares or equity interests of its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;
(xv) incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness other than indebtedness incurred in the ordinary course of business and does not result in the aggregate principal amount outstanding thereunder at any time exceeding $50,000; provided, however, that such indebtedness does not impose or result in any additional restrictions or limitations over any restrictions or limitations to which the Company or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof, that would be material to the Company and its Subsidiaries taken as a whole;
(xvi) prepay, redeem, repurchase, defease, cancel any indebtedness for borrowed money or guarantees thereof of the Company or any Subsidiary, other than at stated maturity;
(xvii) other than in the ordinary course of business, (A) enter into any Contract that if in effect as of the date hereof would constitute a Company Material Contract, (B) modify, amend, terminate or waive any rights under any Company Material Contract or under any Company Permit in a manner or with an effect that is materially adverse to the Company and its Subsidiaries, taken as a whole or (C) incur any Lien (other than a Company Permitted Lien or a Lien arising under applicable securities Laws);
(xviii) waive, release, assign, settle or compromise any claim, action or proceeding, other than such waivers, releases, assignments, settlements or compromises that do not exceed $50,000 individually or $100,000 in the aggregate;
(xix) (A) change its fiscal year or any method of Tax accounting, (B) make, change or revoke any material Tax election (including any election pursuant to Treasury Regulations Section 301.7701-3, which is considered material for this purpose), (C) enter into any closing agreement with respect to, or otherwise settle or compromise, any contested liability for Taxes, (D) file any amended Tax Return or claim for a refund of Taxes, (E) surrender a claim for a refund of Taxes, (F) fail to pay any Tax (including estimated Tax payments or installments) on or before it becomes due and payable or fail to timely file any Tax Return, (G) make, seek or submit any application for a voluntary disclosure or voluntary disclosure agreement with respect to any Taxes or Tax Returns, (H) enter into any Tax related agreement with any Governmental Entity, or (I) extend or waive any statutory period for the assessment or collection of any Tax (excluding extensions solely as a result of automatic extensions of time to file Tax Returns);
(xx) enter into a new line of business or abandon or discontinue any existing line of business; and
(xxi) agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (i) through (xx) of this Section 5.1(b).
(c) The Company shall use commercially reasonable efforts to maintain insurance with financially responsible insurance companies in such amounts and against such risks and losses as are now carried by the Company.
(d) The Company shall (i) keep in full force and effect any material Company Permit required by any Governmental Entity for the continuing operation of the business, and (ii) file on a timely basis all material notices, reports, returns and other filings required to be filed with or reported to any Governmental Entity, as well as all applications and other documents necessary to maintain, renew or extend any material Company Permit required by any Governmental Entity for the continuing operation of its business.
Section 5.2 Access.
(a) For purposes of integration planning and the consummation of the Transactions, the Company shall afford Parent and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors and agents and other representatives acting on the behalf (such persons described in this clause (ii), collectively, “Representatives”) of Parent reasonable access during normal business hours and upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company and its Subsidiaries’ properties, contracts, commitments, books and records as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to afford such access if it would reasonably be expected to (1) unreasonably disrupt the Company or its Subsidiaries’ operations, (2) waive or jeopardize any attorney-client or other applicable privilege to the Company or any of its Subsidiaries or (3) constitute a violation of any applicable Law.
(b) The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the confidentiality agreement, dated as of August 8, 2025, between the Company and Parent (the “Confidentiality Agreement”).
Section 5.3 Company Non-Solicitation; Company Acquisition Proposals; Company Change of Recommendation.
(a) Except as permitted by this Section 5.3, from the date hereof and prior to the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers, employees not to, and shall direct its and their other Representatives acting on its and their behalf not to, directly or indirectly:
(i) solicit, initiate, seek or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information) any proposal or offer or any inquiries regarding the making or submission of any proposal or offer, including any proposal or offer to the shareholders of the Company, that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;
(ii) furnish any non-public information regarding the Company or any of its Subsidiaries or afford access to the business, properties, books or records of the Company or any of its Subsidiaries, to any person (other than Parent, Merger Sub or their respective directors, officers, employees, Affiliates or Representatives) in furtherance of or in response to a Company Acquisition Proposal or any inquiries regarding a Company Acquisition Proposal;
(iii) engage or participate in or otherwise knowingly facilitate any discussions or negotiations with any person (other than Parent, Merger Sub or their respective directors, officers, employees, Affiliates or Representatives) regarding a Company Acquisition Proposal;
(iv) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;
(v) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or duly execute any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that (A) constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, except for an Acceptable Confidentiality Agreement or (B) requires the Company to abandon, terminate or fail to consummate the Merger;
(vi) unless the Company Board, or any committee thereof, concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would constitute a breach of its fiduciary duties under applicable Law, the Company Articles of Incorporation or the Company By-laws, amend or grant any waiver, release or modification under, or fail to enforce, any Takeover Law or any standstill or similar agreement with respect to any class of equity securities of the company or any of its Subsidiaries; or
(vii) resolve or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary contained in this Section 5.3, at any time prior to the date of receipt of the Company Shareholder Approval, the Company Board, directly or indirectly through any officer, employee or Representative, may (i) furnish non-public information regarding the Company or any of its Subsidiaries to, and afford access to the business, properties, books or records of the Company and any of its Subsidiaries to, any person and (ii) engage and participate in discussions and negotiations with any person, in each case in response to an unsolicited, written and bona fide Company Acquisition Proposal if (x) (1) the Company Board, or any committee thereof, prior to taking any such particular action, concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such unsolicited, written and bona fide Company Acquisition Proposal constitutes, or is reasonably likely to result in, a Company Superior Offer and (2) the failure to participate in such negotiations or discussions with the person making the Company Acquisition Proposal, or to furnish such information or data to the person making the Company Acquisition Proposal, would reasonably be likely to be inconsistent or deemed inconsistent with its fiduciary duties under applicable Law and (y) if (1) such Company Acquisition Proposal was received after the date of this Agreement and did not result from a breach of this Section 5.3, (2) the Company timely provides to Parent the notice required by Section 5.3(d) with respect to such Company Acquisition Proposal, and (3) the Company furnishes any non-public information provided to the person making the Company Acquisition Proposal only after execution of a confidentiality agreement between the Company and such person making the Company Acquisition Proposal, a copy of which shall be promptly provided to Parent, with provisions that are not less restrictive to such person than the provisions of the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”) (it being agreed that such Acceptable Confidentiality Agreement between the Company and such person (aa) shall permit such person to make any Company Acquisition Proposal to the Company Board and (bb) need not contain any “standstill” or similar provisions), and to the extent such non-public information has not been made available to Parent, the Company provides or makes available such non-public information to Parent substantially concurrent with the time that it is provided to such other person.
(c) Nothing in this Section 5.3 shall prohibit the Company, or the Company Board, directly or indirectly through any officer, employee or Representative, from (i) informing any person that the Company is party to this Agreement or informing such person of the restrictions that are set forth in Section 5.3, (ii) disclosing factual information regarding the business, financial condition or results of operations of the Company, including in the ordinary course of business with its partners, other members or other equityholders in any jointly owned Subsidiary of the Company with respect to such Subsidiary, (iii) disclosing the fact that a Company Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement or otherwise; provided that, in the case of this clause (iii), (x) the Company shall in good faith determine that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure would constitute a breach of the fiduciary duties of the Company Board under applicable Law and (y) the Company complies with the obligations set forth in the proviso in Section 5.3(g) or (iv) so long as the Company and its Representatives have otherwise complied with this Section 5.3, contacting any persons or group of persons who has made a Company Acquisition Proposal after the date of this Agreement solely to request the clarification of the terms and conditions thereof so as to determine whether the Company Acquisition Proposal is, or could reasonably be expected to result in, a Company Superior Offer. No such actions set forth in this Section 5.3(c) shall be a breach of this Section 5.3.
(d) The Company shall promptly, and in no event later than twenty-four (24) hours after its or any of its Representatives’ (acting on its behalf) receipt of any Company Acquisition Proposal or any inquiry or request for discussions or negotiations regarding a Company Acquisition Proposal or non-public information relating to the Company or any of its Subsidiaries regarding a Company Acquisition Proposal, advise Parent (orally and in writing) of such Company Acquisition Proposal, inquiry or request (including providing the identity of the person making or submitting such Company Acquisition Proposal, and, (i) if it is in writing, a copy of such Company Acquisition Proposal, inquiry or request and any related draft agreements and (ii) if oral, a reasonably detailed summary of the material terms thereof), in each case including any modifications to the material terms thereof. The Company shall keep Parent informed on a reasonably prompt basis with respect to any change to the material terms of any such Company Acquisition Proposal, including providing a copy of all documentation (including drafts) or material correspondence with respect thereof (and in no event later than twenty-four (24) hours following any such change, documentation or correspondence).
(e) Within one (1) business day following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, and employees to, use its and their reasonable best efforts to cause its and their Representatives acting on its and their behalf to, (i) immediately cease and terminate any discussions existing as of the date of this Agreement between the Company or any of its Subsidiaries or any of its and their respective officers, directors, employees or Representatives acting on its and their behalf and any person (other than Parent, Merger Sub or any of their respective officers, directors, employees or Representatives) that relate to any Company Acquisition Proposal and (ii) request the prompt return or destruction, to the extent permitted by any confidentiality agreement, of all non-public information or data previously furnished to any such person with respect to any Company Acquisition Proposal and promptly terminate all physical and electronic data room access previously granted to any such person with respect to any Company Acquisition Proposal.
(f) Except as otherwise provided in Section 5.3(g), Section 5.3(h) and Section 5.3(i), neither the Company Board nor any committee thereof may:
(i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to Parent, including by failing to include the Company Recommendation in the Proxy Statement;
(ii) approve, adopt, authorize, resolve or recommend, or propose to approve, adopt, authorize, resolve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract or any tender or exchange offer providing for, with respect to, or in connection with, any Company Acquisition Proposal (each, a “Company Acquisition Agreement”) (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(b));
(iii) fail to reaffirm the Company Recommendation within ten (10) business days of a written request therefor by Parent following the date on which any Company Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to the shareholders of the Company (it being understood and agreed that Parent shall only be entitled to make one (1) such request per Company Acquisition Proposal or material modification thereto); provided that if the Company Shareholder Meeting is scheduled to be held within ten (10) business days of such request, within five (5) business days after such request and, in any event, prior to the date of the Company Shareholder Meeting; or
(iv) fail to publicly announce, within ten (10) business days after a tender offer or exchange offer relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender offer or exchange offer and affirms the Company Recommendation (any action described in this Section 5.3(f), a “Company Change of Recommendation”).
(g) Notwithstanding anything in this Agreement to the contrary, with respect to a Company Acquisition Proposal, the Company Board may at any time prior to receipt of the Company Shareholder Approval, make a Company Change of Recommendation, if (and only if):
(i) (A) a written Company Acquisition Proposal that did not result from a breach of Section 5.3 is made by a third party after the entry hereof, and such Company Acquisition Proposal is not withdrawn, (B) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Acquisition Proposal constitutes a Company Superior Offer and (C) following consultation with outside legal counsel, the Company Board determines that the failure to make a Company Change of Recommendation would constitute a breach of its fiduciary duties under applicable Law, the Company Articles of Incorporation or the Company By-laws; and
(ii) (A) the Company provides Parent five (5) business days prior written notice of its intention to take such action, which notice shall include the information with respect to such Company Superior Offer that is specified in Section 5.3(b), (B) after providing such notice and prior to making such Company Change of Recommendation in connection with a Company Superior Offer, the Company shall negotiate in good faith with Parent during such five (5) business day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement, such that the Company Acquisition Proposal ceases to constitute a Company Superior Offer, and (C) the Company Board shall have considered in good faith any changes to the terms of this Agreement committed to in writing by Parent, and following such five (5) business days period, shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the Company Acquisition Proposal would continue to constitute a Company Superior Offer if such changes of this Agreement proposed in writing by Parent were to be given effect; provided that, in the event that the Company Acquisition Proposal is thereafter modified by the party making such Company Acquisition Proposal, the Company shall provide written notice of such modified Company Acquisition Proposal and shall again comply with this Section 5.3(g), except that the required five (5) business day period for notice, negotiation and consideration in clauses (A), (B) and (C) of this Section 5.3(g) shall be shortened to a three (3) business day period in each instance.
(h) Other than in connection with a Company Superior Offer (which shall be subject to Section 5.3(g) and shall not be subject to this Section 5.3(h)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Company Change of Recommendation in response to an Intervening Event to the extent that:
(i) the Company Board, or any committee thereof, determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to effect a Company Change of Recommendation in response to such Intervening Event would constitute, or is reasonably likely to result in, a breach of its fiduciary duties under applicable Law, the Company Articles of Incorporation or the Company By-laws, and
(ii) (A) the Company provides Parent five (5) business days prior written notice of its intention to take such action, which notice shall specify the reasons therefor, (B) after providing such notice and prior to making such Company Change of Recommendation, the Company shall negotiate in good faith with Parent during such five (5) business days’ period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as to obviate the need for the Company Board to make a Company Change of Recommendation pursuant to this Section 5.3(h), and (C) the Company Board, or any committee thereof, shall have considered in good faith any changes to the terms of this Agreement committed to in writing by Parent, and following such five (5) business day period, shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effect a Company Change of Recommendation in response to such Intervening Event would constitute, or is reasonably likely to result in, a breach of its fiduciary duties under applicable Law, the Company Articles of Incorporation, or the Company By-laws.
(i) Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to the shareholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act or from making any “stop-look-and-listen” letter or similar communication of the type contemplated by Rule 14d-9 under the Exchange Act or from making any disclosure to the Company’s shareholders required (after consultation with outside legal counsel) under Law; provided, however, that any such disclosure made following the public announcement of a Company Acquisition Proposal that relates to the approval, recommendation or declaration of advisability by the Company Board of this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Change of Recommendation unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board.
(j) Any violation of the restrictions set forth in this Section 5.3 by any Subsidiary of the Company, by the Company or any of its Subsidiaries’ respective directors, officers or employees or by its or their respective Representatives acting on its or their behalf, shall be a breach of this Section 5.3 by the Company.
Section 5.4 Preparation of the Proxy Statement and Delisting.
(a) Parent and the Company will promptly furnish to the other party such data and information relating to it, its respective Subsidiaries and the holders of its capital stock, as Parent or the Company, as applicable, may reasonably request for the purpose of including such data and information in the Proxy Statement, and, in each case, any amendments or supplements thereto.
(b) The Company shall promptly, and in no event later than thirty (30) days after the date hereof, prepare and file with the SEC a Proxy Statement in preliminary form with respect to the solicitation of proxies at the Company Shareholder Meeting for the adoption and approval of the Agreement at the Company Shareholder

Meeting, all in accordance with, and as required by, the Company Articles of Incorporation and the Company By-laws, as applicable, the LBCA and any applicable rules and regulations of the SEC or Nasdaq. The Company shall comply in all material respects with the notice requirements applicable to the Company in respect of the Company Shareholder Meeting pursuant to the LBCA, the Company Articles of Incorporation and the Company By-laws, as applicable. Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. The Company shall use its reasonable best efforts to mail the Proxy Statement to the shareholders of the Company as promptly as possible following the completion of the SEC review. The Company will advise Parent promptly after it receives any request by the SEC to amend the Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Parent and the Company shall jointly prepare promptly and Company shall file any response to such comments or requests, and the Company agrees to permit Parent (to the extent practicable), and its outside counsels, to participate in all meetings and conferences with the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will (A) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (B) include all comments reasonably and promptly proposed by Parent.
(c) Parent and the Company shall make all necessary filings, if any, with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.
(d) If at any time prior to the Effective Time, any event occurs with respect to Parent or the Company, or any change occurs with respect to information supplied by Parent or the Company for inclusion in the Proxy Statement, or any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company, which is required to be described or that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with respect to which such event occurs or which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, to the extent required by applicable Law, disseminated to the shareholders of the Company.
(e) Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting of Company Common Stock from Nasdaq and the deregistration of the same under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.5 Company Shareholder Meeting. The Company shall take all necessary action to duly call, give notice of, convene a Company Shareholder Meeting promptly after the date the SEC has informed the Company that it has no further comments to or has declined to review the Proxy Statement. Subject to Section 5.3(g) or Section 5.3(h) and unless there has been a Company Change of Recommendation, the Company shall, through the Company Board, give the Company Recommendation and shall include the Company Recommendation in the Proxy Statement, and the Company shall, subject to Section 5.3(g) or Section 5.3(h) and unless there has been a Company Change of Recommendation, use its reasonable best efforts to solicit sufficient proxies from the shareholders of the Company in favor of the adoption of this Agreement, the Merger and the Transactions and to take all other actions necessary or advisable to secure the Company Shareholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company may, after consultation with Parent, adjourn or postpone the Company Shareholder Meeting only: (a) to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to the shareholders of the Company; (b) if as of the time for which the Company Shareholder Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Shareholder Meeting; or (c) if additional time is required to solicit proxies in order to obtain the Company Shareholder Approval; provided, however, that (i) no single adjournment shall be for more than thirty (30) days unless otherwise required by applicable Law, and (ii) all such adjournments together shall not cause the date of the Company Shareholder Meeting to be held less than five (5) business days prior to the End Date.

Notwithstanding the foregoing, the Company may postpone or adjourn the Company Shareholder Meeting if (1) the Company is required to postpone or adjourn the Company Shareholder Meeting by applicable Law, (2) the Company Board or any authorized committee thereof shall have reasonably determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable Law to postpone or adjourn the Company Shareholder Meeting in order to give the shareholders of the Company sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance in all material respects with this Agreement), or (3) the Company Board has made a Company Change of Recommendation; provided that the Company shall be permitted to postpone or adjourn the Company Shareholder Meeting pursuant to the foregoing clause (2) on no more than three (3) occasions and no such adjournment or postponement shall delay the Company Shareholder Meeting by more than ten (10) business days from the prior-scheduled date on any single occasion or to a date on or after the fifth business day preceding the End Date. Except as required by applicable Law and unless there has been a Company Change of Recommendation, in no event shall the record date of the Company Shareholder Meeting be changed without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
Section 5.6 Employee Matters.
(a) Following the Effective Time and until the first anniversary of the Closing Date (or, if earlier, until the date of termination of employment of the relevant Current Employee), Parent shall, or shall cause one of its Subsidiaries to, provide the individuals who are employed by the Company or any of its Subsidiaries immediately before the Effective Time and who immediately following the Closing Date continue such employment (each, a “Current Employee”) with (i) annual base salary or wages (as applicable) that are no less favorable than the annual base salary or wages (as applicable) provided to such Current Employee immediately prior to the Effective Time, (ii) short-term target cash bonus or other short-term target cash incentive opportunities (other than any retention or transaction bonuses or incentives) that are no less favorable than the short-term target cash bonus or other short-term target cash incentive opportunities (as applicable) provided to such Current Employee immediately prior to the Effective Time, (iii) long-term incentive compensation opportunities that are no less favorable than the long-term incentive compensation opportunities provided to such Current Employee immediately prior to the Effective Time, (iv) severance benefits that are no less favorable than those set forth on Section 5.6(a)(iv) of the Company Disclosure Schedule and (v) employee benefits (other than any defined benefit pension, nonqualified deferred compensation, retention or transaction benefits, equity or equity-based compensation and post-termination or retiree health or welfare benefits), that are no less favorable in the aggregate than the employee benefits (subject to the same exclusions) provided to such Current Employees immediately prior to the Effective Time.
(b) For purposes of vesting of defined contribution plan retirement benefits, eligibility to participate and, solely for vacation and paid time off policies, severance plans and policies, and disability plans and policies, determining levels of benefits (but not, for the avoidance of doubt, for any purposes, including benefit accrual, under any defined benefit pension plan) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Current Employees after the Effective Time, each Current Employee shall be credited with such Current Employee’s years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent and for the same purpose as such Current Employee was entitled, before the Effective Time, to credit for such service under any analogous Company Benefit Plan in which such Current Employee participated immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or coverage with respect to the same period of service. In addition, and without limiting the generality of the foregoing, effective as of the Effective Time and thereafter, for the plan year in which the Closing occurs, Parent and its Subsidiaries shall, or shall cause the Surviving Corporation to: (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any corresponding group health plan of the Surviving Corporation, Parent or any of their respective Subsidiaries to be waived with respect to Current Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Current Employee under the corresponding Company Benefit Plan that is a group health plan in which such Current Employee participated immediately before the Effective Time, and (ii) fully credit each Current Employee with all deductible payments, co-insurance and other out-of-pocket expenses incurred by such Current Employee and such employee’s covered dependents under the corresponding group health benefit plans of the Company or its

Subsidiaries prior to the Closing for the purpose of determining the extent to which such Current Employee has satisfied the deductible, co-insurance, or maximum out-of-pocket requirements applicable to such Current Employee and such employee’s covered dependents for such plan year under any corresponding benefit plan of the Surviving Corporation, Parent or any of their respective Subsidiaries, as if such amounts had been paid in accordance with such plan.
(c) If requested by Parent in writing and delivered to the Company with at least fifteen (15) business days’ prior notice to the Closing Date, the Company and each of its Subsidiaries shall adopt resolutions and take all such corporate action as is necessary to terminate the Company’s Qualified Retirement Plan (collectively, the “Company 401(k) Plan”) effective no later than as of the day immediately prior to the Closing Date. The Company shall provide Parent with evidence that the Company 401(k) Plan has been properly terminated, and the form of such termination documents shall be subject to the reasonable approval of Parent.
(d) With respect to any Current Employees based outside of the United States, Parent’s obligations under this Section 5.6 shall be modified to the extent necessary to comply with applicable Laws of the foreign countries and political subdivisions thereof in which such Current Employees are based.
(e) Prior to the Closing, the Company shall provide any notice, and comply in all material respects, with any applicable information, consultation and bargaining obligations, and shall use reasonable best efforts to satisfy any applicable consent requirements owed to any labor union, works council, labor organization or employee representative, which is representing any employee of the Company and its Subsidiaries, or any applicable labor tribunal, in connection with the Transactions; provided that, this Section 5.6(e) shall not require the Company or any of its Subsidiaries to make any payment or provide any other consideration (including increased or accelerated payments) in order to secure the consent of any labor union labor union, works council, labor organization or employee representative (it being understood and agreed that any failure to obtain any consent under this Section 5.6(e) shall not, by itself, have any effect on, or be considered with respect to, whether the condition set forth in Section 6.3(b) has been satisfied).
(f) Nothing in this Section 5.6 shall limit the right of Parent, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Current Employee at any time, for any or no reason. Without limiting the generality of Section 8.13, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no current or former director, officer, employee, other service provider or independent contractor or any other person shall be a third-party beneficiary of this Agreement or have any rights or remedies under this Agreement, and nothing herein shall be construed as the establishment of, termination of or an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement (including any benefit plan of Parent or its Subsidiaries) for any purpose. Notwithstanding anything in this Agreement to the contrary, the terms and conditions of employment for any employees covered by a Labor Agreement shall be governed by the applicable Labor Agreement until the expiration, modification or termination of such Labor Agreement in accordance with its terms or applicable Law.
Section 5.7 Regulatory Approvals; Efforts.
(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use (and shall cause each of its controlled Affiliates to use) its reasonable best efforts to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable under applicable Laws to consummate and make effective the Merger and the other Transactions, including using reasonable best efforts to obtain all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from Governmental Entities and make all necessary registrations, notifications and filings and take other steps as may be necessary to obtain an action or nonaction, waiver, clearance, expiration or termination of applicable waiting periods, consent or approval from, or to avoid an action or proceeding by, any Governmental Entity, in each case as promptly as practicable, and obtain all necessary nonactions, consents, approvals or waivers from third parties other than any Governmental Entity, in each case as promptly as practicable. Parent shall pay all filing fees pursuant to the HSR Act in connection with the Transactions.
(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) business days after the date hereof (unless a later date is mutually agreed by the parties in writing), make their respective filings under the HSR Act, and (ii) as promptly as practicable, prepare and file all filings, requests, registrations and notices necessary under each other Regulatory Law with respect to the Merger and the other Transactions.
(c) Each of the Company, on the one hand, and Parent, on the other hand shall make available to the other party such information as the other party may reasonably request in order to make its HSR Act filing in connection with the Transactions. Each of the Company, on the one hand, and Parent, on the other hand shall, (i) respond to information or document requests by any relevant Governmental Entity in connection with the Transactions, including by providing any information requested by any such Governmental Entity, (ii) keep each other party apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications or correspondence between the Company or Parent, or any of their respective Affiliates, and any third party or any Governmental Entity (or members of their respective staffs) with respect to such Transactions, (iii) cooperate in all respects and consult with the other party in connection with obtaining all necessary actions or nonactions, waivers, clearances, expiration or termination of applicable waiting periods, consents and approvals, from Governmental Entities, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (iv) prior to transmitting any communications, advocacy, white papers, information responses or other submissions to any Governmental Entity (or members of their respective staffs) in connection with the Merger or the other Transactions, permit counsel for the other party a reasonable opportunity to review and provide comments thereon, and consider in good faith the views of the other party in connection therewith and (v) not, and cause its Affiliates not to, participate in any substantive meeting or discussion, either in person, by videoconference, or by telephone, with any Governmental Entity in connection with the Merger or the other Transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate, in each case subject to, confidentiality considerations agreed upon by the parties to be restricted to outside counsel only.
(d) In furtherance and not in limitation of the foregoing, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to satisfy the conditions to Closing set forth in Section 6.1, including (i) responding to and complying with, as promptly as practicable, any request for information or documentary material regarding the Merger or the other Transactions from any relevant Governmental Entity, (ii) using reasonable best efforts to take, or cause to be taken, all other actions and doing, or causing to be done, all other things necessary, proper and advisable to consummate and make effective the Transactions and (iii) using reasonable best efforts to assist and cooperate with the other party in doing all things necessary, proper or advisable to consummate and make effective the Transactions as soon as practicable, and in any event, prior to the End Date.
(e) Parent and its Affiliates agree to use their reasonable best efforts to resolve such objections, if any, that a Governmental Entity may assert under Regulatory Laws with respect to the Transactions, and to avoid or eliminate each and every impediment under Regulatory Laws that may be asserted by any Governmental Entity with respect to the Transactions, so as to enable the Closing to occur as promptly as practicable and in any event no later than the End Date. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall obligate Parent or its Affiliates, for purposes of resolving any objection that a Governmental Entity may assert under Regulatory Laws with respect to the Transactions, or avoiding or eliminating any impediment under Regulatory Laws that may be asserted by any Governmental Entity with respect to the Transactions, to propose, offer, negotiate, commit to, agree to or effect, by consent decree, hold separate order, or otherwise, (i) the sale, divestiture, license, transfer or other disposition of any businesses, assets, equity interests, product lines or properties of Parent, the Company or any of their respective Affiliates, (ii) the creation, termination, amendment, modification or divestment of any contracts, agreements, commercial arrangements, relationships, ventures, rights or obligations of Parent, the Company or any of their respective Affiliates, (iii) any restrictions, impairments, agreements or actions that would limit Parent’s, the Company’s or their respective Affiliates’ freedom of action with respect to, or their ability to own, manage, operate, conduct and retain, any of their businesses, assets, equity interests, product lines or properties or (iv) any other remedy, commitment, undertaking or condition of any kind.
(f) Subject to the requirements of this Section 5.7, and in a manner consistent with its obligations herein, Parent shall, upon reasonable consultation with the Company, control, lead and direct all actions, decision and strategy for, and make all final determinations as to the timing and appropriate course of action with respect to, (i) obtaining clearances, expirations or terminations of waiting periods, consents and approvals from Governmental Entities, and all other matters related to Regulatory Laws and related inquiries, negotiations and Actions, in connection with the Transactions, and (ii) responding to and defending any Action by or with any Governmental Entity in connection with the Transactions. Notwithstanding anything to the contrary in any other provision of this Agreement, Parent shall retain sole discretion in deciding whether to litigate, defend against, or otherwise contest any Action by any Governmental Entity relating to the Transactions pursuant to or under the antitrust laws of the United States. The Company shall, and shall cause its Affiliates to, use its reasonable best efforts to provide full and effective support of Parent in all material respects in all such inquiries, negotiations and Actions to the extent requested by Parent. Parent, the Company and their respective Affiliates shall not, without the prior written consent of the other party, (i) “pull-and-refile,” pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act or (ii) enter into any timing agreement or similar agreement with any Governmental Entity, or extend any waiting period under any Regulatory Law.
(g) Parent, Merger Sub and the Company shall not, and shall cause their Affiliates not to, acquire or agree to acquire equity or assets of, or other interests in, or merge or consolidate with (or agree to merge or consolidate with), any corporation, partnership, association or other business organization or person, or any business unit, division, subsidiary or other portion thereof, if such action would reasonably be expected to (i) materially increase the risk of a Governmental Entity or Law prohibiting, preventing, restricting, or otherwise making unlawful the consummation of the Transactions, (ii) materially delay the satisfaction of the conditions contained in Section 6.1 or (iii) otherwise prevent or materially delay the consummation of the Transactions.
Section 5.8 Takeover Statutes. If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of the Company, on the one hand and Parent and Merger Sub, on the other hand shall grant such approvals and use reasonable best efforts so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
Section 5.9 Public Announcements.
(a) Except with respect to a Company Change of Recommendation, from the date hereof and prior to the earlier of the Effective Time and the Termination Date, Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the Transactions, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan. Except with respect to a Company Change of Recommendation, unless otherwise required by applicable Law, neither the Company, on the one hand, nor any of Parent and Merger Sub, on the other hand, shall issue any press release or public statement with respect to the Merger without the other’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed). Except with respect to a Company Change of Recommendation, in the event any public disclosure is required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the disclosing party will endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto. Each of Parent and the Company may issue a press release, reasonably acceptable to the other party, announcing this Agreement.
(b) Notwithstanding anything in this Section 5.9 or otherwise in this Agreement to the contrary, each party shall be permitted to issue press releases or make public announcements or disclosure that is consistent with previous press releases, public disclosures or public statements made by any party in compliance with this Section 5.9.
Section 5.10 Indemnification and Insurance.
(a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former, directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective organizational documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time (the “Commitment Period”), the Surviving Corporation shall, and the

Parent shall cause the Surviving Corporation to, maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ organizational documents or any exculpation and indemnification obligations and any obligations for the advancement of expenses contained in any agreements of the Company or its Subsidiaries with any of their respective current or former directors, officers or employees, in each case as in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Corporation’s articles of incorporation and by-laws in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within the Commitment Period shall continue until the disposition of such Action or resolution of such claim.
(b) From and after the Effective Time, the Parent, Surviving Corporation and its Subsidiaries shall jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director and officer of the Company and its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking to the extent required by the Company Organizational Documents and applicable Law to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory, prosecutorial or investigative (an “Action”), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c) For a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain, and the Parent shall cause the Surviving Corporation to maintain, in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by the Company and its Subsidiaries with respect to matters existing or arising on or before the Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the Transactions); provided, however, that the Parent and the Surviving Corporation shall not be required to pay annual premiums in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date hereof in respect of the coverages (the “Maximum Amount”) required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, the Company may (but is not obligated to) obtain at or prior to the Effective Time a six (6) -year “tail” policy under the Company’s existing directors’ and officers’ insurance policy if and to the extent the same may be obtained for an amount that, in the aggregate, does not exceed the Maximum Amount.
(d) In the event the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other person such that it is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or its Subsidiaries, as the case may be, shall expressly assume the obligations of such party set forth in this Section 5.10. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.10 is not prior to, or in substitution for, any such claims under any such policies.

(e) The obligations of Parent and the Surviving Corporation under this Section 5.10 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.10 applies without the consent of such Indemnified Party. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.10 applies shall be third-party beneficiaries of this Section 5.10, and (ii) this Section 5.10 shall survive consummation of the Merger and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against Parent and the Surviving Corporation and their respective successors and assigns.
Section 5.11 Control of Operations. Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give the Company, on the one hand, and Parent and Merger Sub, on the other hand, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 5.12 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Shares (including derivative securities with respect to Parent Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.13 Transaction Litigation. Parent and Merger Sub, on one hand and the Company, on the other hand, shall promptly (and in any event, within two (2) business days) notify the other one in writing of any shareholder litigation or other litigation or proceedings brought or threatened in writing against it or its directors or executive officers or other representatives relating to this Agreement or the other Transactions (such litigation, “Transaction Litigation”) and shall keep the other parties informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other parties and their representatives such information relating to such litigation or proceedings as may be reasonably requested). The Company shall not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such litigation or proceeding commenced without the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned).
Section 5.14 Parent Voting. Parent shall, and shall cause its Affiliates to, at the Company Shareholder Meeting, and at every adjournment or postponement thereof, and in any action by written consent of shareholders of the Company, unless otherwise directed in writing by the Company, (i) appear (in person or by proxy) at each such meeting (including by means of remote communication) or otherwise cause all of the shares of Company Common Stock that Parent and its Affiliates are entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) cause all of the shares of Company Common Stock with respect to which the Parent and its Affiliates have voting rights to be voted, and shall duly execute and deliver any written consent of shareholders of the Company with respect to the shares of Company Common Stock with respect to which the Parent and its Affiliates have voting rights to be voted, in favor of: (x) the adoption of this Agreement and the approval of the Merger and Transactions and other matters related thereto to be voted on at the Company Shareholder Meeting; (y) any proposal to adjourn or postpone the Company Shareholder Meeting to a later date if there are not sufficient votes for approval; and (z) each of the other actions contemplated by this Agreement.
Section 5.15 Notice of Changes. Parent and the Company shall each promptly notify the other party of its actual knowledge of any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect or Company Material Adverse Effect, as applicable, on it; provided that any failure to give notice in accordance with the foregoing with respect to any a Parent Material Adverse Effect or Company Material Adverse Effect, as applicable, shall not be deemed to constitute a violation of this Section 5.15 or the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice; and provided, further, that the delivery of any notice pursuant to this Section 5.15 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.16 Pre-Closing Access and Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date (the “Executory Period”), Company shall permit such officers and agents of Parent to conduct physical and environmental inspections, independent appraisals, and such other tests (including, without limitation, usual and customary non-invasive tests which do not unduly interfere with Company’s operations of the Company Owned Real Property), examinations and studies of the Company Owned Real Property as Parent desires at all reasonable times. In this regard, Company hereby acknowledges and agrees that Parent may, through its authorized agents or representatives, conduct a Phase I environmental site assessment of the Company Owned Real Property (or any portion thereof) in accordance with the terms and conditions set forth in the Access Agreement, effective as of October 6, 2025, by and between the Company and the Parent, and obtain a survey and title insurance of the Company Owned Real Property. Company shall promptly provide Parent with copies of all documents and records (in Company’s possession or reasonable control) reasonably requested by Parent in connection with the Company Owned Real Property. Parent shall repair and restore the Company Owned Real Property to the substantially same condition that existed prior to any inspections conducted by Parent or its authorized agents or representatives pursuant to this Section 5.16. Further, Parent shall indemnify, defend, and hold harmless Company for any damage to the Company Owned Real Property occurring in connection with Parent or its authorized agents’ inspections pursuant to this Section 5.16. Parent’s indemnity obligations in this section shall expressly survive Closing or the earlier termination of this Agreement. Notwithstanding anything contained herein to the contrary, this indemnity shall not extend to claims or liabilities arising out of the mere discovery of any property condition (i.e., latent environmental contamination) not caused or exacerbated by Parent’s inspection activities.
Section 5.17 Company Cooperation with Parent Acquisition Financing. During the Executory Period, the Company shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to direct its respective commercially reasonable efforts and shall use its commercially reasonable efforts to cause its and their respective directors, officers, employees, accountants, consultants, legal counsel, financial advisors and other advisors and representatives, in each case at Parent’s sole expense, to use their commercially reasonable efforts to provide Parent and Merger Sub with all cooperation as is reasonably requested by Parent in writing in connection with the Parent Acquisition Financing; provided, that such requested cooperation does not materially and adversely interfere with operations of the Company and that any information requested by Parent is reasonably available to the Company. Without limiting the generality of the foregoing, such reasonable efforts shall, in any event, include the following, in each case upon reasonable prior written notice and scope, volume and number of which shall be reasonable as the case may be:
(a) providing customary assistance to Parent with the preparation of customary presentations, due diligence requests, information memoranda and other similar documents required in connection with the Parent Acquisition Financing; provided, that such required information from the Company shall not include, and Parent shall be responsible for, any post-closing or pro forma cost savings, synergies, capitalization, ownership, or other post-closing pro forma adjustments desired to be incorporated into any information used in connection with the Parent Acquisition Financing;
(b) furnishing Parent with customary business and other material information regarding the Company as may be reasonably requested by Parent; provided, that any information provided to Parent pursuant to this Section 5.17 shall be subject to the confidentiality provisions hereof; and
(c) assisting in the taking of all corporate and other actions necessary to permit the consummation of the Parent Acquisition Financing on the Closing Date.
Notwithstanding the foregoing, nothing in this Section 5.17 shall require the Company or its Subsidiaries or their respective representatives to take or permit the taking of any action that would: (1) require the Company, its Subsidiaries or any of their respective representatives who are officers or directors of the Company or a Subsidiary, as applicable, to: (A) pass resolutions or consents to approve or authorize the execution of the Parent Acquisition Financing, (B) enter into, execute, or deliver any certificate, document, instrument, or agreement, or (C) agree to any change or modification of any existing certificate, document, instrument, or agreement, in each of cases (A) through (C), that would be effective prior to the Closing Date; (2) reasonably be expected to result in any condition to the Closing set forth in Article VI to not be satisfied or otherwise cause any breach of this Agreement by the Company; (3) cause any director, officer, employee, or shareholder of the Company or any of its Subsidiaries to incur any personal liability in connection with the Parent Acquisition Financing; (4) conflict with or violate the Company Organizational Documents or any applicable Law; (5) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) prior to the Closing under, any Contract to which the Company is a party; (6) provide access to or disclose information that the Company reasonably determines would jeopardize any attorney-client privilege of the Company; (7) require the Company to be an issuer or other obligor with respect to the Parent Acquisition Financing prior to the Closing, or (8) require the Company’s external or internal counsel to deliver any legal opinions with respect to any Parent Acquisition Financing. All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its representatives pursuant to this Section 5.17 shall be kept strictly confidential.
Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable outside attorneys’ fees) incurred by the Company and any of its Subsidiaries in connection with its cooperation contemplated by this Section 5.17.
Without affecting Parent’s rights under this Agreement, Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees, agents, advisers, and representatives from and against any and all losses suffered or incurred by any of them in connection with the arrangement of the Parent Acquisition Financing, any action taken by them pursuant to this Section 5.17, and any information utilized in connection therewith; provided, however, that Parent shall not be required to indemnify and hold harmless the foregoing persons to the extent that such losses arise from or are related to information provided by the foregoing persons to Parent in writing specifically for use in the Parent Acquisition Financing that is materially misleading or that omitted to include information that was necessary to make the information provided not misleading in any material respect, in light of the circumstances under which it was made.
ARTICLE VI.

CONDITIONS TO THE MERGER
Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:
(a) The Company Shareholder Approval shall have been obtained.
(b) No Law shall have been entered, issued, enforced, promulgated, adopted or become effective, in each case, that temporarily, preliminarily or permanently enjoins, prohibits, prevents or makes illegal the consummation of the Transactions.
(c) All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated.
Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company, to the extent permitted under applicable Law) at or prior to the Effective Time of the following conditions:
(a) The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct both as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.
(b) Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by each of them prior to the Effective Time.
(c) Parent and Merger Sub shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent, to the extent permitted under applicable Law) at or prior to the Effective Time of the following conditions:
(a) The representations and warranties of the Company set forth in (i) Article III of this Agreement (other than in Section 3.2(a), Section 3.2(f), and Section 3.11(b)) shall be true and correct both as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except where such failures to be so true and correct (without regard to “materiality,” Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) Section 3.2(a) and Section 3.2(f) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, except for immaterial inaccuracies, and (iii) Section 3.11(b) shall be true and correct both as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.
(b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c) From the date of this Agreement through the Closing, there shall not have occurred a Company Material Adverse Effect.
(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.
Section 6.4 Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s Willful Breach of any material provision of this Agreement.
ARTICLE VII.

TERMINATION
Section 7.1 Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after Company Shareholder Approval has been obtained:
(a) by the mutual written consent of the Company and Parent;
(b) by either the Company or Parent, if the Merger shall not have been consummated on or prior to August 7, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;
(c) by either the Company or Parent, if an injunction or other Law shall have been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions and such injunction or other Law has become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party if such injunction was due to the failure of such party to perform any of its obligations under this Agreement;
(d) by either the Company or Parent, if the Company Shareholder Meeting (including any adjournments or postponements thereof) shall have concluded, at which a vote upon the adoption of this Agreement was taken and the Company Shareholder Approval was not obtained;
(e) by the Company, if Parent or Merger Sub shall have breached its representations or warranties or failed to perform its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, is not cured within thirty (30) days following written notice thereof to Parent or by its nature or timing cannot be cured during such period (or, in each case, such fewer days as remain prior to the End Date);
(f) by Parent, if the Company shall have breached its representations or warranties or failed to perform its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, is not cured within thirty (30) days following written notice thereof to the Company or by its nature or timing cannot be cured during such period (or, in each case, such fewer days as remain prior to the End Date);
(g) by Parent, at any time prior to receipt of the Company Shareholder Approval in the event of (i) a Company Change of Recommendation or (ii) a Willful Breach of the Company’s covenants or other agreements set forth in Section 5.3; and
(h) by the Company, in order to substantially concurrently enter into a Company Acquisition Agreement providing for a Company Superior Offer prior to the receipt of the Company Shareholder Approval, it being agreed that no such termination shall be effective unless (i) the Company has complied in all respects with its covenants or other agreements set forth in Section 5.3 and (ii) the Company shall have concurrently paid the Termination Fee to Parent in accordance with Section 7.3(c).
Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 5.2(b), this Section 7.2, Section 7.3 and Article VIII), and there shall be no other liability on the part of the Company or Parent to the other except (a) as provided in Section 7.3, (b) for liability arising out of or the result of, any (i) Fraud or (ii) Willful Breach of any covenant or agreement or Willful Breach of any representation or warranty in this Agreement occurring prior to termination and (c) as provided in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at Law or in equity.
Section 7.3 Termination Fee.
(a) If (i) prior to the Company Shareholder Meeting, a Company Acquisition Proposal is publicly disclosed after the date of this Agreement, (ii) this Agreement is terminated by the Company or Parent, as applicable, pursuant to Section 7.1(b) [End Date] (provided that the conditions set forth in Section 6.1(b) [No Law Enjoining] and Section 6.1(c) [Expiration of HSR Waiting Period] are satisfied at the time of such termination), Section 7.1(d) [No Company Shareholder Approval] or Section 7.1(f) [Company Breach of Representation or Failure to Perform Covenant], (iii) such Company Acquisition Proposal shall not have been withdrawn prior to such termination and (iv) within fifteen (15) months after any such termination described in clause (ii), the Company shall have consummated, or shall have entered into an agreement to consummate any Company Acquisition Transaction, which is subsequently consummated (whether before or after such fifteen (15)-month period), then the Company shall pay to Parent an amount equal to the Termination Fee, by wire transfer of same day federal funds to the account specified by Parent, within three (3) business days after the consummation of any such Company Acquisition Transaction.
(b) If this Agreement is terminated by Parent pursuant to Section 7.1(g) [Company Change of Recommendation or Willful Breach of Non-Solicit], then the Company shall pay to Parent, within three (3) business days after the date of termination, the Termination Fee, by wire transfer of same day federal funds to the account specified by Parent.
(c) If this Agreement is terminated by the Company pursuant to Section 7.1(h) [Company Superior Offer], then the Company shall pay to Parent, prior to or concurrently with the date of such termination, the Termination Fee, by wire transfer of same day federal funds to the account specified by Parent.
(d) Solely for purposes of this Section 7.3, “Company Acquisition Transaction” shall have the meaning ascribed thereto in Section 8.16(a)(viii), except that all references to fifteen percent (15%) shall be changed to fifty percent (50%).

(e) The payment of the Termination Fee to Parent pursuant to this Section 7.3 shall be the sole and exclusive monetary remedy available to Parent, Merger Sub or any of their Affiliates in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee is payable hereunder. Upon payment of the Termination Fee pursuant to this Section 7.3, Company or its shareholders shall not have any further liability with respect to this Agreement or the Transactions to Parent or its respective stockholders; provided that nothing herein shall release Company from any liability arising out of or resulting from (i) Fraud by it or its Subsidiaries or (ii) the Willful Breach by it or its Subsidiaries of a covenant or other agreement contained in this Agreement. The parties acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, and in no event shall Parent or Merger Sub on the one hand be entitled to specific performance to cause the Company to consummate the Transactions and payment of the Termination Fee to Parent. In addition, the parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions and are not a penalty, and that, without these agreements, neither party would enter into this Agreement. If the Company fails to pay promptly the amounts due pursuant to Section 7.3 other than due to a failure of Parent to provide the Company with wire instructions, the Company will also pay to Parent interest on that unpaid amount, accruing from its due date at an interest rate per annum equal to five (5) percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal and the reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees) in connection with any action taken to collect payment. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.
ARTICLE VIII.

MISCELLANEOUS
Section 8.1 No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for the second to last sentence of Section 7.3(e) and covenants and agreements which contemplate performance after the Effective Time or otherwise survive the Effective Time expressly by their terms.
Section 8.2 Expenses. Except as set forth in Section 5.7 and Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Transactions, this Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses.
Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to Agreement or any document to be signed in connection with this Agreement and the Transactions shall be deemed to include signatures transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 8.4 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise, except as otherwise provided in this Section 8.4) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to (i) the exercise of fiduciary duties by the members of the Company Board or officers of the Company and its Subsidiaries and (ii) whether appraisal rights or dissenters’ rights are available to the Company’s shareholders in connection with the Merger, in each case shall be subject to the laws of the State of Louisiana).
Section 8.5 Jurisdiction; Specific Enforcement.
(a) The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the Transactions in any court other than the aforesaid courts in accordance with the first sentence of this Section 8.5(b). Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.
Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when sent by email (if delivered without receipt of any “bounceback” or similar notice indicating failure of delivery); or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent or Merger Sub:

IES Holdings, Inc.
Attention: William Albright; Mary Newman; Michael Keasey; Yasin Khan
13131 Dairy Ashford Rd, Suite 500
Sugar Land, Texas 77478
Email: [***]

with copies to:

Norton Rose Fulbright US LLP
1550 Lamar Street, Suite 2000
Attention: Brian Fenske; Thomas Verity
Houston, Texas 77010
Email: [***]

To the Company:

Gulf Island Fabrication, Inc.
Attention: Richard Heo; Westley Stockton;
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77390
E-mail: [***]

with copies to:

Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
Attn: Curtis R. Hearn; Alexandra C. Layfield; Thomas D. Kimball
E-mail: [***]

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.
Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided that Parent may assign, or cause to be assigned any rights or obligations of Parent or Merger Sub under this Agreement to any wholly-owned Subsidiary of Parent without seeking the consent of any other person; as long as such assignment shall not reasonably be expected to have an adverse impact on the Company or shareholders of the Company or reasonably be expected to prevent or impair, interfere with, hinder or delay the consummation of, or Parent’s ability to consummate, the Merger or the other Transactions. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.
Section 8.9 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.10 Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.
Section 8.11 Disclosure Schedules. Each of the Company Disclosure Schedule and the Parent Disclosure Schedule (each, a “Disclosure Schedule” and collectively, the “Disclosure Schedules”) shall be arranged in separate parts corresponding to the numbered and lettered sections set forth in this Agreement. For purposes of this Agreement any disclosure set forth in any particular Section or subsection of a Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties, covenants, agreements or other provisions hereof of the respective party that are contained in the corresponding Section or subsection of this Agreement, and (b) any other representations, warranties, covenants, agreements or other provisions hereof of the respective party that are contained in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such representations, warranties, covenants, agreements and other provisions hereof, is reasonably apparent on its face. The headings contained in each Disclosure Schedule are for reference purposes only and will not affect in any way the meaning or interpretation of such Disclosure Schedule. Items disclosed in the Disclosure Schedules are not necessarily limited to the items that this Agreement requires to be reflected therein, and certain items disclosed in the Disclosure Schedules are included solely for informational purposes or to avoid misunderstanding. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules will not (a) be used as a basis for interpreting the terms “material,” “Company Material Adverse Effect,” “Parent Material Adverse Effect” or other similar terms in this Agreement, as applicable, or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the ordinary course of business, (c) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter or (d) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter. All references in the Disclosure Schedules are not intended to be admissible against any party to this Agreement by any person who is not a party to this Agreement or give rise to any claim or benefit to any person who is not a party to this Agreement. The disclosure of any allegation, threat, notice or other communication in the Disclosure Schedules shall not be deemed to include disclosure of the truth of the matter communicated. In addition, the disclosure of any matter in the Disclosure Schedules is not to be deemed an admission or indication that such matter actually constitutes noncompliance with, or any violation or breach of, applicable Law, any Contract or other topic to which such disclosure is applicable, or that any such noncompliance, violation or breach has actually occurred. In disclosing matters in the Disclosure Schedules, the relevant parties expressly do not waive any attorney-client privilege or protection afforded by the work-product doctrine with respect to such matters. The information contained in the Disclosure Schedules is confidential, proprietary information of the parties providing such information, and the other parties to this Agreement shall be obligated to maintain and protect such confidential information in accordance with this Agreement and the Confidentiality Agreement. The Company Disclosure Schedule and Parent Disclosure Schedule shall each be delivered as of the entry into this Agreement, and no amendments or modifications thereto shall be made without the written consent of Parent (in the case of an amendment or modification to the Company Disclosure Schedule) or the Company (in the case of an amendment or modification to the Parent Disclosure Schedule). Any purported update or modification to the Company Disclosure Schedule or the Parent Disclosure Schedule after the entry into this Agreement that is not so consented to shall be disregarded.
Section 8.12 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of Company Shareholder Approval, if any such amendment or waiver shall by applicable Law require further approval of the shareholders of the Company or the stockholders of Parent, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company or the stockholders of Parent, as applicable. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.13 No Third-Party Beneficiaries. Each of the parties agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the applicable parties hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except in each case, for Section 5.10 (of which the Indemnified Parties are express third party beneficiaries).
Section 8.14 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” The term “ordinary course of business” shall mean the ordinary course of business consistent with past practice. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Unless otherwise specified in this Agreement, all references in this Agreement to “dollars” or “$” shall mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. When calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to days shall refer to calendar days unless business days are specified. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it was drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.16 Definitions.
(a) As used in this Agreement:
(i) “Affiliate” means, with respect to a specified person, any other person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a person, the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise.
(ii) “Anti-Corruption Laws” means (A) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (B) the U.K. Bribery Act 2010, as amended; and (C) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any party to this Agreement is located or doing business.
(iii) “Benefit Plan” means any (A) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (B) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, including employer stock and incentive plans, (C) severance, change in control, employment, individual consulting, pension, retirement, profit sharing, retention or termination plan, program, agreement, policy or arrangement or (D) other compensation or benefit plan, program, agreement, policy, practice, contract or arrangement and whether or not subject to ERISA, including all bonus, cash or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, vision, or other health plans, disability, accident, life insurance, or vacation, paid time off, perquisite, fringe benefit, severance, change of control, retention, employment, separation, retirement, pension, or savings, plans, programs, policies, agreements or arrangements.
(iv) “business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York or Houston, Texas.
(v) “CARES Act” means Coronavirus Aid, Relief, and Economic Security Act, as amended.
(vi) “Code” means the Internal Revenue Code of 1986, as amended.

(vii) “Company Acquisition Proposal” means any bona fide offer or proposal, whether or not in writing, or any bona fide written indication of interest, received from or made public by a third party (other than an offer, proposal or indication of interest by Parent, Merger Sub or their respective Subsidiaries) relating to any Company Acquisition Transaction.
(viii) “Company Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) pursuant to which any person, other than Parent, Merger Sub or their respective Affiliates, (A) directly or indirectly acquires (whether in a single transaction or a series of related transactions, and whether through merger, tender offer, exchange offer, business combination, consolidation or otherwise) beneficial ownership, or the right to acquire beneficial ownership, of any business or assets of the Company or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the Company’s consolidated net revenues, net income, EBITDA or assets (based on their fair market value thereof), (B) directly or indirectly acquires or purchases fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the Company’s consolidated net revenues, net income, EBITDA or assets (based on their fair market value thereof), (C) commences a tender offer or exchange offer that, if consummated, would result in any person beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the Company’s consolidated net revenues, net income, EBITDA or assets (based on their fair market value thereof), or (D) directly or indirectly commences any merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the Company’s consolidated net revenues, net income, EBITDA or assets (based on their fair market value thereof).
(ix) “Company Benefit Plans” means all Benefit Plans sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former directors, officers, employees or other individual service providers of the Company or its Subsidiaries or their dependents, or under which the Company or any of its Subsidiaries has any liability (contingent or otherwise, but excluding any statutory plan, program, or arrangement that is required under applicable Law, other than the laws of the United States of America, and maintained by any Governmental Entity).
(x) “Company Excluded Stock” shall mean any shares of Company Common Stock held in treasury of the Company or held by Parent or Merger Sub, held by any controlled Affiliate of Parent or Merger Sub, or held by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub, in each case except for any such shares held on behalf of third parties who are not controlled Affiliates of the foregoing.
(xi) “Company Incentive Plan” means the Company’s Second Amended and Restated 2015 Stock Incentive Plan.
(xii) “Company Material Adverse Effect” means any event, change, effect, development or occurrence that has had, or would be reasonably expected to have, either individually or in the aggregate, a material adverse effect on the business, property, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or any event that creates a prohibition, material impediment, or material delay in the consummation of the Transactions by the Company, other than any event, change, effect, development, circumstance, condition or occurrence resulting from, relating to or arising out of (A) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions, (B) changes or proposed changes in laws, rules or regulations of general applicability to companies in the industries in which the Company and any of its Subsidiaries operate, the LBCA, the rules and regulations of the SEC, or interpretations thereof by courts or Governmental Entities, (C) any changes in GAAP or accounting standards or interpretations thereof, (D) any failure by the Company to meet any internal or external financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (D) shall not prevent or otherwise affect a determination that any event, change, effect, circumstance, condition, development or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect), (E) any changes in the share price or trading volume of the Company Common Stock or in the credit rating of the Company or any of its Subsidiaries (provided that the exception in this clause (E)

shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Company Material Adverse Effect), (F) any shutdown of a Governmental Entity, including any shutdown of the U.S. federal government, (G) changes generally affecting the United States or global economy, financial or securities markets, or political conditions, including any tariffs or trade wars, (H) geopolitical conditions, acts of war, sabotage, or terrorism, or military actions, or the escalation thereof, (I) any hurricane, tornado, flood, earthquake or other natural disasters, (J) weather conditions, epidemics, pandemics, disease outbreaks or other public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or other force majeure events, or (K) conditions generally affecting any of the industries in which the Company and its Subsidiaries operate; except, with respect to subclauses (B), (C) and (G) through (K), solely to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.
(xiii) “Company Permitted Lien” means any Lien (A) for Taxes not yet due and payable or being contested in good faith through appropriate Tax Proceedings, in each case, for which adequate accruals or reserves have been established in accordance with GAAP, (B) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP, (C) not created by the Company or its Subsidiaries that affect the underlying fee interest of a Company Leased Real Property and that do not impair the use or operation of the Company Leased Real Property to which they relate, (D) recorded servitudes, rights-of-way, declarations, covenants, restrictions, surface or subsurface leases, crossing rights and similar matters of record (including all amendments, modifications, and supplements thereto) granted in the ordinary course of business that do not and would not reasonably be expected to impair the value (beyond a de minimis extent), use or operation of the Company Real Property to which such matter relates, (E) the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which the Company or any of its Subsidiaries is a tenant, subtenant or occupant, provided that the same have been disclosed in accordance with the terms of Section 3.16, (F) defects, irregularities or imperfections of title, or encroachments that do not and would not reasonably be expected to materially impair the use or value (beyond a de minimis extent) of the Company Real Property to which any such matter relates, (G) any mineral or mineral rights leased, granted, or retained by current or prior owners of the Company Real Property, (H) servitudes and rights of way for roads, sidewalks and utility lines running through, over or across the Company Real Property, provided that such servitudes and rights of way for roads, sidewalks, and utility lines are not in conflict with the present use of the Company Real Property and no Company Real Property improvements impermissibly encroach upon the same, (I) any dispute as to the boundaries of any Company Real Property caused by the change in the location of any water body within or adjacent to the Company Real Property, and any adverse claim to all or part of the Company Real Property that is or was previously under water, (J) any rights of any Governmental Entity or the public with respect to any banks and water bottoms of any Company Real Property located within or adjacent to a navigable waterway, (K) that is a non-exclusive Intellectual Property license or (L) that is a gap or defect in chain of title for Intellectual Property that is evident from publicly-available records.
(xiv) “Company Real Property” means, collectively, the Company Owned Real Property and the Company Leased Real Property.
(xv) “Company Required Vote” means the approval of at least a majority of the votes entitled to be cast on the matter by holders of the outstanding shares of Company Common Stock.
(xvi) “Company RSU Award” means an outstanding award of restricted stock units granted under the Company Incentive Plan covering shares of Company Common Stock.
(xvii) “Company Superior Offer” means a bona fide written Company Acquisition Proposal for a Company Acquisition Transaction (with references in the definition thereof to “fifteen percent (15%)” being deemed to be replaced with references to “fifty percent (50%)”) on terms that the Company Board, or any committee thereof, determines, in good faith, after consultation with its outside legal counsel and its financial advisor, is (A) if accepted, reasonably likely to be consummated and (B) more favorable to the shareholders of the Company than the Transactions taking into account at the time of determination any proposal by Parent to amend or modify the terms of this Agreement committed to in writing and after taking into account all aspects of the Company Acquisition Proposal, including the form of consideration, the adequacy and conditionality of any financing, and the timing and likelihood of consummation.
(xviii) “Contract” means any agreement, contract, obligation, promise, understanding or undertaking (whether written or oral) that is legally binding.
(xix) “Environmental Law” means any Law (A) relating to human health and safety (to the extent relating to exposure to Hazardous Materials), pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource or environmental media), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, registration, production, treatment or disposal of) any Hazardous Materials, or (B) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage), or establishes legally binding standards of care, including recordkeeping, notification, disclosure, reporting, permitting, registration, license, and approval requirements, with respect to any of the foregoing, in each case as in effect as of or prior to the Closing Date, including, without limiting the generality of the foregoing, the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local laws and regulations implementing or governing matters similar to the foregoing federal laws, and all other foreign, federal, state or local environmental conservation or protection laws, all as amended from time to time from enactment or adoption.
(xx) “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.
(xxi) “ERISA Affiliate” means, with respect to any person, trade or business, any other person, trade or business (whether or not incorporated), that together with such first person, trade or business, is, or was at a relevant time, treated as a single employer or under common control, in either case, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
(xxii) “Fraud” means actual fraud as such term is defined by Delaware jurisprudence as of the date of this Agreement in the making of the representations and warranties expressly set forth in Article III or Article IV, but not constructive fraud, equitable fraud or negligent misrepresentation or omission.
(xxiii) “Governmental Entity” means any federal, tribal, state, local, foreign or multinational government, court of competent jurisdiction, governmental or quasi-governmental agency, commission or other authority, legislature, executive, or administrative or regulatory body, arbitration or mediation tribunal, or any instrumentality of any of the foregoing.
(xxiv) “Governmental Official” means: (A) any full- or part-time officer or employee of any Governmental Entity, whether elected or appointed; (B) any person acting in an official capacity or exercising a public function for or on behalf of any Governmental Entity; or (C) any political parties, political party officials, or candidates for political office.
(xxv) “Hazardous Materials” means (A) any petroleum or petroleum products, radioactive materials, radon, asbestos in any form or condition, lead-based paint, urea formaldehyde, and polychlorinated biphenyls; (B) materials, substances, wastes, chemicals, compounds, mixtures, products, coproducts or byproducts, impurities, biological agents, pollutants or contaminants that are defined, characterized as, regulated or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “special waste,” “toxic substances,” “pollutants,” “contaminants,” “toxic,” “dangerous,” “corrosive,” “flammable,”

“reactive,” “radioactive,” or words of similar regulatory meaning and effect under any applicable Environmental Law or (C) any other chemical, material or substance that is regulated or for which liability or legally binding standards of conduct are imposed under any Environmental Law due to its dangerous, deleterious or other properties.
(xxvi) “Intellectual Property” means all past, present, and future intellectual property rights throughout the world, including all: (A) patents and industrial property rights, (B) Trademarks, trade names, and similar rights, including the goodwill associated with the same, (C) copyrights and all other intellectual property rights in works of authorship, including exclusive exploitation rights, copyrights and moral rights, (D) mask works, designs, and database rights, (E) trade secrets and all other intellectual property rights in confidential or proprietary information (including intellectual property rights in know-how, technology, data, databases, formulas, algorithms, compositions, processes and techniques, formulae, research and development information, drawings, models, specifications, diagrams, research records, records of inventions, test information, financial, marketing and business data, pricing and cost information, business and marketing plans and proposals and customer and supplier lists, and any other materials that embody, contain or reflect any of the foregoing, anywhere in the world), (F) intellectual property rights in Software, (G) rights of publicity or proprietary rights pertaining to the name, image, and likeness of an individual, and (H) all rights in or relating to registrations, renewals, extensions, combinations, divisions, reissues of, and applications for the registration or issuance of any of the foregoing.
(xxvii) “Intervening Event” means any event, change, effect, circumstance, development or occurrence regarding the Company and its Subsidiaries that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable), to or by the Company Board, as the case may be, as of the date of this Agreement; provided, however, that such event, change, effect, development or occurrence shall not constitute an Intervening Event if such event, change, effect, circumstance, development or occurrence results from or arises out of (A) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions (including the impact thereof on the relationships, contractual or otherwise, with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Transactions), (B) any Company Acquisition Proposal, (C) any Company Acquisition Transaction or (D) any Company Superior Offer.
(xxviii) “IT Assets” means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are owned or leased by the Company and its Subsidiaries and used by them in connection with the operation of their business.
(xxix) “knowledge” means (A) with respect to Parent and its respective Subsidiaries, as the case may be, the actual knowledge, after reasonable investigation of their direct reports, of the individuals listed in Section 8.16(a)(xxix) of the Parent Disclosure Schedule and (B) with respect to the Company and its Subsidiaries, the actual knowledge, after reasonable investigation of their direct reports, of the individuals listed in Section 8.16(a)(xxix) of the Company Disclosure Schedule (a “Key Company Employee”).
(xxx) “Labor Agreement” means any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative governing the terms and conditions of employment of employees of the Company or any of its Subsidiaries.
(xxxi) “Lien” means any liens, claims, charges, mortgages, deeds of trust, encumbrances, covenants, conditions, restrictions, adverse rights, easements, pledges, security interests of any kind or nature, equities, options, hypothecations, rights of way, rights of first refusal, prior assignments, licenses, sublicenses, defects in title, encroachments, burdens, options or charges of any kind (whether contingent or absolute) or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.
(xxxii) “Merger Consideration” means the aggregate Per Share Merger Consideration payable hereunder with respect to all shares of Company Common Stock and Company RSU Awards, on the terms and subject to the conditions of this Agreement.

(xxxiii) “Parent Acquisition Financing” means a financing arrangement by Parent (or any direct or indirect Affiliate thereof) in connection with the Transactions upon the terms and subject to conditions acceptable to Parent in its sole discretion.
(xxxiv) “Parent Material Adverse Effect” means any event, change, effect, development or occurrence that, either individually or in the aggregate, is or would be reasonably likely to prevent or materially impair, interfere with, hinder or delay the consummation of, or Parent or Merger Sub’s ability to consummate, the Merger or the other Transactions.
(xxxv) “Parent Shares” means shares of the common stock of Parent, par value $0.01.
(xxxvi) “Per Share Merger Consideration” means $12.00, without interest.
(xxxvii) “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
(xxxviii) “Personal Information” means information, in any form, that identifies or relates to or is used to contact or locate a natural person or is “protected health information,” “personally identifiable information,” “personal information,” “personal data” or similar term under one or more applicable Data Privacy Obligations.
(xxxix) “PPP Lender” means Hancock Whitney Bank.
(xl) “PPP Loan” means the loan disbursed to the Company in connection with the “Paycheck Protection Program”, SBA Loan No.: 3781457104, in the original principal amount of $10,000,000, approved on April 12, 2020.
(xli) “Qualifying Termination” means a termination of employment (A) solely if such termination occurs after the date that is eighteen (18) months following the Closing Date, by the Surviving Corporation, Parent or any of their respective Subsidiaries due to a reduction in force or for the convenience of the Surviving Corporation, Parent or any of their respective Subsidiaries, in each case, other than due to the failure of the holder to perform or satisfy his or her responsibilities or duties, (B) due to the holder’s death or Disability (as defined in the Company Incentive Plan) or (C) solely if such termination occurs on or prior to the date that is eighteen (18) months following the Closing Date, (1) by the Surviving Corporation, Parent or any of their respective Subsidiaries other than for Cause (as defined in the Company Incentive Plan) or (2) by the applicable employee for Good Reason (as defined in the Company Incentive Plan). For clarity, a Qualifying Termination shall not include (1) a termination of employment for Cause (as defined in the Company Incentive Plan) or a (2) a resignation for Good Reason that occurs following the date that is eighteen (18) months following the Closing Date.
(xlii) “Regulatory Law” means the HSR Act, the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the Federal Trade Commission Act and all other Laws that are designed or intended to (A) prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening competition through merger or acquisition (including all antitrust, competition, merger control and trade regulation Laws) or (B) protect the national security or the national economy of any nation, or prohibit, restrict or regulate foreign investment.
(xliii) “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, migrating, or dumping into or through the indoor or outdoor environment (including soil, surface water, ground water, land surface, subsurface strata, ambient air, wildlife, plants or other natural resources).
(xliv) “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic).
(xlv) “Sanctioned Person” means (A) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any

Member State of the European Union, or the United Kingdom; (B) any person operating, organized, or resident in a Sanctioned Country; or (C) any person fifty (50)% or more owned or controlled by any such person or persons or acting for or on behalf of such person or persons.
(xlvi) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.
(xlvii) “SBA” means the U.S. Small Business Administration.
(xlviii) “Software” means all software, firmware, middleware, computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, and all computerized or electronic databases, and excluding non-exclusive, unmodified “off-the-shelf” software licensed to the Company for internal use purposes on generally standard terms or conditions involving consideration of less than $50,000, including purchase orders.
(xlix) “Subsidiary” means, with respect to any person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such person or persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.
(l) “Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations.
(li) “Tax” or “Taxes” means any and all U.S. federal, state, local, provincial or non-U.S. taxes, customs, duties, tariffs, fees, assessments and similar charges, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, abandoned or unclaimed property, severance, stamp, occupation, property, estimated or other tax governmental charge, assessment or deficiency, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection or with respect thereto.
(lii) “Tax Return” means any return, report, declaration, form, notice, election, estimate, claim for refund or information return (including any attachment, schedule, supplement and additional or supporting material and including any amendments thereof) filed or required to be filed with any Governmental Entity with respect to any Tax (in each case, whether in written, electronic or other form).
(liii) “Termination Fee” means $7,574,514.24.
(liv) “Trade Controls” means all applicable (A) trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the Export Administration Regulations (15 C.F.R. Parts 730-774) (“EAR”), including all controls, restrictions and requirements under the EAR related to Russia, Belarus, or the People’s Republic of China, the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (B) non-U.S. trade, export control, and import laws and regulations, including EU Regulation 2021/821 (as amended), the Export Control Order 2008, or any other applicable export control legislation or regulation imposed, administered, or enforced by any other country, except to the extent inconsistent with U.S. law.
(lv) “Trademarks” means trademarks, service marks, trade dress, logos, trade names, slogans, domain names, social media usernames and other indicia of commercial origin, and all goodwill associated therewith and symbolized thereby.
(lvi) “Transaction Expenses” means attorneys’ fees, accounting fees, the fees of Johnson Rice, and other costs, expenses or fees of Parent and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid, incurred or accrued through or on the Effective Time in connection with this Agreement and the Transactions, the Company Shareholder Meeting (including any postponements and adjournments thereof and the solicitation of proxies or votes thereat) and the other transactions contemplated thereby or incidental or related thereto.
(lvii) “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provisions or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
(lviii) “WARN Act” means the U.S. federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign Laws related to plant closings, relocations and mass layoffs.
(lix) “Willful Breach” means a material breach or failure to perform that is the consequence of a deliberate act or omission of the breaching party.
(b) Each of the following terms is defined in the section of this Agreement set forth opposite such term:
Index of Defined Terms

Acceptable Confidentiality Agreement	Section 5.3(b)
Action	Section 5.10(b)
Agreement	Preamble
Articles of Merger	Section 1.3
Balance Sheet Date	Section 3.6
Book-Entry Shares	Section 2.2
Certificate	Section 2.2
Closing	Section 1.2
Closing Date	Section 1.2
Commitment Period	Section 5.10(a)
Company	Preamble
Company 401(k) Plan	Section 5.6(c)
Company Acquisition Agreement	Section 5.3(f)(ii)
Company Articles of Incorporation	Section 1.5(a)
Company Board	Recitals
Company By-laws	Section 1.5(b)
Company Change of Recommendation	Section 5.3(f)(iv)
Company Common Stock	Recitals
Company Disclosure Schedule	Preamble to Article III
Company Leased Real Property	Section 3.16(c)
Company Material Contracts	Section 3.19(a)
Company Measurement Date	Section 3.2(a)
Company Organizational Documents	Section 1.5(b)
Company Owned IP	Section 3.15(a)
Company Owned Real Property	Section 3.16(b)
Company Permits	Section 3.7(b)

Company Real Property Leases	Section 3.16(c)
Company Recommendation	Section 3.3(a)
Company Registered IP	Section 3.15(a)
Company SEC Documents	Section 3.4(a)
Company Securities	Section 3.2(a)
Company Shareholder Approval	Section 3.3(a)
Company Shareholder Meeting	Section 3.3(a)
Company	Preamble
Confidentiality Agreement	Section 5.2(b)
Current Employee	Section 5.6(a)
Data Partners	Section 3.21
Data Privacy Obligations	Section 3.21
Disclosure Schedule	Section 8.11
Effective Time	Section 1.3
End Date	Section 7.1(b)
Environmental Permit	Section 3.9(b)
Exchange Act	Section 3.4(a)
Executory Period	Section 5.16
GAAP	Section 3.4(b)
Hired Person	Section 5.1(b)(x)
HSR Act	Section 3.3(b)
Indemnified Party	Section 5.10(b)
Johnson Rice	Section 3.18
Law or Laws	Section 3.7(a)
LBCA	Recitals
Lessor Required Consents	Section 3.16(e)
Letter of Transmittal	Section 2.4(b)(i)
Maximum Amount	Section 5.10(c)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Member	Recitals
Nasdaq	Section 3.3(b)
Non-U.S. Plan	Section 3.10(g)
Parent	Preamble
Parent Board	Recitals
Parent Disclosure Schedule	Preamble to Article IV
Parent SEC Documents	Preamble to Article IV
Paying Agent	Section 2.4(a)
Payment Fund	Section 2.4(a)
Proxy Statement	Section 3.3(b)
Remedies Exceptions	Section 3.3(a)
Representatives	Section 5.2(a)
Sarbanes-Oxley Act	Section 3.5
SEC	Section 3.4(a)
Securities Act	Section 2.6
Security Incidents	Section 3.21
Significant Customer	Section 3.20(a)
Significant Subsidiaries	Section 3.1(b)
Significant Supplier	Section 3.20(b)
Substitute Award	Section 2.5(a)
Surviving Corporation	Section 1.1

Tax Proceeding	Section 3.14(c)
Terminated Leases	Section 3.16(g)
Termination Date	Section 5.1(a)
Transaction Litigation	Section 5.13
Transactions	Recitals
Vested Substitute Award Payments	Section 2.5(a)
Vested Substitute Awards	Section 2.5(a)
Voting Agreement	Recitals
Warranty	Section 3.28
Withholding Agent	Section 2.7

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Chief Financial Officer

IES MERGER SUB, LLC

By:	Gulf Island Fabrication Holdings, LLC, its sole member

By:	IES OpCo Holdings, Inc., its sole member

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

GULF ISLAND FABRICATION, INC.

By:	/s/ Richard W. Heo
Name:	Richard W. Heo
Title:	President, Chief Executive Officer and Chairman of the Board

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Voting Agreement

[Exhibit A intentionally omitted; see Annex B to this proxy statement for a copy of the Voting Agreement]

EXHIBIT B

Form of Articles of Incorporation of Surviving Corporation
[See attached]

ARTICLES OF FOURTH AMENDMENT
AND RESTATEMENT OF THE
ARTICLES OF INCORPORATION
OF
[SURVIVING CORPORATION]
FIRST: The restatement set forth in Article FOURTH below (the “Fourth Amended and Restated Articles of Incorporation”) accurately copies the articles and amendments in effect at the date of this restatement without substantive change except as made by new amendments contained in this restatement, which amendments change the articles to read as set forth in Article FOURTH below.
SECOND: All amendments have been effected in conformity with law, and the amendments and restatement set forth in Article FOURTH below have been duly adopted by the corporation’s board of directors and shareholders in accordance with 12:1-1006 and 12:1-1007.
THIRD: These Articles of Fourth Amendment and Restatement of the Articles of Incorporation have been executed, acknowledged, and filed in the manner provided for articles of amendment in 12:1-1006 and for articles of restatement in 12:1-1007 and shall be effective when filed with the Louisiana Secretary of State as of the date and hour filed with such office.
FOURTH: The corporation’s Fourth Amended and Restated Articles of Incorporation shall read in their entirety as follows:
ARTICLE I
The name of the corporation is [Surviving Corporation] (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Louisiana is 3867 Plaza Tower Dr., Baton Rouge, LA 70816. The name of its registered agent at such address is C T Corporation System.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be formed under the Louisiana Business Corporation Act (the “LBCA”), as it now exists or may hereafter be amended and supplemented.
ARTICLE IV
The total number of shares of stock which the Corporation has authority to issue is [one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share].
ARTICLE V
The Corporation is to have perpetual existence.
ARTICLE VI
Unless and until otherwise provided in the bylaws of the Corporation (the “Bylaws”), all of the corporate powers of the Corporation shall be vested in and all the business and affairs of the Corporation shall be managed by the board of directors of the Corporation (the “Board of Directors”), which shall consist of one or more members (each, a “Director”), the number thereof to be determined from time to time by resolution of the Board of Directors.
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws, without any action on the part of the shareholders, but the shareholders may make additional Bylaws and may alter, amend or repeal any Bylaw whether adopted by them or otherwise. The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
Unless or until otherwise provided in the Bylaws, the Directors shall hold office until their successors have been duly elected and qualified, and the number, qualification, classification, terms of office, manner of election, time and places of meetings and powers and duties of the Board of Directors shall be as from time to time fixed by the Bylaws.

Any vacancy occurring on the Board of Directors shall be filled for the unexpired term by the remaining members of the Board of Directors though less than a quorum.
Each Director shall hold office until a successor is elected at the annual meeting of shareholders.
ARTICLE VII
Meetings of shareholders may be held within or without the State of Louisiana, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Louisiana at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.
ARTICLE VIII
A. Limitation of Liability. With respect to any cause of action arising on or before December 31, 2014, no director or officer of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) any breach of his duty of loyalty to the Corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful distributions of the Corporation’s assets to, or redemptions or repurchases of the Corporation’s shares from shareholders of the Corporation, under and to the extent provided in LBCA 92(D); or (4) any transaction from which he derived an improper personal benefit. With respect to any cause of action arising on or after January 1, 2015, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director or officer, except as otherwise provided by LBCA 1-832, as heretofore or hereafter amended. If, after the date hereof, the LBCA is amended to authorize further elimination or limitation of the personal liability of directors or officers, then the liability of a director or an officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the LBCA, as so amended.
B. Indemnification. Subject to such limitations as may be determined by the Board of Directors (provided that no change in such limitations may adversely affect any claim to indemnification that arises prior to such change), the Corporation shall indemnify each of its directors to the full extent from time to time permitted by law, and may so indemnify each of its officers, against any expenses or costs, including attorney’s fees, actually or reasonably incurred by him in connection with any threatened, pending or completed claim action, suit or proceeding, whether criminal, civil, administrative or investigative against such person or as to which he is involved solely as a witness or person required to give evidence.
C. Authorization of Further Actions. The Board of Directors may (1) cause the Corporation to enter into contracts with its directors and officers providing for the limitation of liability set forth in this Article to the fullest extent permitted by law and (2) adopt bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation’s direct and indirect subsidiaries) to the fullest extent permitted by law No repeal or amendment of any such bylaws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.
D. Subsidiaries. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.
E. Amendment. In addition to any other votes required by law or these Fourth Amended and Restated Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or these Fourth Amended and Restated Articles of Incorporation), the affirmative vote of the holders of at least 80% of the total number of shares that are entitled to vote shall be required to repeal this Article or to amend this Article so as to reduce the limitation of liability set forth herein or the rights to indemnification or the powers of the Board of Directors provided in this Article, and any amendment or repeal of this Article shall not adversely affect any indemnification or limitation of liability of a director or officer of the Corporation under this Article with respect to any action or inaction occurring prior to the time of such amendment or repeal.

ARTICLE IX
The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Fourth Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Louisiana, and all rights conferred upon shareholders herein are granted subject to this reservation.
ARTICLE X
No shareholder of the Corporation shall ever be held liable or responsible for the contracts or faults of the Corporation in any further sum than the unpaid balance of the shares for which he has subscribed, nor shall any mere informality in organization have the effect of rendering these Fourth Amended and Restated Articles of Incorporation null or of exposing shareholders to any liability other than as above provided.

IN WITNESS WHEREOF, these Articles of Fourth Amendment and Restatement of the Articles of Incorporation of [Surviving Corporation] have been executed and the foregoing is certified by the undersigned duly acknowledged representative of the Corporation.

[SURVIVING CORPORATION]

By:
Name:
Title:

On this   day of            2025, before me personally appeared           , to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed it as his free act and deed.

NOTARY PUBLIC
[PRINT]
Bar No./Notarial ID No.
My commission expires:

WRITTEN CONSENT TO APPOINTMENT
BY DESIGNATED REGISTERED AGENT
STATE OF
COUNTY OF
On this       day of         , 202 , before me, a Notary Public in and for the State and County aforesaid, personally came and appeared        , the           of C T Corporation System, who is to me known to be the person, and who, being duly sworn, acknowledged to me that it does hereby accept appointment as the Registered Agent of [Surviving Corporation], a Louisiana corporation.

Name:
Title:

Sworn to and subscribed before me on the day, month, and year first above set forth

NOTARY PUBLIC
[PRINT]
Bar No./Notarial ID No.
My commission expires:

EXHIBIT C

Form of Bylaws of Surviving Corporation
[See attached]

AMENDED AND RESTATED
BYLAWS
OF
[SURVIVING CORPORATION]
ARTICLE I
OFFICES AND RECORDS
Section 1.01 REGISTERED OFFICE. The registered office of the Corporation shall be located within the State of Louisiana as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered office by making the appropriate filing with the Louisiana Secretary of State.
Section 1.02 PRINCIPAL OFFICE. The principal office of the Corporation shall be at 13131 Dairy Ashford Rd, Suite 500, Sugar Land, Texas 77478 provided that the Board of Directors shall have the power to change the location of the principal office at any time.
Section 1.03 OTHER OFFICES. The Corporation may also have other offices at any places, within or without the State of Louisiana, as the Board of Directors may designate, as the business of the Corporation may require or as may be desirable.
Section 1.04 REGISTERED AGENT. The name and address of the Corporation’s registered agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may change the registered agent at any time by making the appropriate filing with the Louisiana Secretary of State.
Section 1.05 BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE II
SHAREHOLDERS
Section 2.01 PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at another place, either within or without the State of Louisiana, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication in accordance with Section 2.02 of these Bylaws, without designating a place for a physical assembly of shareholders.
Section 2.02 REMOTE COMMUNICATION. The Board of Directors may authorize shareholders to participate in a meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board of Directors.
At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:
(a) verify that each person participating as a shareholder or proxy holder remotely is a shareholder or proxy holder; and
(b) provide such shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.
Section 2.03 ANNUAL MEETING. An annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and stated in the notice of the meeting.
Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.04 SPECIAL MEETINGS. Special meetings of the shareholders may be called by:
(a) the President;
(b) the Board of Directors; or
(c) the holders of at least twenty-five percent (25%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the demand for that meeting.
Only business within the purpose or purposes described in the notice or executed waiver may be conducted at a special meeting of the shareholders.
Section 2.05 RECORD DATE FOR SHAREHOLDERS’ MEETINGS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be:
(a) on the date fixed by the Board of Directors in the notice of the meeting;
(b) at the close of business on the day before the first notice is delivered to shareholders, if no date is fixed by the Board of Directors; or
(c) the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.
A record date fixed under this Section 2.05 may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.
Section 2.06 NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice must be given. Such notice shall state:
(a) the time and date of the meeting;
(b) the place of the meeting, if any;
(c) the means of any remote communication, if authorized by the Board of Directors, by which shareholders may be considered present and may vote at the meeting; and
(d) the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Louisiana Business Corporation Act (the “BCA”).
Notice to each shareholder entitled to notice shall be given by or at the direction of the President, the Secretary, or the officer or person calling the meeting (x) in physical form by mail or personal delivery, or (y) by electronic transmission if consented to by the shareholder. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.
Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.
Section 2.07 SHAREHOLDERS’ LIST FOR MEETING. After fixing a record date for an annual or special meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. If the Board of Directors fixes a different record date under Section 2.05 of these Bylaws to determine the shareholders entitled to vote at the meeting, the Corporation shall also prepare an alphabetical list of the names of all its shareholders who are entitled to vote at the meeting. A shareholders’ list shall be arranged by voting group, and within each group by class or series of shares (if applicable) and show the address of and number of shares held by each shareholder.

Beginning two (2) business days after notice of the meeting is given and continuing through the meeting, the shareholders’ list for notice shall be available for inspection by any shareholder at (a) the Corporation’s principal office or (b) the place identified in the meeting notice in the county or city where the meeting will be held.
A shareholders’ list for voting shall also be available for inspection promptly after the record date for voting. If the meeting is to be held at a place, the Corporation shall make the list of shareholders entitled to vote available at the meeting for inspection by any shareholder, or the shareholder’s agent or attorney, at any time during the meeting or any adjournment.
Section 2.08 QUORUM OF SHAREHOLDERS. A quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.
Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.
Section 2.09 CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders, as it deems appropriate. At every meeting of the shareholders, the Chair of the Board, or in their absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in their absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.
Section 2.10 VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share.
If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.
Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
In each election of directors of the Corporation, shall have the right to multiply the number of votes to which such shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which such shareholder’s shares are a part, and such shareholder may cast the whole number of such votes for one candidate or such shareholder may distribute them among any two or more candidates.
Section 2.11 VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy or proxies appointed in writing by the shareholder or their attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including but not limited to an electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the appointment form. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, the Corporation may (a) request that the person provide evidence of this capacity acceptable to the Corporation or (b) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder.
Section 2.12 ADJOURNMENTS. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.
If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.
At the adjourned meeting at which there is a quorum, the Corporation may transact any business which might have been transacted at the original meeting.
Section 2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting if a consent or consents, in writing or signed electronically and setting forth the action so taken, shall have been signed by the holder or holders of all shares entitled to vote with respect to the action that is the subject of the consent.
Any action taken without a meeting shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite number of votes and bear the date of the signatures of such shareholders. Such written consent or consents shall be delivered to the Corporation for inclusion with the records of meetings within sixty (60) days of the earliest dated consent being delivered to the Corporation.
The Board of Directors may fix a record date to determine shareholders entitled to act by written consent without a meeting. If the Board of Directors does not fix a record date, the record date shall be:
(a) the first date that a shareholder delivers a signed written consent to the Corporation, if prior action by the Board of Directors is not required to take action without a meeting; or
(b) at the close of business on the date the Board of Directors adopts the resolution taking the required action, if prior action by the Board of Directors is required to take action.
ARTICLE III
DIRECTORS
Section 3.01 BOARD OF DIRECTORS. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, the Articles of Incorporation or these Bylaws.
Directors need not be residents of the State of Louisiana or shareholders of the Corporation.
Section 3.02 NUMBER OF DIRECTORS. The number of directors shall initially be one, provided that the number may be increased or decreased from time to time by resolution of the Board of Directors.
No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
Section 3.03 TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation, or removal.

Section 3.04 REMOVAL. Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
Section 3.05 RESIGNATION. A director may resign at any time by giving notice in the form of an executed resignation to the Board of Directors, its chairperson, or to the President or Secretary of the Corporation. A resignation is effective when the notice is delivered to the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date in accordance with Section 3.06 of these Bylaws, but the successor shall not take office until the effective date.
Section 3.06 VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by (a) election at an annual or special meeting of shareholders called for that purpose or (b) the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum.
Section 3.07 MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Louisiana as the directors may fix.
Special meetings of the Board of Directors may be called by (a) the President, (b) the chair of the Board of Directors, or (c) a majority of the Board of Directors.
Section 3.08 REMOTE COMMUNICATION. The Board of Directors may permit any or all directors to participate in any meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by remote communication is considered to be present in person at the meeting. The Board of Directors may also determine that any meeting of the Board of Directors or a committee of the board may be held solely by remote communication.
Section 3.09 NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than forty-eight (48) hours’ notice. Such notice shall state:
(a) the time and date of the meeting;
(b) the place of the meeting, if any; and
(c) the means of any remote communication by which directors may participate at the meeting.
Notice to each director shall be given (x) in physical form by mail or personal delivery, or (y) by electronic transmission if consented to by the director.
Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.
Section 3.10 QUORUM AND ACTION OF DIRECTORS. A majority of the directors as fixed in these Bylaws shall constitute a quorum for the transaction of business.
The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the vote of a greater number is required by the BCA, the Articles of Incorporation, or these Bylaws.
The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.11 COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors may provide, by resolution, a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.
Section 3.12 ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise provided in these Bylaws or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all of the committee members then appointed, consent to such action in writing. The written consents must be filed with the Secretary, included in the minutes of the proceedings of the Board of Directors, and kept as part of the Corporation’s permanent records.
Section 3.13 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the directors, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to:
(a) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors;
(b) approve or propose to shareholders action that the BCA requires to be approved by shareholders;
(c) fill vacancies on the Board of Directors or on any of its committees; or
(d) adopt, amend, or repeal bylaws.
The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
ARTICLE IV
OFFICERS
Section 4.01 POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers. Any two or more offices may be held simultaneously by the same person.
Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.02 REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of the majority of the Board of Directors at any regular or special meeting. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.
Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.01 of these Bylaws.
Section 4.03 POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V
INDEMNIFICATION
Section 5.01 PERMISSIBLE INDEMNIFICATION OF DIRECTORS. Except as otherwise provided in this Article V, the Corporation may, to the maximum extent and in the manner permitted by law, indemnify an individual against liability incurred in a proceeding because such individual is a director after a determination has been made that indemnification is permissible because the director (a) conducted himself or herself in good faith and (i) in the case of conduct in an official capacity, reasonably believed that his or her conduct was in the best interest of the Corporation, or (ii) in other cases, reasonably believed that the director’s conduct was at least not opposed to the best interest of the Corporation, or (iii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (b) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Articles of Incorporation for which liability has been eliminated in accordance with law (specifically, BCA 1-832). Any such determination shall be made by a Determining Body (as defined below), which shall be one of the following: (1) if there are two or more qualified directors (as defined in BCA 1-143(A)(2)), by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (2) by special legal counsel selected either in the manner prescribed in subclause (1) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate, or (3) by the shareholders, except that shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the determination. Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible except that if there are fewer than two qualified directors, or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled to select special legal counsel under the latter part of subclause (2). The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this Section 5.01.
Section 5.02 MANDATORY INDEMNIFICATION OF DIRECTORS. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the Corporation against expenses incurred by the director in connection with the proceeding.
Section 5.03 ADVANCE FOR EXPENSES. The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual was or is a member of the Board of Directors if the director delivers to the Corporation (a) a written affirmation of the director’s good faith belief that the relevant standard of conduct as set forth in Section 5.01 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under the law (specifically, BCA 1-832), and (b) a written undertaking of the director as required by law to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 5.02 and it is ultimately determined that the director has not met the relevant standard of conduct under Section 5.01. Authorizations for expense advancement under this Section 5.03 shall be made by (i) the Board of Directors in accordance with law (specifically, BCA 1-853(C)(1)) or (ii) the shareholders, except that shares owned or voted under the control of a director who at the time is not a qualified director may not be voted on the authorization
Section 5.04 COURT-ORDERED INDEMNIFICATION AND ADVANCE FOR EXPENSES. A director who is a party to a proceeding because he or she is a director may petition the court conducting the proceeding for indemnification or an advance for expenses or, if the indemnification or advance for expenses is beyond the scope of the proceeding or of the jurisdiction of the court or other forum for the proceeding, may petition another court of competent jurisdiction.
Section 5.05 INDEMNIFICATION PROCEDURE.
(a) Promptly upon becoming aware of the existence of any proceeding as to which he or she may be indemnified hereunder, a director (the “Indemnitee”) shall notify the President of the Corporation of the proceeding and whether he or she intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the President shall promptly advise the Board of Directors thereof and notify the Board of Directors that the establishment, in accordance with BCA 1-855, of a determining body (the “Determining Body”) with respect to the proceeding will be a matter presented at the next regularly scheduled meeting of the Board of Directors. Such a meeting is to be held within 90 calendar days of the date of the director’s request. If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of such request, the President shall cause a special meeting of the Board of Directors to be called within such period in accordance with these Bylaws. After the Determining Body has been established the President shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the proceeding known to him or her. No later than the 60th day (the “Determination Date”) after its receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether indemnification is permissible.
(b) During such 60-day period, Indemnitee shall promptly inform the Determining Body upon his or her becoming aware of any relevant facts not theretofore provided by him or her to the Determining Body, unless the Determining Body has obtained such facts by other means. The providing of such facts to the Determining Body shall not begin a new 60-day period.
(c) The Determining Body shall have no authority to revoke a determination that indemnification is permissible unless Indemnitee (i) submits fraudulent information to the Determining Body at any time during the 60 days prior to the Determination Date or (ii) fails to comply with the provisions of subsections (a) or (b) hereof, including without limitation Indemnitee’s obligation to submit information or documents relevant to the proceeding reasonably requested by the Determining Body prior to the Determination Date.
(d) In the case of any proceeding other than a proposed, threatened or pending criminal proceeding,
(i) if indemnification is permissible, in the good faith judgment of the Determining Body, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the proceeding, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the proceeding and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the proceeding, then Indemnitee shall be entitled to conduct his or her defense, with counsel of his or her choice; and provided further that Indemnitee shall in any event be entitled at his or her expense to employ counsel chosen by him or her to participate in the proceeding; and
(ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the proceeding. If the Corporation (A) proposes a settlement acceptable to the person bringing the proceeding, or (B) believes a settlement proposed by the person bringing the proceeding should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he or she shall execute such documents as shall be necessary to effect the settlement. If he or she does not agree he or she may proceed in the defense of the proceeding in any manner he or she chooses, but if he or she is not successful on the merits or otherwise, the Corporation’s obligation to indemnify him or her for any liability incurred following his or her disagreement shall be limited to the lesser of (1) the total liability incurred by him or her following his or her decision not to agree to such proposed settlement or (2) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his or her affairs, Indemnitee may refuse such settlement and proceed in the proceeding, if he or she so desires, at the Corporation’s expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.
(e) In the case of a proceeding involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the claim, and to make all decisions with respect thereto, with counsel of his or her choice; provided, however, that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.
(f) Any determination by the Corporation with respect to settlements of a proceeding shall be made by one of the following: (i) if there are two or more qualified directors, by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (ii) by special legal counsel selected either in the manner prescribed in subclause (i) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate.
(g) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Article V, and the Corporation and Indemnitee shall instruct its or his or her agents and employees to do likewise.
Section 5.06 EXPEDITED INDEMNIFICATION FOR EXCULPATED CLAIMS. A director or officer of the Corporation shall be deemed to have met the relevant standard of conduct set forth in BCA 1-851(A), and therefore entitled to automatic indemnification, upon a determination by special legal counsel pursuant to BCA 1-855(B)(2) that, with respect to the proceeding for which indemnification has been requested (or with respect to any claim, issue, or matter therein) the director or officer engaged in conduct for which liability has been eliminated under BCA 1-832.
Section 5.07 ENFORCEMENT.
(a) The rights provided by this Article V shall be enforceable by Indemnitee in any court of competent jurisdiction.
(b) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any expenses sought with respect to any claim.
Section 5.08 SAVING CLAUSE. If any provision of this Article V is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Article V, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Article V shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.
Section 5.09 NON-EXCLUSIVITY.
(a) The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization of shareholders or directors, agreement, or otherwise.
(b) It is the intent of the Corporation by this Article V to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Article V would provide for lesser indemnification.
Section 5.10 SUCCESSORS AND ASSIGNS. This Article V shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee’s heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.
Section 5.11 INDEMNIFICATION OF OFFICERS. The Corporation may indemnify and advance expenses to an individual who is a party to a proceeding because he or she was or is an officer of the Corporation or a subsidiary of the Corporation to the same extent as a director.
Section 5.12 INDEMNIFICATION OF OTHER PERSONS. The Corporation may indemnify any person not covered by Sections 5.01 through 5.09 to the extent provided in a resolution of the Board of Directors or a separate section of these Bylaws.
Section 5.13 INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the individual could be protected against the same liability under the law (specifically, BCA 1-832) and whether or not the Corporation would have power to indemnify or advance expenses to the individual against liability under this Article X.
Section 5.14 CERTAIN DEFINITIONS. For purposes of this Article V, the definitions set forth in BCA 1-143 and 1-850 shall apply.
ARTICLE VI
SHARE CERTIFICATES AND TRANSFER
Section 6.01 CERTIFICATES REPRESENTING SHARES. If issued, certificates representing shares of the Corporation shall include:
(a) the name of the Corporation and that the Corporation is organized under the laws of the State of Louisiana;
(b) the name of the person to whom the certificate is issued;
(c) the number and class of shares and the designation of the series, if any, which the certificate represents; and
(d) a conspicuous statement setting forth restrictions on the transfer of the shares, if any.
No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.
The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
Section 6.02 TRANSFER OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.
Section 6.03 REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Louisiana, or giving proxies with respect to those shares.
Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for treating that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.
Section 6.04 LOST OR REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued if the owner or the owner’s representative:
(a) files with the Secretary and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b) files with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and
(c) complies with such other reasonable requirements as the chair of the Board of Directors, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.
A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section 6.04 in connection with the replacement of lost, stolen, or destroyed certificates.
ARTICLE VII
DISTRIBUTIONS
Section 7.01 DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation and the BCA.
Section 7.02 RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than sixty (60) days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01 SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal, and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.
Section 8.02 CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers, or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.
Section 8.03 FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.
Section 8.04 CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the BCA shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.
Section 8.05 INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.06 EMERGENCY BYLAWS. In the event of an emergency, to the extent not limited or prohibited by law, the Articles of Incorporation or these Bylaws, the following provisions regarding the management of the Corporation shall take effect immediately. An “emergency,” for the purposes of this Section 8.06, exists if a quorum of the Board of Directors cannot readily participate in a meeting because of the occurrence of a catastrophic event.
In the event of an emergency, a meeting of the Board of Directors may be called following the attempt of not less than two-hour notice to each director. Said notice may be given by electronic transmission, including facsimile transmission, transmission to an electronic mail address provided by the director, or by telephone.
The Board of Directors shall approve and maintain a current list of officers or other persons to serve as directors to the extent necessary to provide a quorum at any meeting held and to take over the duties of any other officer who is rendered incapable of discharging their duties while these emergency bylaws are in effect.
When an emergency, as defined in this Section, arises, the chair of the Board, the President and the Secretary, without the approval of the Board of Directors, shall have the authority to temporarily change the Corporation’s principal office or designate several alternative principal offices, until such time as the Board of Directors can meet or until the termination of the emergency.
These emergency provisions take effect only in the event of an emergency as defined hereinabove and will no longer be effective after the emergency ends. Any and all provisions of these Bylaws that are consistent with these emergency provisions remain in effect during an emergency. Any or all actions of the Corporation taken in good faith in accordance with these provisions are binding upon this Corporation and may not be used to impose liability on a managerial official, employee, or agent of the Corporation.
ARTICLE IX
AMENDMENT OF BYLAWS
Section 9.01 SHAREHOLDERS. These Bylaws may be amended, repealed, or otherwise altered exclusively by the shareholders.

EXHIBIT D

Directors of Surviving Corporation
1.	Matthew J. Simmes
2.	Tracy A. McLauchlin

ANNEX B – VOTING AGREEMENT
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of November 7, 2025, by and among IES Holdings, Inc., a Delaware corporation (“Parent”), Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), and the shareholders of the Company listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).
WITNESSETH:
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IES Merger Sub, LLC, a Louisiana limited liability company and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;
WHEREAS, as of the date hereof, each Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of common stock, no par value per share, of the Company (the “Company Common Stock”) as set forth next to such Shareholder’s name on Schedule A hereto, being all of the shares of Company Common Stock owned of record or beneficially by such Shareholder as of the date hereof (with respect to such Shareholder, the “Owned Shares” and, the Owned Shares together with such Shareholder’s Additional Shares (as defined herein), such Shareholder’s “Covered Shares”);
WHEREAS, at a meeting duly called and held on or prior to the date of this Agreement, the Company Board has (a) determined that the Merger Agreement, including the Merger and the transactions contemplated thereby, including this Agreement, and all exhibits and schedules attached to the Merger Agreement (collectively, the “Transactions”), are in the best interests of the Company and its shareholders (excluding the holders of the Company Excluded Stock), (b) adopted, approved and confirmed in all respects the Merger Agreement and the consummation of the Transactions, including the Merger, (c) determined that it is advisable for the Company to execute and deliver the Merger Agreement, to perform its covenants and obligations under the Merger Agreement and to consummate the Merger upon the terms and conditions set forth in the Merger Agreement, and (d) determined that it is advisable to submit the Merger Agreement, the Merger and the Transactions to a vote of the holders of shares of Company Common Stock and resolved to recommend the shareholders of the Company approve and adopt the Merger Agreement; and
WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement with respect to such Shareholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Additional Shares” means, with respect to a Shareholder, any additional shares of Company Common Stock or other voting securities of the Company that such Shareholder may acquire record and/or beneficial ownership of after the date hereof, including any Company Common Stock acquired by the Shareholder pursuant to the vesting of any Company RSU Awards prior to the record date for the Company Shareholder Meeting. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares are changed or exchanged or which are received in such transaction.

“Adverse Amendment” means any amendment to the Merger Agreement, or any waiver of the Company’s or Shareholders’ rights under the Merger Agreement, in each case, that is effected or granted without the Shareholder’s prior written consent, that (i) reduces the Merger Consideration to be received by the Shareholders, (ii) changes the form of Merger Consideration payable to the Shareholders, or (iii) imposes additional liabilities or obligations of the Shareholders under the Merger Agreement or otherwise amends or modifies the Merger Agreement in a manner adverse in any material respect to the Shareholders.
“Expiration Time” means the earlier to occur of (a) the Effective Time; (b) a Company Change of Recommendation; (c) the date that an Adverse Amendment is effected; and (d) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof.
“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.
“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act and (c) with respect to Company RSU Awards, any Lien created by the terms of any applicable Company Benefit Plan or award agreement thereunder.
2. Agreement to Vote the Covered Shares.
2.1 Subject to Section 4, from the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s shareholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the Company’s shareholders in lieu of a meeting, each Shareholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of such Shareholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of such Shareholder’s Covered Shares):
(a) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;
(b) in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement; provided, however that no Shareholder shall be required to vote in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that is an Adverse Amendment;
(c) in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement (or any amendment thereto other than an Adverse Amendment) on the date on which such meeting is held, or if the Company or Parent proposes or requests such adjournment or proposal, in each case, in accordance with the Merger Agreement;
(d) against any Company Acquisition Proposal;
(e) against any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of Shareholder under this Agreement; and
(f) against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage or adversely affect the consummation of the Merger or inhibit the timely consummation of the Merger in any respect.
2.2 From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s shareholders (and at every adjournment or postponement or recess thereof), each Shareholder shall appear in person at such meeting or shall cause such Shareholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Shareholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Shareholder owns beneficially but not of record, such Shareholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such shareholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event the Shareholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other person to vote or provide consent with respect to, the Shareholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Shareholders under this Agreement. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Shareholder with respect to the Covered Shares. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
3. Waiver of Appraisal Rights and Certain Other Actions; No Solicitation.
3.1 To the fullest extent permitted by applicable Law, each Shareholder hereby irrevocably and unconditionally waives, and agrees not to assert, perfect or exercise any and all rights of appraisal or rights to dissent (if any) in connection with the Merger that such Shareholder may have by virtue of the ownership of the Covered Shares under the Louisiana Business Corporation Act.
3.2 Subject to Section 4, Shareholder shall not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement.
4. Fiduciary Duties. Each Shareholder is entering into this Agreement solely in its capacity as the record holder and/or beneficial owner of such Shareholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any Shareholder or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (in any such director’s capacity as such) or any such Shareholder, in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary duties to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken), including but not limited to any action contemplated by Section 3 hereof, by any such designee, beneficial owner or Shareholder taken (or omitted to be taken) by such person in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, shall be deemed to constitute a breach of this Agreement. Nothing in this Agreement shall preclude Shareholder or its Affiliates from making such filings as are required by the SEC or any other regulatory authority in connection with the entering into of this Agreement.
5. Representations and Warranties of the Shareholder. Each Shareholder hereby represents and warrants to the Company and to Parent that:
5.1 Due Authority. Such Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, such Shareholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of such Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5.2 Ownership of the Covered Shares. (a) Such Shareholder is, as of the date hereof, the beneficial and/or record owner of such Shareholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Shareholder has sole voting power and sole disposition power over all of such Shareholder’s Covered Shares and no person (other than such Shareholder and any person under common control with such Shareholder) has a right to acquire any of the Covered Shares held by such Shareholder except as disclosed on Schedule A. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Shareholder is a party relating to the pledge, disposition, or voting of any Covered Shares and there are no voting trusts or other agreements with respect to the Covered Shares. As of the date hereof, such Shareholder does not own, beneficially or of record, any shares of Company Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.
5.3 No Conflict: Consents.
(a) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to such Shareholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which such Shareholder is a party or by which such Shareholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Shareholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement.
(b) No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act or in compliance with any applicable requirements of any other Regulatory Laws, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act (including as required by Section 13(d) of the Exchange Act), filing with, any Governmental Entity or any other person, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the performance by such Shareholder of its obligations under this Agreement.
5.4 Absence of Litigation. As of the date hereof, there is no legal action, suit, investigation or proceeding (whether judicial, arbitral, administrative or otherwise) pending against, or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that would reasonably be expected to prevent, materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement.
6. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder that Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the performance of Parent’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement. This Agreement has been duly and validly executed and delivered by Parent, and this Agreement constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.
7. Miscellaneous.
7.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

7.2 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
7.3 Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such expenses.
7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when sent by email (if delivered without receipt of any “bounceback” or similar notice indicating failure of delivery); or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent:

IES Holdings, Inc.
Attention: William Albright; Mary Newman; Michael Keasey; Yasin Khan
13131 Dairy Ashford Rd, Suite 500
Sugar Land, Texas 77478
Email: [***]

with copies to:

Norton Rose Fulbright US LLP
1550 Lamar Street, Suite 2000
Attention: Brian Fenske; Thomas Verity
Houston, Texas 77010
Email: [***]

To the Company:

Gulf Island Fabrication, Inc.
Attention: Richard Heo; Westley Stockton;
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77390
E-mail: [***]

To the applicable Shareholder(s):

at the address(es) listed on the signature pages hereto

with copies to:

Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
Attn: Curtis R. Hearn; Alexandra C. Layfield; Thomas D. Kimball
E-mail: [***]

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.
7.5 Governing Law and Venue; Specific Enforcement.
(a) The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(b) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to (i) the exercise of fiduciary duties by members of the Company Board or officers of the Company and its Subsidiaries and (ii) whether appraisal rights or dissenters’ rights are available to the Shareholders in connection with the Merger, in each case shall be subject to the laws of the State of Louisiana).
(c) Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement in any court other than the aforesaid courts in accordance with the first sentence of this Section 7.5(c). Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 7.4; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.
7.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.7 Documentation and Information. Each Shareholder consents to and authorizes the publication and disclosure by the Company or Parent, as applicable, of such Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Shareholder acknowledges that each of Parent and the Company, in their sole discretion, may file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Shareholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.
7.8 Further Assurances. Each Shareholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
7.9 Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
7.10 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement. This Agreement is not intended to grant standing to any person other than the parties hereto.
7.11 Reliance. Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.
7.12 Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits, Attachments and Schedules are to Articles, Sections, Exhibits, Attachments and Schedules of this Agreement, as applicable, unless otherwise specified. All Exhibits, Attachments and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Attachment or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.
7.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
7.14 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
7.15 Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to Agreement or any document to be signed in connection with this Agreement and the Transactions shall be deemed to include signatures transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.16 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 7.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or otherwise survive the Effective Time expressly by their terms.
7.17 No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.
7.18 No Third-Party Beneficiaries. Each of the parties agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the applicable parties hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
7.19 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 7 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Shareholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by such Shareholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.
7.20 No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board and the Parent Board have approved, for purposes of any applicable takeover Laws, Section 13(d) of the Exchange Act and any applicable provision of the certification of incorporation or bylaws of the Company, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby, including the Merger, and following such approval, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Chief Financial Officer

COMPANY:

GULF ISLAND FABRICATION, INC.

By:	/s/ Richard W. Heo
Name:	Richard W. Heo
Title:	President, Chief Executive Officer and Chairman of the Board

SHAREHOLDERS:

RICHARD W. HEO

/s/ Richard W. Heo

Notice Information:
[***]

[Signature Page to Voting Agreement]

ROBERT M. AVERICK

/s/ Robert M. Averick

Notice Information:
[***]

PITON CAPITAL PARTNERS LLC

By: Piton Capital Management LLC, its managing member

By: Kokino LLC, its managing member

By:	/s/ Brian Olson
Name:	Brian Olson
Title:	Authorized Person

Notice Information:
[***]

[Signature Page to Voting Agreement]

MICHAEL J. KEEFFE

/s/ Michael J. Keeffe

Notice Information:
[***]

JAY R. TROGER

/s/ Jay R. Troger

Notice Information:
[***]

WESTLEY S. STOCKTON

/s/ Westley S. Stockton

Notice Information:
[***]

JAMES L. MORVANT

/s/ James L. Morvant

Notice Information:
[***]

MATTHEW R. OUBRE

/s/ Matthew R. Oubre

Notice Information:
[***]

[Signature Page to Voting Agreement]

Schedule A

Shareholder	Shares of Company Common Stock
Richard W. Heo	924,010
Robert M. Averick*	1,849,206*
Michael J. Keeffe	42,401
Jay R. Troger	19,312
Westley S. Stockton	489,341
James L. Morvant	100,949
Matthew R. Oubre	45,170
Piton Capital Partners, LLC*	1,811,894*

*
Note: Robert Averick is a director of the Company and his beneficial ownership of Company Common Stock reflects his role as portfolio manager of Piton Capital Partners LLC, which is a role held through his employment with Kokino LLC. His beneficial ownership includes 1,811,894 shares held by Piton Capital Partners LLC and 31,333 shares held directly in his name. In accordance with the Agreement’s definition of “Owned Shares” (which includes restricted stock units regardless of whether they are exercisable within sixty (60) days), his beneficial ownership also includes 5,979 restricted stock units granted to him as an award, with each restricted stock unit being convertible into one share of Company Common Stock on April 1, 2026.

ANNEX C – OPINION OF JOHNSON RICE & COMPANY, L.L.C.

November 6, 2025
The Board of Directors
Gulf Island Fabrication, Inc.
2170 Buckthorne Place, Suite 420
The Woodlands, TX 77380
Members of the Board of Directors:
You have asked Johnson Rice & Company L.L.C. (“we,” “our,” “us,” or “JRCO”) to advise you with respect to the fairness, from a financial point of view, to the shareholders of Gulf Island Fabrication, Inc. (“GIFI” or the “Company”) (other than certain excluded holders as described below) of the Consideration (as defined below) to be received by such shareholders upon consummation of the merger (the “merger”) contemplated by the proposed Agreement and Plan of Merger (the, “Merger Agreement”) among IES Holdings, Inc., a Delaware corporation (“Parent”), IES Merger Sub, LLC, a Louisiana limited liability company and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and GIFI.
Pursuant to the Merger Agreement, Merger Sub will be merged with and into GIFI (the, “Transaction”) with GIFI surviving the merger as the surviving corporation, and the shares of GIFI Common Stock (as defined below) outstanding as of the effective time of the merger will be converted in to the right to receive $12.00 per share in cash (the “Consideration”). Each share of GIFI Common Stock (as defined below) held in treasury of the Company (if any) or held by Parent or Merger Sub, held by any controlled affiliate (as defined in the Merger Agreement) of Parent or Merger Sub, or held by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case except for any such shares held on behalf of third parties who are not controlled affiliates of the foregoing (the “Company Excluded Stock”) at the effective time of the merger shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no consideration shall be delivered in exchange therefor.
In arriving at our opinion, we have reviewed and analyzed, among other things:
•	Reviewed the executed, non-binding letter of intent dated as of October 2, 2025;
•
reviewed the draft merger agreement dated as of October 8, 2025, October 27, 2025, November 3, 2025 and the draft final version of the merger agreement dated as of November 6, 2025 (which is referred to throughout this opinion as the “Merger Agreement”);

•
reviewed the financial statements and other publicly available information concerning the Company, including a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 (10-Q information for the fiscal quarter ended September 30, 2025 was preliminary as the Company had not yet filed the document); the Company’s Annual Reports on Form 10-K for each of the years in the three-year period ended December 31, 2024; the Company’s Quarterly Reports on Form 10-Q for each of the fiscal quarters in the three-year period ended June 30, 2025; and the Company’s Current Reports on Form 8-K filed over the preceding two years;

•
reviewed certain other internal information, primarily financial in nature, which was provided to Johnson Rice by the Company, relating to the Company, including internal financial forecasts prepared by management of the Company;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, GIFI Common Stock;
•
reviewed certain publicly available information with respect to certain other companies that Johnson Rice believed to be comparable to the Company and the trading markets for certain of such companies’ securities;

•
reviewed certain publicly available information, or noted the lack thereof, concerning the estimates of the future operating and financial performance of the Company and the comparable companies prepared by industry experts unaffiliated with the Company;

•	reviewed certain publicly available information concerning the nature and terms of certain other transactions Johnson Rice considered relevant to its analysis;
•	met with certain officers and employees of the Company to discuss the foregoing and other matters that Johnson Rice believed relevant to its analysis;
•	considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that Johnson Rice deemed relevant.
In addition, we have also met with certain officers and employees of GIFI to discuss the foregoing, as well as other matters believed relevant to our analysis and have considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any of the foregoing information and have relied on it being complete and accurate in all material respects. With respect to the financial forecasts for GIFI, GIFI’s management has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of GIFI’s management as to the future financial and operating performance of GIFI. We have assumed that the final/execution versions of the Merger Agreement and the related Transaction documents will be substantially the same as the drafts of such documents that we have reviewed and that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions. We have also assumed that the representations and warranties made by GIFI, Parent and Merger Sub in the Merger Agreement and the related Transaction documents are and will be true and correct in all respects material to our analysis. We have assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Merger Agreement, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the receipt of the Consideration by the shareholders of GIFI. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessment of GIFI and the advice of its legal, tax and regulatory advisors with respect to such matters. We have not performed any tax analysis, nor have we been furnished with any such analysis. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of GIFI under any state or federal laws relating to bankruptcy, insolvency or similar matters.
In conducting its analysis and arriving at its opinion, Johnson Rice considered such financial and other factors as Johnson Rice deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business prospects of the Company; (iii) the historical and current market for GIFI Common Stock and the equity securities of certain other companies believed to be comparable to the Company; (iv) selected public peer comparable company trading analysis including the financial performance and trading multiples of publicly traded companies deemed comparable to the Company; (v) strategic peer comparable transaction analysis including the nature and terms of certain other transactions that we believe to be relevant, including premiums paid, if any, in such other acquisition transactions; (vi) relative trading analysis comparing relative stock performance of the Company compared to selected public peer companies, the S&P 500 index and the S&P Oil & Gas Equipment Index over the last year, (vii) comparable transaction premium analysis comparing the premium of selected comparable transactions over selected periods prior to announcement of the transaction, (viii) transaction premium to GIFI historical closing and average closing prices and (ix) discounted free cash flow analysis based on management forecast. We have also taken into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities’ valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on, and only on the information made available on, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We are an internationally recognized investment banking firm that specializes in the energy, infrastructure and industrial sectors and are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, equity capital markets transactions including private placements, public IPO’s and secondary offerings and debt capital markets transactions including public and private placements.
We are acting as financial advisor to GIFI in connection with the Transaction and will receive a fee for our services should the Transaction be consummated. We will receive a fee for rendering this opinion that is not contingent upon the Transaction closing. We will also be reimbursed for expenses incurred. GIFI has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the past, we have provided investment banking and financial advisory services to GIFI for which we received compensation. Specifically, Johnson Rice was engaged by GIFI in 2024 for work associated with unrelated advisory services and was paid a work fee of $20,000 in October 2024. We have never provided investment banking or financial advisory services to the Parent, Merger Sub or any of their affiliates. We may in the future provide financial advice and services to GIFI, Parent, Merger Sub and their respective affiliates for which we would expect to receive compensation.
In the ordinary course of our business, we actively trade equity securities for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in securities of GIFI and Parent.
This opinion is being provided to the GIFI Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. Our opinion does not address GIFI’s underlying business decision to pursue the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might exist for GIFI. Our opinion does not constitute a recommendation as to how any holder of GIFI Common Stock should vote on the merger or any matter relating thereto. In addition, we were not asked to address, and our opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of GIFI, other than holders of GIFI Common Stock (other than Company Excluded Stock). We expressed no opinion as to the price at which GIFI Common Stock will trade at any time. We do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the consideration to be received by holders of GIFI Common Stock. This opinion was authorized by the Fairness Committee of Johnson Rice & Company L.L.C. Except as otherwise expressly provided in our engagement letter with GIFI, our opinion may not be used or referred to by GIFI, or quoted or disclosed to any person in any manner, without our prior written consent.
Subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of shares of GIFI Common Stock (other than holders of Company Excluded Stock) as set forth in the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Johnson Rice & Company L.L.C.

SCAN TO
VIEW MATERIALS & VOTE

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80969-S25559 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GULF ISLAND FABRICATION, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Approval of the Agreement and Plan of Merger dated November 7, 2025, by and among IES Holdings, Inc., IES Merger Sub, LLC and the Company and the other transactions contemplated thereby (the "Merger Proposal").	☐	☐	☐
2. Approval, on a non-binding advisory basis, of certain compensation that will or may become payable to the Company's named executive officers in connection with the transactions contemplated by the Agreement and Plan of Merger.	☐	☐	☐
3. Approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V80970-S25559

GULF ISLAND FABRICATION, INC.
SPECIAL MEETING OF SHAREHOLDERS
JANUARY 13, 2026, 9:00 A.M. CENTRAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Richard W. Heo and Westley S. Stockton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GULF ISLAND FABRICATION, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 a.m., Central Time, on January 13, 2026, virtually at www.virtualshareholdermeeting.com/GIFI2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side.

Continued and to be signed on reverse side